EXHIBIT 4.1

SEQUOIA RESIDENTIAL FUNDING, INC.

Depositor

CITIMORTGAGE, INC.

Master Servicer

CITIBANK, N.A.

Securities Administrator

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

___________________________

POOLING AND SERVICING AGREEMENT

dated as of June 1, 2013

___________________________

SEQUOIA MORTGAGE TRUST 2013-8

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ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	Form of Custodial Agreement
Exhibit E-1	Form of Rule 144A Transfer Certificate
Exhibit E-2	Form of Purchaser’s Letter for Qualified Institutional Buyer
Exhibit F	Form of Purchaser’s Letter for Institutional Accredited Investor
Exhibit G	Form of ERISA Transfer Affidavit
Exhibit H-1	List of Purchase Agreements
Exhibit H-2	List of Servicing Agreements
Exhibit I	Additional Disclosure Notification
Exhibit J	Back-Up Certificate to Form 10-K Certificate
Exhibit K	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit L	Additional Form 10-D Disclosure
Exhibit M	Additional Form 10-K Disclosure
Exhibit N	Additional Form 8-K Disclosure
Exhibit O	Form of Certification for NRSROs and Depositor

Schedule A	Mortgage Loan Schedule

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This POOLING AND SERVICING AGREEMENT, dated as of June 1, 2013 (the “Agreement”), by and among SEQUOIA RESIDENTIAL FUNDING, INC., a Delaware corporation, as depositor (the “Depositor”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), CITIMORTGAGE, INC., a New York corporation, as master servicer (the “Master Servicer”), and Citibank, N.A., a national banking association, as securities administrator (the “Securities Administrator”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and related property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund.  On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor’s transfer to the Trust Fund of the Mortgage Loans, and the other property constituting the Trust Fund.  The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the related property constituting the Trust Fund.  All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement, each Purchase Agreement, each Servicing Agreement and in this Agreement and by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein, with respect to the Mortgage Loans and the other property constituting the Trust Fund, are for the benefit of the Holders from time to time of the Certificates.  The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee is hereby directed to elect that the Trust Fund be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively). Each Certificate, other than the Class R Certificate and the Class LT-R Certificate, is hereby designated as a regular interest in the Upper-Tier REMIC, as described herein. The Class R Certificate represents and is hereby designated as the sole class of residual interest in the Upper-Tier REMIC.

The Class LT-R Certificate evidences ownership of the sole class of residual interest in the Lower-Tier REMIC (the “LT-R Interest”). The Lower-Tier REMIC shall hold as its assets all property of the Trust Fund, other than the interests in any REMIC formed hereby. Each Lower-Tier Interest other than the LT-R Interest shall be uncertificated and is hereby designated as a regular interest in the Lower-Tier REMIC and the LT-R Interest is hereby designated as the sole Class of residual interest in the Lower-Tier REMIC.

The Upper-Tier REMIC shall hold as its assets all of the Lower-Tier Interests other than the LT-R Interest.

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The Lower-Tier REMIC Interests

The following table sets forth (or describes) the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier Interests:

Lower-Tier REMIC Interest Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
LT-A1	(1)	(2)	A-1, A-IO2
LT-A2	(1)	(2)	A-2, A-IO1, A-IO2
LT-A3	(1)	(2)	A-3, A-IO2
LT-B1	(1)	(2)	B-1
LT-B2	(1)	(2)	B-2
LT-B3	(1)	(2)	B-3
LT-B4	(1)	(2)	B-4
LT-B5	(1)	(2)	B-5
LT-R	(3)	(3)	N/A

(1)         The interest rate with respect to any Distribution Date (and the related Accrual Period) for this Lower-Tier Interest shall be an annual rate equal to the Net WAC Rate for such Distribution Date.

(2)         This interest shall have an initial class principal amount equal to the aggregate Initial Class Principal Amount of its Corresponding Class(es) of Certificates (excluding any interest-only certificates).

(3)         The LT-R Interest is the sole class of residual interest in the Lower-Tier REMIC and does not have a principal amount or bear interest.

On each Distribution Date, the Available Distribution Amount distributable as interest shall be deemed to have been distributed as interest with respect to the Lower-Tier Interests based on the interest rates described above. On each Distribution Date, Interest Shortfalls shall be allocated to each Lower-Tier Interest to the same extent that such Interest Shortfalls are allocated to the related Class of Upper-Tier Interests.

On each Distribution Date, the remaining Available Distribution Amount distributable with respect to principal shall be deemed to have been distributed to the Lower-Tier Interests as follows:

(i)          first, pro rata to the LT-A1 Lower-Tier Interest, LT-A2 Lower Tier Interest and LT-A3 Lower Tier Interest in accordance with their respective Class Principal Amounts but only until such Class Principal Amounts equal the Class Principal Amount of the Class A-1 Certificates (in the case of the LT-A1 Lower Tier Interest), the Class A-2 Certificates (in the case of the LT-A2 Lower-Tier Interest) and the Class A-3 Certificates (in the case of the LT-A3 Lower-Tier Interest) immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(ii)        second, to the LT-B1 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-1 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(iii)       third, to the LT-B2 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-2 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

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(iv)        fourth, to the LT-B3 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-3 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(v)         fifth, to the LT-B4 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-4 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02;

(vi)        sixth, to the LT-B5 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-5 Certificate immediately after taking account of the distributions to such Class of Certificates pursuant to Section 5.02; and

(ix)         finally, to the LT-R Interest, any remaining amounts.

The Certificates and the Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. The Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates represent regular interests in the Upper-Tier REMIC; the Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC; and the Class LT-R Certificate represents the sole class of residual interest in the Lower-Tier REMIC and does not represent an interest in the Upper Tier REMIC.

Class Designation	Certificate Interest Rate	Initial Class Principal Amount or Class Notional Amount		Minimum Denominations or Percentage Interest
Class A-1	(1)	$393,959,000		$100,000
Class A-2	(2)	$23,528,000		$100,000
Class A-3	(3)	$10,000,000		$100,000
Class A-IO1	(4)		(5)	$1,000,000
Class A-IO2	(6)		(7)	$1,000,000
Class B-1	Net WAC Rate	$9,663,000		$100,000
Class B-2	Net WAC Rate	$7,593,000		$100,000
Class B-3	Net WAC Rate	$6,902,000		$100,000
Class B-4	Net WAC Rate	$3,681,000		$100,000
Class B-5	Net WAC Rate	$4,832,464		$100,000
Class R	Net WAC Rate		(8)	100%

(1)	The Certificate Interest Rate of the Class A-1 Certificates will be an annual rate equal to the lesser of (a) 3.00% and (b) the Net WAC Rate for such Distribution Date .
(2)	The Certificate Interest Rate of the Class A-2 Certificates will be an annual rate equal to the lesser of (a) 2.25% and (b) the Net WAC Rate for such Distribution Date .
(3)	The Certificate Interest Rate of the Class A-3 Certificates will be an annual rate equal to the lesser of (a) 3.00% and (b) the Net WAC Rate for such Distribution Date .
(4)	The Certificate Interest Rate of the Class A-IO1 Certificates will be an annual rate equal to the lesser of (a) 0.75% and (b) the excess, if any, of the Net WAC Rate for such Distribution Date over 2.25%.
(5)	The Class A-IO1 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO1 Certificates is equal to the Class Principal Amount of the Class A-2 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO1 Certificates is $23,528,000.

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(6)	The Certificate Interest Rate of the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC Rate for such Distribution Date over 3.00%.
(7)	The Class A-IO2 Certificates are interest only Certificates and for any Distribution Date the Class Notional Amount of the Class A-IO2 Certificates is equal to the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates immediately before such Distribution Date. The initial Class Notional Amount of the Class A-IO2 Certificates is $427,487,000.
(8)	The Class R Certificate is the sole class of residual interest in the Upper-Tier REMIC and does not have a principal amount or bear interest. For the avoidance of doubt, amounts allocated to the Class LT-R Certificate pursuant to Sections 5.02(a)(xiii) and 5.02(d) shall be excluded from the Available Distribution Amount for the Upper-Tier REMIC.

As of the Cut-off Date, the Mortgage Loans had an Aggregate Stated Principal Balance of $460,158,464.20.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01         Definitions.  The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 6.21(b)(i) hereof.

Accepted Master Servicing Practices:  With respect to any Mortgage Loan, those mortgage master servicing practices of prudent mortgage master servicing institutions which master service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant:  A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accountant’s Attestation:  As defined in Section 6.24.

Accrual Period:  With respect to any Distribution Date and for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs.  Interest shall accrue on all Classes of Certificates and on all Lower-Tier Interests on the basis of a 360-day year consisting of twelve 30-day months.

Acknowledgements:  The Assignment of Representations and Warranties Agreements and the Assignment, Assumption and Recognition Agreements, each dated June 13, 2013, assigning rights under the Purchase Agreements and the Servicing Agreements, respectively, from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders, acknowledged by the Master Servicer, and providing certain rights to the Controlling Holder.

Additional Form 10-D Disclosure:  As defined in Section 6.21(a)(i).

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Additional Form 10-K Disclosure:  As defined in Section 6.21(b)(i).

Additional Servicer: Each affiliate of a Servicer that services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor or a Servicer, who services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans annually at the commencement of the calendar year prior to the year in which an Item 1123 Certificate is required to be delivered). For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

Advance:  The payments required to be made by the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator with respect to any Distribution Date pursuant to this Agreement or the Servicing Agreements, as applicable, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the Master Servicing Fee and the applicable Servicing Fee) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer, the applicable Servicer (other than Cenlar FSB) or the Servicing Administrator have determined would constitute Nonrecoverable Advances if advanced.

Adverse REMIC Event:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 Aggregate Expense Rate:  The sum of the Securities Administrator Fee Rate, the applicable Servicing Fee Rate and the Trustee Fee Rate.

Aggregate Stated Principal Balance:  As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans that were outstanding as of the most recent Due Date.

Aggregate Voting Interests:  The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement:  This Pooling and Servicing Agreement and all amendments and supplements hereto.

Applicable Credit Support Percentage:  As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of such Class and the aggregate of the Class Subordination Percentages of all other Classes (if any) of Subordinate Certificates having lower payment priorities than such Class.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be the lesser of:  (i) the value (or the Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinancing Mortgage Loan, such value (or the Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinancing Mortgage Loan at the time of origination of such Refinancing Mortgage Loan by a Qualified Appraiser.

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Appraiser Independence Requirements: The Appraiser Independence Requirements effective as of October 15, 2010, as amended and in effect from time to time.

Assessment of Compliance:  As defined in Section 6.23(a).

Authenticating Agent:  Any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter “Authenticating Agent” shall mean any such successor.  The initial Authenticating Agent shall be the Securities Administrator under this Agreement.

Authorized Officer:  Any Person who may execute an Officer’s Certificate on behalf of the Depositor or the Servicing Administrator, as applicable.

Available Distribution Amount:  With respect to any Distribution Date, the sum of the following amounts: (i) all scheduled payments of interest (net of the Servicing Fees, the Securities Administrator Fee and the Trustee Fee) and principal due during the related Due Period, together with any Advances in respect thereof; (ii) Insurance Proceeds received during the related Prepayment Period; (iii) Liquidation Proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances and Servicing Advances, if any); (iv) Subsequent Recoveries received during the related Prepayment Period; (v) all Principal Prepayments, together with any accrued interest thereon, identified as having been received on the Mortgage Loans during the related Prepayment Period, plus any amounts received from the Servicers (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of Prepayment Interest Shortfalls on such Mortgage Loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the Clean-up Call Price paid by the Master Servicer to purchase the Mortgage Loans and terminate the Trust Fund, if applicable; minus

(A) amounts applied to reimburse Advances and Servicing Advances previously made and other amounts as to which the Servicers (other than Cenlar FSB) and the Servicing Administrator are entitled to be reimbursed pursuant to the Servicing Agreements; (B) amounts applied to reimburse Advances and Servicing Advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to this Agreement; and (C) the sum of all related fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Securities Administrator Fee and amounts required to be paid by the Securities Administrator from the Securities Administrator Fee) payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement, subject to an aggregate maximum amount of $300,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter) to be paid to such parties collectively, in the order claims for payment of such amounts are received by the Securities Administrator; provided, however, that if a claim is presented for an amount that, when combined with the amount of prior claims paid during that year, would exceed $300,000, then only a portion of such claim will be paid that will make the total amount paid during that year equal to $300,000 and the excess remaining unpaid, together with any additional claims received during that year, will be deferred until the following anniversary year and if the total amount of such deferred claims exceeds $300,000 then payment in such following anniversary year (and each subsequent anniversary year as may be needed until such deferred claims are paid in full) shall be apportioned among the Master Servicer, the Securities Administrator, the Custodian and the Trustee, in proportion to the aggregate amount of deferred claims submitted by such entity as of the last day of the prior year; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually (per year from the Closing Date to the first anniversary of the Closing Date and each subsequent anniversary year thereafter).

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Back-Up Certificate:  As defined in Section 6.21(e).

Bankruptcy:  As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code:  The United States Bankruptcy Code, as amended.

Benefit Plan Opinion:  An Opinion of Counsel satisfactory to the Certificate Registrar, the Depositor and the Trustee to the effect that any proposed transfer will not (i) cause the assets of the Trust Fund to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor or the Trustee.

Book-Entry Certificates:  Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.”  As of the Closing Date, the following Classes of Certificates constitute Book-Entry Certificates:  Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3.

Book-Entry Termination:  As defined in Section 3.09(c).

Business Day:  Any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of California, Delaware, Texas or New York, (iii) a day on which banking institutions in the States of California, Delaware, Texas or New York are authorized or obligated by law or executive order to be closed or (iv) a day on which the New York Stock Exchange or the Federal Reserve Bank of New York is closed.

Certificate:  Any one of the certificates signed by the Trustee and authenticated by the Securities Administrator as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Interest Rate:  With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement to this Agreement.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

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Certificate Principal Amount:  With respect to any Certificate (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) and any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) the principal portion of all Realized Losses previously allocated to such Certificate; and (iii) any Certificate Writedown Amount previously allocated to such Certificate; provided, however, that on any Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has been applied will be increased sequentially, in order of seniority, by an amount equal to the lesser of (A) the principal portion of any Certificate Writedown Amount or Realized Loss amount previously allocated to that Certificate to the extent not previously recovered and (B) the principal portion of any Subsequent Recovery allocable to such Certificate after application (for this purpose) to more senior Classes of Certificates pursuant to this Agreement; and provided further that on any Distribution Date on which the Aggregate Stated Principal Balance of the Mortgage Loans exceeds the aggregate Certificate Principal Amount, such excess (including any excess attributable to the allocation of Principal Forbearance Amounts) will be allocated to increase the Certificate Principal Amount of any Certificate then outstanding to which a Certificate Writedown Amount or Realized Loss amount has previously been allocated, sequentially in order of seniority, up to the principal amount of such Certificate Writedown Amount or Realized Loss to the extent not previously recovered. The Interest-Only Certificates and the Class R and Class LT-R Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar:  The register maintained and the registrar appointed pursuant to Section 3.02.  The Securities Administrator will act as the initial Certificate Registrar.

Certificate Writedown Amount:  The amount by which the aggregate Certificate Principal Amount of all the Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the Aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

Certificateholder:  The meaning provided in the definition of “Holder.”

Certification:  As defined in the Custodial Agreement.

Civil Relief Act:  The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

Class:  Collectively, Certificates bearing the same class designation.  In the case of the Lower-Tier REMIC, the term “Class” refers to all Lower-Tier Interests having the same alphanumeric designation.

Class A Certificates:  Collectively, the Class A-1, Class A-2, Class A-3, Class A-IO1 and Class A-IO2 Certificates or individually, any one of such Class of Certificates, substantially in the form annexed as Exhibit A and evidencing ownership of regular interests in the Upper-Tier REMIC.

Class LT-R Certificate:  The Class LT-R Certificate executed by the Trustee and authenticated and delivered by the Authenticating Agent, substantially in the form annexed as Exhibit A and evidencing ownership of the LT-R Interest.

Class R Certificate:  The Class R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the sole residual interest in the Upper-Tier REMIC.

Class Notional Amount:  With respect to the Interest-Only Certificates, the applicable class notional amount calculated as provided in the Preliminary Statement to this Agreement.

Class Principal Amount: With respect to each Class of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates), the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination. With respect to any Lower-Tier Interest, the initial Class Principal Amount as shown or described in the table set forth in the Preliminary Statement to this Agreement for the Lower-Tier REMIC, as reduced by principal distributed with respect to such Lower-Tier Interest and Realized Losses or Certificate Writedown Amounts allocated to such Lower-Tier Interest at the date of determination.

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Class Subordination Percentage:  With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date by the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Interest-Only Certificates and the Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Clean-up Call:  The optional purchase of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund on any date on which the Aggregate Stated Principal Balance is less than 10% of the Aggregate Stated Principal Balance as of the Cut-off Date, in accordance with Section 7.01(d) of this Agreement.

Clean-up Call Price:  The price paid by the Master Servicer pursuant to Section 7.01(d) of this Agreement, which is equal to the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon, to, but not including, the first day of the month in which the Clean-up Call Price is to be distributed and (ii) the fair market value of any REO Property; provided, however, that such purchase price may be increased as is necessary, as determined by the Depositor, to avoid disqualification of any REMIC created under this Agreement as a REMIC.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant:  A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date:  June 13, 2013.

Code:  The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Commission:  U.S. Securities and Exchange Commission.

Controlling Holder:  At any time, the Holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates has been reduced to zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates has been reduced to zero, then no entity will have any rights under this Agreement as a Controlling Holder. Neither the Depositor nor the Seller shall be a Controlling Holder.

Cooperative Corporation:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

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Cooperative Shares:  Shares issued by a Cooperative Corporation.

Corporate Trust Office:  With respect to the Trustee, the corporate trust office of the Trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware, 19890, Attention: Corporate Trust – Sequoia Mortgage Trust 2013-8, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator or the principal corporate trust office of any successor Trustee.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention - Global Transaction Services, Sequoia Mortgage Trust 2013-8. With respect to the Securities Administrator, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – Sequoia Mortgage Trust 2013-8, telecopy no.: (212) 816-5527, or any other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor and the Trustee.

Corresponding Class of Certificates:  With respect to each Lower-Tier Interest, the Class or Classes of Certificates appearing opposite such Lower-Tier Interest, as described in the Preliminary Statement to this Agreement.

Credit File Certification: As defined in the Custodial Agreement.

Credit File Exception Report: As defined in the Custodial Agreement.

Credit Support Depletion Date: The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Current Interest:  With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount or Class Notional Amount, as applicable, of such Class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts prior to such Distribution Date.

Custodial Accounts:  Each Custodial Account (other than an Escrow Account) established and maintained by a Servicer pursuant to a Servicing Agreement with respect to the Mortgage Loans.

Custodial Agreement:  The Custodial Agreement, dated as of June 1, 2013, among the Depositor, the Seller, the Trustee, and Wells Fargo Bank, N.A., as Custodian, as amended from time to time.  A copy of the Custodial Agreement is attached hereto as Exhibit D.

Custodian:  A Person who is at any time appointed by the Trustee as a custodian of all or a portion of the Mortgage Documents, the Trustee Mortgage Files and the Trustee Credit Files and listed on the Mortgage Loan Schedule as the Custodian of such Mortgage Documents, Trustee Mortgage Files and Trustee Credit Files.  The initial Custodian is Wells Fargo Bank, N.A.

Cut-off Date:  June 1, 2013.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction in the Scheduled Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan:  The meaning specified in Section 2.04.

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Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate:  A Certificate of any Class issued in definitive, fully registered, certificated form, which shall initially be the Class B-4, Class B-5, Class LT-R and Class R Certificates.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with a Purchase Agreement or Servicing Agreement.

Delinquent:  Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received, based on the Mortgage Bankers Association method of calculating delinquency.

Demand: As defined in Section 4.04(a).

Depositor:  Sequoia Residential Funding, Inc., a Delaware corporation having its principal place of business in California, or its successors in interest.

Determination Date:  With respect to each Distribution Date, the 16th day of the month in which such Distribution Date occurs, or, if such 16th day is not a Business Day, the next succeeding Business Day; provided, however, that with respect to a Servicer and such Servicer's Advance obligations or the Servicing Administrator and the Servicing Administrator’s Advance obligations, the Determination Date is the date set forth in the applicable Servicing Agreement.

Disqualified Organization:  A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account:  The separate Eligible Account created and maintained by the Securities Administrator, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Date:  The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2013.

Distribution Date Statement:  As defined in Section 4.02.

Due Date:  With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the applicable Servicing Agreement, exclusive of any days of grace.

Due Period:  As to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs, and ending on the first day of the calendar month in which such Distribution Date occurs.

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Eligible Account:  Any account or accounts maintained with (a) a federal or state chartered depository institution or trust company the short-term and long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) are rated in the highest rating category of each Rating Agency with respect to short-term unsecured debt obligations and in one of the two highest rating categories of each Rating Agency with respect to long-term unsecured debt obligations at the time any amounts are held on deposit therein or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) with a long-term debt rating of at least "A3" by Moody’s and “A” by Fitch. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent.  If the rating of the short-term or long-term unsecured debt obligations of the depository institution or trust company that maintains the account or accounts is no longer compliant with the requirements set forth in the immediately preceding sentence, the funds on deposit therewith in connection with this transaction shall be transferred to an Eligible Account within 30 days of such downgrade.

Eligible Investments:  At any time, any one or more of the following obligations and securities:

(i)          direct obligations of, and obligations fully guaranteed by the United States of America which are backed by the full faith and credit of the United States of America;

(ii)         (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P) and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)        repurchase obligations with a term not to exceed thirty (30) days and with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)        securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)         commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated in the highest rating category by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, short-term obligations with a maturity of at least 60 days must be rated “A-1+” by S&P), in each case at the time of such investment; and

(vi)        any money market funds rated in one of the two highest rating categories by each Rating Agency for long-term unsecured debt with a maturity of more than one year or in the highest rating category by each Rating Agency with respect to short-term obligations (provided that, with respect to S&P, shares of a money market fund are rated “AAAm”), including any such fund managed or advised by the Trustee or any of its Affiliates;

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provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  The Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates that have not been the subject of an ERISA-Qualifying Underwriting, the Class B-4, Class B-5, Class R and Class LT-R Certificates and any Class A-1, Class A-2, Class A-3 or Class A-IO1 Certificate (or Class A-IO2, Class B-1, Class B-2 or Class B-3 Certificate that has been underwritten) that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

Escrow Account:  As defined in Section 1.01 of each Servicing Agreement.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 6.14.

Exception Report:  As defined in the Custodial Agreement.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fannie Mae:  Fannie Mae or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fitch:  Fitch Ratings, Inc., or any successor in interest.

Form 8-K Disclosure Information:  As defined in Section 6.21(c)(i).

Freddie Mac:  Freddie Mac, or any successor thereto.

Holder or Certificateholder:  The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Trustee, the Master Servicer, the Securities Administrator or a Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to take such action or effect such consent has been obtained, and, in determining whether the Trustee shall be protected in taking such action or in relying upon such consent, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.  The Trustee, the Certificate Registrar and the Securities Administrator may request and conclusively rely on certifications by the Master Servicer, the Securities Administrator or a Servicer in determining whether any Certificates are registered to an Affiliate of the Master Servicer, the Securities Administrator or a Servicer.

HUD:  The United States Department of Housing and Urban Development, or any successor thereto.

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Independent:  When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X.  When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Insurance Policy:  With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Distribution Amount:  For each Class of Certificates on any Distribution Date, the Current Interest for such Class as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Shortfalls, which shall be allocated to each Class on a pro rata basis based on the amount of Current Interest payable to each such Class.

Interest-Only Certificates:  The Class A-IO1 and Class A-IO2 Certificates.

Interest Shortfall:  As to any Class of Certificates and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such Class on all prior Distribution Dates exceeds (ii) amounts distributed in respect of interest to such Class on prior Distribution Dates.

Item 1123 Certificate:  As defined in Section 6.22.

KBRA:  Kroll Bond Rating Agency, Inc., or any successor in interest.

Latest Possible Maturity Date:  The Distribution Date occurring in June 2043.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) as to which, prior to the close of business on the Business Day immediately preceding the Due Date, the applicable Servicer has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds:  All cash amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other net proceeds received in connection with the disposition of an REO Property.

Loan-To-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

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Lower-Tier Interest:  Any one of the interests in the Lower-Tier REMIC as described in the Preliminary Statement to this Agreement.

Lower-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

LT-R Interest:  The residual interest in the Lower-Tier REMIC, as described in the Preliminary Statement to this Agreement.

Master Servicer:  CitiMortgage, Inc., a New York corporation , in its capacity as Master Servicer and any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicer Collection Account:  The separate Eligible Account created and maintained by the Master Servicer, on behalf of the Trustee, pursuant to Section 4.01.  Funds in the Master Servicer Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Master Servicer Compensating Interest Payment:  As to any Distribution Date and the Master Servicer, the lesser of (1) the Master Servicing Fee for such date and (2) the amount of any Servicer Compensating Interest Payment that a Servicer or the Servicing Administrator failed to remit on the Servicer Remittance Date).

Master Servicer Remittance Date: The Business Day prior to each Distribution Date.

Master Servicing Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Master Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Master Servicing Fee Rate:  0.0075% per annum.

Master Servicing Transfer Costs:  All reasonable costs and expenses incurred by the Trustee in connection with the appointment of a successor master servicer and the transfer of master servicing from a predecessor master servicer, including, without limitation, any reasonable costs or expenses associated with the identification and engagement of a successor master servicer, the documentation of the assumption of master servicing by the successor master servicer, the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or the successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or other successor master servicer to master service the Mortgage Loans properly and effectively.

Moody’s:  Moody’s Investors Service, Inc., or any successor in interest.

Mortgage:  A mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan:  A Mortgage and the related Mortgage Note or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Qualified Substitute Mortgage Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

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Mortgage Loan Purchase and Sale Agreement:  The mortgage loan purchase and sale agreement, dated as of June 13, 2013, between the Seller and the Depositor.

Mortgage Loan Schedule:  The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicers from time to time to reflect the addition of Qualified Substitute Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgaged Property:  The underlying property securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgage Rate:  As to any Mortgage Loan and any Distribution Date, the annual rate of interest borne by the related Mortgage Note as of the related Due Date, taking into account any Servicing Modification or other amendments to the Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicing Advances, related Servicing Fees, Trustee Fees and/or Securities Administrator Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Mortgage Rate:  With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Aggregate Expense Rate.

Net Prepayment Interest Shortfall:  With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for the related Due Period exceeds the amount of Master Servicer Compensating Interest Payment paid by the Master Servicer and Servicer Compensating Interest Payment paid by the applicable Servicer (other than Cenlar FSB) and/or the Servicing Administrator in respect of such shortfall for such Due Period.

Net WAC Rate:  With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Securities Administrator Fee and amounts required to be paid by the Securities Administrator from the Securities Administrator Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under this Agreement and the Custodian under the Custodial Agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by (b) twelve.

Non-Book-Entry Certificate:  Any Certificate other than a Book-Entry Certificate.

Non-permitted Foreign Holder:  As defined in Section 3.03(f).

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Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator (as certified in an Officer’s Certificate of the Master Servicer, a Servicer (other than Cenlar FSB) and/or the Servicing Administrator, as applicable), which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Non-Upper-Tier REMIC:  As defined in Section 10.01(d).

Non-U.S. Person:  Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Notional Amount or Certificate Notional Amount:  With respect to an Interest-Only Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

NRSRO:  Any nationally recognized statistical rating organization for purposes of Rule 17g-5 under the Exchange Act.

NRSRO Certification:  A certification in the form of Exhibit O hereto.

Officer’s Certificate:  (a) With respect to the Depositor, a certificate signed by two Authorized Officers of the Depositor, (b) with respect to the Master Servicer or the Securities Administrator, a certificate signed by a Responsible Officer, (c) with respect to a Servicer, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries of a Servicer, or any other duly authorized officers or agents of a Servicer and (d) with respect to the Servicing Administrator, a certificate signed by an Authorized Officer of the Servicing Administrator, and in each case delivered to the Trustee, the Securities Administrator or the Master Servicer, as required hereby.

Opinion of Counsel:  A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, the Securities Administrator or the Master Servicer, as required hereby, and who may be in-house or outside counsel to the Depositor, the Master Servicer, the Securities Administrator or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA or the taxation, or the federal income tax status, of each REMIC.

Original Applicable Credit Support Percentage:  With respect to each Class of Subordinate Certificates, the related Applicable Credit Support Percentage as of the Closing Date, which shall be equal to the corresponding approximate percentage set forth in the table below opposite its Class designation:

Class B-1	7.10%
Class B-2	5.00%
Class B-3	3.35%
Class B-4	1.85%
Class B-5	1.05%

Original Subordinate Class Principal Amount:  The aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates as of the Closing Date.

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Originator:  Each of 1st Security Bank of Washington, Academy Mortgage Corporation, Amegy Mortgage Company, L.L.C., American Pacific Mortgage Corporation, Banner Bank, Bay Equity, LLC, Benchmark Bank, Boston Private Bank & Trust Company, Capital Bank, N.A., Castle & Cooke Mortgage, LLC, Cherry Creek Mortgage Co., Inc., Cobalt Mortgage, Inc., Cole Taylor Bank, Colonial Savings, F.A., Cornerstone Home Lending, Inc., f/k/a/ Cornerstone Mortgage Company, DHI Mortgage Company, Ltd., Embrace Home Loans, Inc., Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, Fairway Independent Mortgage Corporation, Fidelity Bank dba Fidelity Bank Mortgage, First Choice Loan Services, Inc., First Heritage Mortgage, LLC, First National Bank of Omaha, First Republic Bank, FirstBank, Flagstar Capital Markets Corporation, Franklin American Mortgage Company, Fremont Bank, Fulton Bank, National Association, George Mason Mortgage, LLC, GuardHill Financial Corporation, Guild Mortgage Company, Heritage Bank of the South, Leader Bank, N.A., Megastar Financial Corporation, Michigan Mutual, Incorporated, Monarch Bank, Mortgage Master, Inc., Mutual of Omaha Bank, Paramount Equity Mortgage, Perl Mortgage, Incorporated, Plaza Home Mortgage, Incorporated, Potomac Mortgage Group, Inc., Primary Residential Mortgage, Inc., PrimeLending, a PlainsCapital Company, Prospect Mortgage, LLC, Provident Savings Bank, Renasant Bank, Residential Finance Corporation, RMR Financial, LLC, Sandy Spring Bank, SCBT, Shea Mortgage Inc., Shelter Mortgage Company, LLC, Simonich Corporation, dba BOC Mortgage, Sterling Savings Bank, Stifel Bank and Trust, Everett Financial, Inc. DBA Supreme Lending, Susquehanna Bank, The Lending Partners, LLC, Total Mortgage Services, LLC, Umpqua Bank, United Shore Financial Services, LLC, Universal American Mortgage Company, LLC, W.R. Starkey Mortgage, LLP, Mortgage Access Corp. DBA Weichert Financial Services, Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A. or WJ Bradley Mortgage Capital LLC, each as seller under the related Purchase Agreement, and any successor thereto.

Paying Agent:  Any paying agent appointed pursuant to Section 3.08.  The initial Paying Agent shall be the Securities Administrator under this Agreement.

Percentage Interest:  With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate.  With respect to any Certificate, other than an Interest-Only Certificate, if applicable, or the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class.  With respect to each of the Class R Certificates and the Class LT-R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%.  With respect to an Interest-Only Certificate, the Percentage Interest evidenced thereby shall equal its initial Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan:  An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include “plan assets” of such plan or arrangement under the Plan Asset Regulations by reason of their investment in the entity.

Plan Asset Regulations:  The U.S. Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Prepayment Interest Shortfall:  With respect to a Mortgage Loan and any Distribution Date, the amount by which interest paid by the related Mortgagor in connection with a Principal Prepayment on the Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of that Mortgage Loan as of the preceding Distribution Date.

Prepayment Period:  With respect to full Principal Prepayments on any Mortgage Loan serviced by Cenlar FSB and (i) each Distribution Date other than the first Distribution Date, the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs through the 14th day of the month in which the Distribution Date occurs and (ii) the first Distribution Date, the period commencing June 1, 2013 through July 14, 2013. With respect to each Mortgage Loan serviced by First Republic Bank and for partial Principal Prepayments on any Mortgage Loan serviced by Cenlar FSB and any Distribution Date, the calendar month preceding the month in which the Distribution Date occurs.

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Primary Mortgage Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Principal Distribution Amount:  With respect to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (before taking into account any Deficient Valuations or Debt Service Reductions) due on the related Due Date, whether or not received, (b) the principal portion of each Principal Prepayment made by a Mortgagor during the related Prepayment Period; (c) the principal portion of each other unscheduled collection, including any Subsequent Recoveries, Insurance Proceeds and Net Liquidation Proceeds (other than with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period) received during the related Prepayment Period; (d) that portion of the Repurchase Price representing principal of any Mortgage Loans repurchased by an Originator or the Seller in accordance with a Purchase Agreement or by the Seller in accordance with Section 2.04 herein, in each case to the extent received during the related Prepayment Period; (e) the principal portion of any related Substitution Amount received during the related Prepayment Period; and (f) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Clean-up Call Price in respect of principal.

Principal Forbearance Amount:  With respect to a Mortgage Loan that was the subject of a Servicing Modification, the amount of principal of the Mortgage Loan, if any, that has been deferred and that does not accrue interest.

Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding:  Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease:  With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus:  The prospectus supplement dated June 12, 2013 and the accompanying prospectus dated April 24, 2013, relating to the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, together with any supplement thereto.

Purchase Agreement: Each agreement listed on Exhibit H-1, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Appraiser Independence Requirements) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

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Qualified Substitute Mortgage Loan:  A mortgage loan substituted by an Originator or the Seller, as applicable, for a Deleted Mortgage Loan in accordance with the applicable Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by the Originator or the Seller, as applicable, and distributed to Trust Fund in the month of substitution), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a Loan-to-Value Ratio at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty relating to the Mortgage Loans set forth in the applicable Purchase Agreement.

Rating Agency:  Each of Fitch, KBRA and Moody’s; provided, however, that references to a “Rating Agency” as used in the definition of “Eligible Account” and “Eligible Investments” shall not include KBRA unless KBRA rates the applicable entity or investment.

Rating Agency Information:  The notices, information, reports, certifications and oral and written statements required to be provided to each Rating Agency pursuant to this Agreement or Rule 17g-5 under the Exchange Act.

Realized Loss:  (a) With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid by the borrower to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan;

(b) with respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation;

(c) with respect to each Mortgage Loan that has been the subject of a Servicing Modification, any principal due on the Mortgage Loan that has been written off by the related Servicer and any Principal Forbearance Amount; and

(d) with respect to each Class of Certificates, the amount by which the Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Reconciled Market Value:  The estimated market value of a Mortgaged Property or REO Property as reasonably determined by the applicable Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with such Servicer's customary servicing procedures.

Record Date:  With respect to any Distribution Date, the last Business Day of the month preceding the month of such Distribution Date.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

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Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on an exhibit to each Servicing Agreement and Exhibit K hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator or any Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act Shortfalls:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement to this Agreement.

REMIC Provisions:  The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Reportable Event:  As defined in Section 6.21(c)(i).

Reporting Servicer:  As defined in Section 6.21(b)(i).

Repurchase Price: With respect to any Mortgage Loan and the applicable Originator, the “Repurchase Price” as defined in the applicable Purchase Agreement or Servicing Agreement or in the case of the Seller, the “Repurchase Price” as defined in the Mortgage Loan Purchase and Sale Agreement.

Residual Certificate:  The Class LT-R Certificates and the Class R Certificates.

Responsible Officer:  With respect to any party, any officer in the corporate trust, servicing or master servicing department or similar group of such party with direct responsibility for the administration of this Agreement and also, with respect to a particular matter related to this transaction, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Certificate: Any Class B-4, Class B-5, Class R or Class LT-R Certificate.

Rule 15Ga-1 Information: As defined in Section 4.04(a).

Rule 17g-5 Information Provider: The Securities Administrator.

Rule 17g-5 Website:  The website maintained by the Securities Administrator pursuant to Section 4.03.

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S&P:  Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor in interest.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the applicable Servicing Agreement, shall give effect to any related Debt Service Reduction, any Deficient Valuation and any Servicing Modification that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Securities Administrator:  Citibank, N.A., not in its individual capacity but solely as Securities Administrator, or any successor in interest, or if any successor Securities Administrator shall be appointed as herein provided, then such successor Securities Administrator. Citibank, N.A. shall act as Securities Administrator for so long as CitiMortgage, Inc. is Master Servicer under this Agreement.

Securities Administrator Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Securities Administrator Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Securities Administrator Fee Rate:  0.0188% per annum.

Seller:  Redwood Residential Acquisition Corporation, a Delaware corporation.

Senior Certificate:  Any one of the Class A-1, Class A-2, Class A-3, Class A-IO1 and Class A-IO2 Certificates, as applicable.

Senior Percentage:  With respect to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date, and the denominator of which is the Aggregate Stated Principal Balance of all of the Mortgage Loans as of the preceding Distribution Date.

Senior Prepayment Percentage:  With respect to any Distribution Date occurring before the Distribution Date in July 2018, 100%.  Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring in or after June 2018 shall be as follows:

(i) in or after July 2018 to and including June 2019, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date;

(ii) in or after July 2019 to and including June 2020, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date;

(iii) in or after July 2020 to and including June 2021, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date;

(iv) in or after July 2021 to and including June 2022, the Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and

(v) in or after July 2022, the Senior Percentage for that Distribution Date;

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provided, however, that there shall be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction of the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any such Distribution Date on or after the Distribution Date in July 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date shall again equal 100%.

If on any Distribution Date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of Principal Prepayments and other amounts in the percentage required above would reduce the aggregate Class Principal Amount of such Classes of Certificates to below zero, the Senior Prepayment Percentage of those amounts for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Amount of such Classes of Certificates thereof to zero.

Senior Principal Distribution Amount:  With respect to the Mortgage Loans and any Distribution Date, the sum of:

(1)           the Senior Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount”;

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of:

(x)           Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(y)          the Senior Prepayment Percentage of the Stated Principal Balance of that Mortgage Loan; and

(4)          any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates;

provided, however, that

(A)	if on any Distribution Date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of those Certificates to below zero, the distribution to such Classes of Certificates of the Senior Principal Distribution Amount for such Distribution Date shall be limited to the amount necessary to reduce the aggregate Class Principal Amount of such Classes of Certificates to zero;

(B)	until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero; and

(C)	until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.10%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

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Servicer:  Each Servicer under a Servicing Agreement.

Servicer Compensating Interest Payment:  As to any Distribution Date and any Servicer (other than Cenlar FSB) and the Servicing Administrator, the lesser of (1) the Servicing Fee for such Servicer (other than Cenlar FSB) or the aggregate of Cenlar FSB’s Servicing Fee and the Servicing Administrator Fee (in the case of the Servicing Administrator) for such date and (2) any Prepayment Interest Shortfalls with respect to any Mortgage Loans serviced by such Servicer (or in the case of the Servicing Administrator, the Mortgage Loans serviced by Cenlar FSB) for such date.

Servicer Remittance Date:  As to any Mortgage Loan serviced by Cenlar FSB, the 20th day of each calendar month or, if such 20th day is not a Business Day, the immediately preceding Business Day, and as to any Mortgage Loan serviced by First Republic Bank, the 18th day of each calendar month or, if such 18th day is not a Business Day, the next succeeding Business Day, in each case commencing in July 2013.

Servicing Administrator: Redwood Residential Acquisition Corporation, as servicing administrator under the Cenlar FSB Servicing Agreement.

Servicing Administrator Fee:  As to any Distribution Date and each Mortgage Loan serviced by Cenlar FSB, an amount equal to the difference, if positive, between the Servicing Fee with respect to such Mortgage Loan and the servicing compensation payable to Cenlar FSB under the related Servicing Agreement.

Servicing Advances:  As defined in the applicable Servicing Agreement.

Servicing Agreement:  Each agreement listed on Exhibit H-2, as amended or supplemented from time to time as permitted thereunder and as modified by the related Acknowledgment.

Servicing Criteria:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. The Servicing Fee payable with respect to the Mortgage Loans serviced by Cenlar FSB will be allocated by Cenlar FSB between the Servicing Administrator and Cenlar FSB as provided in the related Servicing Agreement.

Servicing Fee Rate:   A per annum rate equal to 0.25% or such other rate as may be agreed to by the Master Servicer pursuant to Section 9.01(b) of this Agreement and the related Servicing Agreement; provided that, with respect to each Mortgage Loan serviced by First Republic Bank, the Servicing Fee Rate will be increased by the amount of any increase in the Mortgage Rate for any such Mortgage Loan pursuant to the terms of the related Mortgage Note due to the termination of an automatic debit or direct deposit account; provided further, that the Master Servicer shall have no obligation to confirm or verify any such increase in the Servicing Fee Rate for any such Mortgage Loan serviced by First Republic Bank.

Servicing Function Participant:  Any Subservicer or Subcontractor, other than a Servicer, the Servicing Administrator, the Master Servicer, the Securities Administrator or the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

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Servicing Modification:  Any reduction of the Mortgage Rate on or the outstanding principal balance of a Mortgage Loan, any extension of the final maturity date of a Mortgage Loan, any increase to the Stated Principal Balance of a Mortgage Loan by adding to the Stated Principal Balance unpaid principal and interest and other amounts owing under the Mortgage Loan, any Principal Forbearance Amount and any other modification, in each case pursuant to a modification of a Mortgage Loan that is in default or for which, in the judgment of the Servicer of such Mortgage Loan, default is reasonably foreseeable in accordance with the Servicing Agreement.

Servicing Officer:  Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer by such Servicer on the Closing Date pursuant to the related Servicing Agreement, as such list may from time to time be amended.

Sponsor: RWT Holdings, Inc., a Delaware corporation.

Startup Day:  The day designated as such pursuant to Section 10.01(b) hereof.

Stated Principal Balance:  As to any Mortgage Loan and date of determination, the unpaid principal balance of such Mortgage Loan as of the most recent Due Date as determined by the amortization schedule for the Mortgage Loan at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Servicing Modification, Principal Prepayments and related Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date (but not unscheduled Principal Prepayments received on such Due Date) and irrespective of any delinquency in payment by the related Mortgagor. For the avoidance of doubt, the Stated Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Step-Down Test:  As to any Distribution Date, the test will be satisfied if both of the following conditions are met:

First, the aggregate outstanding principal balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in foreclosure, REO Property or bankruptcy status) and all Mortgage Loans subject to a Servicing Modification within the twelve months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount of the Subordinate Certificates on such Distribution Date (without giving effect to any payments on such Distribution Date), does not equal or exceed 50%; and

Second, cumulative Realized Losses with respect to the Mortgage Loans plus, with respect to any Mortgage Loans that have been the subject of a Servicing Modification, any interest due on such Mortgage Loans that has been written off by the related Servicer, do not exceed (a) with respect to each Distribution Date occurring in the period from July 2018 to and including June 2019, 20% of the Original Subordinate Class Principal Amount, (b) with respect to each Distribution Date occurring in the period from July 2019 to and including June 2020, 25% of the Original Subordinate Class Principal Amount, (c) with respect to each Distribution Date occurring in the period from July 2020 to and including June 2021, 30% of the Original Subordinate Class Principal Amount, (d) with respect to each Distribution Date in the period from July 2021 to and including June 2022, 35% of the Original Subordinate Class Principal Amount and (e) with respect to the Distribution Date occurring in July 2022 and thereafter, 40% of the Original Subordinate Class Principal Amount.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of a Servicer (or a Subservicer of a Servicer), the Master Servicer or the Securities Administrator.

Subordinate Certificate:  Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates.

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Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates on such date.

Subordinate Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Percentage for such Distribution Date. The initial Subordinate Percentage is 7.10%.

Subordinate Prepayment Percentage:  With respect to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for that Distribution Date.

Subordinate Principal Distribution Amount:  With respect to any Distribution Date and the Mortgage Loans, an amount equal to the sum of:

(1)           the Subordinate Percentage of all amounts described in clause (a) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)           the Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (e) and (f) of the definition of “Principal Distribution Amount” for that Distribution Date; and

(3)           with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (3) of the definition of “Senior Principal Distribution Amount” for that Distribution Date; and

(4)           any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordinate Percentages of all Classes of Subordinate Certificates which have lower payment priorities than that Class is less than the Original Applicable Credit Support Percentage for that Class, no distribution of principal will be made to any such Classes on such Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior Classes of Subordinate Certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each Class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the Class Principal Amount of that Class and the aggregate of the Class Principal Amounts of all Classes of Subordinate Certificates that have a lower payment priority than that Class is less than or equal to 1.20% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such Class or Classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

Until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the Stated Principal Balance of the Mortgage Loans as of the Closing Date, the Senior Principal Distribution Amount on such Distribution Date and each succeeding Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

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In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.10%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the Mortgage Loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subsequent Recovery:  Any amount recovered by a Servicer (i) with respect to a Liquidated Mortgage Loan (after reimbursement of any unreimbursed Advances or expenses relating to such Liquidated Mortgage Loan as well as any other previously Liquidated Mortgage Loans) with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan or (ii) as a Principal Forbearance Amount.

Subservicer:  Any Person that (i) services Mortgage Loans on behalf of any Servicer, and (ii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions that are identified in Item 1122(d) of Regulation AB required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement.

Substitution Amount:  For any month in which an Originator or the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to a Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, as applicable, the amount by which the aggregate Repurchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Qualified Substitute Mortgage Loans, together with one month's interest at the applicable Net Mortgage Rate.

Tax Matters Person:  With respect to each of the Lower Tier REMIC and the Upper Tier REMIC, the “tax matters person” as specified in the REMIC Provisions which shall initially be the party described as such in Section 10.01(k).

TIA:  The Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

TIA Applicability Determination: A determination by the Depositor, of which it informs the Trustee, that the TIA applies to this Agreement or that qualification under the TIA or any similar federal statute is required.

Trust Fund:  As defined in Section 2.01 herein.

Trustee:  Wilmington Trust, National Association, not in its individual capacity but solely as Trustee, or any successor in interest, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Credit Files:  With respect to each Mortgage Loan, the electronic images of certain Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

Trustee Fee:  With respect to any Distribution Date, an amount equal to the product of one-twelfth of the Trustee Fee Rate and the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

Trustee Fee Rate:  0.0012% per annum.

Trustee Mortgage Files:  With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee pursuant to the Custodial Agreement.

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UCC:  The Uniform Commercial Code as enacted in any applicable jurisdiction from time to time.

Underwriter:  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Underwriter’s Exemption:  Prohibited Transaction Exemption (“PTE”) 90-29, as amended or any substantially similar administrative exemption granted by the U.S. Department of Labor to the Underwriter.

Underwriting Agreement:  The Underwriting Agreement, dated June 11, 2013, among the Seller, the Depositor, Redwood Trust, Inc. and the Underwriter.

Upper-Tier REMIC:  As described in the Preliminary Statement to this Agreement.

Voting Interests:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in proportion to their respective Certificate Principal Amounts.  At all times during the term of this Agreement, 1.00% of all Voting Interests shall be allocated to the Class A-IO1 Certificates and 1.00% of all Voting Interests shall be allocated to the Class A-IO2 Certificates.  Voting Interests shall be allocated among the Certificates of each Class based on their Percentage Interests and no Certificate with a principal amount equal to zero will have any voting rights.  The Class R Certificates and Class LT-R Certificate shall not have any voting rights.

Section 1.02         Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Securities Administrator as supplied to the Securities Administrator by the Master Servicer.  The Securities Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or a Servicer.

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ARTICLE II

DECLARATION OF TRUST; ISSUANCE OF CERTIFICATES

Section 2.01         Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby sell, transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all right, title and interest of the Depositor in and to the Trust Fund consisting of: (i) the Mortgage Loans, including the Mortgage Notes, the Mortgages, and the right to all payments of principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received on or prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest, if any, in and to all amounts from time to time credited to and the proceeds of the Master Servicer Collection Account, the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) with respect to the Mortgage Loans, to the extent set forth in the Acknowledgements, the Depositor’s rights under the Purchase Agreements and the Servicing Agreements and all of the Depositor’s rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor’s right, title and interest, if any, in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; and (vi) the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties (collectively, the “Trust Fund”); and the Trustee declares that, subject to the Custodian's review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, all of the Certificates in the authorized denominations specified by the Depositor pursuant to Section 3.01(b).

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance and inspection of the Trustee Mortgage Files and the Trustee Credit Files, the release of Mortgage Documents, and the preparation and delivery of the certifications relating to the Trustee Mortgage Files and the Trustee Credit Files shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement. In addition, the Trustee is hereby directed to execute, not in its individual capacity but solely as Trustee hereunder, and deliver the Acknowledgements and the Custodial Agreement. The Master Servicer, the Depositor, the Securities Administrator and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that each of the Master Servicer and the Trustee is executing and delivering the Custodial Agreement and the Acknowledgements solely in its capacity as Master Servicer or Trustee, as applicable, and not in its individual capacity.

In connection with such sale, transfer and assignment of the Mortgage Loans, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Custodian acting on the Trustee's behalf, the Trustee Mortgage Files and the Trustee Credit Files.

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Section 2.02         Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a)           The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Certification and Exception Report, acknowledges receipt by the Custodian on its behalf of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3.2 of the Custodial Agreement and the exceptions set forth on the Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Certification and Exception Report on the Closing Date in the forms required by the Custodial Agreement.

The Trustee, by execution and delivery hereof and the below-referenced delivery to the Trustee of the Credit File Certification and the Credit File Exception Report, acknowledges receipt by it (or by the Custodian on its behalf) of the Trustee Credit Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee in accordance with Section 3A.2 of the Custodial Agreement and the exceptions set forth on the Credit File Exception Report.  The Custodian, on behalf of the Trustee, will execute and deliver to the Trustee and the Depositor a Credit File Certification and a Credit File Exception Report on the Closing Date in the respective forms required by the Custodial Agreement.

(b)           Within 270 days after the Closing Date, the Custodian, on behalf of the Trustee, will, for the benefit of Holders of the Certificates, review each related Trustee Mortgage File and Trustee Credit File to ascertain that all required documents set forth in the Custodial Agreement have been received and appear on their face to conform with the requirements set forth in the Custodial Agreement.

(c)           Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(d)           Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the related Mortgage Loans and respective certifications as provided in the Custodial Agreement.

(e)           Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase and Sale Agreement.

Section 2.03         Representations and Warranties of the Depositor.

(a)           The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders, and to the Master Servicer and the Securities Administrator, as of the Closing Date or such other date as is specified, that:

(i)           the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)           the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)           the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

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(iv)           this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Master Servicer and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)           there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted, against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)           immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)         This Agreement creates either a sale or a valid and continuing security interest (as defined in the UCC), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)        The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

(ix)           Other than the security interest or ownership interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)           None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

(xi)          The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

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The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04         Discovery of Seller Breach; Repurchase of Mortgage Loans.

(a)           Pursuant to Section 2 of the Mortgage Loan Purchase and Sale Agreement, the Seller has (i) represented and warranted as of the Closing Date that, immediately prior to its transfer of Mortgage Loans under the Mortgage Loan Purchase and Sale Agreement, the Seller owned and had good, valid and marketable title to the Mortgage Loans free and clear of any Lien, claim or encumbrance of any Person and (ii) made certain other representations and warranties with respect to the Mortgage Loans, and each of the Depositor and the Trustee intend that the Mortgage Loans (including any Qualified Substitute Mortgage Loans) included in the Trust Fund satisfy such representations and warranties.  The Depositor, for the benefit of the Trustee and the Certificateholders, hereby assigns any rights it has against the Seller with respect to such representations and warranties to the Trustee, and the Seller acknowledges that it has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

It is understood and agreed that the representations and warranties set forth in Section 2 of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and the Trustee Credit Files and the sale and assignment of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.  Upon discovery by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders (a “Defective Mortgage Loan”) (each of such parties hereby agreeing to give written notice thereof to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the earlier of the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure or cause the cure of such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase at the Repurchase Price or substitute that Mortgage Loan from the Trust Fund or, other than with respect to a breach of the representation and warranty as to good, valid and marketable title, make an indemnification payment with respect to such Mortgage Loan on or prior to the Determination Date following the expiration of such 90-day period; provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90-day period, the Seller shall be required to repurchase or substitute or make an indemnification payment with respect to the Mortgage Loan no later than 120 days after its discovery or notice of such breach, and provided further, that, if such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous provisions of this paragraph, the Seller shall be required to repurchase or substitute the Defective Mortgage Loan within 60 days from the date the defect was discovered and the Seller shall not have the option to make an indemnification payment with respect to such Mortgage Loan. Each determination as to whether there has been such a breach shall be conducted on a Mortgage Loan-by-Mortgage Loan basis. The Repurchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Trustee, or its designee, upon receipt of written certification of such deposit, shall release to the Seller the related Trustee Mortgage File and Trustee Credit File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to the Trustee and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File and Trustee Credit File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).  It is understood and agreed that the obligation of the Seller to cure, to cause the cure of or to repurchase or substitute or make an indemnification payment with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders. Costs and expenses incurred by the Trustee pursuant to this Section 2.04, to the extent not reimbursed by the Seller, shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(b)          The Seller indemnifies and holds the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Securities Administrator, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

Section 2.05         Obligations in Respect of Alleged Breach of Originator Representations and Warranties.

(a)          (i)          The Trustee shall be obligated to pursue an action against an Originator in respect of any alleged breach of a representation and warranty set forth in the applicable Purchase Agreement or against the Seller if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement upon its receipt of (1) (A) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, for so long as there is a Controlling Holder under this Agreement or (B) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no Controlling Holder under this Agreement and (2) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and to provide any indemnification reasonably requested by the Trustee. The Trustee shall provide notice to the Controlling Holder prior to taking any such action. However, Certificateholders shall not have the right to require the Trustee to pursue any action with respect to any Mortgage Loan as to which a final and binding decision by an arbitrator has already been issued, regardless of the particular claims made. In connection with any such action described in this Section 2.05(a)(i), the Trustee shall seek reimbursement for its fees, costs and expenses from the applicable Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee pursuant to the agreement described in clause (2) above. If the Trustee recovers any such fees, costs and expenses from the Originator or the Seller, as applicable, the Trustee shall pay such amounts to such Certificateholders. To the extent the Trustee is not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(ii)          In addition, if the Trustee receives written notice, from a Person in a position to have knowledge of the facts and circumstances stated in such notice, of any breach of a representation or warranty regarding a Mortgage Loan made by an Originator or the Seller, which would give rise to an obligation to cure such breach, or repurchase, substitute for or make an indemnification payment with respect to any related Mortgage Loan as described herein, then, unless a final and binding decision by an arbitrator has been issued with respect to such Mortgage Loan, the Trustee in reliance on such notice shall (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s receipt of such notice and of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. Prior to taking any action at the direction of Certificateholders, the Trustee will notify the Controlling Holder, if any. The Trustee shall seek to recover its fees, costs and expenses from the Originator under the terms of the applicable Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the fees, costs and expenses of applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(b)          (i)          The Master Servicer shall promptly notify the Securities Administrator, who shall notify the Controlling Holder (if any) and the Trustee of each Mortgage Loan that becomes Delinquent for more than 120 days. The Controlling Holder (at its own expense) or, if there is no longer a Controlling Holder, the Trustee (at the expense of the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount), shall engage a third party to review each Mortgage Loan that has been Delinquent for more than 120 days, other than any such Mortgage Loan that was the subject of a previous arbitration proceeding under the related Purchase Agreement or under the Mortgage Loan Purchase and Sale Agreement, to review whether any breaches of the representations and warranties given by an Originator under the related Purchase Agreement have occurred or if the Seller has an obligation to cure a breach, repurchase or substitute for or make an indemnification payment with respect to a Mortgage Loan under the Mortgage Loan Purchase and Sale Agreement. Such third party shall be a recognized third party with experience performing due diligence on residential mortgage loans and shall not be the same party that performed the pre-offering review of the Mortgage Loans. Any such review shall include, at a minimum, a review as to whether the Mortgage Loan was underwritten in accordance with the Originator's underwriting standards in effect at the time of origination, whether the Mortgage Loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the Mortgage Loan. The third party shall report its findings and provide an attestation that its review and report have not been influenced or affected by interested parties. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the related Purchase Agreement or the Mortgage Loan Purchase and Sale Agreement, if necessary. If the Controlling Holder is the same entity as or an Affiliate of the party against which an enforcement action is to be taken, then the Trustee will enforce the remedy obligation of such party. If the Trustee is obligated to take such an action, the Trustee shall first (i) demand that the applicable Originator or the Seller, if the Seller has such an obligation, cure such breach, or repurchase, substitute for or make an indemnification payment with respect to the related Mortgage Loan, and (ii) notify the Certificateholders of the Trustee’s submission of such demand. If the Originator or Seller, as applicable, responds to the demand within 60 days of the date of the demand, the Trustee will negotiate with such party so long as such party is pursuing negotiations in good faith. If the Originator or Seller does not respond within 60 days of the date of the demand, or if the demand is not resolved within 180 days of such date, then the Trustee will not be required to pursue further action in connection with such demand unless it has received (i) (a) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Senior Certificates, if there is a Controlling Holder under this Agreement or (b) written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates, if there is no longer a Controlling Holder under this Agreement and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee in pursuing such further action, and provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay these amounts to such Certificateholders. To the extent not reimbursed by the Originator or the Seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(ii)         If, as a result of a review of a Mortgage Loan conducted pursuant to Section 2.05(b)(i) above, the Controlling Holder or the Trustee, as applicable, concludes that a breach of a representation or warranty that would require the Originator or the Seller to cure, repurchase or substitute for or make an indemnification payment with respect to the related Mortgage Loan has not occurred, then such party shall notify the Securities Administrator in writing and the Certificateholders shall be notified of this decision and provided details of the review pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. The Certificateholders may direct the Trustee to enforce a remedy obligation despite such a determination by either the Controlling Holder or the Trustee if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to enforce the remedy obligation agree to provide in advance to the Trustee funds to pay for any costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action against an Originator or the Seller, the Trustee shall pursue reimbursement for its fees, costs and expenses from such Originator under the terms of the related Purchase Agreement or from the Seller under the terms of the Mortgage Loan Purchase and Sale Agreement, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it will be obligated to pay such amounts to such Certificateholders. To the extent not reimbursed by the originator or the seller, as applicable, or the applicable Certificateholders, the Trustee shall be reimbursed by the Trust Fund, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

(c)          If an Originator has breached a representation under the related Purchase Agreement stating that a Mortgage Loan is a “qualified mortgage” (as defined in the REMIC Provisions) and the Originator fails to repurchase such non-qualified Mortgage Loan within ninety days from the date the defect was discovered, the Depositor shall use commercially reasonable efforts to sell such Mortgage Loan for its fair market value, as determined by the Depositor and which may be less than its outstanding principal balance, within ninety days from the date the defect was discovered. The Trustee will release the applicable Mortgage Loan upon receipt of the sale price in accordance with the procedures set forth in Section 2.04(a) hereof.

Section 2.06         Intention of Parties.

(a)          Notwithstanding any other provision of this Agreement, it is intended by each of the parties hereto that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan or other obligation, so that the Trustee shall be the owner of the Trust Fund for the benefit of the holders of the Certificates.

However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Trust Fund, then (a) this Agreement shall constitute a security agreement, and (b) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee of, and the Depositor hereby grants to the Trustee, to secure all of the Depositor’s obligations hereunder, a security interest in all of the Depositor’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) the Mortgage Loans, (ii) all other property in the Trust Fund, (iii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter of credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing, and (iv) all proceeds of the foregoing.

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(b)           The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.  The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee.  Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in the Trust Fund, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of the Seller, the Depositor or the Trustee, (B) any change of location of the Seller or the Depositor, or (C) any change under the relevant UCC or other applicable laws.  Neither of the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under the laws of an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee.  Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans.  In connection with the transactions contemplated by this Agreement, each of the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

Section 2.07         Controlling Holder Assumption of Purchase Agreement and Servicing Agreement Rights.

(a)          [Reserved].

(b)          By its purchase of the applicable Class of Subordinate Certificates, the Controlling Holder assumes the rights and all related responsibilities of the Trustee as “Purchaser” under each Purchase Agreement and Servicing Agreement as set forth in the “Controlling Holder Rights” section of each applicable Acknowledgement, and shall be entitled to exercise such rights in its sole discretion. The Depositor, the Controlling Holder and each other Certificateholder, by its acceptance of any Certificate or any beneficial ownership interest therein, each acknowledges and agrees that (i) the Controlling Holder may exercise such rights in such a manner that may not be in the best interests of all of the Certificateholders, (ii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any liability with respect to any acts or omissions of the Controlling Holder in the exercise of such rights, and (iii) none of the Master Servicer, the Securities Administrator or the Trustee shall have any duty or obligation to exercise any such rights in the place or stead of the Controlling Holder (so long as there is a Controlling Holder) or to monitor or oversee the exercise of any such rights by the Controlling Holder. The Controlling Holder agrees that it shall exercise its rights in such a manner as will maximize returns to all Classes of Certificateholders taken as a whole.

(c)          Each of the Master Servicer, the Securities Administrator and the Trustee shall cooperate with the Controlling Holder as may be reasonably necessary for the Controlling Holder to exercise its rights hereunder and under the Purchase Agreements and the Servicing Agreements; provided, however, that, except as otherwise provided in Section 2.05, the Trustee shall not be required to take any legal action or participate in or facilitate any arbitration proceeding or other litigation relating to the Mortgage Loans or the obligations of the Originators or the Servicers with respect thereto unless and until it is directed in writing by the Controlling Holder and it is assured of the recovery of its expenses from the Controlling Holder; provided, further, that the Master Servicer and the Securities Administrator shall only be required to provide to the Controlling Holder any information it actually has in its possession.

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(d)          The Controlling Holder shall indemnify each of the Master Servicer, the Securities Administrator and the Trustee and hold it harmless from and against any claim, loss, liability, damage, cost or expense (including, without limitation, reasonable legal fees and expenses) incurred or expended by the Master Servicer, the Securities Administrator or the Trustee (without negligence or willful misconduct on the part of the Master Servicer, the Securities Administrator or the Trustee) with respect to claims of a third party arising from any act or omission of the Controlling Holder in the exercise of its rights as Controlling Holder hereunder and under the Purchase Agreements and the Servicing Agreements.

(e)          If the Controlling Holder transfers its ownership interest in any Class of Certificates in a manner resulting in there being no Controlling Holder under this Agreement or a change in the Controlling Holder, it shall so notify the Master Servicer, the Securities Administrator and the Trustee. If the Depositor has actual knowledge of a change in Controlling Holder or that there is no Controlling Holder under this Agreement, it shall so notify the Master Servicer, the Securities Administrator and the Trustee.

Section 2.08         Obligations in Respect of Proposed Eminent Domain Mortgage Loan Acquisition.

(a)          The Master Servicer or the Trustee will promptly notify the Controlling Holder (if any), and the Master Servicer or the Trustee, as applicable, if one of its Responsible Officers has received notice that any governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain. The Controlling Holder shall obtain or cause to be obtained or, if there is no longer a Controlling Holder, the Trustee shall cause the applicable Servicer to obtain, a valuation on the related property in the form of a broker’s price opinion or another valuation method that it deems appropriate. The Controlling Holder, if any, may also engage a third party to review each such Mortgage Loan to determine whether the payment offered by such governmental entity for the Mortgage Loan is the fair market value (the “Fair Value”) of such Mortgage Loan. Any such third party reviewer must be a recognized third party with experience performing valuations of residential mortgage loans. The Controlling Holder, if any, also may engage legal counsel to assess the legality of such governmental entity’s proposed exercise of its power of eminent domain to acquire the Mortgage Loan to determine whether there are bona fide legal grounds for contesting such acquisition (without regard to issues relating to the amount of compensation to be paid) (each such determination referred to herein as a “legality determination”). If, as a result of such review, the Controlling Holder determines that the offered payment does not constitute the Fair Value of the Mortgage Loan or that there may be bona fide legal grounds to contest such proposed acquisition, then the Controlling Holder may contest such acquisition through appropriate legal proceedings.

(b)          If, as a result of a review conducted pursuant to Section 2.08(a) above, the Controlling Holder concludes that it will not contest the proposed acquisition, then the Controlling Holder shall notify the Master Servicer, the Securities Administrator and the Trustee in writing and the Securities Administrator forward to the Certificateholders a copy of this decision pursuant to a Distribution Date Statement; provided, that the Securities Administrator shall only be required to include such notification and any related details on any Distribution Date Statement to the extent it has received the same. After such notification has been delivered, notwithstanding such a determination by the Controlling Holder, the Certificateholders may direct the Trustee to contest an acquisition of a Mortgage Loan through exercise of the power of eminent domain, or the amount of the offered payment for such Mortgage Loan, if, within thirty days of notification of the Certificateholders, (i) the Trustee receives written direction to do so by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) the Holders directing the Trustee to take such action agree to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee and to provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from the governmental entity, if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to pay such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

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(c)          If there is no longer a Controlling Holder, the Trustee shall notify the Master Servicer and the Certificateholders that it has received notice that a governmental entity intends to acquire a Mortgage Loan through the exercise of its power of eminent domain and of the results of the valuation on the related property obtained. The Trustee shall take such other actions with respect to the action of the governmental authority as are consistent with the instructions of the Certificateholders, provided the Trustee shall have no duty or obligation to take such actions except (i) in accordance with the written direction by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates and (ii) an agreement by Holders directing the Trustee to take such action to provide in advance to the Trustee funds to pay for any fees, costs and expenses incurred by the Trustee, and provide any indemnification reasonably requested by the Trustee. In connection with any such action, the Trustee shall pursue reimbursement for its fees, costs and expenses from such governmental entity if directed to do so by the Certificateholders that provided such funds to the Trustee as described above. If the Trustee recovers any such fees, costs and expenses, it shall be obligated to reimburse such amounts to such Certificateholders unless the Certificateholders directing the Trustee have not satisfied their obligations to pay the fees, costs, expenses and indemnities of the Trustee in taking such action, in which case such amounts shall be retained by the Trustee for such purposes. To the extent not reimbursed by the governmental entity or the Certificateholders, the Trustee shall be reimbursed by the Trust Fund for any costs incurred by it in connection with the performance of such duties, subject to the limitation in clause (C) of the definition of Available Distribution Amount.

For the avoidance of doubt, neither the Controlling Holder nor The trustee shall be liable for any legality determination or determination of Fair Value made as described above, or any actions taken by them with respect to or in reliance on such determinations.

(d)          In performing its duties under this Section 2.08, each of the Controlling Holder and the Trustee may rely upon, and shall be protected in acting or refraining from acting upon, any legality determination by a nationally recognized law firm and any determination of Fair Value by a recognized third party with experience in performing valuations of residential mortgage loans.

ARTICLE III

THE CERTIFICATES

Section 3.01         The Certificates.

(a)           The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York UCC.  The Certificates will be evidenced by one or more certificates, ownership of which will be held in the minimum denominations in Certificate Principal Amount or Notional Amount specified in the Preliminary Statement to this Agreement and in integral multiples of $1 in excess thereof, or in the Percentage Interests specified in the Preliminary Statement to this Agreement, as applicable.

(b)           The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee.  Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon the sale of the Mortgage Loans to the Trustee as described in Section 2.01.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

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(c)           The Class B-4, Class B-5, Class R and Class LT-R Certificates are offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act and shall be issued with the applicable legends set forth in Exhibit A. The Class B-4 and Class B-5 Certificates shall be issued initially as Definitive Certificates and the Class R and Class LT-R Certificates shall be issued only as Definitive Certificates.

Section 3.02         Registration.

The Securities Administrator is hereby appointed, and the Securities Administrator hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”).  A registration book shall be maintained for the Certificates collectively.  The Certificate Registrar may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time remove the Certificate Registrar by giving written notice of such removal to such Certificate Registrar, the Depositor and the Master Servicer. Upon receiving a notice of resignation or upon such a removal, the Trustee may appoint a bank or trust company to act as successor certificate registrar, shall give written notice of such appointment to the Depositor and the Master Servicer and shall mail notice of such appointment to all Holders of Certificates. Any successor certificate registrar upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Certificate Registrar. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03         Transfer and Exchange of Certificates.

(a)           A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar.  Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred.  No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates. The Certificate Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (STAMP) or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(b)           A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar.  Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.  No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

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(c)           By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i)           The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit E-1 hereto and has furnished to the Certificate Registrar a certificate of the transferee in the form of Exhibit E-2 hereto; and

(ii)          The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit F hereto.

(d)     (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Securities Administrator, has received (A) a certificate substantially in the form of Exhibit G hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) in the case of an ERISA-Restricted Certificate that is not a Residual Certificate, an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase and holding of such a Certificate will not constitute or result in prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator to any obligation in addition to those undertaken in this Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate (other than a Residual Certificate) by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code.  Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the representations set forth in Exhibit G.  The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee, the Master Servicer, the Depositor or the Securities Administrator.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.  The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions.  The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and none of the Securities Administrator, the Trustee or the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  The Securities Administrator, on behalf of the Trustee, shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of, or an entity holding “plan assets” of, a Plan any payments made on such ERISA-Restricted Certificate at and after either such time.  Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of, or an entity holding “plan assets” of, a Plan.

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(ii) If any ERISA-Restricted Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding two paragraphs, then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such ERISA-Restricted Certificate was not permitted by this Section 3.03(d), the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e)           As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable.  No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f)           Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar, on behalf of the Trustee, an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C.  In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Certificate Registrar and the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder.  Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate.  The Depositor, the Certificate Registrar, the Trustee, the Securities Administrator and the Paying Agent shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder.  The Certificate Registrar shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith).  Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

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If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt by the Certificate Registrar of written notice that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate.  The Depositor, the Certificate Registrar, the Securities Administrator, the Trustee and the Paying Agent shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE CERTIFICATE REGISTRAR, ON BEHALF OF THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS [R] [LT-R] CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS [R] [LT-R] CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(g)           Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

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(h)           Neither the Seller nor the Depositor shall be the Holder of any Subordinate Certificates.

Section 3.04         Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05         Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of written notice to the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount.  Upon the issuance of any new Certificate under this Section 3.05, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor, the Certificate Registrar or the Securities Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Trustee or any agent in connection therewith.

Section 3.06         Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

Section 3.07         Temporary Certificates.

(a)           Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

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(b)           If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of definitive Certificates of the same Class in the authorized denominations.  Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08         Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders hereunder.  The Trustee hereby appoints the Securities Administrator as the initial Paying Agent.  The Trustee shall cause any Paying Agent, other than the Securities Administrator or itself, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and the Securities Administrator, and the Securities Administrator as initial Paying Agent hereby agrees with the Trustee, that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders.  All funds remitted by the Securities Administrator to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Securities Administrator.  If the Paying Agent is not the Securities Administrator, the Securities Administrator shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09         Book-Entry Certificates.

(a)           Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c).  Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i)           the provisions of this Section 3.09 shall be in full force and effect;

(ii)          the Certificate Registrar, the Securities Administrator, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii)        to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv)        the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

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(b)           Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Securities Administrator or the Trustee, as the case may be, shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c)           If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates (each such event, a “Book-Entry Termination”), the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners.  Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates.  None of the Depositor, the Certificate Registrar, the Securities Administrator, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01         Custodial Accounts; Distribution Account.

(a)           On or prior to the Closing Date, each Servicer will be required to establish and maintain one or more Custodial Accounts, as provided in the related Servicing Agreement, into which all Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under the related Servicing Agreement, shall be deposited.  On each Servicer Remittance Date, the Servicers will remit to the Master Servicer, for deposit into the Master Servicer Collection Account, all amounts so required to be remitted by the Servicers in accordance with the terms of the Servicing Agreement.

(b)          The Master Servicer, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Master Servicer Collection Account of Wilmington Trust, National Association, as Trustee for the benefit of Sequoia Mortgage Trust 2013-8 Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall hold the Master Servicer Collection Account and all money and other property therein in trust for the benefit of the Certificateholders. The Master Servicer shall, promptly upon receipt from the Servicers on each Servicer Remittance Date, deposit into the Master Servicer Account and retain on deposit until the related Distribution Date the following amounts:

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(i)           the aggregate of collections with respect to the Mortgage Loans remitted by the Servicers from the related Custodial Accounts in accordance with the Servicing Agreements;

(ii)          any amounts required to be deposited by the Master Servicer with respect to the Mortgage Loans for the related Due Period pursuant to this Agreement, including the amount of any Advances or Master Servicer Compensating Interest Payments with respect to the Mortgage Loans not paid by the Servicers or the Servicing Administrator; and

(iii)         any other amounts so required to be deposited in the Master Servicer Collection Account in the related Due Period pursuant to this Agreement.

(c)          In the event the Master Servicer or a Servicer has remitted in error to the Master Servicer Collection Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Master Servicer or the Securities Administrator to withdraw such amount from the Master Servicer Collection Account for repayment to the Master Servicer or Servicer, as applicable, by delivery of an Officer’s Certificate to the Master Servicer or the Securities Administrator, as applicable, which describes the amount deposited in error.

(d)         The Securities Administrator, as Paying Agent for the Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of Wilmington Trust, National Association, as Trustee for the benefit of Sequoia Mortgage Trust 2013-8 Holders of Mortgage Pass-Through Certificates.”  The Securities Administrator shall hold the Distribution Account and all money and other property therein in trust for the benefit of the Certificateholders. The Securities Administrator shall, promptly upon receipt from the Master Servicer on each Master Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date all amounts held in the Master Servicer Collection Account and any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(e)          In the event the Master Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Securities Administrator to withdraw such amount from the Distribution Account for repayment to the Master Servicer by delivery of an Officer’s Certificate to the Securities Administrator and the Trustee which describes the amount deposited in error.

(f)           On each Distribution Date and the final Distribution Date of the Certificates in accordance with Section 7.01, the Securities Administrator, as Paying Agent, shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02.  The Securities Administrator may, with the consent of the Depositor, from time to time withdraw from the Distribution Account and pay to itself, the Master Servicer, the Trustee, the Custodian, the Servicers or the Servicing Administrator any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to clauses (A) and (B) of the definition of Available Distribution Amount.

(g)          Funds in the Master Servicer Collection Account and the Distribution Account for the period from each Servicer Remittance Date to the related Master Servicer Remittance Date or Distribution Date, as applicable, may be invested in Eligible Investments selected by the Master Servicer or Securities Administrator, as applicable, which shall mature not later than the Master Servicer Remittance Date or the Distribution Date, as applicable, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee in trust for the benefit of the Trustee and Holders of the Sequoia Mortgage Trust 2013-8 Certificates. All income and gain realized from any Eligible Investment in the Master Servicer Collection Account or the Distribution Account shall be compensation to the Master Servicer or the Securities Administrator, as applicable. The Master Servicer or the Securities Administrator, as applicable, shall deposit the amount of any losses incurred in respect of any such investments out of its own funds, without any right of reimbursement therefor, immediately as realized.

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(h)          If the Distribution Account or the Master Servicer Collection Account is maintained at any entity other than the Securities Administrator, the Securities Administrator or the Master Servicer, as applicable, shall cause the entity where any such account is maintained to enter into an account control agreement in such form as the Depositor may reasonably request to perfect the security interest of the Trustee in any such account.

Section 4.02         Reports to Trustee and Certificateholders.

On each Distribution Date, the Securities Administrator shall have prepared and shall make available to the Trustee and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level and other information obtained from the Master Servicer and the Servicers) (the “Distribution Date Statement”):

(a)           the amount of the distributions, separately identified, with respect to each Class of Certificates;

(b)           the amount of the distributions set forth in clause (a) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

(c)           the amount of the distributions set forth in clause (a) allocable to interest;

(d)           the amount of any unpaid Interest Shortfall, Net Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to each Class of Certificates;

(e)           the Class Principal Amount of each Class of Certificates (other than the Interest-Only Certificates) and the Class Notional Amount of the Interest-Only Certificates, in each case after giving effect to the distribution of principal on that Distribution Date;

(f)           the Aggregate Stated Principal Balance of the Mortgage Loans at the beginning and at the end of the related Prepayment Period, the Mortgage Rates (in incremental ranges) and the weighted average remaining term of the Mortgage Loans;

(g)          the aggregate Substitution Amount and the aggregate Repurchase Price deposited into the Distribution Account with respect to the Mortgage Loans , which information may be presented in a footnote;

(h)          the Senior Percentage and the Subordinate Percentage for the following Distribution Date;

(i)           the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

(j)           the amount of the Securities Administrator Fee, the Master Servicing Fee, the Servicing Fee and the Trustee Fee paid to or retained by the Securities Administrator, the Master Servicer, each Servicer and the Trustee, respectively, and the amount of any fees paid to the Custodian;

(k)          the aggregate amount of Advances for the related Due Period;

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(l)           the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

(m)         the amount of cash flow received for such Distribution Date, and the sources thereof;

(n)          for any Mortgage Loan as to which the related Mortgaged Property was an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan as of the close of business on the last day of the related Due Period;

(o)          the aggregate number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

(p)          the amount of Realized Losses incurred during the preceding calendar month;

(q)          the cumulative amount of Realized Losses incurred since the Closing Date;

(r)           the Realized Losses, if any, allocated to each Class of Certificates on that Distribution Date;

(s)          the Certificate Interest Rate for each Class of Certificates and the Net WAC Rate for that Distribution Date;

(t)          any Servicing Modifications with respect to any Mortgage Loan during the related Due Period;

(u)          the applicable Record Date, Accrual Period and calculation date for each Class of Certificates and such Distribution Date;

(v)          the amount on deposit in the Distribution Account as of such Distribution Date (after giving effect to distributions on such date) and as of the prior Distribution Date;

(w)          the nature of any material breach of a representation and warranty relating to the characteristics of the Mortgage Loans or any transaction covenants;

(x)           the amount of Advances outstanding at the end of the related Due Period;

(y)           the amount of any Subsequent Recoveries;

(z)            the amount of any fees, charges and costs paid or reimbursed to the Master Servicer and the Custodian from the Distribution Account pursuant to this Agreement or the Custodial Agreement;

(aa)          the amounts of any Master Servicer Compensating Interest Payments and Servicer Compensating Interest Payments for such Distribution Date;

(bb)         whether the Step-Down Test has been satisfied for such Distribution Date;

(cc)          the status and outcome of the Mortgage Loan review conducted pursuant to Section 2.05(b); and

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(dd)         the status and outcome of the review conducted pursuant to Section 2.08(b), as reported to the Securities Administrator.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

In addition to the information listed above, such Distribution Date Statement shall also include such other information as is required to be reported on Form 10-D by Item 1121(a) and (b) (§229.1121) of Regulation AB.

The Securities Administrator shall make such reports, any Form 10-K's and Form 10-D's relating to the Certificates filed under the Exchange Act and such other loan level information as the Depositor and the Securities Administrator shall agree available each month via the Securities Administrator’s website at http://www.sf.citidirect.com.  Assistance in using the website may be obtained by calling the Securities Administrator’s customer service desk at 1-800-422-2066.  Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Securities Administrator and indicating such.  In preparing or furnishing the foregoing information to the Certificateholders, the Securities Administrator shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Securities Administrator by the Master Servicer and the Servicers, and the Securities Administrator shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information listed above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company (which request, if received by the Trustee or the Certificate Registrar, shall be promptly forwarded to the Securities Administrator), the Securities Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that (i) such Certificateholders shall pay in advance for the Securities Administrator’s actual expenses incurred in providing such reports and access and such expenses shall not be paid by the Trust Fund and (ii) the Securities Administrator shall provide such information and documentation only to the extent that the Securities Administrator would not be in violation of any applicable privacy laws.

Section 4.03         Rule 17g-5 Compliance.

(a)          The Rule 17g-5 Information Provider shall, upon receipt of an NRSRO certification in the form of Exhibit O, make available on its Rule 17g-5 Website solely to the Depositor, each Rating Agency and to any NRSRO the following items, but only to the extent such items are delivered to it by electronic mail to ratingagencynotice@citi.com, specifically with a subject reference of “SEMT 2013-8” and an identification of the type of information being provided in the body of such notice, or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial:

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(i)           any Rating Agency Information provided to the Rule 17g-5 Information Provider in accordance with Sections 6.06, 6.07, 6.14, 9.01, 9.02, 11.03 and 11.12 of this Agreement, as well as reports prepared in accordance with Sections 6.21, 6.22, 6.23 and 6.24 (provided that the Rule 17g-5 Information Provider shall not be required to post to its Rule 17g-5 Website any such information previously posted to and available on the Securities Administrator’s website);

(ii)          any notice of any amendment that modifies the procedures herein relating to Exchange Act Rule 17g-5 pursuant to this Agreement; and

(iii)         a summary of any oral conversation with a Rating Agency regarding any Mortgage Loan, any Mortgaged Property or any REO Property, to the extent required to be provided pursuant to Rule 17g-5.

The foregoing information shall be made available by the Rule 17g-5 Information Provider on its Rule 17g-5 Website. Such information shall be posted to the Rule 17g-5 Website on the same Business Day as it is received, provided that such information is received by 12:00 p.m. (eastern time) or, if received after 12:00 p.m., on the next Business Day. The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the requirements of this Agreement, or otherwise is or is not anything other than what it purports to be. The Rule 17g-5 Information Provider shall not be deemed to have obtained actual knowledge of any information by virtue of the receipt and posting of such information to the Rule 17g-5 Website. Further, notwithstanding anything to the contrary herein, in the event the Depositor determines that any information previously posted to the Rule 17g-5 Website should not have been posted thereto pursuant to the terms of this Agreement, the Depositor shall direct the Rule 17g-5 Information Provider in writing to remove such information from the Rule 17g-5 Website, such written notice to specify the information to be so removed. The Rule 17g-5 Information Provider (i) shall have no obligation or duty to verify, confirm or otherwise determine the accuracy of the information contained in such written direction, (ii) shall be entitled to rely fully upon such written direction and (iii) shall not be held liable in connection with removing any such information from the Rule 17g-5 Website upon the receipt of such written direction.

The Rule 17g-5 Information Provider shall provide a mechanism to notify any party that has submitted an NRSRO Certification each time the Rule 17g-5 Information Provider posts an additional document to the Rule 17g-5 Website.

In connection with providing access to the Rule 17g-5 Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, has no obligation to review such information, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to each Rating Agency or NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the email address specified in writing to the Depositor, with a subject heading of “SEMT 2013-8” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Website.

If any NRSRO that has previously submitted an NRSRO Certification and whose NRSRO Certification has been accepted, notifies the Rule 17g-5 Information Provider that it is unable to access information posted to the Rule 17g-5 Website and such access issue is determined to be the result of a problem with the Rule 17g-5 Website, if such access issue is not resolved within one Business Day of such determination, the Rule 17g-5 Information Provider shall so notify the Depositor.

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(b)          Each of the Master Servicer, the Securities Administrator and the Trustee hereby agrees that, except as otherwise expressly permitted herein, it shall not communicate with (including verbally) or provide information to a Rating Agency regarding the Certificates (other than to indicate with respect to itself the aggregate principal balance of the Mortgage Loans in connection with describing the principal amount and number of mortgage loans for which it acts as servicer, securities administrator or trustee) without the prior consent of and consultation with the Depositor, and that any permitted communication by it to a Rating Agency will be made by it only in the manner prescribed by the procedures established by the Depositor to ensure compliance with Rule 17g-5 under the Exchange Act, including to the extent set forth herein, providing any such communications to the Depositor for posting on the Rule 17g-5 Website pursuant to this Section 4.03 prior to communicating with such Rating Agency.

Section 4.04         Rule 15Ga-1 Compliance.

(a)           To the extent a Responsible Officer of the Master Servicer receives a demand for the repurchase or substitution of a Mortgage Loan based on a breach of a representation or warranty made by the Seller or the Originator of such Mortgage Loan (each, a “Demand”), the Master Servicer agrees (i) if such Demand is in writing, promptly to forward such Demand to the Trustee, and (ii) if such Demand is oral, to instruct the requesting party to submit such Demand in writing to the Trustee. To the extent a Responsible Officer of the Trustee receives a Demand, it shall provide the Depositor with prompt written notice of such Demand.

(b)          In connection with the repurchase or substitution of a Mortgage Loan pursuant to a Demand, any dispute with respect to a Demand, or the withdrawal or final rejection of a Demand (i) the Master Servicer agrees, to the extent a Responsible Officer of the Master Servicer has actual knowledge thereof, promptly to notify the Trustee in writing, and (ii) the Trustee agrees, to the extent a Responsible Officer of the Trustee has actual knowledge thereof, promptly to notify the Depositor in writing.

(c)          With respect to Rule 15Ga-1 of the Exchange Act, to the extent in its possession, the Trustee shall provide the Depositor with any applicable information relating to a Demand (the “Rule 15Ga-1 Information”) in a timely manner so as to enable the Depositor to meet its reporting obligations under Rule 15Ga-1. The Depositor shall be entitled conclusively to rely on the Rule 15Ga-1 Information provided to it by the Trustee in connection with the compilation by the Depositor of the Rule 15Ga-1 Information required to be reported on Form 10-D. For the avoidance of doubt, the Depositor shall have sole responsibility for compiling the Rule 15Ga-1 Information required to be reported on Form 10-D, and the Securities Administrator shall be entitled conclusively to rely on any Rule 15Ga-1 Information provided to it by the Depositor for inclusion on each Form 10-D. Other than with respect to the obligations of the Trustee in this Section 4.04, the Trustee shall have no responsibility or liability in connection with any filing required to be made by the Depositor pursuant to Rule 15Ga-1 of the Exchange Act.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01         Distributions Generally.

(a)           Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Paying Agent on behalf of the Trustee shall make distributions to holders of Certificates as of the related Record Date in accordance with this Article V.  Such distributions shall be made by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities provided that the Certificateholder has furnished the securities administrator with wire instructions no later than seven days prior to the related Distribution Date (which may be in the form of standing instructions) or otherwise by check mailed to the address of the holder of the certificate entitled thereto as it appears on the applicable certificate register; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants.  Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution.  Notwithstanding such final payment of principal of any of the Certificates, each Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Certificates and at such time such final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office.  If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

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(b)           All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

Section 5.02         Distributions From the Distribution Account.

(a)          Subject to Sections 5.02(b) and (c), on each Distribution Date, the Available Distribution Amount, to the extent received by the Securities Administrator, shall be withdrawn by the Paying Agent from funds in the Distribution Account and allocated among the Classes of Senior Certificates and Subordinate Certificates in the following order of priority:

(i)          to the Senior Certificates, pro rata, such Class’s Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(ii)         to the Senior Certificates (other than the Interest-Only Certificates), the Senior Principal Distribution Amount, concurrently as follows:

(A)  to the Class A-1 Certificates, its pro rata portion of the Senior Principal Distribution Amount based upon its Class Principal Amount and the Class Principal Amounts of the Class A-1, Class A-2 and Class A-3 Certificates, until the Class Principal Amount of the Class A-1 Certificates has been reduced to zero; and

(B)  to the Class A-2 and Class A-3 Certificates, the remaining portion of the Senior Principal Distribution Amount, allocated sequentially to the Class A-2 Certificates until the Class Principal Amount of the Class A-2 Certificates has been reduced to zero and then to the Class A-3 Certificates until the Class Principal Amount of the Class A-3 Certificates has been reduced to zero;

(iii)         to the Class B-1 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(iv)         to the Class B-1 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(v)          to the Class B-2 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(vi)         to the Class B-2 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

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(vii)         to the Class B-3 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(viii)        to the Class B-3 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(ix)          to the Class B-4 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(x)           to the Class B-4 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

(xi)          to the Class B-5 Certificates, the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls, in each case, for such Class on such date;

(xii)         to the Class B-5 Certificates, such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

(xiii)        to the Class LT-R Certificates and the Class R Certificates, any remaining amount of the Available Distribution Amount allocated as provided in Section 5.02(d).

(b)          On each Distribution Date on and after the Credit Support Depletion Date, the Senior Principal Distribution Amount shall be distributed to the Class A-1, Class A-2 and Class A-3 Certificates pro rata in accordance with their respective Class Principal Amounts.

(c)          Notwithstanding the priority and allocation set forth in Section 5.02(a), if with respect to any Class of Subordinate Certificates other than the Class B-1 Certificates on any Distribution Date the sum of the Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a lower payment priority than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of principal shall be made to any such Classes. The Subordinate Principal Distribution Amount shall be allocated among the Classes of Subordinate Certificates having higher payment priorities than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.02(a) above.

(d)           Amounts distributed to the Residual Certificates pursuant to Section 5.02(a)(xiii) on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date; provided, however, that the Class LT-R Certificate shall be entitled to any amounts representing net gain resulting from the sale of any REO Properties or other Liquidation Proceeds due to the Residual Certificates with respect to the Mortgage Loans.

(e)          For purposes of distributions of interest in Section 5.02(a) such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

(f)          Amounts distributed to the Certificates (other than the Class LT-R Certificate) pursuant to this Section shall be deemed to have first been distributed from the Lower Tier REMIC to the Upper Tier REMIC in respect of the Lower Tier REMIC regular interests in accord with the distribution provisions for the Lower Tier REMIC set forth in the Preliminary Statement.

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Section 5.03         Allocation of Losses.

(a)           On or prior to each Distribution Date, the Master Servicer shall calculate the aggregate Realized Losses for such Distribution Date based on the information with respect to losses as reported to it by each Servicer.

(b)           On each Distribution Date, the Securities Administrator shall allocate the principal portion of Realized Losses as follows:

first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class B-5 Certificates and ending with the Class B-1 Certificates) until the Class Principal Amount of each such Class is reduced to zero; and

second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with their respective Class Principal Amounts, until their respective Class Principal Amounts have been reduced to zero.

(c)           On each Distribution Date, the Class Principal Amount of the Class of Subordinate Certificates then outstanding with the lowest payment priority shall be reduced on each Distribution Date by the Certificate Writedown Amount and if no Subordinate Certificates are then outstanding the Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates shall be reduced by the Certificate Writedown Amount, pro rata in accordance with their respective Class Principal Amounts.

(d)           Any allocation of a loss pursuant to this section to a Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

(e)           Subsequent Recoveries in respect of the Mortgage Loans shall be distributed to the Certificates still outstanding, in accordance with Section 5.02, and the Class Principal Amount of each Class of Certificates then outstanding that has been reduced due to application of a Certificate Writedown Amount or Realized Loss will be increased, pro rata in accordance with their respective Class Principal Amounts in the case of the Class A-1, Class A-2 and Class A-3 Certificates and sequentially in order of seniority in the case of the Subordinate Certificates, by the lesser of (i) the amount of such Subsequent Recovery (reduced by any amounts applied for this purpose to more senior-ranking Certificates) and (ii) the Realized Loss amount previously allocated to such Class.

(f)           Realized Losses and the amount of any Certificate Writedown Amount allocated by this Section to a Class of Certificates shall be allocated to the corresponding Lower Tier REMIC Interest and shall reduce the Class Principal Amount of such Lower Tier REMIC Interest to the same extent that the Class Principal Amount of such Class of Certificates is reduced pursuant to the provisions of this Section. Subsequent Recoveries distributed to a Class of Certificates pursuant to the provisions of subsection 5.03(e) shall be deemed to have been distributed to the corresponding Lower Tier REMIC Interest. To the extent that the Class Principal Amount of any Class of Certificates has been increased on account of Subsequent Recoveries pursuant to the provisions of subsection 5.03(e), the principal balance of the corresponding Lower Tier REMIC Interest shall be increased by the same amount.

(g)           Any Class of Certificates or Lower-Tier Interest whose Class Principal Amount has been reduced to zero due to the allocation of Realized Losses will nonetheless remain outstanding under this Agreement and will continue to be entitled to receive Subsequent Recoveries until the termination of the Trust Fund; provided, however, that no such Class of Certificates will have voting rights with respect to matters under this Agreement requiring or permitting actions to be taken by any Certificateholders.

Section 5.04         Servicer Obligations.

In the event of any inconsistency between this Agreement and a Servicing Agreement with respect to obligations of a Servicer, the provisions of the applicable Servicing Agreement shall govern such obligations and the Master Servicer’s obligations hereunder shall be modified accordingly, unless doing so would otherwise require or allow the Master Servicer or any Servicer to take any action that could cause an Adverse REMIC Event in violation of the requirements set forth in Section 10.01(f) hereof.

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Section 5.05         Advances by Master Servicer.

If any Servicer (other than Cenlar FSB) or the Servicing Administrator fails to remit any Advance required to be funded under the applicable Servicing Agreement, the Master Servicer shall itself fund, or shall cause the successor Servicer or successor Servicing Administrator to fund, such Advance. If the Master Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit to the Securities Administrator from its own funds (or funds advanced by the applicable Servicer or the Servicing Administrator) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. The Master Servicer, each Servicer (other than Cenlar FSB) and the Servicing Administrator shall be entitled to be reimbursed for all Advances funded by it. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is nonrecoverable, the Master Servicer shall be under no obligation to make such Advance. If the Master Servicer determines that an Advance is nonrecoverable, it shall, on or prior to the related Distribution Date, deliver an Officer’s Certificate to the Trustee to such effect.

Section 5.06         Master Servicer Compensating Interest Payments.

The amount of the aggregate Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Master Servicer Compensating Interest Payment for such Distribution Date; provided, however, that the Master Servicing Fee shall be reduced if and to the extent that a Servicer or the Servicing Administrator had an obligation to reduce its Servicing Fee by such amount and failed to do so pursuant to the related Servicing Agreement. Such amount shall not be treated as an Advance and shall not be reimbursable to the Master Servicer.

ARTICLE VI

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR; EVENTS OF DEFAULT

Section 6.01         Duties of Trustee and the Securities Administrator.

(a)           The Trustee, except during the continuance of an Event of Default, and the Securities Administrator each undertake to perform their respective duties and only such duties as are specifically set forth in this Agreement.  Any permissive right of the Trustee and the Securities Administrator provided for in this Agreement shall not be construed as a duty of the Trustee or the Securities Administrator, as the case may be. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Securities Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished to the Trustee or the Securities Administrator pursuant to this Agreement and shall not be required to recalculate or verify any numerical information furnished to the Trustee or the Securities Administrator pursuant this Agreement.  Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee or the Securities Administrator, as applicable, shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s or the Securities Administrator’s satisfaction, the Trustee or the Securities Administrator, as applicable, will provide notice thereof to the Certificateholders and take such further action as directed by the Certificateholders pursuant to Sections 6.02(d) and 6.02(f).

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(c)          None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)          The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

(ii)         For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

(iii)        For all purposes under this Agreement, except when the Master Servicer is the Securities Administrator, the Securities Administrator shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to furnish information to the Securities Administrator or payment on a Distribution Date when required to do so) unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement;

(iv)        No provision of this Agreement shall require the Trustee or the Securities Administrator (regardless of the capacity in which it is acting) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Depositor, the Master Servicer or any other Person under this Agreement, the Servicing Agreements or the Custodial Agreement; and

(v)         None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be responsible for any act or omission of the Master Servicer (other than, in the case of the Securities Administrator, as provided in the next sentence), the Depositor, the Seller, the Servicers, the Custodian or the Controlling Holder.

(d)         Neither the Securities Administrator nor the Trustee shall have any duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Securities Administrator and the Trustee shall promptly remit to the applicable Servicer (with a copy to the Master Servicer) upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Securities Administrator or the Trustee, as applicable, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Securities Administrator or the Trustee, as applicable, to make a determination that the real property to which such document relates is a Mortgaged Property.

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(e)           None of the Trustee, the Securities Administrator or the Master Servicer shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, the Securities Administrator or the Master Servicer or exercising any trust or power conferred upon the Trustee, the Securities Administrator or the Master Servicer under this Agreement.

(f)           Neither the Trustee nor the Securities Administrator shall be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except, with respect to the Master Servicer, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g)           Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall have any duty (A) to record, file, or deposit this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to maintain any such recording or filing or depositing or to undertake any rerecording, refiling or redepositing of any thereof, (B) to procure or maintain any insurance, (C) to pay or discharge any tax, assessment, or other governmental charge or penalty or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer or any Servicer delivered to the Trustee or the Securities Administrator pursuant to this Agreement or any Servicing Agreement believed by the Trustee or the Securities Administrator, as applicable, to be genuine and to have been signed or presented by the proper party or parties.

(h)          None of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, unless it shall be proved that the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, was negligent in ascertaining the pertinent facts.

(i)           Notwithstanding anything in this Agreement to the contrary, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)          Neither the Trustee nor the Securities Administrator (regardless of the capacity in which it is acting) shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them agents of one another.

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(k)          The duties and obligations of the Trustee, the Securities Administrator, the Paying Agent and the Certificate Registrar shall be determined solely by the express provisions of this Agreement, none of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar shall be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar and, in the absence of bad faith on the part of the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, the Trustee, the Securities Administrator, the Paying Agent or the Certificate Registrar, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such party that conform to the requirements of this Agreement.

Section 6.02         Certain Matters Affecting the Trustee and the Securities Administrator.

Except as otherwise provided in Section 6.01:

(a)           Before taking or refraining from taking any actions hereunder, each of the Trustee and the Securities Administrator may request, and may rely and shall be protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Each of the Trustee and the Securities Administrator may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)           Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d)           Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates or such other percentage specified in Section 2.05 with respect to actions described in Section 2.05; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding.  Except as otherwise provided in Section 2.05, the reasonable expense thereof shall be paid by the party requesting such investigation and shall not be paid by the Trust Fund; and, provided further, that in the case of an alleged breach of an Originator's representations and warranties, the provisions of Section 2.05 must be satisfied.

(e)           Each of the Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, as applicable, either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee and the Securities Administrator conferred on them by such appointment; provided that each of the Trustee and the Securities Administrator shall continue to be responsible for its duties and obligations hereunder to the extent provided herein; provided further that neither the Securities Administrator nor the Trustee shall be responsible for the duties and obligations of Wells Fargo Bank, N.A. in its capacity as the Custodian under the Custodial Agreement, or of Citibank, N.A., in its capacity as the Paying Agent, the Authenticating Agent, the Securities Administrator or the Certificate Registrar under this Agreement;

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(f)           Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, and the Trustee shall not be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby;

(g)          The right of the Trustee and the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its negligence or willful misconduct in the performance of such act;

(h)         Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation (including, but not limited to, reviewing any reports delivered to the Trustee in connection with the review of the Trustee Mortgage Files and the Trustee Credit Files) as to the occurrence of any condition requiring the repurchase of any Mortgage Loan pursuant to this Agreement, the Mortgage Loan Purchase and Sale Agreement, the Purchase Agreements or the Servicing Agreements, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement including, without limitation, whether any mortgage loan is a Qualified Substitute Mortgage Loan, except as set forth in Section 2.05 with respect to the Trustee.

In the event either the Trustee or the Securities Administrator deems the nature of any action required on its part to be unclear, the Trustee or the Securities Administrator, as applicable, may require prior to such action that it be provided by the Depositor with reasonable further written instructions.

Section 6.03         Trustee and Securities Administrator Not Liable for Certificates.

The Trustee and the Securities Administrator make no representations as to the validity or sufficiency of this Agreement, the Custodial Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement or the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan or related document, save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.  The recitals contained herein and in the Certificates (other than the signature of the Trustee on the Certificates and the acknowledgements of the Trustee contained in Article II) shall not be taken as the statements of the Securities Administrator or the Trustee and neither the Securities Administrator nor the Trustee assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or of funds paid to the Depositor in consideration of the sale of the Mortgage Loans to the Trustee by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates.  Neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

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Section 6.04         Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator (and any Affiliate or agent of either of them) in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee, Securities Administrator or such Affiliate or agent, as applicable.

Section 6.05         Eligibility Requirements for Trustee and Securities Administrator.

The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) be a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Master Servicer, any Servicer or the Servicing Administrator.  If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

The Securities Administrator hereunder shall at all times (i) be an institution authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (ii) be rated at least “A/F1” by Fitch and at least “A2/P-1” by Moody’s (or “A3/P-2” by Moody’s in the case of Citibank, N.A.), or if not rated by Fitch or Moody’s, the equivalent rating by KBRA or S&P, and (iii) not be the Depositor, an Affiliate of the Depositor or, other than in the case of the initial Securities Administrator, the originator or servicer of any of the Mortgage Loans.

Section 6.06         Resignation and Removal of Trustee and the Securities Administrator.

(a)           Each of the Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving 60 days’ written notice thereof to the Trustee or the Securities Administrator, as applicable, the Depositor and the Master Servicer.  Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or a successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or resigning Securities Administrator, as applicable, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer.  If no successor trustee or successor securities administrator shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or resigning Securities Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor trustee or successor securities administrator, as applicable.  In the case of any such resignation by the Securities Administrator, if no successor securities administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 6.06, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement and shall be entitled to the fees of the Securities Administrator for so long as the Trustee performs such duties; provided, however, that the Trustee may engage a qualified entity to perform the duties of the Securities Administrator under Sections 6.21, 6.22, 6.23, 6.24 and 11.16 of this Agreement. The successor trustee shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Trustee and the successor securities administrator shall notify each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer of any change of Securities Administrator.

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(b)           If at any time any of the following events shall occur: (i) the Trustee or the Securities Administrator ceases to be eligible in accordance with the provisions of Section 6.05 and fails to resign after written request therefor by the Depositor, (ii) the Securities Administrator fails to perform its obligations pursuant to Section 5.02 to make distributions to Certificateholders, which failure continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Securities Administrator by the Trustee or the Depositor, (iii) the Securities Administrator fails to provide a Back-up Certificate, Assessment of Compliance or an Accountant’s Attestation required under Sections 6.21, 6.23 and 6.24, respectively, by March 15 of each year in which Exchange Act reports are required, (iv) the Trustee or the Securities Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator of its property is appointed, or any public officer takes charge or control of the Trustee or the Securities Administrator or of the property or affairs of either for the purpose of rehabilitation, conservation or liquidation, (v) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (vi) the continued use of the Trustee or the Securities Administrator would result in a downgrading of the rating by a Rating Agency of any Class of Certificates with a rating; then, in each such case, the Depositor shall remove the Trustee or the Securities Administrator, as applicable, and the Depositor shall appoint a successor trustee or successor securities administrator, as applicable, by written instrument, one copy of which instrument shall be delivered to the Trustee or Securities Administrator so removed, one copy to the successor trustee or successor securities administrator, as applicable, and one copy to the Master Servicer. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Depositor shall direct the Trustee to remove the Master Servicer in accordance with the provisions of Section 6.14, and the Trustee promptly upon such direction shall remove the Master Servicer in accordance therewith.

(c)           The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days’ written notice to the Trustee or the Securities Administrator, as applicable, and to the Depositor remove the Trustee or the Securities Administrator, as applicable, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee or Securities Administrator, as applicable, and one copy to the Master Servicer. The Depositor shall thereupon appoint a successor trustee or successor securities administrator, as applicable, in accordance with this Section.

(d)           Any resignation or removal of the Trustee or the Securities Administrator, as applicable, and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall only become effective upon acceptance of appointment by the successor trustee or the successor securities administrator, as applicable, as provided in Section 6.07.

Section 6.07         Successor Trustee and Successor Securities Administrator.

(a)           Any successor trustee or successor securities administrator appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee or predecessor securities administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator, as applicable, shall become effective and such successor trustee or successor securities administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or securities administrator, as applicable, herein.  The predecessor trustee shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder), all Trustee Mortgage Files and Trustee Credit Files and documents and statements related to each Trustee Mortgage File and Trustee Credit File held by it hereunder, the predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the predecessor trustee or the predecessor securities administrator, as applicable, shall deliver such of the records or copies thereof maintained by the predecessor trustee or predecessor securities administrator, as applicable, in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.  In addition, the Depositor and the predecessor trustee or predecessor securities administrator, as applicable, shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or successor securities administrator, as applicable, all such rights, powers, duties and obligations. The predecessor securities administrator shall also deliver to the Depositor the Back-up Certificate with respect to the portion of the calendar year in which the predecessor securities administrator acted as Securities Administrator hereunder.

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(b)           No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee or successor securities administrator, as applicable, shall be eligible under the provisions of Section 6.05.

(c)           Upon acceptance of appointment by a successor trustee or successor securities administrator, as applicable, as provided in this Section 6.07, the predecessor trustee or predecessor securities administrator, as applicable, shall mail notice of the succession of such trustee or securities administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency through the Rule 17g-5 Information Provider.  The expenses of such mailing shall be borne by the predecessor trustee or predecessor securities administrator, as applicable; provided, if such party has been removed without cause, such expenses will be borne by the Trust Fund.

Section 6.08         Merger or Consolidation of Trustee or Securities Administrator.

Any Person into which the Trustee or Securities Administrator may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or Securities Administrator shall be a party, or any Persons succeeding to the corporate trust business of the Trustee or Securities Administrator, shall be the successor to the Trustee or Securities Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the applicable provisions of Section 6.05.

Section 6.09         Appointment of Co-Trustee, Separate Trustee or Custodian.

(a)           Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located.  The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.  The obligation of the Master Servicer to make Advances pursuant to Section 5.05 hereof shall not be affected or assigned by the appointment of a co-trustee.

(b)           Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

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(i)            all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii)           no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv)           the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer.

(d)           Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)           No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f)           The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g)           The Trust Fund shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee).

Section 6.10         Authenticating Agents.

(a)           The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates.  The Trustee hereby appoints the Securities Administrator as initial Authenticating Agent, and the Securities Administrator hereby accepts such appointment.  Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent must be a national banking association or a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

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(b)           Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c)           Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee and the Depositor.  The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10.  No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or in accordance with the provisions of this Agreement.

Section 6.11         Indemnification of the Trustee, the Securities Administrator and the Master Servicer.

Subject to the limitations described in clause (C) of the definition of Available Distribution Amount, Wilmington Trust, National Association, both in its individual capacity and in its capacity as Trustee hereunder, CitiMortgage, Inc., both in its individual capacity and in its capacity as Master Servicer hereunder, and Citibank, N.A., both in its individual capacity and in its capacities as Securities Administrator, Certificate Registrar, Paying Agent and Authenticating Agent hereunder, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by, and entitled to reimbursement from, the Trust Fund for any claim, loss, liability, damage, cost or expense, including without limitation any reasonable legal fees and expenses and any extraordinary or unanticipated expense, incurred or expended (without negligence or willful misconduct on its or their part) in connection with, (a) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves or for the sake of the Trust Fund any legal proceeding (including any arbitration provision contemplated hereby), whether pending or threatened, that is related directly or indirectly in any way to the Trust Fund, this Agreement, the Purchase Agreements, the Servicing Agreements, the Mortgage Loan Purchase and Sale Agreement, the Custodial Agreement, the Mortgage Loans or other assets of the Trust Fund, or the Certificates (including without limitation the initial offering, any secondary trading and any transfer and exchange of the Certificates), (b) the acceptance or administration of the trusts created hereunder, (c) the performance or exercise or the lack of performance or exercise of any or all of its or their powers, duties, rights, responsibilities, or privileges hereunder, including without limitation (i) complying with any new or updated laws or regulations directly related to the performance by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, of its obligations under this Agreement and (ii) addressing any bankruptcy in any way related to or affecting this Agreement, the Purchase Agreements, the Servicing Agreements, the Custodial Agreement, the Mortgage Loan Purchase and Sale Agreement or any party to such agreements, including, as applicable, all costs incurred in connection with the use of default specialists within or outside Wilmington Trust, National Association (in the case of Wilmington Trust, National Association personnel, such costs to be calculated using standard market rates), in the case of the Trustee, CitiMortgage, Inc. (in the case of CitiMortgage, Inc. personnel, such costs to be calculated using standard market rates), in the case of the Master Servicer, and Citibank, N.A. (in the case of Citibank, N.A. personnel, such costs to be calculated using standard market rates), in the case of the Securities Administrator. As of the Startup Day, no such indemnifications or expense reimbursements are expected to be paid from the Trust Fund and it is intended that if such payments are ever made that they be characterized for purposes of the REMIC Provisions as "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

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In connection with any claim as to which indemnification is to be sought hereunder:

(i)          the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall give the Depositor written notice thereof promptly after the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall have knowledge thereof; provided that failure of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, to provide such written notice shall not relieve the Trust Fund of the obligation to indemnify the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, under this Section 6.11;

(ii)           while maintaining control over its own defense, the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer as applicable, shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii)           notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The indemnification obligations set forth in this Section shall survive the discharge of this Agreement and the termination or resignation of the Trustee, the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent or the Master Servicer, as applicable.

Section 6.12         Fees and Expenses of the Securities Administrator, the Certificate Registrar, the Paying Agent, Authenticating Agent, the Trustee and the Custodian.

(a)          Compensation for the services of the Securities Administrator, the Certificate Registrar, the Paying Agent, the Authenticating Agent and the Master Servicer hereunder shall be paid from the Securities Administrator Fee. The Securities Administrator shall be entitled to all disbursements and advancements incurred or made by the Securities Administrator in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses arising from its negligence, bad faith or willful misconduct. Citibank, N.A., shall act as Securities Administrator for so long as CitiMortgage, Inc. is Master Servicer under this Agreement.

(b)          As compensation for its services hereunder, the Trustee shall be entitled to receive the Trustee Fee, which shall be paid by the Securities Administrator from amounts available therefor in the Distribution Account, as well as an initial acceptance fee of $3,500 to be paid by the Depositor. Each successor trustee hereby agrees to be bound by the terms of such arrangement. Any costs and expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

(c)          If the Custodial Agreement is terminated, the Depositor shall pay the fees and expenses of any successor custodian pursuant to a new custodial agreement to be entered into among the Depositor, the Seller, the Trustee and the successor custodian.

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Section 6.13         Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by it pursuant to this Agreement.  The Trustee or the Securities Administrator, as applicable, shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

Section 6.14         Events of Default; Trustee to Act; Appointment of Successor.

(a)          The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i)          Any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.02 which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates affected thereby;

(ii)         Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (vii) and (viii) below) on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates (or in the case of a breach of its obligation to provide an Item 1123 Certificate, an Assessment of Compliance or an Accountant’s Attestation pursuant to Sections 6.22, 6.23 and 6.24, immediately without a cure period);

(iii)        A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or a Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer;

(iv)        The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

(v)         The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(vi)        The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.05 hereof;

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(vii)       If a representation or warranty set forth in Section 9.03 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Trustee by the Holders of more than 50% of the Aggregate Voting Interests of the Certificates;

(viii)      A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee and Certificateholders holding more than 50% of the Aggregate Voting Interests of the Certificates;

(ix)         The purchase or holding of any Certificates by the Master Servicer or any master servicer transferee that is an insured depository institution (as such term is defined in the Federal Deposit Insurance Act) such that the Master Servicer or such master servicer transferee is required to consolidate any assets of the issuing entity on its financial statements under U.S. generally accepted accounting principles;

(x)          Any failure of the Master Servicer to make any Advances when such Advances are due, which failure continues unremedied for a period of one Business Day.

If an Event of Default described in clauses (i) through (ix) of this Section shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time as prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and, if so directed in writing by Certificateholders evidencing either (i) more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, or (ii) 50% of the aggregate Class Principal Amount of the Subordinate Certificates, or upon the occurrence of an Event of Default described in clause (x) of this Section, shall, terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided, however, that in the case of the preceding clause (ii), the Trustee shall provide written notice to all of the Certificateholders within two Business Days of receiving such direction and shall not terminate the Master Servicer if, within 30 days of sending such written notice, the Trustee has received contrary instructions from Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificateholders. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee and the Securities Administrator in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated pursuant to this Section 6.14 shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee or Securities Administrator reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending this Agreement, if necessary. If the same Person is acting as both the Securities Administrator and the Master Servicer, then the Trustee shall direct the Depositor to remove the Securities Administrator in accordance with the provisions of Section 6.06(b), and the Depositor promptly upon such direction shall remove the Securities Administrator in accordance therewith.

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Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement under this Agreement to the extent such reimbursement relates to the period prior to such Master Servicer’s termination. The successor master servicer shall not be required to purchase or reimburse the terminated Master Servicer's Advance receivables. For the avoidance of doubt, to the extent that the terminated Master Servicer and a successor master servicer have each made Advances in respect of the same Mortgage Loan, recovered amounts shall be used to reimburse the terminated Master Servicer and a successor master servicer in the order in which such Advances were made.

When a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, the Trustee shall promptly notify the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider of the nature and extent of such Event of Default. The Trustee or the Securities Administrator shall promptly give written notice to the Master Servicer upon the Master Servicer’s failure to fund Advances as required under this Agreement.

(b)          On and after the time the Master Servicer receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the written resignation of the Master Servicer pursuant to Section 9.06, the Trustee, unless, in either case, another master servicer shall have been appointed by the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and with respect to the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances in accordance with Section 5.04; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. The Trustee shall have no responsibility for any act or omission of the Master Servicer other than any act or omission performed by the Trustee in its capacity as a successor master servicer. In addition, the Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.03. In the Trustee’s capacity as successor master servicer, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation for acting as successor master servicer hereunder, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee, subject to Section 6.14(d).

(c)          Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000, which is a Fannie Mae or Freddie Mac-approved master servicer, and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties and liabilities of a master servicer, like the Master Servicer. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee, in its individual capacity, shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder.

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The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the master servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and transferring to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or which should have been deposited by the Master Servicer in the Distribution Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor master servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the predecessor master servicer to cooperate as required by this Agreement, (iii) the failure of the predecessor master servicer to deliver the Mortgage Loan data to the Securities Administrator as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the predecessor master servicer. No successor master servicer (other than the Trustee, with respect to the failure of the Trustee to cooperate as set forth in subclause (ii) below) shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Securities Administrator to deliver, or any delay in delivering cash, documents or records to it related to such distribution, or (ii) the failure of Trustee or the Securities Administrator to cooperate as required by this Agreement.

Any successor master servicer shall execute and deliver to the Depositor, the Seller and the predecessor master servicer the certification required pursuant to the first sentence of Section 6.20(e).

(d)          In connection with such appointment and assumption of a successor master servicer, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder.

(e)          To the extent that the costs and expenses incurred by the Trustee in connection with any alleged or actual default by the Master Servicer, the termination of the Master Servicer, any appointment of a successor master servicer and/or any transfer and assumption of master servicing by the Trustee or any successor master servicer (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with the investigation of any alleged or actual default by the Master Servicer, the evaluation of the potential termination and/or the actual termination of the Master Servicer and the appointment of a successor master servicer and (ii) all Master Servicing Transfer Costs) are not fully and timely reimbursed by the terminated master servicer, then (a) the successor master servicer shall deduct such amounts from any amounts that it otherwise would have paid to the predecessor master servicer in reimbursement of outstanding Advances, and the successor master servicer shall reimburse itself and the Trustee for any unreimbursed costs and expenses, and (b) if the Trustee is not required to be reimbursed by the Master Servicer or if such costs and expenses are not satisfied pursuant to clause (a) within 90 days, then the Trustee and the successor master servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account, subject to the limitations described in clause (C) of the definition of Available Distribution Amount.

Section 6.15         Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith).  Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

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Section 6.16         Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of the Certificateholders may waive any event of default of a Servicer or the Servicing Administrator under the related Servicing Agreement or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any Advances or any required deposit to the Distribution Account that would result in a failure of the Paying Agent to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the Certificateholders.  Upon any such waiver of a past default, such default shall cease to exist, and any event of default under a Servicing Agreement or Event of Default hereunder arising therefrom shall be deemed to have been remedied for every purpose of such Servicing Agreement and/or this Agreement, as applicable.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17         Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee (i) so long as the Master Servicer and the Securities Administrator are not the same Person, shall promptly notify the Securities Administrator in writing, and (ii) shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register.  The Trustee shall also, within 45 days after the date when a Responsible Officer of the Trustee has actual knowledge of the occurrence of any Event of Default, give written notice thereof to the Securities Administrator and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

Section 6.18         Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Sections 6.16 and 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as Master Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, (a) determines that the action or proceeding so directed may not lawfully be taken or (b) in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

Section 6.19         Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give prompt written notice thereof to the Master Servicer.

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Section 6.20         Preparation of Tax Returns and Other Reports.

(a)           The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Securities Administrator is notified in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law. The Master Servicer will indemnify the Securities Administrator and the Trustee for any liability of or assessment against the Securities Administrator and the Trustee, as applicable, resulting from any error in any of such tax or information returns directly resulting from errors in the information provided by such Master Servicer.

(b)           The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Master Servicer shall cause each Servicer to provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such reports.

Section 6.21         Reporting to the Commission.

Each of Form 10-D and Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Securities Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Securities Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Securities Administrator shall be entitled to rely on such representations in preparing and/or filing any such report.

(a)           Reports Filed on Form 10-D.

(i)           Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit L hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit L hereto, within 5 calendar days after the related Distribution Date, (1) the parties set forth thereon shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit I hereto (an “Additional Disclosure Notification”) and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)           After preparing the Form 10-D, the Securities Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Securities Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Securities Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-D is in final form and the Securities Administrator may proceed with the filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in subsection (d)(ii) of this Section 6.21.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Securities Administrator.  Each party to this Agreement acknowledges that the performance by the Securities Administrator of its duties under this Section 6.21(a) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b)           Reports Filed on Form 10-K.

(i)           On or prior to the 90th day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2014, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 10-K required by the Exchange Act, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, the Custodial Agreement and the applicable Servicing Agreement, (1) the Item 1123 Certificate for each Servicer, each Additional Servicer, the Master Servicer, the Servicing Administrator and the Securities Administrator as described under Section 6.22, (2)(A) the Assessment of Compliance with servicing criteria for each Servicer, the Custodian, each Servicing Function Participant, the Master Servicer, the Servicing Administrator, the Securities Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 6.23 and the Custodial Agreement and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (3)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 6.24 and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (4) the certification required under Rule 13a-14(d) and 15d-14(d) under the Exchange Act executed by the Depositor (provided, however, that the Securities Administrator, at its discretion, may omit from the Form 10-K any annual compliance statement, Assessment of Compliance or Accountant’s Attestation that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (1) through (4) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit M hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit M hereto, no later than March 15 following each fiscal year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in March 2014, (1) the parties set forth on Exhibit M shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with any applicable Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure or information in the Additional Disclosure Notification on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure or information from the Additional Disclosure Notification in Form 10-K pursuant to this paragraph.

(iii)           After preparing the Form 10-K, the Securities Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and related certifications required under the Exchange Act and return an electronic or fax copy of such documents (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d).  Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Securities Administrator.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(b) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodian, the Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties.  The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(c)           Reports Filed on Form 8-K.

(i)           Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit N hereto to the Depositor and the Securities Administrator and reviewed and approved or disapproved by the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

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(ii)           As set forth on Exhibit N hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (1) the parties to this transaction shall be required to provide to the Securities Administrator and the Depositor, to the extent known by a Responsible Officer thereof, a notice in the form of Exhibit I attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (2) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph. The Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed in Exhibit N of their duties under this paragraph and will not solicit from such parties any Form 8-K Disclosure Notification.

(iii)           After preparing the Form 8-K, the Securities Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Securities Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. In the absence of receipt of any written changes or approval, the Securities Administrator shall be entitled to assume that such Form 8-K is in final form and the Securities Administrator may proceed with the filing of the Form 8-K. No later than noon (New York City time) on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 6.21(d). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(c) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties. The Securities Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)           Delisting; Amendments; Late Filings.

(i)           If the Depositor determines that the requirements for suspension of the Trust Fund’s Exchange Act reporting requirements set forth in Rule 15d-22(b) of the Exchange Act and any other applicable regulation are satisfied, it shall so notify the Securities Administrator. Following receipt of such notice, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust Fund under the Exchange Act (a “Form 15”).  Subsequent to the filing of a Form 15, if the Depositor determines that the Trust Fund has once again become subject to the Exchange Act reporting requirements, then it shall promptly notify the Securities Administrator, and the Securities Administrator shall recommence preparing and filing required Exchange Act reports. Prior to January 30 of the following calendar year, the Securities Administrator shall, if directed to do so by the Depositor, in accordance with industry standards, prepare and file a Form 15.

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In connection with any direct offering of Certificates by the Depositor, in an offering registered with the Commission, subsequent to the filing of a Form 15 pursuant to the preceding paragraph: (1) the Depositor shall notify the Securities Administrator in writing not less than 10 days prior to the date on which such offering will be made; (2) the Depositor shall cause to be prepared and filed the initial current report on Form 8-K required to be filed in connection with such offering; (3) the Securities Administrator, as directed by the Depositor, shall file a report on Form 10-D for the Distribution Date following the month in which such offering occurs and, thereafter, any reports on forms 8-K, 10-K and 10-D in respect of the Trust Fund as and to the extent required under the Exchange Act, as set forth in this Section (other than the report referred to in clause (2) above); (4) the Depositor shall be responsible for notifying the other parties to the transaction of such offering and that the obligations of such parties to provide information in connection with the Depositor’s  Exchange Act reporting requirements have been reinstated; and (5) the Depositor shall be responsible for all reasonable fees and expenses incurred by the Securities Administrator in connection with such offering, including its review and approval of any offering document and any amendment to any transaction document made in connection with such offering.

(ii)           In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly, but no later than within one Business Day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Distribution Date Statement), additional Form 10-K or Form 8-K disclosure information, the Securities Administrator will electronically notify the Depositor and the affected parties and the Securities Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer in charge of securitization of the Depositor.  The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 6.21(d) related to the timely preparation and filing of a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary herein, the Securities Administrator shall not file any Form 8-K, Form 10-D or Form 10-K as to which it has received from the Depositor a notice to the effect that, upon review of the proposed filing, the Depositor does not approve of such filing.

(e)          Sarbanes-Oxley Certification Back-up.

In connection with the annual certification to be delivered by the Depositor pursuant to Rules 13a-14d and 15d-14(d) of the Exchange Act, each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall provide, and each Servicer, pursuant to the applicable Servicing Agreement, the Master Servicer and the Securities Administrator shall cause any Servicing Function Participant engaged by it to provide, to the Depositor, by March 15 following each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certificate”), in the form attached hereto as Exhibit J (or in such other form attached to the applicable Servicing Agreement), upon which the Depositor and its officers, directors and Affiliates can reasonably rely. In the event that a Servicer, the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, any Servicing Agreement or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certificate to the Depositor pursuant to this Section 6.21(e) with respect to the period of time it was subject to this Agreement, such Servicing Agreement or any applicable sub-servicing agreement, as the case may be.

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The Master Servicer shall enforce any obligation of the Servicers, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer the Back-Up Certificate as may be required pursuant to such Servicing Agreement.

Section 6.22         Annual Statements of Compliance.

(a)          The Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Securities Administrator, the Servicing Administrator and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Securities Administrator on or before March 1 of each year, commencing in March 2014, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, the applicable Servicing Agreement or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b)          In the event the Master Servicer, the Securities Administrator or any Additional Servicer engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 6.22 or as required under such other applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

(c)          The Master Servicer shall enforce any obligation of any Servicer and the Servicing Administrator, to the extent set forth in the related Servicing Agreement, to deliver to the Depositor an Item 1123 Certificate.

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Section 6.23         Annual Assessments of Compliance.

(a)        On or before March 1 of each calendar year, commencing in March 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Securities Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains:

(A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria,

(B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria,

(C) such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.21(b) including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria,

(i) a discussion of each such failure and the nature and status thereof,

(ii) in the case of the Master Servicer, the Servicing Administrator, the Securities Administrator and the Custodian, disclosure for inclusion in any Form 10-K that will be prepared and filed for the Trust Fund pursuant to Section 6.21(b) of this Agreement describing whether the noncompliance that led to the determination that there was a material instance of noncompliance with relevant servicing for such party’s platform involved the Trust Fund, without regard to whether such noncompliance involving the Trust Fund resulted in the disclosure of material noncompliance pursuant to Item 1123 of Regulation AB, and

(iii) in the case of each Servicer such other information as is required under the terms of the applicable Servicing Agreement, and

(D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

(b)        No later than the end of each fiscal year for the Trust Fund for which a 10-K is required to be filed, each Servicer, the Servicing Administrator and the Master Servicer shall each forward to the Securities Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person). When the Master Servicer, each Servicer and the Servicing Administrator (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Securities Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Sections 6.23 and 6.24, of each Servicing Function Participant engaged by it.

(c)        Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Servicing Administrator, the Securities Administrator, each Servicer, the Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit K or the applicable exhibit to the related Servicing Agreement in respect of each Servicer and the Servicing Administrator and notify the Depositor of any exceptions.

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(d)          In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 6.23, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in related the Servicing Agreements or the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreements or the Custodial Agreement, as applicable.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers, the Servicing Administrator and the Custodian with its own Assessment of Compliance to be submitted to the Securities Administrator pursuant to this Section.

(f)          The obligations of each party to provide assessments of compliance and attestations under this Section 6.23 and Section 6.24 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund, but shall become effective after such a filing if the Trust Fund is required to continue to file reports under the Exchange Act as contemplated in Section 6.21(d)(i).

Section 6.24         Accountant’s Attestation.

(a)          On or before March 1 of each calendar year, commencing in 2014, the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Servicing Administrator, the Securities Administrator, a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Securities Administrator and to the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s Assessment of Compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(b)          Promptly after receipt of each Accountant’s Attestation from the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review such reports and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Securities Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c)          The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers, the Servicing Administrator and the Custodian with its own Accountant’s Attestation to be submitted to the Securities Administrator pursuant to this Section.

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(d)          In the event the Master Servicer, the Servicing Administrator, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, the Custody Agreement or a Servicing Agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 6.24, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

(e)          The Master Servicer shall enforce any obligation of the Servicers, the Servicing Administrator and the Custodian, to the extent set forth in the related Servicing Agreements and the Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the timeframe set forth in, and in such form and substance as may be required pursuant to, the Servicing Agreements or the Custodial Agreement, as applicable.

Section 6.25         Intention of the Parties and Interpretation; Indemnification.

Each of the parties acknowledges and agrees that the purpose of Sections 6.21, 6.22, 6.23 and 6.24 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) each party shall comply with the reasonable requests made by the Depositor for delivery of such additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, which information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Each of the Master Servicer, the Securities Administrator, the Custodian and any Servicing Function Participant engaged by any such party shall indemnify and hold harmless the Depositor and its Affiliates and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such party of any of its obligations hereunder, including particularly its obligations to provide any Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required under Sections 6.22, 6.23 and 6.24, respectively, or any information, data or materials required to be included in any Exchange Act report or (b) any material misstatement or material omission in any Statement of Compliance, Assessment of Compliance, Accountant’s Attestation delivered by it or by any Servicing Function Participation engaged by it pursuant to this Agreement or any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure concerning such party.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or its Affiliates, as the case may be, then each such party agrees that it shall contribute to the amount paid or payable by the Depositor and its Affiliates, as applicable, as a result of any claims, losses, damages or liabilities incurred by such party, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

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ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE TRUST FUND

Section 7.01         Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a)          The respective obligations and responsibilities of the Trustee, the Securities Administrator and the Master Servicer created hereby (other than the obligation of the Securities Administrator to make payments to the Certificateholders as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the distribution of proceeds in connection with the exercise of the Clean-up Call and (iii) the Distribution Date immediately following the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b)          In connection with an exercise of the Clean-up Call, the Trustee, as directed by the Securities Administrator, shall cause each REMIC to adopt a plan of complete liquidation by complying with the provisions of Section 7.03.

(c)          The Depositor, the Master Servicer, each Servicer, the Servicing Administrator, the Securities Administrator, the Trustee and the Custodian shall be paid or reimbursed from the Clean-up Call Price for any Advances, Servicing Advances, accrued and unpaid Servicing Fees (including, in the case of Mortgage Loans serviced by Cenlar FSB, any accrued and unpaid Servicing Administrator Fees allocable therefrom), Securities Administrator Fees and Trustee Fees, any unpaid expenses or indemnification amounts or other amounts with respect to the related Mortgage Loans that are payable or reimbursable to such parties under this Agreement, the related Servicing Agreement or the Custodial Agreement prior to distributions to any Certificateholder.

(d)          On any date on which the Aggregate Stated Principal Balance is less than ten percent (10%) of the Aggregate Stated Principal Balance as of the Cut-off Date, the Master Servicer may terminate the Trust Fund by purchasing all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan for the Clean-up Call Price. The Master Servicer shall provide to the Securities Administrator not less than thirty (30) days prior written notice of its intent to exercise its purchase and termination right under this Section 7.01(d) and comply with the requirements of this Article VII to effect a “qualified liquidation” under the REMIC Provisions. The Depositor, the Securities Administrator and the Trustee hereby consent to any such exercise.

Section 7.02         Procedure Upon Redemption and Termination of Trust Fund.

(a)           If on any Determination Date the Master Servicer determines that there are no outstanding Mortgage Loans, and no other funds or assets in the Trust Fund other than the funds in the Master Servicer Collection Account or the Distribution Account, the Master Servicer shall direct the Securities Administrator promptly to send a final distribution notice to each Certificateholder.  Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Securities Administrator shall give such notice to the Trustee, the Master Servicer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate.

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Upon termination of the Trust Fund, the Securities Administrator shall terminate, or request the Master Servicer to terminate, the Master Servicer Collection Account, the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Securities Administrator’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b)           In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the termination notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders.  If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders.  No interest shall accrue on any amount held by the Securities Administrator and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c)           Any reasonable expenses incurred by the Securities Administrator or the Trustee in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

Section 7.03         Additional Trust Fund Termination Requirements.

(a)           Any termination of the Trust Fund in connection with the Clean-up Call or involving any other sale of assets of the Trust Fund prior to the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund shall be effected in accordance with the following additional requirements, unless the Securities Administrator and the Trustee receive an Opinion of Counsel (at the expense of the party exercising any right of termination), addressed to the Securities Administrator and the Trustee to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i)           Within 89 days prior to the time of the making of the final payment on the Certificates, upon notification that a party intends to exercise its option to cause the termination of the Trust Fund, the Trustee, at the direction of the Securities Administrator, shall adopt a plan of complete liquidation of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions, in the form prepared and provided by the party exercising its termination right in connection with a Clean-up Call or by the Depositor in connection with any other termination of the Trust Fund;

(ii)           Any sale of the Mortgage Loans upon the exercise of a Clean-up Call shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on or credit to the Certificates, and upon the closing of such a sale, the Trustee shall deliver or cause the Custodian to deliver the Mortgage Loans to the purchaser thereof as instructed by the party exercising the Clean-up Call;

(iii)           On the date specified for final payment of the Certificates, the Securities Administrator shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and, after payment of, or provision for payment of any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

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(iv)           In no event may the final payment on or credit to the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b)           By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee at the direction of the Securities Administrator under this Section and to take such other action in connection therewith as may be reasonably requested by the Securities Administrator or any Servicer.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01         Limitation on Rights of Holders.

(a)           The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee, the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b)           No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless, except as otherwise specified herein, the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder, the Securities Administrator and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Section 8.02         Access to List of Holders.

(a)           If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)           If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c)           Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Securities Administrator, the Certificate Registrar and the Trustee that neither the Depositor, Master Servicer, the Securities Administrator, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03         Acts of Holders of Certificates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Securities Administrator and, where expressly required herein, to the Master Servicer.  Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Securities Administrator and the Master Servicer, if made in the manner provided in this Section.  Each of the Trustee, the Securities Administrator and the Master Servicer shall promptly notify the others of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the others.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Securities Administrator deems sufficient.

(c)           The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Securities Administrator, the Master Servicer or the Depositor shall be affected by any notice to the contrary.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Securities Administrator or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

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ARTICLE IX

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01         Duties of the Master Servicer; Enforcement of Servicer’s and Master Servicer’s Obligations.

(a)          The Master Servicer, on behalf of the Trustee and the Certificateholders shall, from and after the Closing Date, monitor the performance of the Servicers and the Servicing Administrator under the Servicing Agreements. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall consult with each Servicer and the Servicing Administrator as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive and review all reports, information and other data provided to the Master Servicer by each Servicer and shall enforce the obligation of each Servicer and the Servicing Administrator duly and punctually to perform and observe the covenants, duties, obligations and conditions to be performed or observed by such Servicer or the Servicing Administrator under the related Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities and the activities of the Servicing Administrator with respect to each related Mortgage Loan in respect of the provisions of the applicable Servicing Agreement, reconcile the reports and other data provided to the Master Servicer pursuant to the previous sentence on a monthly basis based on the Mortgage Loan data provided to the Master Servicer by or on behalf of the Depositor on the Closing Date (upon which data the Master Servicer shall be entitled to rely and with respect to which the Master Servicer shall have no obligation to confirm or verify) and coordinate corrective adjustments to the records of each Servicer and the Master Servicer, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 4.02, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of each Servicer to the Master Servicer Collection Account pursuant to the related Servicing Agreement. The Master Servicer shall, as allowed under each Servicing Agreement, oversee matters relating to the servicing of defaulted Mortgage Loans, including approving certain Mortgage Loan modifications, reviewing environmental reports related to foreclosed Mortgage Properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO Property and approving the release of the original borrower of a Mortgage Loan in connection with Mortgage Loan assumptions. The Master Servicer shall not approve any modification of a Mortgage Loan to extend the maturity date of such Mortgage Loan past the Latest Possible Maturity Date of the Certificates. In its review of the activities of any Servicer and the Servicing Administrator, the Master Servicer may rely upon an Officer’s Certificate of such Servicer or the Servicing Administrator (or similar document signed by an officer of such Servicer or the Servicing Administrator), and such Servicer’s or the Servicing Administrator’s Assessment of Compliance and related Accountant’s Attestation or other accountants’ report provided to the Master Servicer pursuant to the related Servicing Agreement, with regard to such Servicer’s or the Servicing Administrator’s compliance with the terms of its Servicing Agreement. Subject to Section 9.08, the Master Servicer shall not be responsible or liable for the day-to-day servicing activities of any Servicer or for any unlawful act or omission, breach, negligence, fraud, willful misconduct or bad faith of any Servicer.

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Upon the occurrence of an event that, unless cured, would constitute grounds for termination of a Servicer under the related Servicing Agreement, the Master Servicer shall promptly notify the Trustee and the Depositor thereof, and shall specify in such notice the action, if any, the Master Servicer is taking in respect of such default. So long as any such event of default shall be continuing, the Master Servicer may, and shall, if it determines such action to be in the best interests of Certificateholders, (i) terminate all of the rights and powers of such Servicer pursuant to the applicable provisions of the related Servicing Agreement; (ii) exercise any rights it may have to enforce the related Servicing Agreement against such Servicer; and/or (iii) waive any such default under such Servicing Agreement or take any other action with respect to such default as is permitted thereunder. Notwithstanding the immediately preceding sentence, if the event of default is the failure of a Servicer or the Servicing Administrator to remit any payment required to be made under the terms of the applicable Servicing Agreement, and such failure continues unremedied for the duration of the applicable grace period, then the Master Servicer shall terminate all of the rights and powers of such Servicer or the Servicing Administrator pursuant to the applicable provisions of the related Servicing Agreement, unless any waiver described under Section 6.16 shall have been obtained; provided that, upon the occurrence of such an event of default by the Servicing Administrator, the Master Servicer may, at its option, terminate all of the rights and powers of Cenlar FSB pursuant to the related Servicing Agreement unless such a waiver has been obtained.

(b)          Upon any termination by the Master Servicer of the rights and powers of a Servicer or the Servicing Administrator pursuant to the related Servicing Agreement, the rights and powers of such Servicer or the Servicing Administrator with respect to the related Mortgage Loans shall vest in the Master Servicer and the Master Servicer shall be the successor in all respects to such Servicer or the Servicing Administrator in its capacity as Servicer or Servicing Administrator with respect to such Mortgage Loans under the related Servicing Agreement, unless or until the Master Servicer shall have appointed, with the consent of the Trustee, such consent not to be unreasonably withheld, a successor to the Servicer or the Servicing Administrator; provided that, with respect to the appointment of a successor servicer, in accordance with the applicable provisions of the related Servicing Agreement, such successor servicer shall be a Fannie Mae- or Freddie Mac-approved Person that is a member in good standing of MERS; provided, further, that no Trustee consent shall be required if the successor servicer or successor servicing administrator is a Person that was a Servicer on the Closing Date; provided, further, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days unless additional time is required to properly protect the assets of the Trust Fund) before the actual servicing functions can be fully transferred to a successor servicer or a successor servicing administrator (including the Master Servicer). Upon appointment of a successor servicer or successor servicing administrator, as authorized under this Section 9.01(b), unless the successor servicer or successor servicing administrator shall have assumed the obligations of the terminated Servicer or the terminated Servicing Administrator, as applicable, under such Servicing Agreement, the Master Servicer, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the affected Servicing Agreement or into an agreement with such successor servicing administrator in a form mutually agreed upon by the parties thereto. In connection with any such appointment, the Master Servicer may make such arrangements for the compensation of such successor servicer or successor servicing administrator as it and such successor shall agree. The Master Servicer in its sole discretion shall have the right to agree to compensation of a successor servicer in excess of that permitted to a Servicer under the related Servicing Agreement if such increase is, in its good faith and judgment, necessary or advisable to engage a successor servicer. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be liable for any Servicing Fee or for any differential between the amount of the Servicing Fee paid to the original servicer and the amount necessary to induce any successor servicer to act as successor servicer hereunder.  To the extent the successor servicer assumes the obligations of the terminated Servicer under the applicable Servicing Agreement, the Master Servicer may amend such Servicing Agreement to effect such change to the Servicing Fee without the consent of the Certificateholders.

The Master Servicer shall pay the costs of such enforcement (including the termination of the Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or the servicing administration by the Master Servicer) at its own expense and shall be reimbursed therefor initially (i) by the terminated Servicer or terminated Servicing Administrator, as applicable, (ii) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (iii) from a specific recovery of costs, expenses or attorney’s fees against the party against whom such enforcement is directed, or (iv) to the extent that such amounts described in (i)-(iii) above are not received by the Master Servicer within 30 days of the Master Servicer's request for reimbursement therefor, from the Trust Fund, as provided in Section 9.04. To the extent the Master Servicer recovers amounts described in (i)-(iii) above subsequent to its reimbursement from the Trust Fund pursuant to (iv) above, then the Master Servicer promptly will reimburse such amounts to the Trust Fund.

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If the Master Servicer assumes the servicing or servicing administration with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer or the Servicing Administrator being replaced or for the errors or omissions of such Servicer or the Servicing Administrator.

(c)          Upon any termination of the rights and powers of any Servicer or the Servicing Administrator pursuant to the applicable Servicing Agreement, the Master Servicer shall promptly notify the Trustee, the Securities Administrator and each Rating Agency through the Rule 17g-5 Information Provider, specifying in such notice that the Master Servicer or any successor servicer or successor servicing administrator, as the case may be, has succeeded the Servicer or the Servicing Administrator, as applicable, under such Servicing Agreement, which notice shall also specify the name and address of any such successor servicer or successor servicing administrator .

Section 9.02         Assumption of Master Servicing by Trustee.

(a)          In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), the Trustee shall thereupon, in accordance with the terms of Section 6.14 hereof, assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans or shall appoint as successor master servicer a Fannie-Mae or Freddie Mac-approved servicer that is acceptable to the Depositor and each Rating Agency. The Trustee, its designee or any successor master servicer appointed by the Trustee shall be deemed to have assumed all of the replaced Master Servicer’s interest herein and, with respect to each Servicing Agreement, shall be deemed to have assumed all of the replaced Master Servicer's interest therein to the same extent as if such Servicing Agreement had been assigned to the assuming party; provided that the replaced Master Servicer shall not thereby be relieved of any liability or obligations of such replaced Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee or any successor master servicer therefor, and hereby agrees to indemnify and hold harmless the Trustee or any successor master servicer from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee or any successor master servicer as a result of such liability or obligations of the replaced Master Servicer and in connection with the Trustee’s or such successor master servicer’s assumption (but not its performance, except to the extent that costs or liability of the Trustee or any successor master servicer are created or increased as a result of negligent or wrongful acts or omissions of the replaced Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder.

(b)          The replaced Master Servicer shall, upon request of the Trustee but at the expense of such replaced Master Servicer, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.03         Representations, Warranties and Covenants of the Master Servicer.

(a)          The Master Servicer hereby represents and warrants to the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i)          it is validly existing and in good standing as a New York corporation, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

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(ii)         the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii)        this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv)        the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v)         the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi)        no litigation is pending or, to the best knowledge of a Responsible Officer of the Master Servicer, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii)       the Master Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii)      no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders (if any) as have been obtained; and

(ix)         the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

(b)          It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer shall indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties contained in Section 9.03(a) or any failure by the Master Servicer to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Securities Administrator and the Trustee as provided in this Section 9.03(b) constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Securities Administrator and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

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Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section 9.03(b) shall accrue upon discovery of such breach by either the Depositor, the Master Servicer or the Trustee or written notice thereof by any one of such parties to the other parties.

The Master Servicer shall not be responsible for the validity, priority, perfection or sufficiency of the security of the Certificates issued or intended to be issued hereunder.

(c)          The Master Servicer covenants and agrees that it shall not hold or purchase any Certificate if its holding or purchase of such Certificate (or interest therein) would cause the Master Servicer to be required to consolidate any assets of the Trust Fund on its financial statements under U.S. generally accepted accounting principles (“Consolidate” or “Consolidation”). The Master Servicer shall be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that its holding or purchase of such Certificate (or interest therein) will not cause the Master Servicer to be required to Consolidate any assets of the Trust on its financial statements.

If the Master Servicer's holding or purchase of a Certificate (or interest therein) does in fact cause such Consolidation, then the last preceding transferee that is not required to Consolidate shall be restored, to the extent permitted by law, to all rights and obligations as owner of such Certificate retroactive to the date of such transfer of such Certificate. If the Master Servicer holds or purchases a Certificate (or interest therein) in violation of the restrictions in this Section 9.03(c) and to the extent that the retroactive restoration of the rights of the owner of such Certificate as described in the immediately preceding sentence shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the owner or any prior owner of such Certificate, to sell such Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. The Master Servicer shall promptly endorse and deliver such Certificate in accordance with the instructions of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its affiliates), expenses and taxes due, if any, shall be remitted by the Securities Administrator to the Master Servicer. The terms and conditions of any sale under this Section 9.03(c) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any owner of a Certificate as a result of its exercise of such discretion. The Master Servicer shall indemnify and hold harmless the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such holding or purchase by the Master Servicer resulting in a Consolidation.

(d)          The Master Servicer covenants and agrees that it shall not transfer its master servicing rights and duties under this Agreement to an insured depository institution, as such term is defined in the Federal Deposit Insurance Act (an “insured depository institution”, and any such insured depository institution in such capacity, a “master servicer transferee”) unless the Master Servicer shall have received a representation from the master servicer transferee that the acquisition of such master servicing rights and duties will not cause the master servicer transferee to be required to Consolidate any assets of the Trust Fund on its financial statements. Any master servicer transferee shall be deemed to have represented by virtue of its acquisition of such master servicing rights and duties that such acquisition will not cause Consolidation. Any master servicer transferee whose acquisition of such master servicing rights and duties was effected in violation of the restrictions in this Section 9.03(d) shall indemnify and hold harmless the Master Servicer, the Depositor and the Trust Fund from and against any and all losses, liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition.

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Section 9.04         Compensation to the Master Servicer.

The Master Servicer shall be entitled to be paid from the Securities Administrator Fee payable to the Securities Administrator its Master Servicing Fee with respect to each Distribution Date and from the Trust Fund (i) all amounts necessary to reimburse itself for any previously unreimbursed Advances, Servicer Advances and Nonrecoverable Advances in accordance with the definition of “Available Distribution Amount” and (ii) in accordance with the second paragraph of Section 9.01(b), the cost of any enforcement action taken by it under Section 9.01 hereof, including, without limitation, any costs incurred in connection with the termination of a Servicer or the Servicing Administrator, the appointment of a successor servicer or successor servicing administrator or the transfer and assumption of the servicing or servicing administration by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

In addition, the Depositor agrees, except as otherwise expressly provided herein, to reimburse the Master Servicer, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Master Servicer in connection with the performance of its duties hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), to the extent not otherwise reimbursed pursuant to this Agreement, except any such expense, disbursement or advance as may be attributable to its willful misfeasance, bad faith or negligence.

Section 9.05         Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer or any Affiliate thereof whose primary business is the servicing of conventional residential mortgage loans shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000.

Section 9.06         Resignation of Master Servicer.

Except as otherwise provided in Sections 9.05 and 9.07 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and such conflict cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

If, at any time, the Master Servicer resigns under this Section 9.06, or transfers or assigns its rights and obligations under Section 9.07, or is removed as Master Servicer pursuant to Section 6.14, then at such time Citibank, N.A. also shall resign (and shall be entitled to resign) as Securities Administrator, Paying Agent, Authenticating Agent and Certificate Registrar under this Agreement. In such event, the obligations of each such party shall be assumed by the Trustee or such successor master servicer appointed by the Trustee (subject to the provisions of Section 9.02(a)).

Section 9.07         Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right with the prior written consent of the Trustee and the Depositor (which consent shall not be unreasonably withheld), to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer. Such successor master servicer shall also pay the fees of the Securities Administrator, as provided herein, and of the Custodian, as provided in the Custodial Agreement.

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Section 9.08         Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account.

The Master Servicer shall not be liable for any acts or omissions of any Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of the Servicers under this Agreement.

Section 9.09         Indemnification; Third-Party Claims.

In addition to any indemnity required pursuant to Section 6.25 hereof, the Master Servicer agrees to indemnify the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Securities Administrator or the Trustee may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement. The Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Securities Administrator (to the extent that the Master Servicer and the Securities Administrator are not the same Person) or the Trustee to indemnification under this Section 9.09, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

Section 9.10         Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

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ARTICLE X

REMIC ADMINISTRATION

Section 10.01         REMIC Administration.

(a)           REMIC elections as set forth in the Preliminary Statement to this Agreement shall be made by the Trustee at the direction of the Securities Administrator on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement to this Agreement.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 86OG(a)(9) of the Code.  The “latest possible maturity date” for each REMIC for purposes of Treasury Regulation 1.86OG-1(a)(4) will be the Latest Possible Maturity Date.

(c)           The Securities Administrator shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The Securities Administrator shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Securities Administrator in fulfilling its duties hereunder (including its duties as tax return preparer).  The Securities Administrator shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account; provided, however, the Securities Administrator shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports required under Section 6.20 and this Section.

(d)           The Securities Administrator shall prepare and file, and the Trustee shall sign, as instructed by the Securities Administrator, all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator.  In preparing such returns, the Securities Administrator shall, with respect to each REMIC created hereunder other than the Upper-Tier REMIC (each such REMIC, a “Non-Upper-Tier REMIC”):  (i) treat the accrual period for interests in such Non-Upper-Tier REMIC as the calendar month; (ii) account for distributions made from such Non-Upper-Tier REMIC as made on the first day of each succeeding calendar month; (iii) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (iv) account for income and expenses related to such Non-Upper-Tier REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in such Non-Upper-Tier REMIC.

(e)           The Securities Administrator or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Trustee such information as is necessary for the Trustee to provide to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

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(f)           The Trustee, the Securities Administrator, the Master Servicer and the Holders of Certificates shall, to the extent within their knowledge and control, take such actions as may be necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status.  None of the Trustee, the Securities Administrator, the Master Servicer or the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the Securities Administrator and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action or not to take such action) to the effect that the contemplated action (or inaction, as the case may be) will not cause an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the Securities Administrator, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the Securities Administrator or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the other Residual Certificateholders.  The Trustee, the Securities Administrator and the Master Servicer may consult with counsel (and conclusively rely upon the advice of such counsel) to make such written advice, and the cost of the same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event shall such cost be an expense of the Trustee, Securities Administrator or the Master Servicer.

(g)           Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities.  To the extent that such taxes are not paid by a Residual Certificateholder, the Securities Administrator or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h)           The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i)           No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j)           None of the Trustee, the Securities Administrator nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k)           The Holder (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) of the Class LT-R Certificate is hereby designated as “tax matters person” with respect to the Lower-Tier REMIC and the Holder of the Class R Certificate (or, if there is more than one such Holder, the Holder with the largest Percentage Interest) is hereby designated as “tax matters person” with respect to the Upper-Tier REMIC and each such Holder shall be deemed by the acceptance of its Certificate to have appointed the Securities Administrator to act as its agent to perform the duties of the “tax matters person” for each such REMIC.

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Section 10.02         Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a repurchase of Mortgage Loans pursuant to Article II of this Agreement or (v) a sale of a Mortgage Loan to a governmental entity acquiring such Mortgage Loan through the exercise of its power of eminent domain pursuant to Section 2.08 of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) adversely affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement). In no event shall the Trust Fund incur additional secured or unsecured debt.

Section 10.03         Indemnification With Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by either the Securities Administrator or the Master Servicer of its duties and obligations set forth herein, the Securities Administrator or the Master Servicer, as applicable, shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that neither the Securities Administrator nor the Master Servicer shall be liable for any such Losses attributable to the action or inaction of the Depositor, the Trustee or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Securities Administrator or the Master Servicer, as applicable, has relied.  Notwithstanding the foregoing, however, in no event shall the Securities Administrator or the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Servicing Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Securities Administrator or the Master Servicer, as applicable, of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

Section 10.04         REO Property.

(a)          Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the applicable Servicer has provided to the Trustee and the Securities Administrator an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b)          The Depositor shall cause the applicable Servicer (to the extent provided in the Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the applicable Servicer (to the extent provided in the Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the applicable Servicer (on behalf of the Trust Fund) has received an extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the applicable Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the applicable Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund, or if such an extension has been received and the Depositor or the applicable Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the applicable Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the applicable Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

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ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01         Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02         Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03         Amendment.

(a)           This Agreement may be amended from time to time by written agreement between the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions, (v) if necessary in order to avoid a violation of any applicable law or regulation or (vi) if a TIA Applicability Determination has been made, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to (A) effect the qualification of this Agreement under the TIA or under any similar federal statute and to add any other provisions as may be expressly required by the TIA, and (B) modify other provisions of this Agreement to the extent necessary to make such provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that, with respect to clause (vi), the parties hereto are deemed to have agreed, to the extent permitted under the TIA, that this Agreement expressly excludes any non-mandatory provisions under the TIA that (x) would conflict with the provisions of this Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party hereto.  No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Agreement and, with respect to an amendment effected pursuant to clause (v) above, to the effect that such amendment is necessary in order to avoid a violation of such applicable law.

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(b)           This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c)           Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and each Rating Agency through the Rule 17g-5 Information Provider. The Securities Administrator and the Certificate Registrar shall cooperate with the Trustee in connection with the Trustee's obligations under this Section 11.03.

(d)           It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)           Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement. In addition, none of the Trustee, the Master Servicer, the Securities Administrator or the Depositor shall consent to any amendment to any Servicing Agreement unless prior written notice of the substance of such amendment has been delivered to each Rating Agency through the Rule 17g-5 Information Provider.

(f)           Prior to the execution of any amendment to this Agreement, each of the Trustee and the Securities Administrator shall be entitled to receive and conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own rights, duties or immunities under this Agreement.

Section 11.04         Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Securities Administrator, the Trustee, any Servicer or any Affiliate thereof.

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Section 11.05         Provision of Information.

(a)           For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.  Any reasonable, out-of-pocket expenses incurred by the Trustee, the Master Servicer or the Securities Administrator in providing such information shall be reimbursed by the Depositor.

(b)           The Securities Administrator shall provide to any person to whom a Prospectus was delivered, upon the written request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K (or other prescribed form) filed with the Securities and Exchange Commission pursuant to Section 6.21 and (ii) a copy of any other document incorporated by reference in the Prospectus.  Any reasonable out-of-pocket expenses incurred by the Securities Administrator in providing copies of such documents shall be reimbursed by the Depositor.

(c)          On each Distribution Date, the Securities Administrator shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, Attention:  Contract Finance, a copy of the report delivered to Certificateholders pursuant to Section 4.02.

Section 11.06         Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07         Notices.

(a)          All demands, notices and communications required to be delivered to the Depositor, the Seller, the Trustee, the Master Servicer, the Securities Administrator or the Certificate Registrar hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered, (ii) mailed by registered mail, postage prepaid, (iii) delivered by overnight courier, or (iv) transmitted via email, telegraph or facsimile, in each instance at the address listed below, or such other address as may hereafter be furnished by any party to the other parties in writing:

For posting by the Rule 17g-5 Information Provider:

By electronic mail to: ratingagencynotice@citi.com

In the case of the Depositor:

Sequoia Residential Funding, Inc.

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-8

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In the case of the Seller:

Redwood Residential Acquisition Corporation

One Belvedere Place, Suite 330

Mill Valley, CA 94941

Facsimile number (415) 381-1773

Electronic mail address: Sequoia.Notices@redwoodtrust.com

Attention:  Sequoia Mortgage Trust 2013-8

In the case of the Master Servicer:

CitiMortgage, Inc.

4050 Regent Blvd

Irving, TX 75063

Attention: Sequoia Mortgage Trust 2013-8

With a copy to:

CitiMortgage, Inc.

The Office of General Counsel

1000 Technology Drive

O’Fallon, MO 63368

In the case of the Securities Administrator:

Citibank, N.A.

388 Greenwich St., 14th Floor

New York, New York 10013

Attention: Corporate Trust Services — Sequoia Mortgage Trust 2013-8

In the case of the Trustee:

Wilmington Trust, National Association

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attention: Corporate Trust — Sequoia Mortgage Trust 2013-8

Any such demand, notice or communication shall be deemed to have been received on the date delivered to the premises of the addressee and (A) if delivered by registered mail, overnight courier, or facsimile, as evidenced by the date noted on a return or confirmation of receipt and (B) if delivered by electronic mail, when sent to the address specified above, provided no error or rejection message has been received by the sender.

(b)          Notices to any Certificateholder shall be deemed to be duly given by any party hereto (i) in the case of any holder of a Definitive Certificate, on the date mailed, first class postage prepaid, to the address of such holder as included on the certificate register, or (ii) in the case of any book-entry certificate, on the date when such notice or communication is delivered to the Clearing Agency, it being understood that the Clearing Agency shall give such notices and communications to the related underlying participants in accordance with its applicable rules, regulations and procedures.

All notices or communications to Certificateholders shall also be posted and made available to all Certificateholders, whether definitive or book-entry, as well as the Depositor, the Master Servicer, the Securities Administrator and the Trustee, by the Securities Administrator on the Securities Administrator website located at www.ctslink.com. Unless otherwise expressly provided for herein, all notices and communications required to be delivered hereunder shall be delivered to such parties and Certificateholders and posted by the Securities Administrator on the Securities Administrator 's website, in each instance, as soon as reasonably practicable.

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(c)          The Depositor hereby covenants that it shall provide written notice to the Trustee, which written notice may be via electronic mail, once the Servicers have furnished to the Mortgagors, in accordance with the applicable Servicing Agreements, the notices required to be furnished under Section 404 of the Helping Families Save Their Homes Act of 2009, as amended and in effect from time to time.

Section 11.08         Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09         Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10         Headings Not to Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11         Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

Section 11.12         Special Notices to the Rating Agencies.

(a)           The Depositor shall give prompt notice to each Rating Agency through the Rule 17g-5 Information Provider of the occurrence of any of the following events of which it has notice:

(i)          any amendment to this Agreement pursuant to Section 11.03, including prior advance written notice of any amendment to this Agreement pursuant to Section 11.03(a);

(ii)         any assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii)        the occurrence of any Event of Default and any waiver of any Event of Default pursuant to Section 6.14;

(iv)        any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

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(v)         the termination of any successor to any Master Servicer pursuant to Section 6.14;

(vi)        the making of a final payment pursuant to Section 7.01; and

(vii)       any termination of the rights and obligations of a Servicer or the Servicing Administrator under any Servicing Agreement and any transfer of servicing or servicing administration under any Servicing Agreement.

(b)         All notices to the Rating Agency provided for in this Section shall be in writing and sent first to the Rule 17g-5 Information Provider and then by first class mail, telecopy, electronic mail or overnight courier, as follows:

If to Fitch, to:

Fitch Ratings, Inc.

One State Street Plaza, 28th Floor

New York, NY 10004

Attn: SEMT 2013-8

If to KBRA, to:

Kroll Bond Rating Agency, Inc.

845 Third Avenue

New York, NY 10022

Electronic Mail: mbssurveillance@krollbondratings.com

Attention: RMBS Surveillance

If to Moody’s, to:

Moody’s Investors Service

7 World Trade Center @ 250 Greenwich Street

New York, NY 10007

Electronic Mail: servicereports@moodys.com

Attention: Residential Mortgages

(c)           The Securities Administrator shall provide or make available to each Rating Agency through the Rule 17g-5 Information Provider reports prepared pursuant to Section 4.02 and the reports filed on Form 10-K pursuant to Section 6.21(b)(i)(1) through (4).  In addition, the Securities Administrator shall, at the expense of the Trust Fund, make available to each Rating Agency through the Rule 17g-5 Information Provider such information as each Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Securities Administrator; provided, the Securities Administrator shall not be required to post to the Rule 17g-5 Website any information previously posted to and available on the Securities Administrator’s website.

Section 11.13         Conflicts.

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, the related Servicing Agreement shall govern.

Section 11.14         Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

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Section 11.15         No Petitions.

The Trustee and the Master Servicer, by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

SEQUOIA RESIDENTIAL FUNDING, INC.,
as Depositor

By:	/s/ William J. Moliski
Name: William J. Moliski
Title: Authorized Officer

WILMINGTON TRUST, National Association,
as Trustee

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Assistant Vice President

CITIMORTGAGE, INC.,
as Master Servicer

By:	/s/ Tommy R. Harris
Name: Tommy R. Harris
Title: Sr. Vice President

CITIBANK, N.A.,
as Securities Administrator and Rule 17g-5 Information Provider

By:	/s/ Karen Schluter
Name: Karen Schluter
Title: Vice President

Solely for purposes of Section 2.04 and Section 2.06(b)

accepted and agreed to by:

REDWOOD RESIDENTIAL ACQUISITION CORPORATION,

as Seller

By:	/s/ William J. Moliski
Name: William J. Moliski
Authorized Signatory, Authorized Officer

Solely for purposes of Section 2.07

accepted and agreed to by:

SEQUOIA MORTGAGE FUNDING CORPORATION,

as Controlling Holder

By:	/s/ William J. Moliski
Name: William J. Moliski
Authorized Signatory, Authorized Officer

EXHIBIT A

FORMS OF CERTIFICATES

A-1

EXHIBIT A

FORMS OF CERTIFICATES

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-29, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-1	Principal Amount of this
Certificates: $393,959,000	Certificate: $393,959,000

Certificate Interest Rate: Adjustable	Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AA7

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

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SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”), Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ______________________________

Applicable reports and statements should be mailed to ________________________________________________

This information is provided by ____________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-29, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

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IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-2	Principal Amount of this
Certificates: $23,528,000	Certificate: $23,528,000

Certificate Interest Rate: Adjustable	Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AK5

3

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

5

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”), Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ______________________________

Applicable reports and statements should be mailed to ________________________________________________

This information is provided by ____________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-29, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

2

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class A-3	Principal Amount of this
Certificates: $10,000,000	Certificate: $10,000,000

Certificate Interest Rate: Adjustable	Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AL3

3

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class A-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

5

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”), Citibank, N.A., as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ______________________________

Applicable reports and statements should be mailed to ________________________________________________

This information is provided by __________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

10

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER AND ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) THAT EITHER (A) SUCH HOLDER OR TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”), (B) IT HAS ACQUIRED AND IS HOLDING THIS CERTIFICATE IN RELIANCE ON U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION EXEMPTION (“PTE”) 90-29, AS AMENDED (THE “UNDERWRITER EXEMPTION”), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE UNDERWRITER EXEMPTION INCLUDING THAT THIS CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN “BBB-” (OR ITS EQUIVALENT) BY STANDARD & POOR’S, FITCH, MOODY’S, DBRS LIMITED OR DBRS, INC. OR (C) (I) THE TRANSFEREE IS AN INSURANCE COMPANY, (II) THE SOURCE OF FUNDS USED TO PURCHASE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (AS DEFINED IN U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND (III) THE CONDITIONS SET FORTH IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (C), A “COMPLYING INSURANCE COMPANY”).

IF THIS CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD BY ANY PERSON THAT DOES NOT SATISFY THE CONDITIONS DESCRIBED IN THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) ACQUIRED SUCH CERTIFICATE IN COMPLIANCE WITH THE UNDERWRITER EXEMPTION, OR (III) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF THIS CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO1

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO1	Notional Amount of this
Certificates: $23,528,000	Certificate: $23,528,000

Certificate Interest Rate: Adjustable	Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AB5

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

4

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”), Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ______________________________

Applicable reports and statements should be mailed to ________________________________________________

This information is provided by ____________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS IS AN INTEREST-ONLY CERTIFICATE THAT IS NOT ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

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ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS A-IO2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Notional	Initial Certificate
Amount of the Class A-IO2	Notional Amount of this
Certificates: $427,487,000	Certificate: $427,487,000

Certificate Interest Rate: Adjustable	Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AM1

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THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Notional Amount of this Certificate by the initial Class Notional Amount of all Class A-IO2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

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SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to _________________________

Applicable reports and statements should be mailed to ____________________________________________

This information is provided by ________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

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THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-l

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-1	Principal Amount of this
Certificates: $9,663,000	Certificate: $9,663,000

Certificate Interest Rate: Adjustable	Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AC3

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-1 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

4

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to __________________________

Applicable reports and statements should be mailed to ____________________________________________

This information is provided by ______________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-2

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-2	Principal Amount of this
Certificates: $7,593,000	Certificate: $7,593,000

Certificate Interest Rate: Adjustable
Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AD1

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-2 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

3

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

4

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

5

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ___________________________

Applicable reports and statements should be mailed to _____________________________________________

This information is provided by ________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-3

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-3	Principal Amount of this
Certificates: $6,902,000	Certificate: $6,902,000

Certificate Interest Rate: Adjustable
Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AE9

2

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-3 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

4

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

6

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ___________________________

Applicable reports and statements should be mailed to _____________________________________________

This information is provided by ________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

9

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-4

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-4	Principal Amount of this
Certificates: $3,681,000	Certificate: $3,681,000

Certificate Interest Rate: Adjustable
Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AF6

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-4 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

5

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”), Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ____________________________

Applicable reports and statements should be mailed to ______________________________________________

This information is provided by _________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

10

THIS CERTIFICATE IS A REMIC REGULAR INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY BE MADE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE CERTIFICATE PRINCIPAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT OF PAYMENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION (EACH OF THE FOREGOING, A “PLAN INVESTOR”) UNLESS THE CERTIFICATE REGISTRAR IS PROVIDED WITH EITHER (I) A CERTIFICATION PURSUANT TO SECTION 3.03(d)(i) OF THE AGREEMENT OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), AND WILL NOT SUBJECT THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR THE DEPOSITOR. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS B-5

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Initial Class Principal	Initial Certificate
Amount of the Class B-5	Principal Amount of this
Certificates: $4,832,464	Certificate: $4,832,464

Certificate Interest Rate: Adjustable
Cut-off Date: June 1, 2013

Final Scheduled Distribution
Date: June 2043

NUMBER 1	CUSIP: 81745E AG4

3

THIS CERTIFIES THAT NIMER & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Amount of this Certificate by the initial Class Principal Amount of all Class B-5 Certificates, both as specified above) in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

5

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Certificate Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount (or Certificate Notional Amount) of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

6

The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

7

The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ___________________________

Applicable reports and statements should be mailed to ______________________________________________

This information is provided by _________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

10

THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

2

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%
Cut-off Date: June 1, 2013
Certificate Interest Rate: Adjustable

Final Scheduled Distribution
Date: June 2043
CUSIP: 81745E AH2

NUMBER 1

3

THIS CERTIFIES THAT ____________________________________________is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

4

IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

5

SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of a Class of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ____________________________

Applicable reports and statements should be mailed to ______________________________________________

This information is provided by _________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

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THIS CERTIFICATE IS A REMIC RESIDUAL INTEREST CERTIFICATE. THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE DEPOSITOR, THE TRUSTEE, THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE 1933 ACT THAT IS ACQUIRING THE CERTIFICATE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION VIOLATION OF THE 1933 ACT, SUBJECT TO THE CERTIFICATE REGISTRAR'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE DEPOSITOR AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (D) AN ELECTING LARGE-PARTNERSHIP WITHIN THE MEANING OF SECTION 775 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C) OR (D) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND ITS STATUS AS A NON-US PERSON (IF APPLICABLE). NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS LT-R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS LT-R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INSURANCE COMPANY INVESTING ITS GENERAL ACCOUNT, AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) WHO IS USING “PLAN ASSETS” OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL BE FURTHER DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH ERISA-RESTRICTED CERTIFICATE IN VIOLATION OF THE FOREGOING.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 3.03 OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE CERTIFICATE REGISTRAR, THE DEPOSITOR, THE TRUSTEE AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

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SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATES, CLASS LT-R

Evidencing a beneficial interest in a pool of residential mortgage loans and any other assets established by

SEQUOIA RESIDENTIAL FUNDING, INC.

Percentage Interest of this
Certificate: 100%
Cut-off Date: June 1, 2013
Certificate Interest Rate: Adjustable

Final Scheduled Distribution
Date: June 2043
CUSIP: 81745E AJ8

NUMBER 1

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THIS CERTIFIES THAT ________________________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in a Trust Fund, the assets of which consist of the Mortgage Loans and all interest and principal received thereon after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date), the rights of the Seller and the Depositor assigned to the Trustee under each Purchase Agreement, each Servicing Agreement, the Mortgage Loan Purchase and Sale Agreement, the Insurance Policies relating to the Mortgage Loans, all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and property that secured a Mortgage Loan; and certain other assets, if any, as described in the Pooling and Servicing Agreement (the foregoing assets hereinafter collectively referred to as the “Trust Fund”).

Distributions on this Certificate will be made on the 25th day of each month or, if such day is not a Business Day, then on the succeeding Business Day, commencing in July 2013 (each, a “Distribution Date”), to the Person in whose name this Certificate is registered at the close of business on the last Business Day preceding such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to all Certificates of the Class represented by this Certificate. All sums distributable on this Certificate are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by or on behalf of the Authenticating Agent, whose name appears below by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, Wilmington Trust, National Association as Trustee, has caused this Certificate to be duly executed.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:
Name:
Title:

Dated: June 13, 2013

CERTIFICATE AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

CITIBANK, N.A.,
as Authenticating Agent

By:
AUTHORIZED SIGNATORY

Dated: June 13, 2013

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SEQUOIA MORTGAGE TRUST 2013-8

MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of certificates designated as Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates (the “Certificates”), representing all or part of a beneficial ownership interest in a Trust Fund established pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), among Sequoia Residential Funding, Inc., as depositor (the “Depositor”), CitiMortgage, Inc., as master servicer (in such capacity, the “Master Servicer”) and Citibank, N.A. as securities administrator (in such capacity, the “Securities Administrator”) and Wilmington Trust, National Association, as trustee (the “Trustee”), to which terms, provisions and conditions thereof the Holder of this Certificate by virtue of the acceptance hereof assents, and by which such Holder is bound. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement. The Certificates consist of the following Classes: Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class R, Class LT-R, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5.

On each Distribution Date, the Paying Agent, on behalf of the Trustee, will make distributions from the Distribution Account to the Holders of Certificates according to the terms of the Pooling and Servicing Agreement. All distributions or allocations made with respect to each Class of Certificates on each Distribution Date shall be allocated among the outstanding Certificates of such Class based on the Certificate Principal Amount (or Notional Amount) of each such Certificate.

Distributions on this Certificate will be made by check mailed to the Holder of record of this Certificate on the immediately preceding Record Date at the address of such Holder as it appears on the Certificate Register or, upon written request made to the Securities Administrator at least five Business Days prior to the related Record Date, by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000 or, in the case of any Residual Certificate, a Percentage Interest of 100%, by wire transfer in immediately available funds to an account specified in such request and at the expense of such Certificateholder requesting such wire transfer by deducting a wire transfer fee from the related distribution; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office (as defined below); provided, further, that the foregoing provisions shall not apply to any Certificate as long as such Certificate remains a Book-Entry Certificate, in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of the related REMIC or REMICs and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office.

The Corporate Trust Office with respect to the presentment and surrender of Certificates for the final distribution thereon is the corporate trust office of the Certificate Registrar at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey, 07310, Attention: Global Transaction Services — Sequoia Mortgage Trust 2013-8 or at such other address as the Securities Administrator may designate from time to time.

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The Pooling and Servicing Agreement may be amended by the Trustee, the Master Servicer, the Securities Administrator, and the Depositor with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Securities Administrator receive an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby.  For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners. Any consent by the Holder of this Certificate will be conclusive and binding upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not consent is made with respect to such Certificate. The Pooling and Servicing Agreement also permits the amendment thereof in certain limited circumstances without the consent of the Holders.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to, the Certificate Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same initial Certificate Principal Amount (or Notional Amount) will be issued to the designated transferee or transferees. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class evidencing the same aggregate initial Certificate Principal Amount (or Notional Amount) as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates.

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The Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates are issuable only in registered form in minimum denominations of $100,000 in initial Certificate Principal Amount and the Class A-IO1 and Class A-IO2 Certificates are issuable only in registered form in minimum denominations of $1,000,000 in initial Certificate Notional Amount, in each case, in integral multiples of $1 in excess thereof and, in the case of the Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates, will be registered in the name of the nominee of the Clearing Agency, which shall maintain such Certificates through its book-entry facilities and, in the case of the Class B-4 and Class B-5 Certificates, will be maintained in physical form. The Class R and Class LT-R Certificates will each be issued as a single Certificate representing the entire Percentage Interest in that Class and will be maintained in physical form. The Certificates shall remain outstanding until the final Distribution Date for the Certificates.

On any date on which the Aggregate Stated Principal Balance of the Mortgage Loans has declined to less than 10% of the initial Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to satisfaction of the conditions described in the Pooling and Servicing Agreement, the Master Servicer may purchase all of the Mortgage Loans from the Trust Fund, thereby causing an early retirement of the Certificates.

In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Pooling and Servicing Agreement of a certain person named in the Pooling and Servicing Agreement.

The Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

As provided in the Pooling and Servicing Agreement, this Certificate and the Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of laws principles applied in the State of New York. In the event of any conflict between the provisions of this Certificate and the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall be controlling.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s) and assign(s) and transfer(s) unto

(Please print or type name and address, including postal zip code, of assignee and social security number or employer identification number)

the within Certificate stating in the names of the undersigned in the Certificate Register and does hereby irrevocably constitute and appoint to transfer such Certificate in such Certificate Register.

I [we] further direct the Certificate Registrar to issue a new Certificate of the same Class of like principal to the above-named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of Assignor

Authorized Officer	Signature Guaranteed

Name of Institution	NOTICE: The signature(s) of this assignment must correspond with the name(s) on the face of this Certificate without alteration or any change whatsoever. The signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for the information of the Certificate Registrar. Distributions shall be made by wire transfer in immediately available funds to for the account of ____________________________________________________________________________

account number ____________________________ or, if mailed by check, to ____________________________

Applicable reports and statements should be mailed to ______________________________________________

This information is provided by _________________________________________________________

the assignee named above, or ________________________________________________________ as its agent.

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EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
) ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.	That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.	That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.	That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate.

5.	That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee with respect to Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.	That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

B-1

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.	That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.	That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that the Purchaser has and expects to have sufficient net worth and/or liquidity to pay in full any tax liabilities attributable to ownership of a Residual Certificate and intends to pay taxes associated with holding such Residual Certificate as they become due.

10.	That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Depositor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.	That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Securities Administrator to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Agreement.

B-2

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

[name of Purchaser]

By:
Name:
Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________ 20__.

B-3

EXHIBIT C

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

____________________________

Date

Re:	Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates

_______________________ (the “Transferor”) has reviewed the attached affidavit of _______________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate.  In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

C-1

EXHIBIT D

FORM OF CUSTODIAL AGREEMENT

D-1

EXHIBIT E-1

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to $__________ initial Certificate Principal Amount or Class Notional Amount, as applicable, of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of  ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter, the Depositor and the Certificate Registrar.

[Name of Transferor]

By:
Name:
Title:

Dated: ___________, ____

E-1-1

EXHIBIT E-2

FORM OF PURCHASER’S LETTER FOR
QUALIFIED INSTITUTIONAL BUYER

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates, Class [___] (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, in the case of (B) or (D) above, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to QIB, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are a QIB and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is a QIB) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

E-2-1

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

E-2-2

EXHIBIT F

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Ladies and Gentlemen:

In connection with our proposed purchase of $______________ Class Principal Amount or Class Notional Amount, as applicable, of Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates, Class [___], (the “Restricted Certificates”), we confirm that:

(1)	We understand that the Restricted Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Restricted Certificates we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Restricted Certificates from us a notice advising such purchaser that resales of the Restricted Certificates are restricted as stated herein.

(2)	We understand that, in connection with any proposed resale of any Restricted Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Restricted Certificates purchased by us will bear a legend to the foregoing effect.

(3)	We are acquiring the Restricted Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Restricted Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)	We are an Institutional Accredited Investor and we are acquiring the Restricted Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)	If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Underwriter's Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Agreement.

F-1

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Purchaser]

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1.      The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2.      The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other retirement arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate are covered under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, the Depositor and the Trustee, and upon which the Certificate Registrar, the Trustee, the Master Servicer, the Depositor and the Securities Administrator shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar or the Trustee to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee, by which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

Capitalized terms used but not defined herein have the meanings given in the Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

[Investor]

By:
Name:
Title:

ATTEST:

G-1

STATE OF	)
) ss.:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

NOTARY PUBLIC

My commission expires the

_____ day of __________ 20___.

G-2

EXHIBIT H-1

LIST OF PURCHASE AGREEMENTS

1.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2012, between Redwood Residential Acquisition Corporation (“RRAC”) and 1st Security Bank of Washington, as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and Academy Mortgage Corporation, as modified by the related Acknowledgement.

3.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Amegy Mortgage Company, L.L.C., as modified by the related Acknowledgement.

4.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and American Pacific Mortgage Corporation, as modified by the related Acknowledgement.

5.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Banner Bank, as modified by the related Acknowledgement.

6.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Bay Equity, LLC, as modified by the related Acknowledgement.

7.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Benchmark Bank, as modified by the related Acknowledgement.

8.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Boston Private Bank & Trust Company, as modified by the related Acknowledgement.

9.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Capital Bank, N.A., as modified by the related Acknowledgement.

10.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2011, between RRAC and Castle & Cooke Mortgage, LLC, as modified by the related Acknowledgement.

11.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Cherry Creek Mortgage Co., Inc., as modified by the related Acknowledgement.

12.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Cobalt Mortgage, Inc., as modified by the related Acknowledgement.

13.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Cole Taylor Bank, as modified by the related Acknowledgement.

14.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Colonial Savings, F.A., as modified by the related Acknowledgement.

15.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of September 1, 2011, between RRAC and Cornerstone Home Lending, Inc., f/k/a/ Cornerstone Mortgage Company, as modified by the related Acknowledgement.

16.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and DHI Mortgage Company, Ltd., as modified by the related Acknowledgement.

17.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Embrace Home Loans, Inc., as modified by the related Acknowledgement

H-1

18.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Evergreen Moneysource Mortgage Company dba Evergreen Home Loans, as modified by the related Acknowledgement.

19.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Fairway Independent Mortgage Corporation, as modified by the related Acknowledgement.

20.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2012, between RRAC and Fidelity Bank dba Fidelity Bank Mortgage, as modified by the related Acknowledgement.

21.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011 between RRAC and First Choice Loan Services, Inc., as modified by the related Acknowledgement.

22.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2012, between RRAC and First Heritage Mortgage, LLC, as modified by the related Acknowledgement.

23.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and First National Bank of Omaha, as modified by the related Acknowledgement.

24.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and FirstBank, as modified by the related Acknowledgement.

25.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

26.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 23, 2011, between RRAC and Flagstar Capital Markets Corporation, as modified by the related Acknowledgement.

27.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Franklin American Mortgage Company, as modified by the related Acknowledgement.

28.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Fremont Bank, as modified by the related Acknowledgement.

29.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Fulton Bank, National Association, as modified by the related Acknowledgement.

30.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and George Mason Mortgage, LLC, as modified by the related Acknowledgement.

31.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and GuardHill Financial Corporation, as modified by the related Acknowledgement.

32.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Guild Mortgage Company, as modified by the related Acknowledgement.

33.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2013, between RRAC and Heritage Bank of the South, as modified by the related Acknowledgement.

34.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Leader Bank, N.A., as modified by the related Acknowledgement.

35.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and MegaStar Financial Corporation, as modified by the related Acknowledgement.

H-2

36.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Michigan Mutual, Incorporated, as modified by the related Acknowledgement.

37.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2012, between RRAC and Monarch Bank, as modified by the related Acknowledgement.

38.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2012, between RRAC and Mortgage Master, Inc., as modified by the related Acknowledgement.

39.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Mutual of Omaha Bank, as modified by the related Acknowledgement.

40.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Paramount Equity Mortgage, as modified by the related Acknowledgement.

41.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Perl Mortgage, Incorporated, as modified by the related Acknowledgement.

42.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Plaza Home Mortgage, Incorporated, as modified by the related Acknowledgement.

43.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2013, between RRAC and Potomac Mortgage Group, Inc., as modified by the related Acknowledgement.

44.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Primary Residential Mortgage, Inc., as modified by the related Acknowledgement.

45.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 30, 2011, between RRAC and PrimeLending, a PlainsCapital Company, as modified by the related Acknowledgement.

46.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2011, between RRAC and Prospect Mortgage, LLC, as modified by the related Acknowledgement.

47.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Provident Savings Bank, as modified by the related Acknowledgement.

48.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2012, between RRAC and Renasant Bank, as modified by the related Acknowledgement.

49.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2012, between RRAC and Residential Finance Corporation, as modified by the related Acknowledgement.

50.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and RMR Financial, LLC, as modified by the related Acknowledgement.

51.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and Sandy Spring Bank, as modified by the related Acknowledgement.

52.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2012, between RRAC and SCBT, as modified by the related Acknowledgement.

53.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of April 1, 2012, between RRAC and Shea Mortgage Inc., as modified by the related Acknowledgement.

54.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2011, between RRAC and Simonich Corporation, dba BOC Mortgage, as modified by the related Acknowledgement.

H-3

55.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of November 1, 2012, between RRAC and Shelter Mortgage Company, LLC, as modified by the related Acknowledgement.

56.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of March 1, 2011, between RRAC and Sterling Savings Bank, as modified by the related Acknowledgement.

57.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2011, between RRAC and Stifel Bank and Trust, as modified by the related Acknowledgement.

58.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of October 1, 2012, between RRAC and Everett Financial, Inc. DBA Supreme Lending, as modified by the related Acknowledgement.

59.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of February 1, 2013, between RRAC and Susquehanna Bank, as modified by the related Acknowledgement.

60.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and The Lending Partners, LLC, as modified by the related Acknowledgement.

61.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of August 1, 2012, between RRAC and Total Mortgage Services, LLC, as modified by the related Acknowledgement.

62.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2012, between RRAC and Umpqua Bank, as modified by the related Acknowledgement.

63.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and United Shore Financial Services, LLC, as successor in interest to Shore Financial Services, Inc., as modified by the related Acknowledgement.

64.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2011, between RRAC and Universal American Mortgage Company, LLC, as modified by the related Acknowledgement.

65.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of January 1, 2013, between RRAC and W.R. Starkey Mortgage, LLP, as modified by the related Acknowledgement.

66.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and Mortgage Access Corp. DBA Weichert Financial Services, as modified by the related Acknowledgement.

67.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of June 1, 2011, between RRAC and Wintrust Mortgage, a division of Barrington Bank and Trust Company, N.A., as modified by the related Acknowledgement.

68.	Flow Mortgage Loan Purchase and Sale Agreement, dated as of July 1, 2012, between RRAC and WJ Bradley Mortgage Capital LLC, as modified by the related Acknowledgement.

H-4

EXHIBIT H-2

LIST OF SERVICING AGREEMENTS

1.	Flow Mortgage Loan Servicing Agreement, dated as of August 1, 2011, between Redwood Residential Acquisition Corporation (“RRAC”) and Cenlar FSB, as amended by Amendment No. 1 to the Flow Mortgage Loan Servicing Agreement, dated November 3, 2011, and as modified by the related Acknowledgement.

2.	Flow Mortgage Loan Sale and Servicing Agreement, dated as of July 1, 2010, between RRAC and First Republic Bank, as modified by the related Acknowledgement.

H-5

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

Additional Disclosure Notification

Citibank, N.A., as securities administrator

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Global Transaction Services – Sequoia Mortgage Trust 2013-8

Tax : (212) 816-5527

Sequoia Residential Funding, Inc.

Fax: 415-381-1773

Email: Sequoia.Notices@redwoodtrust.com

Attn:  Corporate Trust Services—Sequoia Mortgage Trust 2013-8, Mortgage Pass-Through Certificates, Series 2013-8—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 6.21[(a)][(b)][(c)] of the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee, with respect to Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificate, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:
Name:
Title:

I-1

EXHIBIT J

BACK-UP CERTIFICATE TO FORM 10-K CERTIFICATE

Sequoia Mortgage Trust 2013-8 (the “Trust”)

Mortgage Pass-Through Certificates

Re:          The Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee with respect to Sequoia Mortgage Trust 2013-8 Mortgage Pass-Through Certificates.

I, __________________________, the _________________________ of [NAME OF COMPANY] (the “Company”) certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)         I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust Fund;

(2)         Based on my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Company’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3)         Based on my knowledge, the distribution information required to be provided by the Company under the Pooling and Servicing Agreement has been provided to the Securities Administrator for inclusion in the Reports is included in the Reports;

(4)         I am responsible for reviewing the activities performed by the Company under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Company required by the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Company has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

(5)         The report on assessment of compliance with servicing criteria applicable to the Company for asset-backed securities of the Company and each Subcontractor utilized by the Company and the related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

In giving the certifications above, the Company has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer(s), custodian(s)]

Date:

By:

[Signature]

[Title]

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The Assessment of Compliance to be delivered by the parties listed in the table below shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” for each such party:

Regulation AB Reference	Servicing Criteria	Master Servicer	Securities Administrator	Custodian

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	N/A	N/A	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate bank collection accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

K-1

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each collection account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including collection accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

K-2

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements			X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	N/A	N/A	N/A
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	N/A	N/A	N/A
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	N/A	N/A	N/A
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	N/A	N/A	N/A

K-3

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	N/A	N/A	N/A
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	N/A	N/A	N/A
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	N/A	N/A	N/A
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	N/A	N/A	N/A
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A	N/A	N/A

K-4

EXHIBIT L

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the Distribution Date Statement	Master Servicer Securities Administrator
Any information required by 1121 which is NOT included on the Distribution Date Statement	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

L-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Securities Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Securities Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

L-2

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Distribution Date Statement to Certificateholders	Securities Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

L-3

EXHIBIT M

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Securities Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

M-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Securities Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or the Securities Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor as to (a) Trustee as to (b)
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:	Depositor as to (a) Sponsor/Seller as to (b)
▪ Master Servicer	Master Servicer
▪ Securities Administrator	Securities Administrator
▪ Trustee	Depositor/Sponsor
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivative Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

M-3

EXHIBIT N

ADDITIONAL FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custody agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custody agreement.

All parties (as to themselves)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer (as to itself)
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)
▪ Other material servicers	Servicer (as to itself)
▪ Trustee	Trustee
▪ Securities Administrator	Securities Administrator
▪ Significant Obligor	Depositor

N-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the Distribution Date Statements to the certificateholders.

Depositor Master Servicer Securities Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Securities Administrator Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Securities Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Securities Administrator/Depositor/ Servicer (as to itself)/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Depositor/Trustee

N-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Securities Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Securities Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties (as to themselves)
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

N-3

EXHIBIT O

FORM OF CERTIFICATION FOR NRSROs AND DEPOSITOR

[Date]

Citibank, N.A.

388 Greenwich St., 14th Floor

New York, New York 10013

Attention: Corporate Trust Services – SEMT 2013-8

Attention:	Sequoia Mortgage Trust 2013-8,

Mortgage Pass-Through Certificates, Series 2013-8

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2013 (the “Pooling and Servicing Agreement”), by and among Sequoia Residential Funding, Inc., as Depositor, CitiMortgage, Inc., as Master Servicer, and Citibank, N.A., as Securities Administrator, and Wilmington Trust, National Association, as Trustee with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

With respect to any Nationally Recognized Statistical Rating Organization (“NRSRO”):

1.	The undersigned, an NRSRO, has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e).
2.	The undersigned has access to the Depositor's 17g-5 website, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from the Rule 17g-5 Website.
3.	The undersigned shall be deemed to have recertified to the provisions herein each time it accesses any information on the Rule 17g-5 Website maintained by the Securities Administrator.

With respect to the Depositor:

1.	The undersigned is the Depositor under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

O-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

	1	2	3	4	5	6	7	8	9	10
	Primary Servicer	Servicing Fee %	Servicing Fee—Flatdollar	Servicing Advance Methodology	Originator	Loan Group	Loan Number	Amortization Type	Lien Position	HELOC Indicator
1	1000383	0.002500			9999999		1010010781	1	1	0
2	1000383	0.002500			9999999		1010011246	1	1	0
3	1000383	0.002500			1000536		1050009491	1	1	0
4	1000383	0.002500			9999999		1150007793	1	1	0
5	1000383	0.002500			9999999		1150008624	1	1	0
6	1000383	0.002500			9999999		1150009770	1	1	0
7	1000383	0.002500			9999999		1150010152	1	1	0
8	1000383	0.002500			9999999		1150010254	1	1	0
9	1000383	0.002500			9999999		1150010690	1	1	0
10	1000383	0.002500			9999999		1150010847	1	1	0
11	1000383	0.002500			9999999		1150010857	1	1	0
12	1000383	0.002500			9999999		1150011261	1	1	0
13	1000383	0.002500			9999999		1150011267	1	1	0
14	1000383	0.002500			9999999		1150011297	1	1	0
15	1000383	0.002500			9999999		1150011330	1	1	0
16	1000383	0.002500			9999999		1150011334	1	1	0
17	1000383	0.002500			9999999		1150011355	1	1	0
18	1000383	0.002500			9999999		1150011369	1	1	0
19	1000383	0.002500			9999999		1150011417	1	1	0
20	1000383	0.002500			9999999		1150011429	1	1	0
21	1000383	0.002500			9999999		1150011460	1	1	0
22	1000383	0.002500			9999999		1150011480	1	1	0
23	1000383	0.002500			9999999		1150011481	1	1	0
24	1000383	0.002500			9999999		1150011487	1	1	0
25	1000383	0.002500			9999999		1150011488	1	1	0
26	1000383	0.002500			9999999		1150011544	1	1	0
27	1000383	0.002500			9999999		1150011558	1	1	0
28	1000383	0.002500			9999999		1170010372	1	1	0
29	1000383	0.002500			9999999		1240008922	1	1	0
30	1000383	0.002500			9999999		1250009694	1	1	0
31	1000383	0.002500			9999999		1300009635	1	1	0
32	1000383	0.002500			9999999		1310010404	1	1	0
33	1000383	0.002500			1000633		1500009773	1	1	0
34	1000383	0.002500			1000633		1500009815	1	1	0
35	1000383	0.002500			1000633		1500010244	1	1	0
36	1000383	0.002500			1008808		1650009505	1	1	0
37	1000383	0.002500			1008808		1650010572	1	1	0
38	1000383	0.002500			1008808		1650010755	1	1	0
39	1000383	0.002500			1008808		1650010756	1	1	0
40	1000383	0.002500			9999999		1750007716	1	1	0
41	1002338	0.002500			9999999		3000010746	1	1	0
42	1002338	0.002500			9999999		3000011304	1	1	0
43	1002338	0.002500			9999999		3000011309	1	1	0
44	1002338	0.002500			9999999		3000011310	1	1	0
45	1000383	0.002500			9999999		10000005861	1	1	0
46	1000383	0.002500			9999999		10000006402	1	1	0
47	1000383	0.002500			9999999		10000006415	1	1	0
48	1000383	0.002500			1000633		10000006723	1	1	0
49	1000383	0.002500			9999999		10000006854	1	1	0
50	1000383	0.002500			9999999		10000006860	1	1	0
51	1000383	0.002500			1000633		10000006863	1	1	0
52	1000383	0.002500			9999999		10000006959	1	1	0
53	1000383	0.002500			9999999		10000007006	1	1	0
54	1000383	0.002500			9999999		10000007039	1	1	0
55	1000383	0.002500			9999999		10000007043	1	1	0
56	1000383	0.002500			9999999		10000007170	1	1	0
57	1000383	0.002500			9999999		10000007198	1	1	0
58	1000383	0.002500			9999999		10000007219	1	1	0
59	1000383	0.002500			9999999		10000007303	1	1	0
60	1000383	0.002500			9999999		10000007510	1	1	0
61	1000383	0.002500			9999999		10000007523	1	1	0
62	1000383	0.002500			9999999		10000007527	1	1	0
63	1000383	0.002500			9999999		10000007551	1	1	0
64	1000383	0.002500			1000633		10000007607	1	1	0
65	1000383	0.002500			9999999		10000007761	1	1	0
66	1000383	0.002500			9999999		10000007862	1	1	0
67	1000383	0.002500			1008808		10000007925	1	1	0
68	1000383	0.002500			9999999		10000007928	1	1	0
69	1000383	0.002500			9999996		10000007936	1	1	0
70	1000383	0.002500			9999999		10000007984	1	1	0
71	1000383	0.002500			1008808		10000007998	1	1	0
72	1000383	0.002500			1008808		10000008012	1	1	0
73	1000383	0.002500			9999999		10000008018	1	1	0
74	1000383	0.002500			9999999		10000008026	1	1	0
75	1000383	0.002500			9999999		10000008027	1	1	0
76	1000383	0.002500			1000536		10000008079	1	1	0
77	1000383	0.002500			9999996		10000008107	1	1	0
78	1000383	0.002500			9999999		10000008144	1	1	0
79	1000383	0.002500			1008808		10000008186	1	1	0
80	1000383	0.002500			9999999		10000008187	1	1	0
81	1000383	0.002500			9999999		10000008198	1	1	0
82	1000383	0.002500			9999999		10000008199	1	1	0
83	1000383	0.002500			9999999		10000008247	1	1	0
84	1000383	0.002500			9999999		10000008282	1	1	0
85	1000383	0.002500			9999999		10000008307	1	1	0
86	1000383	0.002500			1008808		10000008313	1	1	0
87	1000383	0.002500			9999999		10000008317	1	1	0
88	1000383	0.002500			9999999		10000008342	1	1	0
89	1000383	0.002500			9999999		10000008347	1	1	0
90	1000383	0.002500			1000633		10000008351	1	1	0
91	1000383	0.002500			9999999		10000008377	1	1	0
92	1000383	0.002500			9999999		10000008388	1	1	0
93	1000383	0.002500			1000633		10000008390	1	1	0
94	1000383	0.002500			9999999		10000008411	1	1	0
95	1000383	0.002500			9999999		10000008413	1	1	0
96	1000383	0.002500			9999999		10000008489	1	1	0
97	1000383	0.002500			9999999		10000008497	1	1	0
98	1000383	0.002500			9999999		10000008500	1	1	0
99	1000383	0.002500			9999999		10000008534	1	1	0
100	1000383	0.002500			1008808		10000008552	1	1	0
101	1000383	0.002500			9999999		10000008555	1	1	0
102	1000383	0.002500			1000536		10000008561	1	1	0
103	1000383	0.002500			1000536		10000008576	1	1	0
104	1000383	0.002500			1000633		10000008596	1	1	0
105	1000383	0.002500			1000633		10000008601	1	1	0
106	1000383	0.002500			1000633		10000008602	1	1	0
107	1000383	0.002500			9999999		10000008612	1	1	0
108	1000383	0.002500			9999999		10000008616	1	1	0
109	1000383	0.002500			1000536		10000008618	1	1	0
110	1000383	0.002500			9999999		10000008643	1	1	0
111	1000383	0.002500			1000536		10000008652	1	1	0
112	1000383	0.002500			9999999		10000008657	1	1	0
113	1000383	0.002500			1008808		10000008671	1	1	0
114	1000383	0.002500			9999999		10000008681	1	1	0
115	1000383	0.002500			1008808		10000008698	1	1	0
116	1000383	0.002500			9999999		10000008711	1	1	0
117	1000383	0.002500			9999999		10000008726	1	1	0
118	1000383	0.002500			9999999		10000008740	1	1	0
119	1000383	0.002500			9999999		10000008749	1	1	0
120	1000383	0.002500			9999999		10000008758	1	1	0
121	1000383	0.002500			9999999		10000008788	1	1	0
122	1000383	0.002500			9999999		10000008794	1	1	0
123	1000383	0.002500			9999999		10000008799	1	1	0
124	1000383	0.002500			9999999		10000008801	1	1	0
125	1000383	0.002500			1000633		10000008810	1	1	0
126	1000383	0.002500			9999999		10000008836	1	1	0
127	1000383	0.002500			9999999		10000008840	1	1	0
128	1000383	0.002500			1008808		10000008857	1	1	0
129	1000383	0.002500			9999999		10000008891	1	1	0
130	1000383	0.002500			9999999		10000008907	1	1	0
131	1000383	0.002500			9999999		10000008919	1	1	0
132	1000383	0.002500			1008808		10000008934	1	1	0
133	1000383	0.002500			1008808		10000008945	1	1	0
134	1000383	0.002500			9999999		10000008955	1	1	0
135	1000383	0.002500			9999999		10000008971	1	1	0
136	1000383	0.002500			9999999		10000008972	1	1	0
137	1000383	0.002500			9999999		10000008973	1	1	0
138	1000383	0.002500			1000536		10000008975	1	1	0
139	1000383	0.002500			9999999		10000009014	1	1	0
140	1000383	0.002500			9999999		10000009043	1	1	0
141	1000383	0.002500			9999999		10000009044	1	1	0
142	1000383	0.002500			9999999		10000009049	1	1	0
143	1000383	0.002500			9999999		10000009061	1	1	0
144	1000383	0.002500			9999999		10000009068	1	1	0
145	1000383	0.002500			9999999		10000009076	1	1	0
146	1000383	0.002500			9999999		10000009081	1	1	0
147	1000383	0.002500			9999996		10000009088	1	1	0
148	1000383	0.002500			9999999		10000009095	1	1	0
149	1000383	0.002500			9999999		10000009096	1	1	0
150	1000383	0.002500			9999999		10000009101	1	1	0
151	1000383	0.002500			9999999		10000009103	1	1	0
152	1000383	0.002500			1000536		10000009114	1	1	0
153	1000383	0.002500			9999999		10000009118	1	1	0
154	1000383	0.002500			9999999		10000009124	1	1	0
155	1000383	0.002500			9999999		10000009154	1	1	0
156	1000383	0.002500			9999999		10000009173	1	1	0
157	1000383	0.002500			9999999		10000009179	1	1	0
158	1000383	0.002500			9999999		10000009197	1	1	0
159	1000383	0.002500			9999999		10000009209	1	1	0
160	1000383	0.002500			9999999		10000009210	1	1	0
161	1000383	0.002500			1008808		10000009217	1	1	0
162	1000383	0.002500			9999999		10000009218	1	1	0
163	1000383	0.002500			9999999		10000009224	1	1	0
164	1000383	0.002500			9999999		10000009244	1	1	0
165	1000383	0.002500			9999999		10000009246	1	1	0
166	1000383	0.002500			9999999		10000009247	1	1	0
167	1000383	0.002500			9999999		10000009253	1	1	0
168	1000383	0.002500			9999999		10000009265	1	1	0
169	1000383	0.002500			9999999		10000009274	1	1	0
170	1000383	0.002500			9999999		10000009285	1	1	0
171	1000383	0.002500			1000536		10000009287	1	1	0
172	1000383	0.002500			9999999		10000009289	1	1	0
173	1000383	0.002500			9999999		10000009290	1	1	0
174	1000383	0.002500			1008808		10000009293	1	1	0
175	1000383	0.002500			9999999		10000009308	1	1	0
176	1000383	0.002500			1000633		10000009319	1	1	0
177	1000383	0.002500			9999999		10000009331	1	1	0
178	1000383	0.002500			9999999		10000009343	1	1	0
179	1000383	0.002500			9999999		10000009345	1	1	0
180	1000383	0.002500			9999999		10000009352	1	1	0
181	1000383	0.002500			9999999		10000009354	1	1	0
182	1000383	0.002500			9999999		10000009355	1	1	0
183	1000383	0.002500			9999999		10000009360	1	1	0
184	1000383	0.002500			9999999		10000009363	1	1	0
185	1000383	0.002500			9999996		10000009371	1	1	0
186	1000383	0.002500			9999999		10000009372	1	1	0
187	1000383	0.002500			9999999		10000009375	1	1	0
188	1000383	0.002500			9999999		10000009384	1	1	0
189	1000383	0.002500			1000633		10000009395	1	1	0
190	1000383	0.002500			9999999		10000009399	1	1	0
191	1000383	0.002500			9999999		10000009406	1	1	0
192	1000383	0.002500			9999999		10000009407	1	1	0
193	1000383	0.002500			9999999		10000009414	1	1	0
194	1000383	0.002500			1000633		10000009422	1	1	0
195	1000383	0.002500			9999999		10000009426	1	1	0
196	1000383	0.002500			9999999		10000009428	1	1	0
197	1000383	0.002500			9999999		10000009430	1	1	0
198	1000383	0.002500			9999999		10000009434	1	1	0
199	1000383	0.002500			9999999		10000009442	1	1	0
200	1000383	0.002500			9999999		10000009455	1	1	0
201	1000383	0.002500			9999999		10000009462	1	1	0
202	1000383	0.002500			1000633		10000009473	1	1	0
203	1000383	0.002500			9999999		10000009474	1	1	0
204	1000383	0.002500			9999999		10000009486	1	1	0
205	1000383	0.002500			9999999		10000009491	1	1	0
206	1000383	0.002500			9999999		10000009503	1	1	0
207	1000383	0.002500			9999999		10000009504	1	1	0
208	1000383	0.002500			9999999		10000009506	1	1	0
209	1000383	0.002500			9999999		10000009507	1	1	0
210	1000383	0.002500			9999999		10000009520	1	1	0
211	1000383	0.002500			1008808		10000009522	1	1	0
212	1000383	0.002500			9999999		10000009523	1	1	0
213	1000383	0.002500			9999999		10000009543	1	1	0
214	1000383	0.002500			9999999		10000009561	1	1	0
215	1000383	0.002500			9999999		10000009565	1	1	0
216	1000383	0.002500			9999999		10000009574	1	1	0
217	1000383	0.002500			9999999		10000009575	1	1	0
218	1000383	0.002500			9999999		10000009595	1	1	0
219	1000383	0.002500			9999999		10000009598	1	1	0
220	1000383	0.002500			9999999		10000009602	1	1	0
221	1000383	0.002500			9999999		10000009608	1	1	0
222	1000383	0.002500			9999999		10000009624	1	1	0
223	1000383	0.002500			9999999		10000009631	1	1	0
224	1000383	0.002500			9999999		10000009633	1	1	0
225	1000383	0.002500			9999999		10000009642	1	1	0
226	1000383	0.002500			9999999		10000009646	1	1	0
227	1000383	0.002500			9999999		10000009657	1	1	0
228	1000383	0.002500			9999999		10000009673	1	1	0
229	1000383	0.002500			1000633		10000009679	1	1	0
230	1000383	0.002500			1000633		10000009681	1	1	0
231	1000383	0.002500			9999999		10000009685	1	1	0
232	1000383	0.002500			9999999		10000009691	1	1	0
233	1000383	0.002500			9999999		10000009693	1	1	0
234	1000383	0.002500			1000633		10000009703	1	1	0
235	1000383	0.002500			9999999		10000009704	1	1	0
236	1000383	0.002500			9999999		10000009713	1	1	0
237	1000383	0.002500			9999999		10000009719	1	1	0
238	1000383	0.002500			9999996		10000009734	1	1	0
239	1000383	0.002500			9999999		10000009755	1	1	0
240	1000383	0.002500			9999999		10000009756	1	1	0
241	1000383	0.002500			9999999		10000009760	1	1	0
242	1000383	0.002500			1000633		10000009765	1	1	0
243	1000383	0.002500			9999999		10000009766	1	1	0
244	1000383	0.002500			9999999		10000009775	1	1	0
245	1000383	0.002500			9999999		10000009777	1	1	0
246	1000383	0.002500			9999999		10000009787	1	1	0
247	1000383	0.002500			9999999		10000009796	1	1	0
248	1000383	0.002500			9999999		10000009798	1	1	0
249	1000383	0.002500			1000536		10000009801	1	1	0
250	1000383	0.002500			1000536		10000009802	1	1	0
251	1000383	0.002500			9999999		10000009803	1	1	0
252	1000383	0.002500			1008808		10000009809	1	1	0
253	1000383	0.002500			9999999		10000009826	1	1	0
254	1000383	0.002500			9999999		10000009836	1	1	0
255	1000383	0.002500			9999999		10000009840	1	1	0
256	1000383	0.002500			9999999		10000009846	1	1	0
257	1000383	0.002500			9999999		10000009849	1	1	0
258	1000383	0.002500			9999999		10000009854	1	1	0
259	1000383	0.002500			1000633		10000009856	1	1	0
260	1000383	0.002500			9999999		10000009864	1	1	0
261	1000383	0.002500			9999999		10000009867	1	1	0
262	1000383	0.002500			1000633		10000009868	1	1	0
263	1000383	0.002500			9999999		10000009872	1	1	0
264	1000383	0.002500			9999999		10000009875	1	1	0
265	1000383	0.002500			9999999		10000009885	1	1	0
266	1000383	0.002500			9999999		10000009889	1	1	0
267	1000383	0.002500			9999999		10000009890	1	1	0
268	1000383	0.002500			9999999		10000009897	1	1	0
269	1000383	0.002500			1000633		10000009901	1	1	0
270	1000383	0.002500			9999999		10000009904	1	1	0
271	1000383	0.002500			9999999		10000009911	1	1	0
272	1000383	0.002500			1000633		10000009929	1	1	0
273	1000383	0.002500			9999999		10000009932	1	1	0
274	1000383	0.002500			9999999		10000009936	1	1	0
275	1000383	0.002500			9999999		10000009939	1	1	0
276	1000383	0.002500			9999999		10000009944	1	1	0
277	1000383	0.002500			9999999		10000009951	1	1	0
278	1000383	0.002500			9999999		10000009960	1	1	0
279	1000383	0.002500			9999999		10000009964	1	1	0
280	1000383	0.002500			9999999		10000009970	1	1	0
281	1000383	0.002500			9999999		10000009975	1	1	0
282	1000383	0.002500			9999999		10000009979	1	1	0
283	1000383	0.002500			1000633		10000009980	1	1	0
284	1000383	0.002500			9999999		10000009982	1	1	0
285	1000383	0.002500			9999999		10000009983	1	1	0
286	1000383	0.002500			1000536		10000009996	1	1	0
287	1000383	0.002500			9999999		10000009997	1	1	0
288	1000383	0.002500			9999999		10000010000	1	1	0
289	1000383	0.002500			9999999		10000010022	1	1	0
290	1000383	0.002500			9999996		10000010026	1	1	0
291	1000383	0.002500			9999999		10000010027	1	1	0
292	1000383	0.002500			9999999		10000010045	1	1	0
293	1000383	0.002500			9999996		10000010046	1	1	0
294	1000383	0.002500			9999999		10000010048	1	1	0
295	1000383	0.002500			9999999		10000010061	1	1	0
296	1000383	0.002500			1008808		10000010062	1	1	0
297	1000383	0.002500			9999999		10000010068	1	1	0
298	1000383	0.002500			1000633		10000010071	1	1	0
299	1000383	0.002500			9999999		10000010074	1	1	0
300	1000383	0.002500			9999999		10000010075	1	1	0
301	1000383	0.002500			9999999		10000010078	1	1	0
302	1000383	0.002500			9999999		10000010082	1	1	0
303	1000383	0.002500			9999999		10000010099	1	1	0
304	1000383	0.002500			1000633		10000010103	1	1	0
305	1000383	0.002500			9999999		10000010106	1	1	0
306	1000383	0.002500			9999999		10000010109	1	1	0
307	1000383	0.002500			9999999		10000010111	1	1	0
308	1000383	0.002500			1000633		10000010112	1	1	0
309	1000383	0.002500			9999999		10000010116	1	1	0
310	1000383	0.002500			9999999		10000010119	1	1	0
311	1000383	0.002500			9999999		10000010120	1	1	0
312	1000383	0.002500			9999999		10000010126	1	1	0
313	1000383	0.002500			9999999		10000010137	1	1	0
314	1000383	0.002500			1000536		10000010138	1	1	0
315	1000383	0.002500			9999999		10000010139	1	1	0
316	1000383	0.002500			1000536		10000010141	1	1	0
317	1000383	0.002500			1000536		10000010145	1	1	0
318	1000383	0.002500			9999999		10000010149	1	1	0
319	1000383	0.002500			1000536		10000010152	1	1	0
320	1000383	0.002500			9999996		10000010157	1	1	0
321	1000383	0.002500			9999999		10000010158	1	1	0
322	1000383	0.002500			9999999		10000010161	1	1	0
323	1000383	0.002500			9999999		10000010167	1	1	0
324	1000383	0.002500			9999999		10000010170	1	1	0
325	1000383	0.002500			9999999		10000010174	1	1	0
326	1000383	0.002500			9999999		10000010175	1	1	0
327	1000383	0.002500			9999999		10000010176	1	1	0
328	1000383	0.002500			9999999		10000010177	1	1	0
329	1000383	0.002500			9999999		10000010184	1	1	0
330	1000383	0.002500			9999999		10000010190	1	1	0
331	1000383	0.002500			9999999		10000010194	1	1	0
332	1000383	0.002500			9999999		10000010196	1	1	0
333	1000383	0.002500			9999999		10000010197	1	1	0
334	1000383	0.002500			9999999		10000010198	1	1	0
335	1000383	0.002500			9999999		10000010213	1	1	0
336	1000383	0.002500			9999999		10000010217	1	1	0
337	1000383	0.002500			9999999		10000010218	1	1	0
338	1000383	0.002500			9999999		10000010225	1	1	0
339	1000383	0.002500			1000536		10000010226	1	1	0
340	1000383	0.002500			9999999		10000010236	1	1	0
341	1000383	0.002500			9999999		10000010237	1	1	0
342	1000383	0.002500			9999999		10000010238	1	1	0
343	1000383	0.002500			9999996		10000010239	1	1	0
344	1000383	0.002500			9999999		10000010250	1	1	0
345	1000383	0.002500			1000536		10000010258	1	1	0
346	1000383	0.002500			1008808		10000010259	1	1	0
347	1000383	0.002500			1008808		10000010260	1	1	0
348	1000383	0.002500			1008808		10000010261	1	1	0
349	1000383	0.002500			9999999		10000010265	1	1	0
350	1000383	0.002500			9999999		10000010279	1	1	0
351	1000383	0.002500			9999999		10000010282	1	1	0
352	1000383	0.002500			9999999		10000010285	1	1	0
353	1000383	0.002500			9999999		10000010287	1	1	0
354	1000383	0.002500			9999996		10000010288	1	1	0
355	1000383	0.002500			9999999		10000010291	1	1	0
356	1000383	0.002500			9999999		10000010298	1	1	0
357	1000383	0.002500			9999999		10000010309	1	1	0
358	1000383	0.002500			9999999		10000010312	1	1	0
359	1000383	0.002500			9999999		10000010316	1	1	0
360	1000383	0.002500			9999999		10000010322	1	1	0
361	1000383	0.002500			9999999		10000010324	1	1	0
362	1000383	0.002500			9999999		10000010329	1	1	0
363	1000383	0.002500			1000633		10000010340	1	1	0
364	1000383	0.002500			9999999		10000010343	1	1	0
365	1000383	0.002500			9999999		10000010346	1	1	0
366	1000383	0.002500			9999999		10000010351	1	1	0
367	1000383	0.002500			1008808		10000010372	1	1	0
368	1000383	0.002500			9999999		10000010375	1	1	0
369	1000383	0.002500			9999999		10000010388	1	1	0
370	1000383	0.002500			9999999		10000010396	1	1	0
371	1000383	0.002500			9999999		10000010404	1	1	0
372	1000383	0.002500			1000633		10000010409	1	1	0
373	1000383	0.002500			9999999		10000010413	1	1	0
374	1000383	0.002500			9999999		10000010417	1	1	0
375	1000383	0.002500			1000536		10000010419	1	1	0
376	1000383	0.002500			9999999		10000010420	1	1	0
377	1000383	0.002500			9999999		10000010422	1	1	0
378	1000383	0.002500			9999999		10000010423	1	1	0
379	1000383	0.002500			9999999		10000010425	1	1	0
380	1000383	0.002500			9999999		10000010427	1	1	0
381	1000383	0.002500			1008808		10000010439	1	1	0
382	1000383	0.002500			1000633		10000010443	1	1	0
383	1000383	0.002500			9999999		10000010445	1	1	0
384	1000383	0.002500			9999999		10000010447	1	1	0
385	1000383	0.002500			9999999		10000010448	1	1	0
386	1000383	0.002500			9999996		10000010450	1	1	0
387	1000383	0.002500			1000536		10000010463	1	1	0
388	1000383	0.002500			1000633		10000010465	1	1	0
389	1000383	0.002500			9999999		10000010467	1	1	0
390	1000383	0.002500			9999999		10000010477	1	1	0
391	1000383	0.002500			1000536		10000010479	1	1	0
392	1000383	0.002500			9999999		10000010486	1	1	0
393	1000383	0.002500			9999999		10000010488	1	1	0
394	1000383	0.002500			9999999		10000010504	1	1	0
395	1000383	0.002500			9999999		10000010509	1	1	0
396	1000383	0.002500			9999999		10000010515	1	1	0
397	1000383	0.002500			9999996		10000010516	1	1	0
398	1000383	0.002500			9999996		10000010518	1	1	0
399	1000383	0.002500			9999996		10000010523	1	1	0
400	1000383	0.002500			9999999		10000010530	1	1	0
401	1000383	0.002500			9999999		10000010537	1	1	0
402	1000383	0.002500			9999999		10000010541	1	1	0
403	1000383	0.002500			1008808		10000010544	1	1	0
404	1000383	0.002500			9999999		10000010549	1	1	0
405	1000383	0.002500			9999999		10000010550	1	1	0
406	1000383	0.002500			9999999		10000010552	1	1	0
407	1000383	0.002500			9999999		10000010560	1	1	0
408	1000383	0.002500			9999999		10000010563	1	1	0
409	1000383	0.002500			1000536		10000010568	1	1	0
410	1000383	0.002500			9999999		10000010569	1	1	0
411	1000383	0.002500			1000536		10000010572	1	1	0
412	1000383	0.002500			9999996		10000010585	1	1	0
413	1000383	0.002500			9999999		10000010590	1	1	0
414	1000383	0.002500			9999999		10000010591	1	1	0
415	1000383	0.002500			9999999		10000010599	1	1	0
416	1000383	0.002500			9999999		10000010600	1	1	0
417	1000383	0.002500			9999999		10000010601	1	1	0
418	1000383	0.002500			9999999		10000010603	1	1	0
419	1000383	0.002500			9999999		10000010604	1	1	0
420	1000383	0.002500			9999999		10000010610	1	1	0
421	1000383	0.002500			9999999		10000010611	1	1	0
422	1000383	0.002500			1000633		10000010618	1	1	0
423	1000383	0.002500			9999999		10000010620	1	1	0
424	1000383	0.002500			1008808		10000010622	1	1	0
425	1000383	0.002500			1000633		10000010626	1	1	0
426	1000383	0.002500			1000633		10000010627	1	1	0
427	1000383	0.002500			9999999		10000010629	1	1	0
428	1000383	0.002500			9999999		10000010637	1	1	0
429	1000383	0.002500			9999999		10000010640	1	1	0
430	1000383	0.002500			9999999		10000010646	1	1	0
431	1000383	0.002500			9999999		10000010647	1	1	0
432	1000383	0.002500			9999999		10000010652	1	1	0
433	1000383	0.002500			1000536		10000010654	1	1	0
434	1000383	0.002500			9999999		10000010681	1	1	0
435	1000383	0.002500			9999999		10000010700	1	1	0
436	1000383	0.002500			9999999		10000010707	1	1	0
437	1000383	0.002500			9999999		10000010711	1	1	0
438	1000383	0.002500			9999999		10000010724	1	1	0
439	1000383	0.002500			9999999		10000010735	1	1	0
440	1000383	0.002500			9999999		10000010739	1	1	0
441	1000383	0.002500			9999999		10000010760	1	1	0
442	1000383	0.002500			9999999		10000010763	1	1	0
443	1000383	0.002500			9999999		10000010764	1	1	0
444	1000383	0.002500			9999999		10000010792	1	1	0
445	1000383	0.002500			9999999		10000010800	1	1	0
446	1000383	0.002500			1000536		10000010805	1	1	0
447	1000383	0.002500			9999999		10000010807	1	1	0
448	1000383	0.002500			9999999		10000010817	1	1	0
449	1000383	0.002500			9999999		10000010821	1	1	0
450	1000383	0.002500			9999999		10000010822	1	1	0
451	1000383	0.002500			9999999		10000010829	1	1	0
452	1000383	0.002500			9999999		10000010833	1	1	0
453	1000383	0.002500			9999999		10000010837	1	1	0
454	1000383	0.002500			9999999		10000010843	1	1	0
455	1000383	0.002500			9999999		10000010852	1	1	0
456	1000383	0.002500			9999999		10000010865	1	1	0
457	1000383	0.002500			9999999		10000010869	1	1	0
458	1000383	0.002500			9999999		10000010871	1	1	0
459	1000383	0.002500			9999999		10000010874	1	1	0
460	1000383	0.002500			9999999		10000010875	1	1	0
461	1000383	0.002500			1008808		10000010877	1	1	0
462	1000383	0.002500			9999999		10000010878	1	1	0
463	1000383	0.002500			9999996		10000010886	1	1	0
464	1000383	0.002500			9999996		10000010888	1	1	0
465	1000383	0.002500			9999999		10000010891	1	1	0
466	1000383	0.002500			9999999		10000010901	1	1	0
467	1000383	0.002500			9999999		10000010915	1	1	0
468	1000383	0.002500			9999999		10000010921	1	1	0
469	1000383	0.002500			9999999		10000010922	1	1	0
470	1000383	0.002500			9999999		10000010935	1	1	0
471	1000383	0.002500			9999999		10000010941	1	1	0
472	1000383	0.002500			9999999		10000010944	1	1	0
473	1000383	0.002500			1008808		10000010951	1	1	0
474	1000383	0.002500			9999999		10000010958	1	1	0
475	1000383	0.002500			9999999		10000010969	1	1	0
476	1000383	0.002500			9999999		10000010973	1	1	0
477	1000383	0.002500			9999999		10000010983	1	1	0
478	1000383	0.002500			9999999		10000010993	1	1	0
479	1000383	0.002500			9999999		10000010997	1	1	0
480	1000383	0.002500			9999999		10000011005	1	1	0
481	1000383	0.002500			9999999		10000011011	1	1	0
482	1000383	0.002500			9999999		10000011014	1	1	0
483	1000383	0.002500			9999999		10000011029	1	1	0
484	1000383	0.002500			9999999		10000011030	1	1	0
485	1000383	0.002500			9999999		10000011043	1	1	0
486	1000383	0.002500			1000536		10000011046	1	1	0
487	1000383	0.002500			1008808		10000011048	1	1	0
488	1000383	0.002500			9999999		10000011055	1	1	0
489	1000383	0.002500			9999999		10000011056	1	1	0
490	1000383	0.002500			9999999		10000011062	1	1	0
491	1000383	0.002500			9999999		10000011065	1	1	0
492	1000383	0.002500			9999999		10000011066	1	1	0
493	1000383	0.002500			9999996		10000011067	1	1	0
494	1000383	0.002500			9999999		10000011081	1	1	0
495	1000383	0.002500			9999996		10000011083	1	1	0
496	1000383	0.002500			9999999		10000011091	1	1	0
497	1000383	0.002500			9999999		10000011100	1	1	0
498	1000383	0.002500			9999999		10000011105	1	1	0
499	1000383	0.002500			1000536		10000011107	1	1	0
500	1000383	0.002500			9999996		10000011109	1	1	0
501	1000383	0.002500			9999999		10000011116	1	1	0
502	1000383	0.002500			9999999		10000011120	1	1	0
503	1000383	0.002500			9999996		10000011129	1	1	0
504	1000383	0.002500			9999996		10000011131	1	1	0
505	1000383	0.002500			9999999		10000011139	1	1	0
506	1000383	0.002500			9999999		10000011141	1	1	0
507	1000383	0.002500			1000536		10000011147	1	1	0
508	1000383	0.002500			9999999		10000011153	1	1	0
509	1000383	0.002500			9999996		10000011161	1	1	0
510	1000383	0.002500			9999999		10000011163	1	1	0
511	1000383	0.002500			9999999		10000011171	1	1	0
512	1000383	0.002500			9999999		10000011189	1	1	0
513	1000383	0.002500			9999999		10000011192	1	1	0
514	1000383	0.002500			1008808		10000011193	1	1	0
515	1000383	0.002500			9999999		10000011194	1	1	0
516	1000383	0.002500			9999999		10000011199	1	1	0
517	1000383	0.002500			9999999		10000011207	1	1	0
518	1000383	0.002500			9999999		10000011217	1	1	0
519	1000383	0.002500			9999999		10000011219	1	1	0
520	1000383	0.002500			9999999		10000011221	1	1	0
521	1000383	0.002500			9999999		10000011222	1	1	0
522	1000383	0.002500			9999999		10000011227	1	1	0
523	1000383	0.002500			9999996		10000011232	1	1	0
524	1000383	0.002500			9999999		10000011236	1	1	0
525	1000383	0.002500			9999999		10000011239	1	1	0
526	1000383	0.002500			1000536		10000011251	1	1	0
527	1000383	0.002500			9999996		10000011257	1	1	0
528	1000383	0.002500			9999996		10000011260	1	1	0
529	1000383	0.002500			9999999		10000011281	1	1	0
530	1000383	0.002500			1000536		10000011287	1	1	0
531	1000383	0.002500			9999999		10000011297	1	1	0
532	1000383	0.002500			9999999		10000011300	1	1	0
533	1000383	0.002500			9999999		10000011304	1	1	0
534	1000383	0.002500			9999999		10000011318	1	1	0
535	1000383	0.002500			9999999		10000011327	1	1	0
536	1000383	0.002500			9999999		10000011336	1	1	0
537	1000383	0.002500			9999999		10000011346	1	1	0
538	1000383	0.002500			9999999		10000011347	1	1	0
539	1000383	0.002500			9999999		10000011350	1	1	0
540	1000383	0.002500			9999999		10000011358	1	1	0
541	1000383	0.002500			9999999		10000011365	1	1	0
542	1000383	0.002500			9999999		10000011366	1	1	0
543	1000383	0.002500			9999999		10000011368	1	1	0
544	1000383	0.002500			9999999		10000011369	1	1	0
545	1000383	0.002500			9999999		10000011383	1	1	0
546	1000383	0.002500			1000633		10000011390	1	1	0
547	1000383	0.002500			9999996		10000011395	1	1	0
548	1000383	0.002500			9999996		10000011399	1	1	0
549	1000383	0.002500			9999999		10000011402	1	1	0
550	1000383	0.002500			9999999		10000011424	1	1	0
551	1000383	0.002500			9999999		10000011426	1	1	0
552	1000383	0.002500			1008808		10000011431	1	1	0
553	1000383	0.002500			9999999		10000011439	1	1	0
554	1000383	0.002500			1000536		10000011444	1	1	0
555	1000383	0.002500			9999999		10000011458	1	1	0
556	1000383	0.002500			9999999		10000011461	1	1	0
557	1000383	0.002500			9999999		10000011465	1	1	0
558	1000383	0.002500			9999999		10000011484	1	1	0
559	1000383	0.002500			1008808		10000011487	1	1	0
560	1000383	0.002500			9999999		10000011493	1	1	0
561	1000383	0.002500			9999999		10000011495	1	1	0
562	1000383	0.002500			9999999		10000011500	1	1	0
563	1000383	0.002500			9999999		10000011501	1	1	0
564	1000383	0.002500			9999999		10000011508	1	1	0
565	1000383	0.002500			9999999		10000011515	1	1	0
566	1000383	0.002500			9999999		10000011527	1	1	0
567	1000383	0.002500			9999999		10000011548	1	1	0
568	1000383	0.002500			9999999		10000011549	1	1	0
569	1000383	0.002500			1000536		10000011557	1	1	0
570	1000383	0.002500			9999999		10000011564	1	1	0
571	1000383	0.002500			9999999		10000011569	1	1	0
572	1000383	0.002500			9999999		10000011572	1	1	0
573	1000383	0.002500			9999999		10000011574	1	1	0
574	1000383	0.002500			9999999		10000011582	1	1	0
575	1000383	0.002500			1000536		10000011588	1	1	0
576	1000383	0.002500			9999999		10000011591	1	1	0
577	1000383	0.002500			9999999		10000011607	1	1	0
578	1000383	0.002500			9999996		10000011631	1	1	0
579	1000383	0.002500			9999999		10000011646	1	1	0
580	1000383	0.002500			9999996		10000011669	1	1	0
581	1000383	0.002500			9999996		10000011671	1	1	0
582	1000383	0.002500			9999999		10000011696	1	1	0
583	1000383	0.002500			9999999		10000011708	1	1	0
584	1000383	0.002500			1008808		10000011712	1	1	0
585	1000383	0.002500			9999996		10000011744	1	1	0
586	1000383	0.002500			9999996		10000011753	1	1	0
587	1000383	0.002500			9999999		10000011796	1	1	0
588	1000383	0.002500			1008808		10000011797	1	1	0
589	1000383	0.002500			9999999		10000011820	1	1	0
590	1000383	0.002500			9999996		10000011833	1	1	0
591	1000383	0.002500			9999999		10000011848	1	1	0
592	1000383	0.002500			9999999		10000011851	1	1	0
593	1000383	0.002500			9999999		10000011861	1	1	0
594	1000383	0.002500			9999999		10000011878	1	1	0
595	1000383	0.002500			9999999		10000011909	1	1	0
596	1000383	0.002500			9999996		10000011928	1	1	0
597	1000383	0.002500			9999999		10000011948	1	1	0
598	1000383	0.002500			1000536		10000011979	1	1	0
599	1000383	0.002500			9999996		10000011984	1	1	0
600	1000383	0.002500			9999999		10000012025	1	1	0
601	1000383	0.002500			9999999		10000012061	1	1	0
602	1000383	0.002500			9999999		10000012076	1	1	0
603	1000383	0.002500			9999996		10000012337	1	1	0

	11	12	13	14	15	16	17	18	19	20
	Loan Purpose	Cash Out Amount	Total Origination and Discount Points	Covered/High Cost Loan Indicator	Relocation Loan Indicator	Broker Indicator	Channel	Escrow Indicator	Senior Loan Amount(s)	Loan Type of Most Senior Lien
1	3						1	4	0
2	7						1	0	0
3	9						1	0	0
4	9						2	0	0
5	3						5	0	0
6	3						5	0	0
7	9						1	4	0
8	6						2	4	0
9	9						5	0	0
10	7						2	4	0
11	9						2	0	0
12	7						1	4	0
13	9						2	4	0
14	7						5	1	0
15	9						2	0	0
16	3						5	0	0
17	9						2	4	0
18	9						2	0	0
19	7						1	4	0
20	9						5	4	0
21	3						5	0	0
22	7						5	4	0
23	7						5	4	0
24	7						5	4	0
25	7						2	4	0
26	7						5	4	0
27	7						5	4	0
28	9						1	0	0
29	9						1	0	0
30	9						1	0	0
31	9						1	4	0
32	9						1	4	0
33	7						1	4	0
34	9						1	0	0
35	9						1	4	0
36	9						2	0	0
37	9						2	0	0
38	9						2	0	0
39	9						2	0	0
40	9						1	4	0
41	3						1	0	0
42	9						1	4	0
43	9						1	0	0
44	3						1	4	0
45	9						2	4	0
46	9						1	1	0
47	9						2	0	0
48	9						1	4	0
49	9						1	4	0
50	9						1	0	0
51	9						1	0	0
52	3						1	4	0
53	9						5	4	0
54	9						1	0	0
55	9						1	0	0
56	9						1	1	0
57	9						5	0	0
58	9						2	0	0
59	9						1	4	0
60	9						1	0	0
61	9						1	4	0
62	9						1	4	0
63	3						1	4	0
64	7						1	4	0
65	9						1	0	0
66	6						1	0	0
67	9						2	0	0
68	9						5	4	0
69	9						1	0	0
70	9						1	4	0
71	7						5	4	0
72	9						2	0	0
73	7						1	4	0
74	9						1	4	0
75	9						1	0	0
76	9						1	4	0
77	9						1	4	0
78	9						1	4	0
79	9						2	0	0
80	9						5	0	0
81	3						1	0	0
82	9						1	4	0
83	9						1	4	0
84	7						1	0	0
85	9						1	4	0
86	9						2	0	0
87	9						5	0	0
88	9						1	4	0
89	9						1	0	0
90	7						1	4	0
91	9						1	0	0
92	9						5	4	0
93	9						1	4	0
94	7						1	4	0
95	9						1	4	0
96	9						1	4	0
97	9						1	4	0
98	9						5	4	0
99	9						1	0	0
100	7						2	1	0
101	9						1	0	0
102	6						1	4	0
103	9						1	0	0
104	7						1	4	0
105	9						1	4	0
106	6						1	4	0
107	9						1	4	0
108	9						1	0	0
109	3						1	0	0
110	9						1	0	0
111	7						1	4	0
112	9						1	0	0
113	9						1	4	0
114	7						1	1	0
115	9						2	0	0
116	9						1	0	0
117	9						1	4	0
118	6						1	4	0
119	9						1	4	0
120	7						1	0	0
121	9						1	4	0
122	7						1	0	0
123	9						1	1	0
124	9						1	4	0
125	9						1	4	0
126	9						1	0	0
127	9						1	0	0
128	9						2	0	0
129	9						1	0	0
130	9						1	4	0
131	9						1	1	0
132	9						5	4	0
133	9						5	4	0
134	9						1	0	0
135	9						1	0	0
136	9						1	4	0
137	9						1	4	0
138	9						1	4	0
139	9						1	0	0
140	9						1	4	0
141	7						1	0	0
142	9						1	4	0
143	9						1	0	0
144	9						1	0	0
145	9						2	4	0
146	9						1	4	0
147	9						1	0	0
148	9						1	4	0
149	9						1	0	0
150	7						5	4	0
151	9						1	0	0
152	3						1	0	0
153	9						1	4	0
154	6						1	0	0
155	7						1	4	0
156	9						1	0	0
157	9						1	0	0
158	9						1	4	0
159	3						1	4	0
160	9						1	4	0
161	9						1	0	0
162	9						1	4	0
163	9						1	4	0
164	9						2	0	0
165	9						1	0	0
166	7						1	4	0
167	3						1	0	0
168	9						1	4	0
169	9						1	4	0
170	9						1	4	0
171	3						1	4	0
172	9						1	4	0
173	9						2	0	0
174	7						1	4	0
175	7						2	0	0
176	7						1	4	0
177	9						1	0	0
178	9						1	4	0
179	9						1	0	0
180	9						1	4	0
181	9						1	4	0
182	9						1	4	0
183	9						1	4	0
184	9						1	4	0
185	9						1	0	0
186	9						2	0	0
187	9						1	4	0
188	7						1	0	0
189	9						1	4	0
190	7						1	4	0
191	9						1	0	0
192	7						1	4	0
193	7						1	0	0
194	7						1	4	0
195	7						1	0	0
196	9						1	0	0
197	9						1	4	0
198	9						1	4	0
199	7						1	0	0
200	7						1	0	0
201	3						1	0	0
202	9						1	4	0
203	9						2	0	0
204	9						2	4	0
205	7						1	4	0
206	9						2	0	0
207	6						1	0	0
208	7						1	4	0
209	9						1	4	0
210	7						1	4	0
211	9						2	4	0
212	9						1	4	0
213	6						1	1	0
214	9						1	4	0
215	9						1	1	0
216	9						1	4	0
217	9						1	0	0
218	9						1	4	0
219	6						1	4	0
220	7						1	4	0
221	7						1	0	0
222	9						1	0	0
223	9						1	4	0
224	3						5	4	0
225	9						1	4	0
226	7						2	4	0
227	7						1	0	0
228	3						1	0	0
229	7						1	4	0
230	7						1	4	0
231	9						1	4	0
232	7						1	0	0
233	6						5	0	0
234	7						1	4	0
235	9						1	0	0
236	6						1	1	0
237	9						1	4	0
238	3						1	0	0
239	9						1	0	0
240	9						1	0	0
241	7						1	4	0
242	7						1	4	0
243	7						1	0	0
244	7						1	4	0
245	6						1	4	0
246	9						1	0	0
247	3						1	0	0
248	7						1	4	0
249	9						1	0	0
250	3						1	0	0
251	7						1	4	0
252	9						2	0	0
253	9						1	0	0
254	7						1	0	0
255	7						1	4	0
256	7						1	4	0
257	7						1	4	0
258	6						1	4	0
259	7						1	4	0
260	3						2	4	0
261	9						1	4	0
262	9						1	4	0
263	9						1	0	0
264	9						1	4	0
265	7						1	4	0
266	9						1	4	0
267	9						1	0	0
268	7						2	4	0
269	7						1	4	0
270	7						1	4	0
271	7						2	0	0
272	7						1	0	0
273	9						1	0	0
274	9						1	4	0
275	7						2	4	0
276	7						1	1	0
277	7						1	0	0
278	7						1	4	0
279	7						1	0	0
280	9						1	4	0
281	7						1	0	0
282	7						1	4	0
283	9						1	4	0
284	6						1	1	0
285	9						1	0	0
286	7						1	4	0
287	7						1	4	0
288	9						1	4	0
289	3						1	0	0
290	9						1	4	0
291	3						1	0	0
292	9						1	0	0
293	7						1	0	0
294	9						1	4	0
295	9						2	4	0
296	7						2	4	0
297	7						1	4	0
298	7						1	4	0
299	7						1	0	0
300	9						1	4	0
301	9						1	4	0
302	9						1	1	0
303	3						1	4	0
304	6						1	4	0
305	9						1	1	0
306	9						1	0	0
307	9						1	4	0
308	9						1	4	0
309	7						1	0	0
310	7						1	4	0
311	3						5	0	0
312	3						1	1	0
313	9						1	4	0
314	3						1	4	0
315	9						1	0	0
316	9						1	0	0
317	9						1	0	0
318	9						1	4	0
319	9						1	0	0
320	9						1	0	0
321	7						1	4	0
322	9						1	0	0
323	9						2	0	0
324	9						1	0	0
325	9						1	4	0
326	6						1	0	0
327	9						1	4	0
328	9						1	0	0
329	7						1	4	0
330	6						1	4	0
331	9						1	0	0
332	9						1	0	0
333	9						1	4	0
334	9						2	4	0
335	9						1	4	0
336	9						1	0	0
337	7						1	0	0
338	9						2	4	0
339	9						1	4	0
340	9						1	4	0
341	9						1	0	0
342	7						1	0	0
343	9						1	4	0
344	9						1	0	0
345	3						1	0	0
346	7						2	0	0
347	7						2	0	0
348	7						2	0	0
349	6						1	4	0
350	9						2	0	0
351	9						2	4	0
352	7						1	0	0
353	9						1	0	0
354	9						1	0	0
355	7						1	0	0
356	9						2	0	0
357	9						1	4	0
358	9						1	0	0
359	3						1	4	0
360	9						1	4	0
361	9						1	4	0
362	9						1	0	0
363	3						1	4	0
364	9						1	0	0
365	6						2	0	0
366	9						1	0	0
367	3						2	4	0
368	9						1	0	0
369	9						1	1	0
370	9						1	4	0
371	9						2	0	0
372	9						1	4	0
373	9						2	0	0
374	9						1	0	0
375	9						1	0	0
376	7						1	0	0
377	9						1	0	0
378	9						2	4	0
379	9						1	4	0
380	3						1	0	0
381	9						2	0	0
382	9						1	4	0
383	9						2	0	0
384	9						1	0	0
385	9						1	0	0
386	9						1	4	0
387	7						1	4	0
388	7						1	4	0
389	3						1	4	0
390	7						1	4	0
391	9						1	4	0
392	9						2	0	0
393	9						1	1	0
394	9						2	4	0
395	9						1	4	0
396	9						1	0	0
397	9						1	0	0
398	9						1	0	0
399	9						1	0	0
400	9						1	0	0
401	7						1	4	0
402	7						1	4	0
403	6						2	4	0
404	7						1	0	0
405	9						1	4	0
406	7						1	4	0
407	7						2	0	0
408	7						1	4	0
409	3						1	0	0
410	9						2	0	0
411	9						1	4	0
412	9						1	0	0
413	7						1	1	0
414	6						1	0	0
415	6						1	4	0
416	9						2	0	0
417	7						2	0	0
418	9						1	0	0
419	9						1	4	0
420	6						1	0	0
421	7						1	4	0
422	9						1	4	0
423	9						1	0	0
424	7						5	4	0
425	9						1	4	0
426	9						1	4	0
427	9						1	1	0
428	7						1	4	0
429	3						1	0	0
430	7						1	0	0
431	7						2	0	0
432	7						1	0	0
433	9						1	0	0
434	10						1	0	0
435	9						1	4	0
436	9						1	0	0
437	9						1	0	0
438	9						2	0	0
439	9						1	0	0
440	3						2	4	0
441	6						1	0	0
442	9						1	0	0
443	7						1	4	0
444	9						2	0	0
445	9						1	4	0
446	9						1	4	0
447	7						2	4	0
448	9						1	4	0
449	9						1	0	0
450	7						1	4	0
451	9						1	0	0
452	9						1	4	0
453	7						1	4	0
454	9						1	4	0
455	9						1	4	0
456	7						2	0	0
457	9						2	0	0
458	7						1	4	0
459	9						1	0	0
460	9						1	4	0
461	9						1	0	0
462	9						1	4	0
463	7						1	4	0
464	7						1	4	0
465	3						2	4	0
466	7						1	0	0
467	3						1	0	0
468	7						1	4	0
469	6						1	4	0
470	6						1	0	0
471	7						1	0	0
472	3						1	4	0
473	7						2	4	0
474	7						1	0	0
475	7						1	4	0
476	7						1	0	0
477	9						1	0	0
478	6						2	0	0
479	9						2	4	0
480	3						1	0	0
481	9						1	4	0
482	7						1	0	0
483	6						1	0	0
484	9						1	0	0
485	9						1	0	0
486	9						1	0	0
487	9						2	0	0
488	9						1	4	0
489	7						1	4	0
490	7						1	4	0
491	7						1	0	0
492	7						1	4	0
493	6						1	0	0
494	9						1	0	0
495	7						1	4	0
496	3						1	0	0
497	7						1	0	0
498	9						1	4	0
499	7						1	4	0
500	7						1	4	0
501	7						1	0	0
502	9						1	0	0
503	9						1	0	0
504	7						1	4	0
505	7						1	0	0
506	7						1	0	0
507	6						1	4	0
508	7						2	0	0
509	7						1	0	0
510	7						1	1	0
511	9						2	0	0
512	7						5	0	0
513	7						1	4	0
514	7						2	4	0
515	7						1	4	0
516	7						1	0	0
517	7						1	4	0
518	9						1	0	0
519	6						1	0	0
520	7						1	0	0
521	7						2	4	0
522	9						1	4	0
523	9						1	0	0
524	9						1	0	0
525	9						1	0	0
526	6						1	4	0
527	6						1	0	0
528	9						1	4	0
529	7						1	4	0
530	6						1	4	0
531	9						1	0	0
532	7						1	4	0
533	9						2	4	0
534	7						1	0	0
535	9						1	0	0
536	7						5	0	0
537	7						1	0	0
538	7						1	4	0
539	7						1	4	0
540	7						2	0	0
541	9						1	4	0
542	9						1	0	0
543	7						2	4	0
544	7						2	0	0
545	7						1	4	0
546	9						1	0	0
547	9						1	0	0
548	7						1	0	0
549	7						1	0	0
550	6						2	4	0
551	6						2	0	0
552	3						5	0	0
553	7						1	4	0
554	7						1	4	0
555	6						2	4	0
556	6						1	0	0
557	6						1	0	0
558	7						1	0	0
559	6						2	0	0
560	7						2	4	0
561	7						1	4	0
562	6						1	0	0
563	7						1	4	0
564	6						1	0	0
565	9						2	0	0
566	9						2	0	0
567	9						2	4	0
568	9						2	4	0
569	9						1	4	0
570	7						2	4	0
571	7						1	0	0
572	7						1	4	0
573	7						2	4	0
574	7						1	4	0
575	7						1	4	0
576	6						2	0	0
577	9						2	4	0
578	7						1	4	0
579	9						2	0	0
580	9						1	0	0
581	7						1	0	0
582	7						1	4	0
583	9						1	4	0
584	7						2	4	0
585	9						1	4	0
586	7						1	0	0
587	9						1	0	0
588	9						5	0	0
589	9						2	0	0
590	9						1	4	0
591	9						1	0	0
592	9						1	4	0
593	7						1	0	0
594	3						2	4	0
595	9						1	0	0
596	7						1	4	0
597	9						2	3	0
598	7						1	4	0
599	9						1	4	0
600	7						1	0	0
601	9						1	0	0
602	3						1	4	0
603	9						1	0	0

	21	22	23	24	25	26	27	28	29	30	31
	Hybrid Period of Most Senior Lien (in months)	Neg Am Limit of Most Senior Lien	Junior Mortgage Balance	Origination Date of Most Senior Lien	Origination Date	Original Loan Amount	Original Interest Rate	Original Amortization Term	Original Term to Maturity	First Payment Date of Loan	Interest Type Indicator
1			0.00		20130228	492000.00	0.038750	360	360	20130401	1
2			0.00		20130212	750000.00	0.036250	360	360	20130401	1
3			0.00		20130415	997500.00	0.038750	360	360	20130601	1
4			125000.00		20130401	643500.00	0.038750	360	360	20130601	1
5			0.00		20130328	850000.00	0.042500	360	360	20130501	1
6			0.00		20130308	820000.00	0.045000	360	360	20130501	1
7			63000.00		20130322	577000.00	0.040000	360	360	20130501	1
8			0.00		20130328	1000000.00	0.042500	360	360	20130501	1
9			0.00		20130327	472000.00	0.045000	360	360	20130501	1
10			0.00		20130308	519951.00	0.040000	360	360	20130501	1
11			0.00		20130327	692000.00	0.041250	360	360	20130501	1
12			0.00		20130321	540000.00	0.038750	360	360	20130501	1
13			0.00		20130329	680000.00	0.040000	360	360	20130601	1
14			0.00		20130228	920000.00	0.040000	360	360	20130501	1
15			0.00		20130401	795000.00	0.040000	360	360	20130601	1
16			0.00		20130329	773500.00	0.041250	360	360	20130501	1
17			43722.00		20130404	556500.00	0.040000	360	360	20130601	1
18			59465.00		20130327	887500.00	0.041250	360	360	20130501	1
19			0.00		20130329	448000.00	0.037500	360	360	20130501	1
20			0.00		20130404	794000.00	0.038750	360	360	20130601	1
21			0.00		20130403	695000.00	0.038750	360	360	20130601	1
22			0.00		20130401	771750.00	0.040000	360	360	20130601	1
23			0.00		20130410	880000.00	0.041250	360	360	20130601	1
24			0.00		20130327	604200.00	0.045000	360	360	20130501	1
25			0.00		20130402	715600.00	0.043750	360	360	20130601	1
26			0.00		20130411	700000.00	0.038750	360	360	20130601	1
27			0.00		20130411	1000000.00	0.043750	360	360	20130601	1
28			45000.00		20130404	806000.00	0.037500	360	360	20130601	1
29			0.00		20130409	769500.00	0.038750	360	360	20130601	1
30			0.00		20121224	920000.00	0.036250	360	360	20130201	1
31			0.00		20130326	643000.00	0.037500	360	360	20130501	1
32			0.00		20130328	600000.00	0.038750	360	360	20130501	1
33			0.00		20130115	1207500.00	0.035000	360	360	20130301	1
34			0.00		20130211	970000.00	0.035000	360	360	20130401	1
35			0.00		20130327	720000.00	0.035000	360	360	20130501	1
36			0.00		20130308	733000.00	0.038750	360	360	20130501	1
37			0.00		20130402	750000.00	0.040000	360	360	20130601	1
38			81000.00		20130328	705000.00	0.037500	360	360	20130501	1
39			0.00		20130321	903000.00	0.040000	360	360	20130501	1
40			0.00		20130411	541000.00	0.041250	360	360	20130601	1
41			0.00		20130222	467500.00	0.040000	240	240	20130401	1
42			0.00		20130327	900000.00	0.032500	240	240	20130601	1
43			0.00		20130320	870000.00	0.035500	240	240	20130501	1
44			0.00		20130416	560000.00	0.035000	240	240	20130601	1
45			0.00		20130412	689500.00	0.038750	360	360	20130601	1
46			0.00		20130321	503000.00	0.037500	360	360	20130501	1
47			0.00		20130312	1000000.00	0.040000	360	360	20130501	1
48			0.00		20130307	1468000.00	0.033750	360	360	20130501	1
49			0.00		20130410	562500.00	0.036250	360	360	20130601	1
50			0.00		20130328	552000.00	0.038750	360	360	20130501	1
51			0.00		20130305	1965000.00	0.035000	360	360	20130501	1
52			110000.00		20121128	460000.00	0.031250	180	180	20130101	1
53			0.00		20130311	663750.00	0.040000	360	360	20130501	1
54			0.00		20130406	700000.00	0.037500	360	360	20130601	1
55			0.00		20130403	701000.00	0.037500	360	360	20130601	1
56			0.00		20130321	1163000.00	0.036250	360	360	20130501	1
57			0.00		20130215	826200.00	0.037500	360	360	20130401	1
58			0.00		20130316	1039800.00	0.035000	360	360	20130501	1
59			0.00		20130409	533000.00	0.033750	360	360	20130601	1
60			0.00		20130402	1100000.00	0.036250	360	360	20130601	1
61			0.00		20130318	1200000.00	0.036250	360	360	20130501	1
62			0.00		20130314	570000.00	0.040000	360	360	20130501	1
63			0.00		20130329	650000.00	0.038750	360	360	20130601	1
64			0.00		20130226	500000.00	0.035000	360	360	20130401	1
65			0.00		20130415	966000.00	0.037500	360	360	20130601	1
66			0.00		20130401	825000.00	0.036250	360	360	20130601	1
67			121158.00		20130325	750000.00	0.037500	360	360	20130501	1
68			0.00		20130205	1232500.00	0.035000	360	360	20130401	1
69			0.00		20130405	715700.00	0.037500	360	360	20130601	1
70			0.00		20130411	495500.00	0.037500	360	360	20130601	1
71			0.00		20130315	787500.00	0.038750	360	360	20130501	1
72			0.00		20130226	823000.00	0.038750	360	360	20130401	1
73			0.00		20130328	494250.00	0.037500	360	360	20130501	1
74			0.00		20130415	648000.00	0.036250	360	360	20130601	1
75			0.00		20130221	580000.00	0.037500	360	360	20130401	1
76			0.00		20130410	760000.00	0.038750	360	360	20130601	1
77			0.00		20130410	714000.00	0.035000	360	360	20130601	1
78			0.00		20130313	684750.00	0.036250	360	360	20130501	1
79			0.00		20130326	720000.00	0.038750	360	360	20130501	1
80			0.00		20130305	672000.00	0.040000	360	360	20130501	1
81			0.00		20130416	880700.00	0.032500	360	360	20130601	1
82			0.00		20130319	905000.00	0.036250	360	360	20130501	1
83			150000.00		20130320	557000.00	0.036250	360	360	20130501	1
84			0.00		20130401	660000.00	0.037500	360	360	20130601	1
85			0.00		20130327	660000.00	0.037500	360	360	20130501	1
86			0.00		20130319	985000.00	0.038750	360	360	20130501	1
87			0.00		20130304	523500.00	0.037500	360	360	20130501	1
88			0.00		20130325	1100000.00	0.037500	360	360	20130501	1
89			0.00		20130413	675000.00	0.040000	360	360	20130601	1
90			0.00		20130321	999200.00	0.033750	360	360	20130501	1
91			0.00		20130320	650300.00	0.038750	360	360	20130501	1
92			0.00		20130222	687000.00	0.038750	360	360	20130401	1
93			0.00		20130312	667000.00	0.038750	360	360	20130501	1
94			0.00		20130401	725000.00	0.038750	360	360	20130501	1
95			0.00		20130326	872000.00	0.036250	360	360	20130601	1
96			0.00		20130411	735000.00	0.038750	360	360	20130601	1
97			0.00		20130410	640000.00	0.040000	360	360	20130601	1
98			0.00		20130409	520000.00	0.043750	360	360	20130601	1
99			0.00		20130322	912000.00	0.040000	360	360	20130501	1
100			0.00		20130329	800000.00	0.037500	360	360	20130501	1
101			550000.00		20130325	997113.00	0.035000	360	360	20130501	1
102			0.00		20130404	1120000.00	0.038750	360	360	20130601	1
103			0.00		20130402	968850.00	0.037500	360	360	20130601	1
104			0.00		20130318	1000000.00	0.036250	360	360	20130501	1
105			0.00		20130315	731000.00	0.038750	360	360	20130501	1
106			0.00		20130326	864000.00	0.038750	360	360	20130501	1
107			0.00		20130322	620000.00	0.040000	360	360	20130501	1
108			0.00		20130416	513800.00	0.036250	360	360	20130601	1
109			0.00		20130328	562500.00	0.042500	360	360	20130501	1
110			0.00		20130413	615000.00	0.040000	360	360	20130601	1
111			0.00		20130412	529600.00	0.036250	360	360	20130601	1
112			0.00		20130409	855000.00	0.038750	360	360	20130601	1
113			0.00		20130327	806000.00	0.038750	360	360	20130501	1
114			0.00		20130410	1400000.00	0.036250	360	360	20130601	1
115			0.00		20130403	715000.00	0.040000	360	360	20130601	1
116			0.00		20130403	930000.00	0.040000	360	360	20130601	1
117			0.00		20130412	576000.00	0.036250	360	360	20130601	1
118			0.00		20130322	549750.00	0.040000	360	360	20130501	1
119			0.00		20130325	717000.00	0.037500	360	360	20130501	1
120			0.00		20130328	752000.00	0.037500	360	360	20130501	1
121			0.00		20130312	664000.00	0.038750	360	360	20130501	1
122			0.00		20130213	667424.00	0.037500	360	360	20130401	1
123			0.00		20130405	943000.00	0.036250	360	360	20130601	1
124			0.00		20130311	730000.00	0.040000	360	360	20130501	1
125			0.00		20130314	950000.00	0.035000	360	360	20130501	1
126			0.00		20130319	704100.00	0.037500	360	360	20130501	1
127			0.00		20130330	499999.00	0.037500	360	360	20130501	1
128			0.00		20130306	703000.00	0.038750	360	360	20130501	1
129			0.00		20130327	680000.00	0.038750	360	360	20130601	1
130			0.00		20130318	740000.00	0.037500	360	360	20130501	1
131			0.00		20130408	792000.00	0.038750	360	360	20130601	1
132			0.00		20130328	770000.00	0.038750	360	360	20130601	1
133			0.00		20130403	730000.00	0.040000	360	360	20130601	1
134			0.00		20130321	552550.00	0.035000	360	360	20130501	1
135			0.00		20130415	684000.00	0.035000	360	360	20130601	1
136			0.00		20130429	729000.00	0.030000	180	180	20130601	1
137			0.00		20130412	1481974.00	0.038750	360	360	20130601	1
138			115000.00		20130322	1200000.00	0.038750	360	360	20130501	1
139			0.00		20130325	695000.00	0.038750	360	360	20130501	1
140			0.00		20130325	645000.00	0.041250	360	360	20130501	1
141			0.00		20130329	508000.00	0.035000	360	360	20130501	1
142			0.00		20130402	1082000.00	0.037500	360	360	20130601	1
143			0.00		20130322	539500.00	0.038750	360	360	20130501	1
144			0.00		20130328	1053000.00	0.040000	360	360	20130501	1
145			0.00		20130329	688000.00	0.037500	360	360	20130501	1
146			0.00		20130327	700000.00	0.038750	360	360	20130501	1
147			0.00		20130329	1000000.00	0.038750	360	360	20130501	1
148			0.00		20130402	512000.00	0.038750	360	360	20130601	1
149			0.00		20130403	676000.00	0.041250	360	360	20130601	1
150			0.00		20130329	763000.00	0.038750	360	360	20130501	1
151			0.00		20130408	1000000.00	0.040000	360	360	20130601	1
152			0.00		20130403	1550000.00	0.038750	360	360	20130601	1
153			0.00		20130325	661000.00	0.038750	360	360	20130501	1
154			0.00		20130221	700000.00	0.037500	360	360	20130401	1
155			0.00		20130415	1425000.00	0.036250	360	360	20130601	1
156			285316.00		20130415	679000.00	0.040000	360	360	20130601	1
157			0.00		20130328	520000.00	0.037500	360	360	20130501	1
158			0.00		20130307	668000.00	0.037500	360	360	20130501	1
159			0.00		20130328	1150000.00	0.037500	360	360	20130501	1
160			0.00		20130408	1056814.00	0.037500	360	360	20130601	1
161			0.00		20130403	1228100.00	0.040000	360	360	20130601	1
162			0.00		20130226	492000.00	0.040000	360	360	20130401	1
163			0.00		20130412	600000.00	0.038750	360	360	20130601	1
164			0.00		20130411	1304500.00	0.038750	360	360	20130601	1
165			0.00		20130320	665000.00	0.033750	360	360	20130501	1
166			0.00		20130325	601600.00	0.037500	360	360	20130501	1
167			300000.00		20130402	768000.00	0.040000	360	360	20130601	1
168			0.00		20130329	1190000.00	0.037500	360	360	20130501	1
169			0.00		20130403	1350000.00	0.036250	360	360	20130501	1
170			0.00		20130228	1000000.00	0.036250	180	180	20130401	1
171			0.00		20130404	515000.00	0.037500	360	360	20130501	1
172			0.00		20130405	1000000.00	0.038750	360	360	20130601	1
173			0.00		20130412	733300.00	0.038750	360	360	20130601	1
174			0.00		20130405	706500.00	0.040000	360	360	20130501	1
175			0.00		20130403	968000.00	0.038750	360	360	20130601	1
176			0.00		20130315	768800.00	0.038750	360	360	20130501	1
177			400000.00		20130410	1500000.00	0.037500	360	360	20130601	1
178			0.00		20130401	975000.00	0.038750	360	360	20130501	1
179			0.00		20130402	948000.00	0.041250	360	360	20130601	1
180			0.00		20130329	715500.00	0.038750	360	360	20130501	1
181			0.00		20130325	657000.00	0.040000	360	360	20130501	1
182			0.00		20130318	995000.00	0.035000	360	360	20130501	1
183			0.00		20130329	747000.00	0.038750	360	360	20130601	1
184			0.00		20130410	460000.00	0.037500	360	360	20130601	1
185			0.00		20130402	672600.00	0.038750	360	360	20130601	1
186			0.00		20130315	530000.00	0.037500	360	360	20130501	1
187			0.00		20130330	660500.00	0.038750	360	360	20130601	1
188			0.00		20130327	448500.00	0.038750	360	360	20130501	1
189			0.00		20130405	980000.00	0.040000	360	360	20130601	1
190			0.00		20130403	600000.00	0.037500	360	360	20130601	1
191			0.00		20130411	750000.00	0.040000	360	360	20130601	1
192			0.00		20130412	587000.00	0.038750	360	360	20130601	1
193			0.00		20130415	820000.00	0.038750	360	360	20130601	1
194			0.00		20130410	584000.00	0.038750	360	360	20130601	1
195			0.00		20130326	737876.00	0.036250	360	360	20130501	1
196			0.00		20130401	644000.00	0.041250	360	360	20130601	1
197			0.00		20130411	803000.00	0.040000	360	360	20130601	1
198			0.00		20130412	518000.00	0.037500	360	360	20130601	1
199			0.00		20130327	660000.00	0.038750	360	360	20130501	1
200			0.00		20130308	572000.00	0.037500	360	360	20130501	1
201			0.00		20130411	850000.00	0.037500	360	360	20130601	1
202			0.00		20130329	843750.00	0.037500	360	360	20130501	1
203			0.00		20130408	1548850.00	0.040000	360	360	20130601	1
204			0.00		20130412	496000.00	0.038750	360	360	20130601	1
205			0.00		20130412	574400.00	0.037500	360	360	20130601	1
206			0.00		20130325	536000.00	0.037500	360	360	20130501	1
207			0.00		20130327	1500000.00	0.038750	360	360	20130501	1
208			0.00		20130403	592000.00	0.036250	360	360	20130601	1
209			0.00		20130329	665600.00	0.042500	360	360	20130501	1
210			0.00		20130328	548000.00	0.040000	360	360	20130501	1
211			0.00		20130405	765000.00	0.037500	360	360	20130601	1
212			0.00		20130321	587600.00	0.040000	360	360	20130501	1
213			0.00		20130409	908000.00	0.040000	360	360	20130601	1
214			0.00		20130329	711240.00	0.037500	360	360	20130501	1
215			0.00		20130408	770000.00	0.038750	360	360	20130601	1
216			0.00		20130328	700000.00	0.038750	360	360	20130501	1
217			0.00		20130402	815000.00	0.036250	360	360	20130601	1
218			64900.00		20130405	506000.00	0.040000	360	360	20130601	1
219			0.00		20130401	508000.00	0.038750	360	360	20130601	1
220			0.00		20130328	578400.00	0.038750	360	360	20130501	1
221			0.00		20130410	836000.00	0.038750	360	360	20130601	1
222			130000.00		20130403	612500.00	0.040000	360	360	20130601	1
223			0.00		20130403	695550.00	0.037500	360	360	20130601	1
224			0.00		20130312	800000.00	0.041250	360	360	20130501	1
225			0.00		20130327	1080000.00	0.037500	360	360	20130601	1
226			0.00		20130405	588000.00	0.038750	360	360	20130601	1
227			0.00		20130401	1000000.00	0.040000	360	360	20130601	1
228			0.00		20130409	1600000.00	0.038750	360	360	20130601	1
229			0.00		20130319	556000.00	0.041250	360	360	20130501	1
230			0.00		20130402	1192500.00	0.037500	360	360	20130501	1
231			0.00		20130401	727000.00	0.038750	360	360	20130501	1
232			0.00		20130311	858000.00	0.040000	360	360	20130501	1
233			0.00		20130401	670400.00	0.040000	360	360	20130601	1
234			0.00		20130328	640000.00	0.038750	360	360	20130501	1
235			0.00		20130415	556100.00	0.037500	360	360	20130601	1
236			0.00		20130322	723000.00	0.036250	360	360	20130501	1
237			0.00		20130412	732500.00	0.037500	360	360	20130601	1
238			0.00		20130403	590000.00	0.038750	360	360	20130601	1
239			0.00		20130330	877500.00	0.036250	360	360	20130501	1
240			31000.00		20130409	701190.00	0.037500	360	360	20130601	1
241			0.00		20130328	780000.00	0.036250	360	360	20130501	1
242			0.00		20130326	494500.00	0.036250	360	360	20130501	1
243			0.00		20130308	1050000.00	0.037500	360	360	20130501	1
244			0.00		20130416	798400.00	0.040000	360	360	20130601	1
245			0.00		20130228	680000.00	0.042500	360	360	20130401	1
246			0.00		20130404	1150000.00	0.032500	360	360	20130601	1
247			0.00		20130320	600000.00	0.036250	360	360	20130501	1
248			0.00		20130319	951960.00	0.035000	360	360	20130501	1
249			0.00		20130409	713500.00	0.037500	360	360	20130601	1
250			0.00		20130326	850000.00	0.033750	360	360	20130501	1
251			0.00		20130327	608000.00	0.037500	360	360	20130501	1
252			0.00		20130322	615000.00	0.042500	360	360	20130501	1
253			0.00		20130329	764471.00	0.040000	360	360	20130501	1
254			0.00		20130415	644000.00	0.040000	360	360	20130601	1
255			0.00		20130327	556000.00	0.038750	360	360	20130501	1
256			0.00		20130409	675000.00	0.037500	360	360	20130601	1
257			0.00		20130410	1000000.00	0.036250	360	360	20130601	1
258			0.00		20130329	900000.00	0.036250	360	360	20130501	1
259			0.00		20130410	593600.00	0.037500	360	360	20130601	1
260			0.00		20130319	910000.00	0.040000	360	360	20130501	1
261			0.00		20130329	510000.00	0.041250	360	360	20130601	1
262			0.00		20130410	710000.00	0.038750	360	360	20130601	1
263			75000.00		20130410	786000.00	0.038750	360	360	20130601	1
264			0.00		20130410	697000.00	0.037500	360	360	20130601	1
265			0.00		20130416	500000.00	0.037500	360	360	20130601	1
266			0.00		20130415	660000.00	0.037500	360	360	20130601	1
267			0.00		20130408	775000.00	0.037500	360	360	20130601	1
268			0.00		20130328	810000.00	0.038750	360	360	20130501	1
269			0.00		20130402	1020000.00	0.037500	360	360	20130601	1
270			0.00		20130322	681189.00	0.037500	360	360	20130501	1
271			0.00		20130315	624000.00	0.037500	360	360	20130501	1
272			0.00		20130326	447300.00	0.037500	360	360	20130501	1
273			90000.00		20130405	692300.00	0.036250	360	360	20130601	1
274			0.00		20130401	557000.00	0.037500	360	360	20130601	1
275			0.00		20130402	529800.00	0.038750	360	360	20130601	1
276			0.00		20130306	752500.00	0.033750	360	360	20130501	1
277			0.00		20130311	1056720.00	0.036250	360	360	20130501	1
278			0.00		20130408	896000.00	0.040000	360	360	20130601	1
279			0.00		20130228	489512.00	0.042500	360	360	20130401	1
280			0.00		20130411	506000.00	0.038750	360	360	20130601	1
281			0.00		20130321	1117755.00	0.036250	360	360	20130501	1
282			0.00		20130322	507200.00	0.038750	360	360	20130501	1
283			75000.00		20130322	660000.00	0.037500	360	360	20130501	1
284			0.00		20130412	537040.00	0.037500	360	360	20130601	1
285			0.00		20130329	675000.00	0.036250	360	360	20130501	1
286			0.00		20130416	583200.00	0.038750	360	360	20130601	1
287			0.00		20130402	799200.00	0.040000	360	360	20130601	1
288			0.00		20130404	478500.00	0.038750	360	360	20130601	1
289			0.00		20130314	760000.00	0.038750	360	360	20130501	1
290			0.00		20130415	621600.00	0.038750	360	360	20130601	1
291			300000.00		20130322	980000.00	0.037500	360	360	20130501	1
292			0.00		20130308	600000.00	0.036250	360	360	20130501	1
293			0.00		20130410	720000.00	0.037500	360	360	20130601	1
294			0.00		20130313	497006.00	0.037500	360	360	20130501	1
295			0.00		20130322	503750.00	0.041250	360	360	20130501	1
296			0.00		20130329	1121250.00	0.038750	360	360	20130601	1
297			0.00		20130408	560000.00	0.038750	360	360	20130601	1
298			0.00		20130328	696000.00	0.037500	360	360	20130501	1
299			0.00		20130408	744000.00	0.037500	360	360	20130601	1
300			0.00		20130402	590000.00	0.037500	360	360	20130601	1
301			0.00		20130403	498400.00	0.038750	360	360	20130601	1
302			0.00		20130408	695000.00	0.038750	360	360	20130601	1
303			0.00		20130327	824000.00	0.037500	360	360	20130501	1
304			0.00		20130405	463600.00	0.037500	360	360	20130501	1
305			0.00		20130329	639000.00	0.042500	360	360	20130601	1
306			0.00		20130325	706000.00	0.037500	360	360	20130501	1
307			0.00		20130403	700000.00	0.037500	360	360	20130601	1
308			0.00		20130401	927500.00	0.036250	360	360	20130501	1
309			0.00		20130403	1125000.00	0.036250	360	360	20130601	1
310			0.00		20130411	572000.00	0.038750	360	360	20130601	1
311			0.00		20130322	955000.00	0.038750	360	360	20130501	1
312			0.00		20130410	525000.00	0.037500	360	360	20130601	1
313			0.00		20130410	642300.00	0.038750	360	360	20130601	1
314			0.00		20130326	780000.00	0.037500	360	360	20130501	1
315			0.00		20130322	725000.00	0.037500	360	360	20130501	1
316			0.00		20130401	611000.00	0.036250	360	360	20130601	1
317			0.00		20130405	599000.00	0.036250	360	360	20130601	1
318			0.00		20130328	508800.00	0.037500	360	360	20130501	1
319			0.00		20130327	803000.00	0.036250	360	360	20130501	1
320			0.00		20130322	510000.00	0.036250	360	360	20130501	1
321			0.00		20130415	692000.00	0.036250	360	360	20130601	1
322			150000.00		20130322	700000.00	0.037500	360	360	20130501	1
323			0.00		20130408	967000.00	0.038750	360	360	20130601	1
324			0.00		20130411	491000.00	0.038750	360	360	20130601	1
325			0.00		20130403	649000.00	0.041250	360	360	20130601	1
326			0.00		20130322	920000.00	0.038750	360	360	20130501	1
327			0.00		20130404	899000.00	0.038750	360	360	20130601	1
328			0.00		20130410	625000.00	0.038750	360	360	20130601	1
329			0.00		20130329	972800.00	0.038750	360	360	20130501	1
330			0.00		20130408	472000.00	0.037500	360	360	20130601	1
331			0.00		20130327	824000.00	0.037500	360	360	20130501	1
332			0.00		20130408	515800.00	0.037500	360	360	20130601	1
333			0.00		20130408	670500.00	0.038750	360	360	20130601	1
334			305000.00		20130410	915000.00	0.037500	360	360	20130601	1
335			82580.00		20130411	560000.00	0.041250	360	360	20130601	1
336			0.00		20130416	571000.00	0.040000	360	360	20130601	1
337			0.00		20130322	750000.00	0.037500	360	360	20130501	1
338			0.00		20130404	521000.00	0.038750	360	360	20130601	1
339			0.00		20130412	720000.00	0.040000	360	360	20130601	1
340			0.00		20130405	536250.00	0.041250	360	360	20130601	1
341			0.00		20130416	826000.00	0.036250	360	360	20130601	1
342			0.00		20130408	1470000.00	0.037500	360	360	20130601	1
343			0.00		20130327	673500.00	0.037500	360	360	20130501	1
344			0.00		20130319	910000.00	0.038750	360	360	20130501	1
345			0.00		20130412	650000.00	0.036250	360	360	20130601	1
346			0.00		20130319	1200000.00	0.037500	360	360	20130501	1
347			0.00		20130401	900000.00	0.037500	360	360	20130601	1
348			0.00		20130415	600000.00	0.037500	360	360	20130601	1
349			0.00		20130402	875000.00	0.037500	360	360	20130601	1
350			0.00		20130328	733000.00	0.040000	360	360	20130501	1
351			450000.00		20130405	625000.00	0.037500	360	360	20130601	1
352			0.00		20130401	770400.00	0.038750	360	360	20130501	1
353			0.00		20130412	1190000.00	0.038750	360	360	20130601	1
354			0.00		20130416	998200.00	0.038750	360	360	20130601	1
355			0.00		20130416	971200.00	0.037500	360	360	20130601	1
356			0.00		20130405	808000.00	0.037500	360	360	20130601	1
357			0.00		20130408	545000.00	0.038750	360	360	20130601	1
358			0.00		20130325	820000.00	0.038750	360	360	20130501	1
359			0.00		20130405	1012000.00	0.037500	360	360	20130601	1
360			0.00		20130328	520000.00	0.038750	360	360	20130501	1
361			0.00		20130329	699000.00	0.037500	360	360	20130501	1
362			0.00		20130329	523000.00	0.037500	360	360	20130601	1
363			0.00		20130415	651500.00	0.040000	360	360	20130601	1
364			0.00		20130410	630200.00	0.035000	360	360	20130601	1
365			0.00		20130329	788900.00	0.036250	360	360	20130501	1
366			0.00		20130403	689000.00	0.038750	360	360	20130601	1
367			0.00		20130404	1110000.00	0.040000	360	360	20130601	1
368			0.00		20130325	540000.00	0.040000	360	360	20130501	1
369			25000.00		20130411	688000.00	0.038750	360	360	20130601	1
370			0.00		20130409	688000.00	0.038750	360	360	20130601	1
371			52000.00		20130402	962000.00	0.038750	360	360	20130601	1
372			0.00		20130412	670000.00	0.036250	360	360	20130601	1
373			0.00		20130322	930000.00	0.040000	360	360	20130501	1
374			200000.00		20130411	700000.00	0.037500	360	360	20130601	1
375			0.00		20130403	865000.00	0.038750	360	360	20130601	1
376			0.00		20130318	800000.00	0.040000	360	360	20130501	1
377			0.00		20130411	870000.00	0.037500	360	360	20130601	1
378			0.00		20130325	1360000.00	0.038750	360	360	20130501	1
379			0.00		20130412	831000.00	0.038750	360	360	20130601	1
380			0.00		20130411	632000.00	0.038750	360	360	20130601	1
381			0.00		20130322	975000.00	0.041250	360	360	20130501	1
382			0.00		20130404	955000.00	0.037500	360	360	20130601	1
383			0.00		20130329	714950.00	0.038750	360	360	20130601	1
384			0.00		20130415	917000.00	0.040000	360	360	20130601	1
385			0.00		20130327	942500.00	0.037500	360	360	20130501	1
386			0.00		20130403	775000.00	0.037500	360	360	20130601	1
387			0.00		20130408	580000.00	0.033750	360	360	20130601	1
388			0.00		20130329	588800.00	0.037500	360	360	20130501	1
389			0.00		20130409	650000.00	0.037500	360	360	20130601	1
390			0.00		20130415	588900.00	0.035000	360	360	20130601	1
391			0.00		20130416	1000000.00	0.038750	360	360	20130601	1
392			0.00		20130403	854000.00	0.037500	360	360	20130601	1
393			0.00		20130408	780000.00	0.038750	360	360	20130601	1
394			0.00		20130322	690000.00	0.037500	360	360	20130501	1
395			0.00		20130404	822000.00	0.037500	360	360	20130601	1
396			0.00		20130410	1119000.00	0.035000	360	360	20130601	1
397			0.00		20130401	681000.00	0.037500	360	360	20130601	1
398			0.00		20130403	689500.00	0.040000	360	360	20130601	1
399			0.00		20130402	610000.00	0.038750	360	360	20130601	1
400			0.00		20130408	810400.00	0.037500	360	360	20130601	1
401			0.00		20130322	692000.00	0.038750	360	360	20130501	1
402			0.00		20130329	825200.00	0.036250	360	360	20130501	1
403			0.00		20130329	728000.00	0.038750	360	360	20130501	1
404			0.00		20130329	743802.00	0.036250	360	360	20130501	1
405			0.00		20130321	895000.00	0.037500	360	360	20130501	1
406			0.00		20130412	1031250.00	0.040000	360	360	20130601	1
407			0.00		20130322	920000.00	0.038750	360	360	20130501	1
408			0.00		20130415	528000.00	0.036250	360	360	20130601	1
409			0.00		20130405	542500.00	0.042500	360	360	20130601	1
410			0.00		20130328	708000.00	0.040000	360	360	20130501	1
411			0.00		20130410	805000.00	0.037500	360	360	20130601	1
412			0.00		20130325	712100.00	0.038750	360	360	20130501	1
413			0.00		20130402	737600.00	0.041250	360	360	20130601	1
414			0.00		20130325	880000.00	0.040000	360	360	20130501	1
415			0.00		20130325	999900.00	0.035000	360	360	20130501	1
416			120000.00		20130402	706500.00	0.037500	360	360	20130601	1
417			0.00		20130405	732000.00	0.038750	360	360	20130601	1
418			0.00		20130408	1100000.00	0.033750	360	360	20130601	1
419			0.00		20130327	742100.00	0.038750	360	360	20130501	1
420			0.00		20130403	660000.00	0.037500	360	360	20130601	1
421			0.00		20130412	720000.00	0.037500	360	360	20130601	1
422			0.00		20130322	735500.00	0.038750	360	360	20130501	1
423			0.00		20130403	801000.00	0.040000	360	360	20130601	1
424			0.00		20130326	971250.00	0.038750	360	360	20130501	1
425			75000.00		20130410	653000.00	0.040000	360	360	20130601	1
426			0.00		20130329	650000.00	0.036250	360	360	20130501	1
427			0.00		20130416	860000.00	0.040000	360	360	20130601	1
428			0.00		20130402	854350.00	0.038750	360	360	20130501	1
429			0.00		20130321	500000.00	0.037500	360	360	20130501	1
430			0.00		20130409	514000.00	0.037500	360	360	20130601	1
431			0.00		20130322	688800.00	0.040000	360	360	20130501	1
432			0.00		20130321	999000.00	0.040000	360	360	20130501	1
433			0.00		20130405	753000.00	0.037500	360	360	20130601	1
434			0.00		20130410	600000.00	0.036250	360	360	20130601	1
435			0.00		20130412	628000.00	0.040000	360	360	20130601	1
436			0.00		20130410	628230.00	0.037500	300	300	20130601	1
437			0.00		20130411	625000.00	0.038750	360	360	20130601	1
438			0.00		20130405	878000.00	0.037500	360	360	20130601	1
439			0.00		20130330	1440850.00	0.037500	360	360	20130501	1
440			0.00		20130412	835200.00	0.040000	360	360	20130601	1
441			0.00		20130401	745000.00	0.037500	360	360	20130601	1
442			0.00		20130411	627311.00	0.036250	360	360	20130601	1
443			0.00		20130329	520000.00	0.040000	360	360	20130501	1
444			0.00		20130322	864000.00	0.042500	360	360	20130501	1
445			0.00		20130411	501500.00	0.040000	360	360	20130601	1
446			0.00		20130412	693000.00	0.038750	360	360	20130601	1
447			0.00		20130321	732000.00	0.038750	360	360	20130501	1
448			0.00		20130409	930000.00	0.037500	360	360	20130601	1
449			0.00		20130402	640000.00	0.041250	360	360	20130601	1
450			0.00		20130415	950000.00	0.038750	360	360	20130601	1
451			0.00		20130329	1060000.00	0.037500	360	360	20130601	1
452			0.00		20130415	540500.00	0.037500	360	360	20130601	1
453			0.00		20130416	600000.00	0.040000	360	360	20130601	1
454			0.00		20130322	560500.00	0.040000	360	360	20130501	1
455			0.00		20130405	680000.00	0.040000	360	360	20130601	1
456			0.00		20130402	632000.00	0.041250	360	360	20130601	1
457			0.00		20130403	781000.00	0.042500	360	360	20130601	1
458			0.00		20130408	532000.00	0.038750	360	360	20130601	1
459			0.00		20130410	695000.00	0.036250	360	360	20130601	1
460			0.00		20130307	1020000.00	0.038750	360	360	20130501	1
461			0.00		20130411	532000.00	0.040000	360	360	20130601	1
462			0.00		20130412	720000.00	0.037500	360	360	20130601	1
463			0.00		20130411	672000.00	0.038750	360	360	20130601	1
464			0.00		20130325	948000.00	0.037500	360	360	20130501	1
465			0.00		20130402	775000.00	0.040000	360	360	20130601	1
466			0.00		20130403	678000.00	0.038750	360	360	20130601	1
467			0.00		20130411	840000.00	0.040000	360	360	20130601	1
468			0.00		20130412	720800.00	0.040000	360	360	20130601	1
469			0.00		20130412	561960.00	0.038750	360	360	20130601	1
470			0.00		20130326	1000000.00	0.037500	360	360	20130501	1
471			0.00		20130401	987000.00	0.038750	360	360	20130601	1
472			0.00		20130405	575000.00	0.038750	360	360	20130601	1
473			0.00		20130408	637500.00	0.041250	360	360	20130601	1
474			0.00		20130326	1750000.00	0.035000	360	360	20130501	1
475			0.00		20130412	519000.00	0.038750	360	360	20130601	1
476			0.00		20130403	652000.00	0.040000	360	360	20130601	1
477			0.00		20130415	816000.00	0.038750	360	360	20130601	1
478			0.00		20130401	900000.00	0.037500	360	360	20130601	1
479			178800.00		20130410	902000.00	0.040000	360	360	20130601	1
480			0.00		20130326	516000.00	0.037500	360	360	20130501	1
481			0.00		20130415	800000.00	0.038750	360	360	20130601	1
482			0.00		20130411	1200000.00	0.037500	360	360	20130601	1
483			0.00		20130327	700000.00	0.040000	360	360	20130501	1
484			0.00		20130408	682500.00	0.038750	360	360	20130601	1
485			0.00		20130410	885000.00	0.040000	360	360	20130601	1
486			0.00		20130326	556900.00	0.036250	360	360	20130501	1
487			0.00		20130329	1070000.00	0.037500	360	360	20130501	1
488			0.00		20130328	500000.00	0.040000	360	360	20130601	1
489			0.00		20130408	559200.00	0.040000	360	360	20130601	1
490			0.00		20130411	561600.00	0.042500	360	360	20130601	1
491			0.00		20130401	938000.00	0.036250	360	360	20130601	1
492			0.00		20130412	476000.00	0.037500	360	360	20130601	1
493			0.00		20130411	1088625.00	0.042500	360	360	20130601	1
494			0.00		20130416	508000.00	0.038750	360	360	20130601	1
495			0.00		20130415	620000.00	0.040000	360	360	20130601	1
496			0.00		20130408	635000.00	0.036250	360	360	20130601	1
497			0.00		20130411	603750.00	0.037500	360	360	20130601	1
498			0.00		20130411	625000.00	0.041250	360	360	20130601	1
499			0.00		20130409	960000.00	0.037500	360	360	20130601	1
500			0.00		20130411	997500.00	0.040000	360	360	20130601	1
501			0.00		20130409	920000.00	0.040000	360	360	20130601	1
502			0.00		20130404	506200.00	0.038750	360	360	20130601	1
503			0.00		20130408	700500.00	0.041250	360	360	20130601	1
504			0.00		20130412	720000.00	0.037500	360	360	20130601	1
505			0.00		20130405	812000.00	0.038750	360	360	20130601	1
506			0.00		20130401	956250.00	0.038750	360	360	20130601	1
507			0.00		20130412	1000000.00	0.038750	360	360	20130601	1
508			0.00		20130405	580000.00	0.040000	360	360	20130601	1
509			0.00		20130409	676000.00	0.043750	360	360	20130601	1
510			0.00		20130412	892000.00	0.038750	360	360	20130601	1
511			70000.00		20130408	547650.00	0.040000	360	360	20130601	1
512			0.00		20130403	750000.00	0.040000	360	360	20130501	1
513			0.00		20130412	521600.00	0.038750	360	360	20130601	1
514			0.00		20130402	620000.00	0.040000	360	360	20130501	1
515			0.00		20130408	999000.00	0.037500	360	360	20130601	1
516			0.00		20130402	615000.00	0.042500	360	360	20130601	1
517			0.00		20130411	719600.00	0.040000	360	360	20130601	1
518			0.00		20130409	693000.00	0.038750	360	360	20130601	1
519			0.00		20130401	664800.00	0.038750	360	360	20130601	1
520			0.00		20130401	739700.00	0.038750	360	360	20130601	1
521			0.00		20130404	511900.00	0.043750	360	360	20130601	1
522			0.00		20130415	600000.00	0.038750	360	360	20130601	1
523			0.00		20130410	697100.00	0.038750	360	360	20130601	1
524			0.00		20130409	710000.00	0.040000	360	360	20130601	1
525			0.00		20130327	639300.00	0.038750	360	360	20130501	1
526			0.00		20130409	551200.00	0.038750	360	360	20130601	1
527			0.00		20130329	860000.00	0.037500	360	360	20130501	1
528			0.00		20130402	881000.00	0.041250	360	360	20130601	1
529			0.00		20130405	692000.00	0.037500	360	360	20130601	1
530			0.00		20130411	632000.00	0.035000	360	360	20130601	1
531			0.00		20130405	686000.00	0.038750	360	360	20130601	1
532			0.00		20130403	1085000.00	0.038750	360	360	20130601	1
533			0.00		20130408	686000.00	0.038750	360	360	20130601	1
534			0.00		20130404	752000.00	0.038750	360	360	20130601	1
535			0.00		20130411	812500.00	0.038750	360	360	20130601	1
536			0.00		20130403	840000.00	0.036250	360	360	20130501	1
537			0.00		20130410	772000.00	0.040000	360	360	20130601	1
538			0.00		20130416	520000.00	0.036250	360	360	20130601	1
539			0.00		20130415	460000.00	0.037500	360	360	20130601	1
540			0.00		20130404	956250.00	0.038750	360	360	20130601	1
541			0.00		20130402	467700.00	0.038750	360	360	20130601	1
542			200000.00		20130411	600000.00	0.037500	360	360	20130601	1
543			0.00		20130412	760000.00	0.035000	360	360	20130601	1
544			0.00		20130404	517000.00	0.038750	360	360	20130601	1
545			0.00		20130412	665000.00	0.042500	360	360	20130601	1
546			0.00		20130328	1035500.00	0.035000	360	360	20130601	1
547			0.00		20130410	739000.00	0.038750	360	360	20130601	1
548			0.00		20130410	792000.00	0.040000	360	360	20130601	1
549			0.00		20130409	630000.00	0.037500	360	360	20130601	1
550			0.00		20130411	496000.00	0.040000	360	360	20130601	1
551			0.00		20130415	720000.00	0.038750	360	360	20130601	1
552			0.00		20130401	845000.00	0.042500	360	360	20130501	1
553			0.00		20130412	600000.00	0.038750	360	360	20130601	1
554			0.00		20130401	444000.00	0.037500	360	360	20130601	1
555			0.00		20130402	688000.00	0.038750	360	360	20130601	1
556			0.00		20130405	848000.00	0.038750	360	360	20130601	1
557			0.00		20130408	1000000.00	0.040000	360	360	20130601	1
558			0.00		20130410	800000.00	0.038750	360	360	20130601	1
559			0.00		20130408	688000.00	0.042500	360	360	20130601	1
560			0.00		20130410	999999.00	0.040000	360	360	20130601	1
561			0.00		20130412	500000.00	0.040000	360	360	20130601	1
562			0.00		20130405	1410000.00	0.040000	360	360	20130601	1
563			0.00		20130403	1530000.00	0.040000	360	360	20130601	1
564			0.00		20130410	936000.00	0.040000	360	360	20130601	1
565			0.00		20130412	624000.00	0.041250	360	360	20130601	1
566			0.00		20130408	1220000.00	0.038750	360	360	20130601	1
567			0.00		20130411	875000.00	0.040000	360	360	20130601	1
568			0.00		20130412	603200.00	0.038750	360	360	20130601	1
569			0.00		20130411	1000000.00	0.035000	360	360	20130601	1
570			0.00		20130405	1000000.00	0.040000	360	360	20130601	1
571			0.00		20130405	800000.00	0.038750	360	360	20130601	1
572			0.00		20130410	688000.00	0.037500	360	360	20130601	1
573			0.00		20130415	583200.00	0.040000	360	360	20130601	1
574			0.00		20130409	659200.00	0.041250	360	360	20130601	1
575			0.00		20130415	745000.00	0.036250	360	360	20130601	1
576			0.00		20130412	1000000.00	0.038750	360	360	20130601	1
577			0.00		20130411	660000.00	0.043750	360	360	20130601	1
578			0.00		20130403	688000.00	0.040000	360	360	20130601	1
579			0.00		20130408	757000.00	0.037500	360	360	20130601	1
580			0.00		20130409	922000.00	0.040000	360	360	20130601	1
581			0.00		20130412	850000.00	0.038750	360	360	20130601	1
582			0.00		20130415	613600.00	0.038750	360	360	20130601	1
583			0.00		20130411	614000.00	0.040000	360	360	20130601	1
584			0.00		20130405	600000.00	0.041250	360	360	20130601	1
585			0.00		20130408	1050000.00	0.038750	360	360	20130601	1
586			0.00		20130415	792000.00	0.038750	360	360	20130601	1
587			0.00		20130412	943000.00	0.038750	360	360	20130601	1
588			0.00		20130416	690000.00	0.042500	360	360	20130601	1
589			0.00		20130412	546000.00	0.038750	360	360	20130601	1
590			150000.00		20130412	654000.00	0.038750	360	360	20130601	1
591			0.00		20130405	848500.00	0.035000	360	360	20130601	1
592			0.00		20130410	999999.00	0.038750	360	360	20130601	1
593			0.00		20130416	749723.00	0.038750	360	360	20130601	1
594			0.00		20130411	1000000.00	0.038750	360	360	20130601	1
595			0.00		20130305	605000.00	0.043750	360	360	20130501	1
596			0.00		20130410	708000.00	0.040000	360	360	20130601	1
597			500000.00		20130411	935000.00	0.037500	360	360	20130601	1
598			0.00		20130412	1500000.00	0.037500	360	360	20130601	1
599			0.00		20130409	697000.00	0.040000	360	360	20130601	1
600			0.00		20130412	672000.00	0.038750	360	360	20130601	1
601			0.00		20130409	650000.00	0.041250	360	360	20130601	1
602			0.00		20130501	910000.00	0.030000	180	180	20130701	1
603			0.00		20130416	703800.00	0.038750	360	360	20130601	1

	32	33	34	35	36	37	38	39	40	41	42
	Original Interest Only Term	Buy Down Period	HELOC Draw Period	Current Loan Amount	Current Interest Rate	Current Payment Amount Due	Interest Paid Through Date	Current Payment Status	Index Type	ARM Look-back Days	Gross Margin
1	0	0		489818.51	0.038750	2313.57	20130601	0	0
2	0	0		744522.25	0.036250	3420.38	20130601	0	0
3	0	0		996030.48	0.038750	4690.61	20130601	0	0
4	0	0		642361.12	0.038750	3025.98	20130601	0	0
5	0	0		847653.71	0.042500	4181.49	20130601	0	0
6	0	0		817836.31	0.045000	4154.82	20130601	0	0
7	0	0		575334.51	0.040000	2754.69	20130601	0	0
8	0	0		997239.66	0.042500	4919.40	20130601	0	0
9	0	0		470720.90	0.045000	2391.55	20130601	0	0
10	0	0		518429.60	0.040000	2482.33	20130601	0	0
11	0	0		690046.59	0.041250	3353.78	20130601	0	0
12	0	0		538406.37	0.038750	2539.28	20130601	0	0
13	0	0		679020.25	0.040000	3246.42	20130601	0	0
14	0	0		917344.48	0.040000	4392.22	20130601	0	0
15	0	0		793854.55	0.040000	3795.45	20130601	0	0
16	0	0		771316.53	0.041250	3748.77	20130601	0	0
17	0	0		555698.18	0.040000	2656.82	20130601	0	0
18	0	0		884994.72	0.041250	4301.27	20130601	0	0
19	0	0		446648.37	0.037500	2074.76	20130601	0	0
20	0	0		792830.28	0.038750	3733.68	20130601	0	0
21	0	0		693976.12	0.038750	3268.15	20130601	0	0
22	0	0		770638.05	0.040000	3684.45	20130601	0	0
23	0	0		878760.08	0.041250	4264.92	20130601	0	0
24	0	0		602605.74	0.045000	3061.39	20130601	0	0
25	0	0		714636.07	0.043750	3572.89	20130601	0	0
26	0	0		698968.76	0.038750	3291.66	20130601	0	0
27	0	0		998652.98	0.043750	4992.85	20130601	0	0
28	0	0		804786.04	0.037500	3732.71	20130601	0	0
29	0	0		768366.37	0.038750	3618.47	20130601	0	0
30	0	0		912874.57	0.036250	4195.67	20130601	0	0
31	0	0		641060.07	0.037500	2977.83	20130601	0	0
32	0	0		598229.31	0.038750	2821.42	20130601	0	0
33	0	0		1199865.33	0.035000	5422.21	20130601	0	0
34	0	0		965406.94	0.035000	4355.73	20130601	0	0
35	0	0		717730.46	0.035000	3233.12	20130601	0	0
36	0	0		730836.79	0.038750	3446.84	20130601	0	0
37	0	0		748919.39	0.040000	3580.61	20130601	0	0
38	0	0		702873.02	0.037500	3264.96	20130601	0	0
39	0	0		900393.54	0.040000	4311.06	20130601	0	0
40	0	0		540237.73	0.041250	2621.96	20130601	0	0
41	0	0		464946.50	0.040000	2832.96	20130601	0	0
42	0	0		897332.73	0.032500	5104.76	20130601	0	0
43	0	0		865004.04	0.035500	5068.03	20130601	0	0
44	0	0		558385.55	0.035000	3247.77	20130601	0	0
45	0	0		688484.23	0.038750	3242.28	20130601	0	0
46	0	0		501482.45	0.037500	2329.47	20130601	0	0
47	0	0		997113.54	0.040000	4774.15	20130601	0	0
48	0	0		1463270.92	0.033750	6489.97	20130601	0	0
49	0	0		561633.93	0.036250	2565.29	20130601	0	0
50	0	0		550370.95	0.038750	2595.71	20130601	0	0
51	0	0		1958806.02	0.035000	8823.73	20130601	0	0
52	0	0		447882.44	0.031250	3204.40	20130601	0	0
53	0	0		661834.13	0.040000	3168.84	20130601	0	0
54	0	0		698945.69	0.037500	3241.81	20130601	0	0
55	0	0		699944.19	0.037500	3246.44	20130601	0	0
56	0	0		1159413.29	0.036250	5303.88	20130601	0	0
57	0	0		822455.18	0.037500	3826.26	20130601	0	0
58	0	0		1036522.39	0.035000	4669.17	20130601	0	0
59	0	0		532142.69	0.033750	2356.37	20130601	0	0
60	0	0		1098306.36	0.036250	5016.56	20130601	0	0
61	0	0		1196299.18	0.036250	5472.62	20130601	0	0
62	0	0		568354.72	0.040000	2721.27	20130601	0	0
63	0	0		649042.42	0.038750	3056.54	20130601	0	0
64	0	0		497632.45	0.035000	2245.22	20130601	0	0
65	0	0		964545.05	0.037500	4473.70	20130601	0	0
66	0	0		823729.77	0.036250	3762.42	20130601	0	0
67	0	0		747737.23	0.037500	3473.37	20130601	0	0
68	0	0		1226663.95	0.035000	5534.48	20130601	0	0
69	0	0		714622.04	0.037500	3314.52	20130601	0	0
70	0	0		494753.70	0.037500	2294.74	20130601	0	0
71	0	0		785175.95	0.038750	3703.12	20130601	0	0
72	0	0		819220.53	0.038750	3870.05	20130601	0	0
73	0	0		492758.83	0.037500	2288.95	20130601	0	0
74	0	0		647002.29	0.036250	2955.21	20130601	0	0
75	0	0		577371.09	0.037500	2686.07	20130601	0	0
76	0	0		758880.37	0.038750	3573.80	20130601	0	0
77	0	0		712876.32	0.035000	3206.18	20130601	0	0
78	0	0		682638.23	0.036250	3122.81	20130601	0	0
79	0	0		717875.15	0.038750	3385.71	20130601	0	0
80	0	0		670060.31	0.040000	3208.23	20130601	0	0
81	0	0		879252.37	0.032500	3832.86	20130601	0	0
82	0	0		902001.97	0.036250	4127.26	20130601	0	0
83	0	0		555249.58	0.036250	2540.21	20130601	0	0
84	0	0		659005.94	0.037500	3056.56	20130601	0	0
85	0	0		658008.77	0.037500	3056.56	20130601	0	0
86	0	0		982093.09	0.038750	4631.84	20130601	0	0
87	0	0		521920.59	0.037500	2424.41	20130601	0	0
88	0	0		1096681.28	0.037500	5094.27	20130601	0	0
89	0	0		674027.45	0.040000	3222.55	20130601	0	0
90	0	0		995900.32	0.033750	4417.43	20130601	0	0
91	0	0		648380.86	0.038750	3057.95	20130601	0	0
92	0	0		683953.91	0.038750	3230.53	20130601	0	0
93	0	0		664010.79	0.038750	3136.48	20130601	0	0
94	0	0		722860.41	0.038750	3409.22	20130601	0	0
95	0	0		870657.40	0.036250	3976.77	20130601	0	0
96	0	0		733917.20	0.038750	3456.24	20130601	0	0
97	0	0		639077.87	0.040000	3055.46	20130601	0	0
98	0	0		519299.55	0.043750	2596.28	20130601	0	0
99	0	0		909367.56	0.040000	4354.03	20130601	0	0
100	0	0		797586.39	0.037500	3704.92	20130601	0	0
101	0	0		993969.96	0.035000	4477.48	20130601	0	0
102	0	0		1118350.01	0.038750	5266.66	20130601	0	0
103	0	0		967390.76	0.037500	4486.90	20130601	0	0
104	0	0		996915.99	0.036250	4560.51	20130601	0	0
105	0	0		728842.70	0.038750	3437.43	20130601	0	0
106	0	0		861450.19	0.038750	4062.85	20130601	0	0
107	0	0		618210.42	0.040000	2959.97	20130601	0	0
108	0	0		511930.90	0.036250	2343.19	20130601	0	0
109	0	0		560947.31	0.042500	2767.16	20130601	0	0
110	0	0		614113.90	0.040000	2936.10	20130601	0	0
111	0	0		528784.58	0.036250	2415.25	20130601	0	0
112	0	0		853740.41	0.038750	4020.53	20130601	0	0
113	0	0		803621.36	0.038750	3790.11	20130601	0	0
114	0	0		1397844.45	0.036250	6384.72	20130601	0	0
115	0	0		712969.81	0.040000	3413.52	20130601	0	0
116	0	0		928660.04	0.040000	4439.96	20130601	0	0
117	0	0		575113.14	0.036250	2626.86	20130601	0	0
118	0	0		548163.18	0.040000	2624.59	20130601	0	0
119	0	0		714836.80	0.037500	3320.54	20130601	0	0
120	0	0		749731.20	0.037500	3482.63	20130601	0	0
121	0	0		661749.85	0.038750	3122.37	20130601	0	0
122	0	0		664398.85	0.037500	3090.94	20130601	0	0
123	0	0		941548.09	0.036250	4300.56	20130601	0	0
124	0	0		727892.90	0.040000	3485.13	20130601	0	0
125	0	0		947005.46	0.035000	4265.92	20130601	0	0
126	0	0		701975.71	0.037500	3260.80	20130601	0	0
127	0	0		498490.50	0.037500	2315.57	20130601	0	0
128	0	0		700231.09	0.038750	3305.77	20130601	0	0
129	0	0		678998.22	0.038750	3197.61	20130601	0	0
130	0	0		737767.40	0.037500	3427.06	20130601	0	0
131	0	0		790833.22	0.038750	3724.28	20130601	0	0
132	0	0		768865.63	0.038750	3620.83	20130601	0	0
133	0	0		728948.20	0.040000	3485.13	20130601	0	0
134	0	0		550808.27	0.035000	2481.20	20130601	0	0
135	0	0		682923.53	0.035000	3071.47	20130601	0	0
136	0	0		725788.16	0.030000	5034.34	20130601	0	0
137	0	0		1479790.75	0.038750	6968.79	20130601	0	0
138	0	0		1196458.59	0.038750	5642.85	20130601	0	0
139	0	0		692948.93	0.038750	3268.15	20130601	0	0
140	0	0		643179.27	0.041250	3125.99	20130601	0	0
141	0	0		506398.70	0.035000	2281.15	20130601	0	0
142	0	0		1080370.34	0.037500	5010.91	20130601	0	0
143	0	0		537907.85	0.038750	2536.93	20130601	0	0
144	0	0		1049960.58	0.040000	5027.18	20130601	0	0
145	0	0		685924.28	0.037500	3186.24	20130601	0	0
146	0	0		697934.19	0.038750	3291.66	20130601	0	0
147	0	0		997048.84	0.038750	4702.37	20130601	0	0
148	0	0		511245.72	0.038750	2407.61	20130601	0	0
149	0	0		675047.52	0.041250	3276.23	20130601	0	0
150	0	0		760748.25	0.038750	3587.91	20130601	0	0
151	0	0		998559.18	0.040000	4774.15	20130601	0	0
152	0	0		1547716.54	0.038750	7288.67	20130601	0	0
153	0	0		659049.27	0.038750	3108.27	20130601	0	0
154	0	0		696827.18	0.037500	3241.81	20130601	0	0
155	0	0		1422805.96	0.036250	6498.73	20130601	0	0
156	0	0		678021.68	0.040000	3241.65	20130601	0	0
157	0	0		518431.15	0.037500	2408.20	20130601	0	0
158	0	0		665984.64	0.037500	3093.61	20130601	0	0
159	0	0		1146530.43	0.037500	5325.83	20130601	0	0
160	0	0		1055222.27	0.037500	4894.27	20130601	0	0
161	0	0		1226330.53	0.040000	5863.14	20130601	0	0
162	0	0		489866.27	0.040000	2348.88	20130601	0	0
163	0	0		599116.08	0.038750	2821.42	20130601	0	0
164	0	0		1302578.21	0.038750	6134.24	20130601	0	0
165	0	0		662396.38	0.033750	2939.94	20130601	0	0
166	0	0		599784.97	0.037500	2786.10	20130601	0	0
167	0	0		766893.45	0.040000	3666.55	20130601	0	0
168	0	0		1186409.74	0.037500	5511.08	20130601	0	0
169	0	0		1338815.45	0.036250	6156.69	20130601	0	0
170	0	0		987393.38	0.036250	7210.37	20130601	0	0
171	0	0		513446.23	0.037500	2385.05	20130601	0	0
172	0	0		998526.80	0.038750	4702.37	20130601	0	0
173	0	0		732219.70	0.038750	3448.25	20130601	0	0
174	0	0		704460.73	0.040000	3372.94	20130601	0	0
175	0	0		966573.94	0.038750	4551.89	20130601	0	0
176	0	0		766531.15	0.038750	3615.18	20130601	0	0
177	0	0		1497740.77	0.037500	6946.73	20130601	0	0
178	0	0		972122.62	0.038750	4584.81	20130601	0	0
179	0	0		946664.27	0.041250	4594.48	20130601	0	0
180	0	0		713388.43	0.038750	3364.55	20130601	0	0
181	0	0		655103.60	0.040000	3136.62	20130601	0	0
182	0	0		991863.62	0.035000	4467.99	20130601	0	0
183	0	0		745899.52	0.038750	3512.67	20130601	0	0
184	0	0		459307.17	0.037500	2130.33	20130601	0	0
185	0	0		671609.13	0.038750	3162.81	20130601	0	0
186	0	0		528400.98	0.037500	2454.51	20130601	0	0
187	0	0		659526.94	0.038750	3105.92	20130601	0	0
188	0	0		447176.40	0.038750	2109.01	20130601	0	0
189	0	0		978588.00	0.040000	4678.67	20130601	0	0
190	0	0		599096.31	0.037500	2778.69	20130601	0	0
191	0	0		748919.39	0.040000	3580.61	20130601	0	0
192	0	0		586135.23	0.038750	2760.29	20130601	0	0
193	0	0		818791.98	0.038750	3855.94	20130601	0	0
194	0	0		583139.64	0.038750	2746.18	20130601	0	0
195	0	0		735600.39	0.036250	3365.09	20130601	0	0
196	0	0		643092.61	0.041250	3121.14	20130601	0	0
197	0	0		801843.03	0.040000	3833.64	20130601	0	0
198	0	0		517219.81	0.037500	2398.94	20130601	0	0
199	0	0		658052.24	0.038750	3103.56	20130601	0	0
200	0	0		570274.27	0.037500	2649.02	20130601	0	0
201	0	0		848719.77	0.037500	3936.48	20130601	0	0
202	0	0		841204.39	0.037500	3907.54	20130601	0	0
203	0	0		1546618.38	0.040000	7394.45	20130601	0	0
204	0	0		495269.29	0.038750	2332.38	20130601	0	0
205	0	0		573534.86	0.037500	2660.14	20130601	0	0
206	0	0		534382.88	0.037500	2482.30	20130601	0	0
207	0	0		1495573.24	0.038750	7053.56	20130601	0	0
208	0	0		591088.51	0.036250	2699.82	20130601	0	0
209	0	0		663762.72	0.042500	3274.35	20130601	0	0
210	0	0		546418.22	0.040000	2616.24	20130601	0	0
211	0	0		763847.80	0.037500	3542.83	20130601	0	0
212	0	0		585903.93	0.040000	2805.29	20130601	0	0
213	0	0		906691.74	0.040000	4334.93	20130601	0	0
214	0	0		709094.19	0.037500	3293.86	20130601	0	0
215	0	0		768865.63	0.038750	3620.83	20130601	0	0
216	0	0		697934.19	0.038750	3291.66	20130601	0	0
217	0	0		813745.16	0.036250	3716.82	20130601	0	0
218	0	0		505270.95	0.040000	2415.72	20130601	0	0
219	0	0		507251.62	0.038750	2388.80	20130601	0	0
220	0	0		576693.05	0.038750	2719.85	20130601	0	0
221	0	0		834768.40	0.038750	3931.18	20130601	0	0
222	0	0		611617.50	0.040000	2924.17	20130601	0	0
223	0	0		694435.71	0.037500	3221.20	20130601	0	0
224	0	0		797741.73	0.041250	3877.20	20130601	0	0
225	0	0		1078373.35	0.037500	5001.65	20130601	0	0
226	0	0		587133.76	0.038750	2764.99	20130601	0	0
227	0	0		998559.18	0.040000	4774.15	20130601	0	0
228	0	0		1597642.88	0.038750	7523.79	20130601	0	0
229	0	0		554430.51	0.041250	2694.65	20130601	0	0
230	0	0		1188902.21	0.037500	5522.65	20130601	0	0
231	0	0		724854.51	0.038750	3418.62	20130601	0	0
232	0	0		855523.34	0.040000	4096.22	20130601	0	0
233	0	0		669434.08	0.040000	3200.59	20130601	0	0
234	0	0		638111.25	0.038750	3009.52	20130601	0	0
235	0	0		555262.42	0.037500	2575.39	20130601	0	0
236	0	0		720770.26	0.036250	3297.25	20130601	0	0
237	0	0		731396.74	0.037500	3392.32	20130601	0	0
238	0	0		589130.81	0.038750	2774.40	20130601	0	0
239	0	0		874793.78	0.036250	4001.85	20130601	0	0
240	0	0		700133.90	0.037500	3247.32	20130601	0	0
241	0	0		777594.47	0.036250	3557.20	20130601	0	0
242	0	0		492974.96	0.036250	2255.17	20130601	0	0
243	0	0		1046832.14	0.037500	4862.71	20130601	0	0
244	0	0		797249.65	0.040000	3811.68	20130601	0	0
245	0	0		677179.47	0.042500	3345.19	20130601	0	0
246	0	0		1148109.71	0.032500	5004.87	20130601	0	0
247	0	0		598149.59	0.036250	2736.31	20130601	0	0
248	0	0		948959.27	0.035000	4274.73	20130601	0	0
249	0	0		712425.36	0.037500	3304.33	20130601	0	0
250	0	0		847261.77	0.033750	3757.82	20130601	0	0
251	0	0		606165.66	0.037500	2815.74	20130601	0	0
252	0	0		608284.69	0.042500	3025.43	20130601	0	0
253	0	0		762264.89	0.040000	3649.70	20130601	0	0
254	0	0		643072.12	0.040000	3074.55	20130601	0	0
255	0	0		554359.15	0.038750	2614.52	20130601	0	0
256	0	0		673983.35	0.037500	3126.03	20130601	0	0
257	0	0		998460.32	0.036250	4560.51	20130601	0	0
258	0	0		897224.39	0.036250	4104.46	20130601	0	0
259	0	0		592705.94	0.037500	2749.05	20130601	0	0
260	0	0		907373.33	0.040000	4344.48	20130601	0	0
261	0	0		509281.42	0.041250	2471.71	20130601	0	0
262	0	0		708954.03	0.038750	3338.68	20130601	0	0
263	0	0		784842.07	0.038750	3696.06	20130601	0	0
264	0	0		695950.21	0.037500	3227.92	20130601	0	0
265	0	0		499246.92	0.037500	2315.58	20130601	0	0
266	0	0		659005.94	0.037500	3056.56	20130601	0	0
267	0	0		773832.73	0.037500	3589.15	20130601	0	0
268	0	0		807609.55	0.038750	3808.92	20130601	0	0
269	0	0		1018463.72	0.037500	4723.78	20130601	0	0
270	0	0		679133.85	0.037500	3154.69	20130601	0	0
271	0	0		622117.38	0.037500	2889.84	20130601	0	0
272	0	0		445950.48	0.037500	2071.52	20130601	0	0
273	0	0		691234.08	0.036250	3157.24	20130601	0	0
274	0	0		556161.08	0.037500	2579.55	20130601	0	0
275	0	0		529019.49	0.038750	2491.32	20130601	0	0
276	0	0		750075.87	0.033750	3326.77	20130601	0	0
277	0	0		1053461.06	0.036250	4819.19	20130601	0	0
278	0	0		894709.03	0.040000	4277.64	20130601	0	0
279	0	0		487481.59	0.042500	2408.10	20130601	0	0
280	0	0		505254.56	0.038750	2379.40	20130601	0	0
281	0	0		1104307.82	0.036250	5097.54	20130601	0	0
282	0	0		505703.17	0.038750	2385.04	20130601	0	0
283	0	0		658008.77	0.037500	3056.56	20130601	0	0
284	0	0		536231.13	0.037500	2487.12	20130601	0	0
285	0	0		672918.28	0.036250	3078.35	20130601	0	0
286	0	0		582340.83	0.038750	2742.42	20130601	0	0
287	0	0		798048.50	0.040000	3815.50	20130601	0	0
288	0	0		477795.08	0.038750	2250.08	20130601	0	0
289	0	0		757757.12	0.038750	3573.80	20130601	0	0
290	0	0		620684.26	0.038750	2922.99	20130601	0	0
291	0	0		977043.33	0.037500	4538.53	20130601	0	0
292	0	0		598149.59	0.036250	2736.31	20130601	0	0
293	0	0		718915.57	0.037500	3334.43	20130601	0	0
294	0	0		495506.52	0.037500	2301.71	20130601	0	0
295	0	0		502327.98	0.041250	2441.42	20130601	0	0
296	0	0		1119598.17	0.038750	5272.53	20130601	0	0
297	0	0		559175.00	0.038750	2633.33	20130601	0	0
298	0	0		693900.15	0.037500	3223.28	20130601	0	0
299	0	0		742879.42	0.037500	3445.58	20130601	0	0
300	0	0		589111.37	0.037500	2732.38	20130601	0	0
301	0	0		497665.76	0.038750	2343.66	20130601	0	0
302	0	0		693976.12	0.038750	3268.15	20130601	0	0
303	0	0		821513.98	0.037500	3816.07	20130601	0	0
304	0	0		462201.32	0.037500	2147.00	20130601	0	0
305	0	0		638119.63	0.042500	3143.50	20130601	0	0
306	0	0		703869.98	0.037500	3269.60	20130601	0	0
307	0	0		698945.69	0.037500	3241.81	20130601	0	0
308	0	0		924639.57	0.036250	4229.88	20130601	0	0
309	0	0		1123267.86	0.036250	5130.58	20130601	0	0
310	0	0		571157.32	0.038750	2689.76	20130601	0	0
311	0	0		952181.64	0.038750	4490.76	20130601	0	0
312	0	0		524209.27	0.037500	2431.36	20130601	0	0
313	0	0		641353.76	0.038750	3020.33	20130601	0	0
314	0	0		777646.73	0.037500	3612.30	20130601	0	0
315	0	0		722812.66	0.037500	3357.59	20130601	0	0
316	0	0		610059.26	0.036250	2786.47	20130601	0	0
317	0	0		598077.73	0.036250	2731.75	20130601	0	0
318	0	0		507264.95	0.037500	2356.33	20130601	0	0
319	0	0		800523.54	0.036250	3662.09	20130601	0	0
320	0	0		508427.16	0.036250	2325.86	20130601	0	0
321	0	0		690934.54	0.036250	3155.88	20130601	0	0
322	0	0		697129.90	0.037500	3241.81	20130601	0	0
323	0	0		965575.41	0.038750	4547.19	20130601	0	0
324	0	0		490276.66	0.038750	2308.86	20130601	0	0
325	0	0		645510.27	0.041250	3145.38	20130601	0	0
326	0	0		917284.93	0.038750	4326.18	20130601	0	0
327	0	0		897675.59	0.038750	4227.43	20130601	0	0
328	0	0		624079.25	0.038750	2938.98	20130601	0	0
329	0	0		969929.10	0.038750	4574.47	20130601	0	0
330	0	0		471289.09	0.037500	2185.91	20130601	0	0
331	0	0		821513.98	0.037500	3816.07	20130601	0	0
332	0	0		515023.13	0.037500	2388.75	20130601	0	0
333	0	0		669512.22	0.038750	3152.94	20130601	0	0
334	0	0		913621.87	0.037500	4237.51	20130601	0	0
335	0	0		559173.35	0.041250	2714.04	20130601	0	0
336	0	0		570177.29	0.040000	2726.04	20130601	0	0
337	0	0		747737.23	0.037500	3473.37	20130601	0	0
338	0	0		520232.46	0.038750	2449.94	20130601	0	0
339	0	0		718962.61	0.040000	3437.39	20130601	0	0
340	0	0		535494.43	0.041250	2598.93	20130601	0	0
341	0	0		824728.23	0.036250	3766.98	20130601	0	0
342	0	0		1467785.95	0.037500	6807.80	20130601	0	0
343	0	0		671468.05	0.037500	3119.08	20130601	0	0
344	0	0		907314.43	0.038750	4279.16	20130601	0	0
345	0	0		648999.21	0.036250	2964.33	20130601	0	0
346	0	0		1196379.57	0.037500	5557.39	20130601	0	0
347	0	0		898644.46	0.037500	4168.04	20130601	0	0
348	0	0		599096.31	0.037500	2778.69	20130601	0	0
349	0	0		873682.12	0.037500	4052.26	20130601	0	0
350	0	0		730884.24	0.040000	3499.45	20130601	0	0
351	0	0		624058.66	0.037500	2894.47	20130601	0	0
352	0	0		768126.42	0.038750	3622.71	20130601	0	0
353	0	0		1188246.89	0.038750	5595.82	20130601	0	0
354	0	0		996729.44	0.038750	4693.91	20130601	0	0
355	0	0		969737.22	0.037500	4497.78	20130601	0	0
356	0	0		806783.03	0.037500	3741.97	20130601	0	0
357	0	0		543472.36	0.038750	2562.79	20130601	0	0
358	0	0		817580.06	0.038750	3855.94	20130601	0	0
359	0	0		1010475.77	0.037500	4686.73	20130601	0	0
360	0	0		518465.40	0.038750	2445.23	20130601	0	0
361	0	0		696891.11	0.037500	3237.18	20130601	0	0
362	0	0		522212.29	0.037500	2422.09	20130601	0	0
363	0	0		650561.31	0.040000	3110.36	20130601	0	0
364	0	0		629208.20	0.035000	2829.88	20130601	0	0
365	0	0		786467.03	0.036250	3597.79	20130601	0	0
366	0	0		687984.97	0.038750	3239.93	20130601	0	0
367	0	0		1108400.69	0.040000	5299.31	20130601	0	0
368	0	0		538441.33	0.040000	2578.04	20130601	0	0
369	0	0		686986.44	0.038750	3235.23	20130601	0	0
370	0	0		686986.44	0.038750	3235.23	20130601	0	0
371	0	0		960582.78	0.038750	4523.68	20130601	0	0
372	0	0		668968.42	0.036250	3055.54	20130601	0	0
373	0	0		927315.59	0.040000	4439.96	20130601	0	0
374	0	0		698945.69	0.037500	3241.81	20130601	0	0
375	0	0		862793.23	0.038750	4067.55	20130601	0	0
376	0	0		797690.85	0.040000	3819.32	20130601	0	0
377	0	0		868689.64	0.037500	4029.11	20130601	0	0
378	0	0		1355986.42	0.038750	6395.22	20130601	0	0
379	0	0		829013.78	0.038750	3907.67	20130601	0	0
380	0	0		631068.93	0.038750	2971.90	20130601	0	0
381	0	0		972247.74	0.041250	4725.33	20130601	0	0
382	0	0		953561.63	0.037500	4422.75	20130601	0	0
383	0	0		713896.73	0.038750	3361.96	20130601	0	0
384	0	0		915678.77	0.040000	4377.90	20130601	0	0
385	0	0		939656.47	0.037500	4364.86	20130601	0	0
386	0	0		773832.73	0.037500	3589.15	20130601	0	0
387	0	0		579067.09	0.033750	2564.16	20130601	0	0
388	0	0		587023.58	0.037500	2726.82	20130601	0	0
389	0	0		649021.00	0.037500	3010.25	20130601	0	0
390	0	0		587973.21	0.035000	2644.42	20130601	0	0
391	0	0		998526.80	0.038750	4702.37	20130601	0	0
392	0	0		852673.74	0.037500	3955.01	20130601	0	0
393	0	0		778850.90	0.038750	3667.85	20130601	0	0
394	0	0		687918.25	0.037500	3195.50	20130601	0	0
395	0	0		820761.94	0.037500	3806.81	20130601	0	0
396	0	0		1117238.94	0.035000	5024.81	20130601	0	0
397	0	0		679974.31	0.037500	3153.82	20130601	0	0
398	0	0		688506.55	0.040000	3291.78	20130601	0	0
399	0	0		609101.34	0.038750	2868.45	20130601	0	0
400	0	0		809179.41	0.037500	3753.09	20130601	0	0
401	0	0		689957.79	0.038750	3254.04	20130601	0	0
402	0	0		822655.06	0.036250	3763.34	20130601	0	0
403	0	0		725851.54	0.038750	3423.33	20130601	0	0
404	0	0		741508.10	0.036250	3392.12	20130601	0	0
405	0	0		892299.78	0.037500	4144.88	20130601	0	0
406	0	0		1029764.15	0.040000	4923.35	20130601	0	0
407	0	0		917284.93	0.038750	4326.18	20130601	0	0
408	0	0		527187.05	0.036250	2407.95	20130601	0	0
409	0	0		541752.58	0.042500	2668.77	20130601	0	0
410	0	0		705956.40	0.040000	3380.10	20130601	0	0
411	0	0		803787.55	0.037500	3728.08	20130601	0	0
412	0	0		709998.47	0.038750	3348.56	20130601	0	0
413	0	0		736560.72	0.041250	3574.78	20130601	0	0
414	0	0		877459.94	0.040000	4201.25	20130601	0	0
415	0	0		996748.17	0.035000	4490.00	20130601	0	0
416	0	0		705435.90	0.037500	3271.91	20130601	0	0
417	0	0		730921.61	0.038750	3442.14	20130601	0	0
418	0	0		1098230.69	0.033750	4863.06	20130601	0	0
419	0	0		739909.93	0.038750	3489.63	20130601	0	0
420	0	0		659005.94	0.037500	3056.56	20130601	0	0
421	0	0		718915.57	0.037500	3334.43	20130601	0	0
422	0	0		733329.42	0.038750	3458.59	20130601	0	0
423	0	0		799845.90	0.040000	3824.10	20130601	0	0
424	0	0		968383.68	0.038750	4567.18	20130601	0	0
425	0	0		652059.14	0.040000	3117.52	20130601	0	0
426	0	0		647995.40	0.036250	2964.33	20130601	0	0
427	0	0		858760.90	0.040000	4105.77	20130601	0	0
428	0	0		851828.67	0.038750	4017.47	20130601	0	0
429	0	0		498491.49	0.037500	2315.58	20130601	0	0
430	0	0		513225.84	0.037500	2380.41	20130601	0	0
431	0	0		686811.81	0.040000	3288.44	20130601	0	0
432	0	0		996116.44	0.040000	4769.38	20130601	0	0
433	0	0		749378.34	0.037500	3487.26	20130601	0	0
434	0	0		599076.19	0.036250	2736.31	20130601	0	0
435	0	0		627095.16	0.040000	2998.17	20130601	0	0
436	0	0		626963.29	0.037500	3229.93	20130601	0	0
437	0	0		624079.25	0.038750	2938.98	20130601	0	0
438	0	0		876677.60	0.037500	4066.15	20130601	0	0
439	0	0		1436502.93	0.037500	6672.80	20130601	0	0
440	0	0		833996.63	0.040000	3987.37	20130601	0	0
441	0	0		743877.92	0.037500	3450.21	20130601	0	0
442	0	0		626306.00	0.036250	2860.86	20130601	0	0
443	0	0		518499.05	0.040000	2482.56	20130601	0	0
444	0	0		861615.04	0.042500	4250.36	20130601	0	0
445	0	0		500777.43	0.040000	2394.24	20130601	0	0
446	0	0		691979.07	0.038750	3258.74	20130601	0	0
447	0	0		729839.74	0.038750	3442.14	20130601	0	0
448	0	0		928599.27	0.037500	4306.98	20130601	0	0
449	0	0		639098.24	0.041250	3101.76	20130601	0	0
450	0	0		948600.46	0.038750	4467.25	20130601	0	0
451	0	0		1058403.47	0.037500	4909.03	20130601	0	0
452	0	0		539685.92	0.037500	2503.14	20130601	0	0
453	0	0		599135.51	0.040000	2864.49	20130601	0	0
454	0	0		558882.15	0.040000	2675.91	20130601	0	0
455	0	0		679020.25	0.040000	3246.42	20130601	0	0
456	0	0		631109.51	0.041250	3062.99	20130601	0	0
457	0	0		779923.98	0.042500	3842.05	20130601	0	0
458	0	0		531216.26	0.038750	2501.66	20130601	0	0
459	0	0		693929.92	0.036250	3169.56	20130601	0	0
460	0	0		1016989.81	0.038750	4796.42	20130601	0	0
461	0	0		531233.48	0.040000	2539.85	20130601	0	0
462	0	0		718915.57	0.037500	3334.43	20130601	0	0
463	0	0		671010.01	0.038750	3159.99	20130601	0	0
464	0	0		945139.86	0.037500	4390.34	20130601	0	0
465	0	0		773883.36	0.040000	3699.97	20130601	0	0
466	0	0		677001.17	0.038750	3188.21	20130601	0	0
467	0	0		838789.71	0.040000	4010.29	20130601	0	0
468	0	0		719761.46	0.040000	3441.21	20130601	0	0
469	0	0		561132.12	0.038750	2642.54	20130601	0	0
470	0	0		996982.97	0.037500	4631.16	20130601	0	0
471	0	0		985545.95	0.038750	4641.24	20130601	0	0
472	0	0		574152.91	0.038750	2703.86	20130601	0	0
473	0	0		636601.77	0.041250	3089.64	20130601	0	0
474	0	0		1744483.74	0.035000	7858.28	20130601	0	0
475	0	0		518235.41	0.038750	2440.53	20130601	0	0
476	0	0		651060.58	0.040000	3112.75	20130601	0	0
477	0	0		814797.87	0.038750	3837.13	20130601	0	0
478	0	0		898644.46	0.037500	4168.04	20130601	0	0
479	0	0		900700.38	0.040000	4306.29	20130601	0	0
480	0	0		514443.21	0.037500	2389.68	20130601	0	0
481	0	0		798821.43	0.038750	3761.90	20130601	0	0
482	0	0		1198192.61	0.037500	5557.39	20130601	0	0
483	0	0		697979.48	0.040000	3341.91	20130601	0	0
484	0	0		681494.54	0.038750	3209.37	20130601	0	0
485	0	0		883724.87	0.040000	4225.13	20130601	0	0
486	0	0		555182.51	0.036250	2539.75	20130601	0	0
487	0	0		1066771.78	0.037500	4955.34	20130601	0	0
488	0	0		499279.59	0.040000	2387.08	20130601	0	0
489	0	0		558394.29	0.040000	2669.71	20130601	0	0
490	0	0		560826.27	0.042500	2762.73	20130601	0	0
491	0	0		936555.78	0.036250	4277.76	20130601	0	0
492	0	0		475283.07	0.037500	2204.43	20130601	0	0
493	0	0		1087125.17	0.042500	5355.38	20130601	0	0
494	0	0		507251.62	0.038750	2388.80	20130601	0	0
495	0	0		619039.33	0.040000	2959.97	20130601	0	0
496	0	0		634022.30	0.036250	2895.93	20130601	0	0
497	0	0		602840.66	0.037500	2796.06	20130601	0	0
498	0	0		624119.38	0.041250	3029.06	20130601	0	0
499	0	0		958554.09	0.037500	4445.91	20130601	0	0
500	0	0		996062.78	0.040000	4762.22	20130601	0	0
501	0	0		918674.45	0.040000	4392.22	20130601	0	0
502	0	0		505454.26	0.038750	2380.34	20130601	0	0
503	0	0		699513.00	0.041250	3394.97	20130601	0	0
504	0	0		718915.57	0.037500	3334.43	20130601	0	0
505	0	0		810803.75	0.038750	3818.33	20130601	0	0
506	0	0		954841.25	0.038750	4496.64	20130601	0	0
507	0	0		998526.80	0.038750	4702.37	20130601	0	0
508	0	0		579164.32	0.040000	2769.01	20130601	0	0
509	0	0		675089.41	0.043750	3375.17	20130601	0	0
510	0	0		890685.91	0.038750	4194.51	20130601	0	0
511	0	0		546860.94	0.040000	2614.56	20130601	0	0
512	0	0		747835.18	0.040000	3580.61	20130601	0	0
513	0	0		520831.57	0.038750	2452.76	20130601	0	0
514	0	0		618210.42	0.040000	2959.97	20130601	0	0
515	0	0		997495.36	0.037500	4626.52	20130601	0	0
516	0	0		614152.70	0.042500	3025.43	20130601	0	0
517	0	0		718563.19	0.040000	3435.48	20130601	0	0
518	0	0		691979.07	0.038750	3258.74	20130601	0	0
519	0	0		663820.61	0.038750	3126.14	20130601	0	0
520	0	0		738610.27	0.038750	3478.34	20130601	0	0
521	0	0		511210.46	0.043750	2555.84	20130601	0	0
522	0	0		599116.08	0.038750	2821.42	20130601	0	0
523	0	0		696073.03	0.038750	3278.02	20130601	0	0
524	0	0		708977.02	0.040000	3389.65	20130601	0	0
525	0	0		637413.31	0.038750	3006.23	20130601	0	0
526	0	0		550387.97	0.038750	2591.95	20130601	0	0
527	0	0		857405.37	0.037500	3982.79	20130601	0	0
528	0	0		879758.68	0.041250	4269.76	20130601	0	0
529	0	0		690957.74	0.037500	3204.76	20130601	0	0
530	0	0		631005.37	0.035000	2837.96	20130601	0	0
531	0	0		684989.38	0.038750	3225.83	20130601	0	0
532	0	0		1083401.58	0.038750	5102.07	20130601	0	0
533	0	0		684989.38	0.038750	3225.83	20130601	0	0
534	0	0		750892.15	0.038750	3536.18	20130601	0	0
535	0	0		811303.02	0.038750	3820.68	20130601	0	0
536	0	0		837409.43	0.036250	3830.83	20130601	0	0
537	0	0		770887.68	0.040000	3685.65	20130601	0	0
538	0	0		519199.36	0.036250	2371.47	20130601	0	0
539	0	0		459307.16	0.037500	2130.33	20130601	0	0
540	0	0		954841.25	0.038750	4496.64	20130601	0	0
541	0	0		467010.98	0.038750	2199.30	20130601	0	0
542	0	0		599096.31	0.037500	2778.69	20130601	0	0
543	0	0		758803.93	0.035000	3412.74	20130601	0	0
544	0	0		516238.35	0.038750	2431.13	20130601	0	0
545	0	0		664083.81	0.042500	3271.40	20130601	0	0
546	0	0		1033870.35	0.035000	4649.86	20130601	0	0
547	0	0		737911.30	0.038750	3475.05	20130601	0	0
548	0	0		790858.87	0.040000	3781.13	20130601	0	0
549	0	0		629051.12	0.037500	2917.63	20130601	0	0
550	0	0		495285.35	0.040000	2367.98	20130601	0	0
551	0	0		718939.29	0.038750	3385.71	20130601	0	0
552	0	0		842667.52	0.042500	4156.89	20130601	0	0
553	0	0		599115.47	0.038750	2821.42	20130601	0	0
554	0	0		443331.27	0.037500	2056.23	20130601	0	0
555	0	0		686986.44	0.038750	3235.23	20130601	0	0
556	0	0		846750.72	0.038750	3987.61	20130601	0	0
557	0	0		998559.18	0.040000	4774.15	20130601	0	0
558	0	0		798821.43	0.038750	3761.90	20130601	0	0
559	0	0		687052.12	0.042500	3384.55	20130601	0	0
560	0	0		998558.18	0.040000	4774.15	20130601	0	0
561	0	0		499279.59	0.040000	2387.08	20130601	0	0
562	0	0		1407968.44	0.040000	6731.56	20130601	0	0
563	0	0		1527795.55	0.040000	7304.45	20130601	0	0
564	0	0		934651.39	0.040000	4468.61	20130601	0	0
565	0	0		623120.79	0.041250	3024.21	20130601	0	0
566	0	0		1218202.69	0.038750	5736.89	20130601	0	0
567	0	0		873739.28	0.040000	4177.38	20130601	0	0
568	0	0		602311.36	0.038750	2836.47	20130601	0	0
569	0	0		998426.22	0.035000	4490.45	20130601	0	0
570	0	0		998559.18	0.040000	4774.15	20130601	0	0
571	0	0		798821.43	0.038750	3761.90	20130601	0	0
572	0	0		686963.76	0.037500	3186.24	20130601	0	0
573	0	0		582359.71	0.040000	2784.29	20130601	0	0
574	0	0		658271.19	0.041250	3194.81	20130601	0	0
575	0	0		743852.94	0.036250	3397.58	20130601	0	0
576	0	0		998526.80	0.038750	4702.37	20130601	0	0
577	0	0		659110.97	0.043750	3295.28	20130601	0	0
578	0	0		687008.71	0.040000	3284.62	20130601	0	0
579	0	0		755859.84	0.037500	3505.79	20130601	0	0
580	0	0		920671.56	0.040000	4401.77	20130601	0	0
581	0	0		848747.77	0.038750	3997.02	20130601	0	0
582	0	0		612695.33	0.038750	2885.37	20130601	0	0
583	0	0		613115.34	0.040000	2931.33	20130601	0	0
584	0	0		599154.60	0.041250	2907.90	20130601	0	0
585	0	0		1048453.14	0.038750	4937.49	20130601	0	0
586	0	0		790833.22	0.038750	3724.28	20130601	0	0
587	0	0		941610.76	0.038750	4434.34	20130601	0	0
588	0	0		689049.36	0.042500	3394.39	20130601	0	0
589	0	0		545195.64	0.038750	2567.49	20130601	0	0
590	0	0		653036.53	0.038750	3075.35	20130601	0	0
591	0	0		847164.65	0.035000	3810.14	20130601	0	0
592	0	0		998525.79	0.038750	4702.37	20130601	0	0
593	0	0		748618.50	0.038750	3525.48	20130601	0	0
594	0	0		998526.80	0.038750	4702.37	20130601	0	0
595	0	0		603367.13	0.043750	3020.68	20130601	0	0
596	0	0		706979.90	0.040000	3380.10	20130601	0	0
597	0	0		933591.75	0.037500	4330.13	20130601	0	0
598	0	0		1497740.77	0.037500	6946.73	20130601	0	0
599	0	0		695995.75	0.040000	3327.58	20130601	0	0
600	0	0		670016.81	0.038750	3159.99	20130601	0	0
601	0	0		649084.16	0.041250	3150.22	20130601	0	0
602	0	0		910000.00	0.030000	6284.29	20130601	0	0
603	0	0		702763.16	0.038750	3309.53	20130601	0	0

	43	44	45	46	47	48	49	50	51	52	53
	ARM Round Flag	ARM Round Factor	Initial Fixed Rate Period	Initial Interest Rate Cap (Change Up)	Initial Interest Rate Cap (Change Down)	Subsequent Interest Rate Reset Period	Subsequent Interest Rate Cap (Change Down)	Subsequent Interest Rate Cap (Change Up)	Lifetime Maximum Rate (Ceiling)	Lifetime Minimum Rate (Floor)	Negative Amortization Limit
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603

	54	55	56	57	58	59	60	61	62	63	64	65
	Initial Negative Amortization Recast Period	Subsequent Negative Amortization Recast Period	Initial Fixed Payment Period	Subsequent Payment Reset Period	Initial Periodic Payment Cap	Subsequent Periodic Payment Cap	Initial Minimum Payment Reset Period	Subsequent Minimum Payment Reset Period	Option ARM Indicator	Options at Recast	Initial Minimum Payment	Current Minimum Payment
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603

	66	67	68	69	70	71	72	73	74	75	76	77
	Prepayment Penalty Calculation	Prepayment Penalty Type	Prepayment Penalty Total Term	Prepayment Penalty Hard Term	Primary Borrower ID	Number of Mortgaged Properties	Total Number of Borrowers	Self-employment Flag	Current ‘Other’ Monthly Payment	Length of Employment: Borrower	Length of Employment: Co- Borrower	Years in Home
1			0		532	2		1		32		15
2			0		461	1		0		14		0
3			0		225	1		1		29		5
4			0		31	1		0		5.5	2	9
5			0		163	1		1		10	1.5	6.25
6			0		370	2		1		10.25	10.25	6.25
7			0		377	1		0		21		10
8			0		92	1		0		6		0
9			0		456	2		0		21	16	7.5
10			0		343	1		0		0.5	0.5	0
11			0		553	1		0		9		4
12			0		285	2		0		10		0
13			0		347	1		1		23	4	1.5
14			0		470	2		1		4		0
15			0		174	1		0		10	17.5	6
16			0		589	3		1		8	6	12
17			0		273	1		1		9		8
18			0		519	1		1		12	12.25	8
19			0		296	1		1		10		0
20			0		108	1		0		2	6	0.75
21			0		542	1		1		10	22	5
22			0		49	1		1		9	9	0
23			0		287	2		0		8	0	0
24			0		295	2		0		10		0
25			0		351	1		0		25.5	18.5	0
26			0		585	2		1		15	9	0
27			0		586	2		0		0.25	4	0
28			0		413	1		0		5		6
29			0		435	4		1		30		18
30			0		99	3		0		3.5	10	1
31			0		416	2		0		29	5.5	3.25
32			0		211	1		1		2		5
33			0		569	2		1		11.5		0
34			0		52	1		0		14.25	11.75	9.5
35			0		184	1		0		27		6.5
36			0		441	1		0		7.5		1.25
37			0		450	1		0		8		0.5
38			0		582	1		1		2	6	5
39			0		391	2		0		10		2
40			0		349	1		1		10	13	1.5
41	99	99	60		483	4		1		30	15	8
42			0		189	1		1		10		13
43	99	99	60		490	1		0		1		8
44	99	99	60		228	1		0		3.5	1.5	3
45			0		340	1		1		21		4.5
46			0		90	2		0		0		4.75
47			0		539	3		1		12	10	7
48			0		147	3		1		17.25	12.5	9.25
49			0		405	1		0		7	20	4
50			0		275	1		0		13		9
51			0		100	1		0		10.75		2.5
52			0		3	1		1		20		5
53			0		280	1		0		20.5	12	5
54			0		513	1		0		0.25	7	7
55			0		537	2		0		18		15
56			0		63	1		0		30		2
57			0		511	1		0		1.25		1.5
58			0		291	3		0		0		45
59			0		365	1		1		4		0.75
60			0		444	1		0		12.75		3
61			0		114	1		0		1		3
62			0		411	1		0		19	3	6
63			0		256	1		0		1.5		0.75
64			0		172	3		0		23	17	0
65			0		382	2		1		1.5	10	2
66			0		602	1		0		0.5		0
67			0		101	3		0		1.75	7	0.5
68			0		72	1		1		14		21
69			0		473	1		1		20.25		2
70			0		27	1		0		1.25		4.5
71			0		237	2		0		11		0
72			0		312	1		0		5		2
73			0		32	1		0		17		0
74			0		206	1		0		20		3
75			0		209	1		0		11.75		3.5
76			0		118	2		1		16		3.25
77			0		398	1		0		8.5		6
78			0		103	1		0		15	37	2.5
79			0		507	3		0		0	10	14
80			0		132	1		0		10		5
81			0		50	1		1		2.5	2.5	7
82			0		178	1		0		3	3	1.5
83			0		407	2		0		7		1.25
84			0		248	1		0		16		0
85			0		471	4		1		16		10
86			0		75	1		0		10		3
87			0		335	1		1		4		4.75
88			0		43	2		0		0.25		12.58
89			0		272	1		0		4		0.5
90			0		160	1		0		5.5		0
91			0		110	1		0		3.75		6.25
92			0		326	1		1		6		2.75
93			0		607	2		1		0.5	3.75	5.25
94			0		48	2		0		0.5		0
95			0		87	1		1		7.5	12	9
96			0		233	1		0		1.25	2	1
97			0		571	4		1		7.75		9
98			0		111	1		0		12.25		6.75
99			0		197	2		1		7	7	1
100			0		7	1		0		8.25		0
101			0		130	1		0		0.5	8	8
102			0		333	1		0		13.25		0
103			0		107	2		0		12.5		13
104			0		177	2		0		1.5		0
105			0		181	1		0		3		8.5
106			0		558	1		0		3.5	2.25	0
107			0		227	1		0		5		1.25
108			0		494	3		1		29.5		10.25
109			0		356	1		0		5.75		14
110			0		254	2		1		14		0.25
111			0		390	2		0		3.25		0
112			0		12	1		0		0.75		7
113			0		142	2		1		3		1.5
114			0		304	1		1		9	6	0
115			0		96	2		0		13	5	1.25
116			0		44	2		1		8		11
117			0		525	5		0		19		1
118			0		269	2		1		17		0
119			0		555	2		1		8		1
120			0		577	1		0		7		0
121			0		210	1		0		0.5		0.5
122			0		262	2		1		10	9	0
123			0		572	2		1		5		5
124			0		544	2		0		16.75		1.5
125			0		218	1		0		22.1		8
126			0		467	2		0		3.5	3.75	2
127			0		106	2		0		2	13	1.75
128			0		463	1		0		2.5		2.5
129			0		315	1		0		16		2.75
130			0		561	1		0		12		7
131			0		162	1		0		8		1.75
132			0		104	1		0		1	1.5	4
133			0		38	2		1		9.5		1.5
134			0		362	1		0		2.5		2.5
135			0		492	1		0		49		5
136			0		176	1		0		14		10
137			0		251	3		1		25	11	0
138			0		171	2		1		9.5		9
139			0		529	1		0		13		5
140			0		204	1		0		2.75		0.5
141			0		66	1		0		1.5		0
142			0		454	1		1		17.75		7.5
143			0		348	2		0		0		34
144			0		443	1		1		11		0.083333333
145			0		226	3		0		8.25	14.5	2
146			0		560	1		1		13	13	0.166666667
147			0		546	1		0		0		10.5
148			0		77	1		0		5	7	1
149			0		344	1		1		7	4	12.5
150			0		198	1		0		6		0
151			0		88	2		0		13		0.75
152			0		428	2		0		12.25		20
153			0		559	2		0		18.5	14	1.75
154			0		530	1		0		1	5	0
155			0		422	2		0		27		0
156			0		368	1		0		28		10
157			0		342	1		0		5		2
158			0		173	1		0		10.5		9.5
159			0		446	1		0		6	2	14
160			0		281	1		0		4.25		3
161			0		59	1		1		4		4
162			0		302	1		0		30	9.25	6.5
163			0		270	2		1		17		8
164			0		60	1		1		32		16
165			0		505	2		1		6		5
166			0		387	2		1		28		0
167			0		430	1		0		7	2.25	15
168			0		124	1		0		7	2	0.5
169			0		166	2		1		16	16	2
170			0		325	1		0		38		5.5
171			0		215	1		0		23		2.75
172			0		13	2		0		22	18	7
173			0		84	1		0		10	10	2
174			0		139	1		0		5	2	0
175			0		89	1		0		2.5		0
176			0		195	2		0		7	11	0
177			0		185	2		1		19	11.75	3
178			0		310	2		0		13.75		7.75
179			0		531	2		0		3	3	7
180			0		24	1		0		23		1.5
181			0		418	1		0		6		1.5
182			0		219	1		0		27	7	0.5
183			0		381	1		1		9		4.5
184			0		389	2		0		4	12.75	7.5
185			0		540	1		1		21		1.5
186			0		548	1		0		17		13
187			0		520	1		0		3		1.5
188			0		131	3		1		20	16.5	0
189			0		6	3		1		12.5		13.5
190			0		409	3		1		10		0
191			0		34	1		0		7	2	1.25
192			0		307	1		0		12	7.25	0
193			0		267	1		0		3	11	0
194			0		191	1		0		13.75	6	0
195			0		69	2		0		3.5	5	0
196			0		515	2		0		4	0	3
197			0		2	1		0		5.5		2.5
198			0		150	1		1		7		2
199			0		363	2		1		16		0
200			0		320	2		0		11	0.25	0
201			0		504	1		0		7	10	9.75
202			0		554	2		0		0		13.25
203			0		352	1		1		10		3.5
204			0		543	1		0		1	5	9
205			0		134	2		0		6	3	0
206			0		432	2		0		13	22	2
207			0		549	1		0		30		0
208			0		116	1		0		10	12	0
209			0		186	1		0		10		1
210			0		26	3		0		3.5		0
211			0		243	2		0		15		12
212			0		442	1		0		23		13.75
213			0		73	1		0		5.5		0
214			0		380	2		0		17	14	4.5
215			0		23	1		0		5.5	5	1.25
216			0		39	1		0		32.5		8
217			0		213	2		0		14.25	15	13
218			0		33	1		0		3.5	1.5	7
219			0		282	1		0		5.5	1	0
220			0		201	3		1		9		0
221			0		375	2		0		6		0
222			0		427	2		1		26		12.5
223			0		120	2		1		16.25	18.5	6
224			0		521	3		0		16		4
225			0		179	1		0		6	5	2
226			0		169	1		0		0.5		0
227			0		85	2		0		1.5	0	0
228			0		65	1		1		15	31	3
229			0		149	2		0		11	1.5	0
230			0		372	3		0		8	3	0
231			0		316	1		0		4	2	2.5
232			0		433	3		0		10		0
233			0		199	1		0		4.5		0
234			0		25	1		0		2.5		0
235			0		319	1		0		10		9.5
236			0		36	1		0		5.5		0
237			0		487	1		0		3	17	1.5
238			0		462	1		0		1	18	14
239			0		547	1		1		3	4	10
240			0		35	2		0		3	14	8
241			0		247	2		0		4	4.25	0
242			0		159	2		0		2	12.5	0
243			0		217	2		0		18.5	4.25	0
244			0		79	2		0		1	1	0
245			0		301	1		0		2	10.75	0
246			0		458	2		1		18	0	20
247			0		145	1		0		6.5		13.5
248			0		369	2		0		0		0
249			0		21	1		0		2.25		2
250			0		168	1		1		1	9	1.25
251			0		128	2		0		10		0
252			0		279	1		1		12		7
253			0		318	1		1		0	7	10.25
254			0		332	1		0		10.5	25.75	0
255			0		278	1		0		11	8	0
256			0		261	1		0		4.5	3	0
257			0		259	2		0		5		0
258			0		30	1		0		7		0
259			0		192	1		0		3.25	7.5	0
260			0		523	1		0		1	13	1.5
261			0		80	2		0		0		14
262			0		74	1		1		17.5		1.5
263			0		224	1		0		20		4
264			0		425	2		1		25	23	3
265			0		5	1		0		1		0
266			0		61	2		1		16		4
267			0		277	1		0		3		2.5
268			0		401	2		1		2.25		0
269			0		175	2		1		6		0
270			0		133	3		0		6.5	1.5	0
271			0		579	1		0		5	3	0
272			0		154	2		0		21.75	8	0
273			0		584	2		0		3	2	2
274			0		426	3		1		4	2	5
275			0		337	2		0		25	7.75	0
276			0		97	1		0		1.75		0
277			0		266	3		0		2.5		0
278			0		220	2		1		3	3	0
279			0		567	2		0		2.5	2.5	0
280			0		417	2		0		8		2.75
281			0		98	5		0		12	0.75	0
282			0		338	4		0		4		0
283			0		148	1		0		3.75	7.5	9
284			0		138	1		0		3		0
285			0		223	1		0		7.25		5
286			0		260	2		0		5.25		0
287			0		109	1		0		0.25		0
288			0		396	2		0		16.5	17.5	2.5
289			0		478	1		0		16		2.5
290			0		545	2		0		18.75		2
291			0		491	1		1		15		12.75
292			0		42	2		0		11		2
293			0		378	3		0		0.75	4	0
294			0		373	1		0		0	21	11
295			0		67	1		0		0	12	2
296			0		129	1		0		3		0
297			0		165	2		0		9.75	2	0
298			0		308	1		0		0.5		0
299			0		452	4		1		15	18	0
300			0		4	1		0		1.5		0.25
301			0		20	1		0		0	7.5	2.5
302			0		19	1		0		3.5	0.75	4
303			0		286	1		0		2		20
304			0		143	1		0		0.5		0
305			0		22	1		0		1.25		4.5
306			0		429	1		0		7		3
307			0		509	1		0		5	17	3
308			0		158	1		1		7		5
309			0		1	1		0		1.75	4	0
310			0		8	3		1		11.25		0
311			0		384	2		0		0		10
312			0		18	1		0		3.75		13
313			0		517	1		1		15	10.25	3.5
314			0		557	3		1		26	26	18
315			0		57	1		0		8	11	0.5
316			0		341	1		0		8.25	9	1.5
317			0		330	1		0		5	5	0.5
318			0		414	2		1		15	15	3.25
319			0		583	1		0		0.25		1.5
320			0		420	1		0		15		11
321			0		207	2		0		0		0
322			0		367	1		1		18.25		10
323			0		563	2		0		3		3
324			0		121	1		0		17.5		1.5
325			0		305	2		1		4		10
326			0		346	1		0		1.75		0
327			0		376	1		1		11	11	3.5
328			0		196	1		1		7	8	4
329			0		170	2		1		5	5	0
330			0		289	1		1		3.5		0
331			0		113	2		0		26.75	24	12.75
332			0		300	1		0		15		5.5
333			0		182	2		1		28	20	0.75
334			0		297	1		1		7.5	4	10
335			0		9	1		0		7.75		7
336			0		303	1		0		5		5
337			0		355	1		0		0.5	3.5	0
338			0		311	1		0		9.5	8	6.25
339			0		581	1		0		1.25	3	1
340			0		388	3		1		5.5		10
341			0		64	1		1		23	23	15
342			0		566	2		1		19		0
343			0		535	2		1		18	18	21
344			0		514	2		1		13	13	15.75
345			0		359	2		0		21.75		12.25
346			0		385	4		1		11		0
347			0		208	1		0		7		0
348			0		284	2		0		7		0
349			0		408	1		1		12		0
350			0		447	1		0		0		30
351			0		115	1		0		12		10
352			0		293	2		0		4	0	0
353			0		290	3		0		15	9	0.166666667
354			0		468	2		1		36		10
355			0		239	1		0		5		0
356			0		469	2		0		5.5	7.5	10
357			0		10	1		1		0	10	6
358			0		423	2		0		9		3
359			0		403	1		0		3.25		19
360			0		161	1		0		6	6	5
361			0		361	1		0		9		2.75
362			0		230	1		1		33	30	4
363			0		528	1		0		7.5	13.25	13
364			0		399	1		0		0	15	4
365			0		360	1		0		6.5		0
366			0		489	1		0		20		2.75
367			0		58	1		0		1.75		14
368			0		62	1		0		15		3.5
369			0		11	1		0		35.75		5
370			0		91	2		1		7		5.25
371			0		436	1		0		5.5	1.5	2
372			0		156	2		1		29.5		10.5
373			0		294	1		0		10		4
374			0		190	1		0		13.25		22
375			0		321	2		0		31		8
376			0		459	2		1		13.5	13.5	0
377			0		345	2		0		4.25	9.75	2
378			0		274	2		0		0		7
379			0		146	1		0		3.5	6	2
380			0		194	1		0		17		7
381			0		594	1		0		8	2.25	0.75
382			0		137	1		0		3.5	13.75	6.75
383			0		402	1		0		0.75		4
384			0		234	1		0		11		4.5
385			0		541	1		1		27	27	2
386			0		268	4		1		12		20
387			0		70	1		0		0	10	0
388			0		81	2		1		7	7	0
389			0		212	2		1		20		15.75
390			0		314	2		0		9		0
391			0		164	2		0		3.75		5
392			0		451	4		1		21	21	11
393			0		123	1		0		3	8	5
394			0		538	1		0		12	3	2.5
395			0		419	1		1		20		6.25
396			0		242	1		0		29		16
397			0		379	3		0		0	23	19
398			0		424	2		0		11.5		1.916666667
399			0		550	3		0		19		1.833333333
400			0		257	1		1		13		7
401			0		410	2		0		1.75	0	0
402			0		14	1		0		2.5	3.5	0
403			0		105	2		0		0.75	5	0
404			0		71	2		0		2	4.25	0
405			0		153	1		0		2.25	0	3
406			0		339	2		1		19.25	20	0
407			0		86	3		1		12	6.75	0
408			0		112	2		0		7.75		0
409			0		437	3		1		10		7
410			0		117	1		0		12	20	7
411			0		522	1		1		8		1
412			0		536	1		0		6	6	1.5
413			0		592	2		0		2.5	15	0
414			0		597	1		1		2.5	7	0
415			0		221	1		1		7		0
416			0		534	2		0		3.25	0	6
417			0		556	1		0		28		0
418			0		481	3		0		22	6	3
419			0		488	1		0		0		1.5
420			0		576	1		0		0.25	6	0
421			0		245	1		0		0.5		0
422			0		29	1		0		3.5		1.25
423			0		575	1		0		9	0.5	6
424			0		203	2		0		7		0
425			0		93	2		0		15.5	1.75	7.25
426			0		157	1		0		13.75	21.25	9.75
427			0		229	1		0		7	0.5	0.75
428			0		141	3		0		11.25		0
429			0		82	1		1		15		15
430			0		395	1		0		5		0
431			0		510	2		1		0		0
432			0		574	3		0		3.75	1	0
433			0		329	1		1		4.25	11	4.5
434			0		603	1		0		17	0	0.916666667
435			0		309	1		0		0		31
436			0		55	1		0		0	7.75	3
437			0		276	1		1		10		6
438			0		485	4		0		11		11
439			0		298	3		1		6		2
440			0		94	2		1		20		33
441			0		606	1		0		2	3	0
442			0		448	2		1		10.5		7
443			0		323	2		0		3.25	6	0
444			0		455	1		0		4		15
445			0		41	1		1		2	2	5.5
446			0		232	1		0		0.25	2	5.5
447			0		604	2		0		1.75		0
448			0		216	1		1		28	19	24
449			0		445	3		0		8		3.5
450			0		394	1		1		18		0
451			0		499	2		1		15		4
452			0		415	1		0		12	4	3
453			0		271	4		0		2		0
454			0		183	1		0		13		10
455			0		253	1		0		0.75		3.25
456			0		464	1		0		4		0
457			0		512	1		0		3	4.5	2
458			0		288	2		0		1	10	0
459			0		353	2		1		23		4
460			0		144	1		1		16		0.75
461			0		46	1		0		4	2	5.75
462			0		231	2		0		3.5	4	12
463			0		605	2		0		8	1.25	0
464			0		292	2		0		0		0
465			0		386	1		0		2		9
466			0		552	2		0		9	1.25	0
467			0		573	1		0		1.75		2
468			0		336	2		1		4	7	0
469			0		327	1		1		2	2	0
470			0		476	1		0		10		0
471			0		126	1		0		20		0
472			0		350	1		0		13	3	21
473			0		250	2		0		8		0
474			0		37	3		0		8.5		0
475			0		222	3		0		0		0
476			0		498	1		0		5	20	0
477			0		502	1		0		0	13	10
478			0		214	1		0		3.5	3.5	0
479			0		236	1		0		4	5.25	5
480			0		516	2		1		9		11
481			0		244	1		0		17	17	2
482			0		252	2		1		20		0
483			0		580	1		0		7		0
484			0		358	2		0		16		1
485			0		366	1		0		9.5	0.25	1.25
486			0		357	1		1		8	0	0.5
487			0		76	1		1		10		4
488			0		16	1		0		6.75		5
489			0		238	2		0		0.25	5	0
490			0		570	3		1		14		0
491			0		122	2		1		23	23	0
492			0		527	1		0		0.5	3	0
493			0		479	1		0		8.25	6.25	0
494			0		457	1		0		22		7
495			0		155	2		0		0	0.5	0
496			0		140	1		0		3		13
497			0		241	2		0		14.75		0
498			0		449	1		0		0.5		3.75
499			0		440	1		0		0.75		0
500			0		331	2		1		13.25		0
501			0		95	3		0		11	21	0
502			0		421	1		0		0		3
503			0		486	1		0		12		9
504			0		83	2		0		10		0
505			0		193	1		0		5		0
506			0		472	2		0		11	2	0
507			0		240	2		1		4		0
508			0		180	1		0		0		0
509			0		587	2		0		2.25	2.25	0
510			0		313	1		0		0		0
511			0		354	2		0		13		10
512			0		200	4		0		0		0
513			0		202	1		1		4		0
514			0		265	2		0		4.5		0
515			0		17	3		0		13.5		0
516			0		439	2		0		28		0
517			0		258	1		0		0.5		0
518			0		591	1		0		11.5	13.75	3
519			0		595	1		0		2	5	0
520			0		551	2		0		5	5	0
521			0		474	2		0		6	13	0
522			0		397	2		0		6.25	12	7
523			0		533	1		0		7.75		19
524			0		484	1		0		5		4
525			0		480	1		0		13		4
526			0		590	1		0		12.75		0
527			0		565	1		0		3.25	5	0
528			0		518	2		0		8		1.75
529			0		564	1		0		4	2.5	0
530			0		125	1		0		0.5		0
531			0		205	2		0		8.5		0.5
532			0		283	2		0		18	0	0
533			0		45	1		0		0		50
534			0		235	1		0		2		0
535			0		493	2		1		8	8	7
536			0		506	2		0		4.5	3.5	0
537			0		406	2		1		3.5	10	0
538			0		392	2		0		1	1.5	0
539			0		51	2		0		34.5		0
540			0		246	2		0		15	3	0
541			0		404	3		0		1.25	3	1.25
542			0		68	1		0		1.75		13
543			0		568	2		1		8	8	0
544			0		501	1		0		8		0
545			0		187	2		0		0.75		0
546			0		188	2		1		43		5
547			0		374	1		0		0	0	1
548			0		15	1		0		0		0
549			0		482	1		0		13		0
550			0		466	1		1		12.25		0
551			0		431	1		1		4.5	4.5	0
552			0		249	1		0		5.5		5.75
553			0		127	1		1		14.5		0
554			0		334	1		0		7	7	0
555			0		596	1		0		7.5	0.25	0
556			0		593	2		1		5		0
557			0		322	1		0		1.5	2	0
558			0		255	2		0		1		0
559			0		588	1		0		0.5	5	0
560			0		393	1		1		0.75		0
561			0		496	3		0		0	11	0
562			0		599	1		0		5		0
563			0		495	4		1		25		0
564			0		167	1		0		6.5		0
565			0		477	3		0		1.5		5
566			0		497	1		0		9	3	5
567			0		503	3		1		17		5
568			0		152	1		0		21	21	20
569			0		324	1		1		6	6	1
570			0		40	1		0		1		0
571			0		600	2		0		2		0
572			0		299	1		0		7.5	0.5	0
573			0		317	1		0		7	2.75	0
574			0		136	2		0		12.5		0
575			0		56	1		0		0	0.5	0
576			0		438	4		0		25		0
577			0		135	1		0		14.5	0.75	11.25
578			0		598	1		1		3.75	9.75	0
579			0		371	1		0		1.75	16	1.5
580			0		578	2		1		20		11
581			0		460	2		1		26		0
582			0		601	2		1		5		0
583			0		500	2		1		10.5	0	10
584			0		412	1		0		1		0
585			0		400	1		0		3	4.75	1.5
586			0		102	1		0		6	6	0
587			0		264	2		1		15	30	5
588			0		263	1		0		18	14	8
589			0		119	2		0		36		5
590			0		465	1		0		3.25	13.5	11.75
591			0		53	1		1		2		12
592			0		47	1		0		7.5		7.5
593			0		453	1		0		27.75	14.25	0
594			0		475	1		0		0		21
595			0		28	1		0		10	0.5	9
596			0		78	2		1		13		0
597			0		526	1		1		30		6
598			0		306	2		1		9.25		0
599			0		524	1		1		6.25		10
600			0		364	3		1		10.5		0
601			0		508	1		0		5	17	4
602			0		434	2		1		20		10
603			0		383	1		0		21	0.5	10

	78	79	80	81	82	83	84	85	86	87	88
	FICO Model Used	Most Recent FICO Date	Primary Wage Earner Original FICO: Equifax	Primary Wage Earner Original FICO: Experian	Primary Wage Earner Original FICO: TransUnion	Secondary Wage Earner Original FICO: Equifax	Secondary Wage Earner Original FICO: Experian	Secondary Wage Earner Original FICO: TransUnion	Original Primary Borrower FICO	Most Recent Primary Borrower FICO	Most Recent Co- Borrower FICO
1	1								723
2	1								790
3	1								736
4	1								768
5	1								716
6	1								714
7	1								754
8	1								779
9	1								791
10	1								767
11	1								732
12	1								784
13	1								778
14	1								789
15	1								784
16	1								735
17	1								793
18	1								788
19	1								730
20	1								708
21	1								712
22	1								782
23	1								813
24	1								752
25	1								791
26	1								769
27	1								761
28	1								757
29	1								767
30	1	20130523							789	782
31	1								758
32	1								790
33	1								807
34	1								777
35	1								782
36	1								773
37	1								795
38	1								772
39	1								750
40	1								777
41	1								802
42	1								774
43	1								708
44	1								788
45	1								793
46	1								754
47	1								737
48	1								796
49	1								782
50	1								799
51	1								774
52	1	20130523							700	694
53	1								732
54	1								750
55	1								790
56	1								801
57	1								764
58	1								738
59	1								794
60	1								797
61	1								784
62	1								736
63	1								706
64	1								789
65	1								751
66	1								797
67	1								739
68	1								784
69	1								777
70	1								741
71	1								786
72	1								774
73	1								773
74	1								770
75	1								799
76	1								764
77	1								787
78	1								796
79	1								760
80	1								773
81	1								767
82	1								809
83	1								750
84	1								800
85	1								768
86	1								773
87	1								770
88	1								755
89	1								773
90	1								781
91	1								708
92	1								768
93	1								761
94	1								775
95	1								767
96	1								766
97	1								763
98	1								776
99	1								795
100	1								786
101	1								769
102	1								796
103	1								773
104	1								777
105	1								740
106	1								720
107	1								793
108	1								796
109	1								794
110	1								770
111	1								806
112	1								742
113	1								729
114	1								751
115	1								762
116	1								731
117	1								766
118	1								792
119	1								791
120	1								768
121	1								787
122	1								763
123	1								768
124	1								795
125	1								750
126	1								803
127	1								705
128	1								806
129	1								784
130	1								769
131	1								776
132	1								795
133	1								780
134	1								765
135	1								787
136	1								797
137	1								783
138	1								795
139	1								773
140	1								765
141	1								779
142	1								771
143	1								798
144	1								757
145	1								792
146	1								724
147	1								756
148	1								755
149	1								770
150	1								760
151	1								723
152	1								793
153	1								802
154	1								775
155	1								733
156	1								741
157	1								774
158	1								792
159	1								784
160	1								761
161	1								791
162	1								785
163	1								761
164	1								762
165	1								765
166	1								781
167	1								733
168	1								787
169	1								720
170	1								797
171	1								774
172	1								767
173	1								759
174	1								753
175	1								788
176	1								763
177	1								746
178	1								751
179	1								804
180	1								731
181	1								770
182	1								731
183	1								725
184	1								761
185	1								814
186	1								800
187	1								777
188	1								777
189	1								705
190	1								779
191	1								795
192	1								801
193	1								800
194	1								781
195	1								776
196	1								751
197	1								793
198	1								722
199	1								775
200	1								726
201	1								782
202	1								804
203	1								727
204	1								785
205	1								780
206	1								792
207	1								739
208	1								809
209	1								796
210	1								762
211	1								793
212	1								738
213	1								768
214	1								798
215	1								754
216	1								726
217	1								766
218	1								756
219	1								775
220	1								771
221	1								784
222	1								784
223	1								760
224	1								741
225	1								777
226	1								774
227	1								777
228	1								743
229	1								730
230	1								782
231	1								745
232	1								790
233	1								747
234	1								742
235	1								773
236	1								798
237	1								803
238	1								812
239	1								777
240	1								771
241	1								770
242	1								804
243	1								785
244	1								785
245	1								750
246	1								765
247	1								792
248	1								781
249	1								765
250	1								762
251	1								807
252	1								776
253	1								804
254	1								789
255	1								806
256	1								770
257	1								762
258	1								781
259	1								792
260	1								727
261	1								743
262	1								784
263	1								782
264	1								811
265	1								749
266	1								711
267	1								796
268	1								790
269	1								795
270	1								730
271	1								786
272	1								720
273	1								761
274	1								798
275	1								799
276	1								704
277	1								768
278	1								765
279	1								744
280	1								783
281	1								784
282	1								777
283	1								798
284	1								731
285	1								784
286	1								797
287	1								727
288	1								773
289	1								786
290	1								801
291	1								801
292	1								742
293	1								751
294	1								802
295	1								769
296	1								776
297	1								760
298	1								791
299	1								812
300	1								782
301	1								795
302	1								756
303	1								802
304	1								795
305	1								748
306	1								797
307	1								769
308	1								733
309	1								790
310	1								787
311	1								808
312	1								778
313	1								753
314	1								763
315	1								800
316	1								808
317	1								778
318	1								778
319	1								761
320	1								807
321	1								791
322	1								769
323	1								805
324	1								787
325	1								742
326	1								763
327	1								780
328	1								804
329	1								788
330	1								783
331	1								789
332	1								746
333	1								702
334	1								775
335	1								794
336	1								747
337	1								746
338	1								793
339	1								797
340	1								747
341	1								781
342	1								797
343	1								809
344	1								790
345	1								800
346	1								799
347	1								761
348	1								797
349	1								744
350	1								707
351	1								779
352	1								763
353	1								743
354	1								747
355	1								799
356	1								763
357	1								786
358	1								791
359	1								762
360	1								736
361	1								796
362	1								792
363	1								738
364	1								772
365	1								792
366	1								775
367	1								808
368	1								767
369	1								768
370	1								752
371	1								735
372	1								707
373	1								794
374	1								788
375	1								741
376	1								749
377	1								781
378	1								774
379	1								775
380	1								737
381	1								770
382	1								803
383	1								808
384	1								782
385	1								772
386	1								789
387	1								778
388	1								778
389	1								766
390	1								802
391	1								809
392	1								734
393	1								798
394	1								775
395	1								757
396	1								789
397	1								793
398	1								724
399	1								722
400	1								776
401	1								787
402	1								773
403	1								784
404	1								742
405	1								741
406	1								765
407	1								777
408	1								805
409	1								730
410	1								802
411	1								742
412	1								741
413	1								729
414	1								748
415	1								760
416	1								773
417	1								762
418	1								768
419	1								701
420	1								776
421	1								769
422	1								710
423	1								814
424	1								787
425	1								797
426	1								778
427	1								724
428	1								793
429	1								790
430	1								788
431	1								801
432	1								757
433	1								787
434	1								760
435	1								778
436	1								748
437	1								750
438	1								795
439	1								778
440	1								791
441	1								769
442	1								797
443	1								772
444	1								749
445	1								791
446	1								795
447	1								753
448	1								760
449	1								775
450	1								743
451	1								768
452	1								780
453	1								764
454	1								750
455	1								785
456	1								783
457	1								801
458	1								733
459	1								782
460	1								764
461	1								779
462	1								775
463	1								723
464	1								793
465	1								787
466	1								811
467	1								727
468	1								730
469	1								789
470	1								786
471	1								724
472	1								721
473	1								793
474	1								807
475	1								783
476	1								795
477	1								753
478	1								785
479	1								790
480	1								803
481	1								809
482	1								804
483	1								796
484	1								773
485	1								796
486	1								743
487	1								733
488	1								760
489	1								793
490	1								792
491	1								762
492	1								798
493	1								715
494	1								783
495	1								788
496	1								780
497	1								816
498	1								766
499	1								790
500	1								732
501	1								803
502	1								790
503	1								708
504	1								734
505	1								760
506	1								764
507	1								702
508	1								739
509	1								713
510	1								801
511	1								720
512	1								782
513	1								800
514	1								807
515	1								784
516	1								816
517	1								790
518	1								802
519	1								787
520	1								762
521	1								803
522	1								798
523	1								789
524	1								804
525	1								770
526	1								795
527	1								785
528	1								777
529	1								777
530	1								787
531	1								743
532	1								787
533	1								747
534	1								803
535	1								766
536	1								813
537	1								809
538	1								766
539	1								809
540	1								785
541	1								764
542	1								763
543	1								801
544	1								791
545	1								742
546	1								806
547	1								800
548	1								778
549	1								788
550	1								777
551	1								791
552	1								794
553	1								781
554	1								783
555	1								775
556	1								725
557	1								771
558	1								747
559	1								766
560	1								786
561	1								773
562	1								789
563	1								770
564	1								798
565	1								773
566	1								758
567	1								790
568	1								792
569	1								777
570	1								765
571	1								752
572	1								753
573	1								767
574	1								801
575	1								757
576	1								763
577	1								763
578	1								765
579	1								809
580	1								721
581	1								730
582	1								788
583	1								741
584	1								817
585	1								776
586	1								786
587	1								733
588	1								796
589	1								754
590	1								774
591	1								806
592	1								765
593	1								785
594	1								798
595	1								766
596	1								735
597	1								788
598	1								729
599	1								778
600	1								779
601	1								783
602	1								793
603	1								775

	89	90	91	92	93	94	95	96	97	98	99
	Most Recent FICO Method	VantageScore: Primary Borrower	VantageScore: Co- Borrower	Most Recent VantageScore Method	VantageScore Date	Credit Report: Longest Trade Line	Credit Report: Maximum Trade Line	Credit Report: Number of Trade Lines	Credit Line Usage Ratio	Most Recent 12- month Pay History	Months Bankruptcy
1										000000000000
2										000000000000
3										000000000000
4										000000000000
5										000000000000
6										000000000000
7										000000000000
8										000000000000
9										000000000000
10										000000000000
11										000000000000
12										000000000000
13										000000000000
14										000000000000
15										000000000000
16										000000000000
17										000000000000
18										000000000000
19										000000000000
20										000000000000
21										000000000000
22										000000000000
23										000000000000
24										000000000000
25										000000000000
26										000000000000
27										000000000000
28										000000000000
29										000000000000
30										000000000000
31										000000000000
32										000000000000
33										000000000000
34										000000000000
35										000000000000
36										000000000000
37										000000000000
38										000000000000
39										000000000000
40										000000000000
41										000000000000
42										000000000000
43										000000000000
44										000000000000
45										000000000000
46										000000000000
47										000000000000
48										000000000000
49										000000000000
50										000000000000
51										000000000000
52										000000000000
53										000000000000
54										000000000000
55										000000000000
56										000000000000
57										000000000000
58										000000000000
59										000000000000
60										000000000000
61										000000000000
62										000000000000
63										000000000000
64										000000000000
65										000000000000
66										000000000000
67										000000000000
68										000000000000
69										000000000000
70										000000000000
71										000000000000
72										000000000000
73										000000000000
74										000000000000
75										000000000000
76										000000000000
77										000000000000
78										000000000000
79										000000000000
80										000000000000
81										000000000000
82										000000000000
83										000000000000
84										000000000000
85										000000000000
86										000000000000
87										000000000000
88										000000000000
89										000000000000
90										000000000000
91										000000000000
92										000000000000
93										000000000000
94										000000000000
95										000000000000
96										000000000000
97										000000000000
98										000000000000
99										000000000000
100										000000000000
101										000000000000
102										000000000000
103										000000000000
104										000000000000
105										000000000000
106										000000000000
107										000000000000
108										000000000000
109										000000000000
110										000000000000
111										000000000000
112										000000000000
113										000000000000
114										000000000000
115										000000000000
116										000000000000
117										000000000000
118										000000000000
119										000000000000
120										000000000000
121										000000000000
122										000000000000
123										000000000000
124										000000000000
125										000000000000
126										000000000000
127										000000000000
128										000000000000
129										000000000000
130										000000000000
131										000000000000
132										000000000000
133										000000000000
134										000000000000
135										000000000000
136										000000000000
137										000000000000
138										000000000000
139										000000000000
140										000000000000
141										000000000000
142										000000000000
143										000000000000
144										000000000000
145										000000000000
146										000000000000
147										000000000000
148										000000000000
149										000000000000
150										000000000000
151										000000000000
152										000000000000
153										000000000000
154										000000000000
155										000000000000
156										000000000000
157										000000000000
158										000000000000
159										000000000000
160										000000000000
161										000000000000
162										000000000000
163										000000000000
164										000000000000
165										000000000000
166										000000000000
167										000000000000
168										000000000000
169										000000000000
170										000000000000
171										000000000000
172										000000000000
173										000000000000
174										000000000000
175										000000000000
176										000000000000
177										000000000000
178										000000000000
179										000000000000
180										000000000000
181										000000000000
182										000000000000
183										000000000000
184										000000000000
185										000000000000
186										000000000000
187										000000000000
188										000000000000
189										000000000000
190										000000000000
191										000000000000
192										000000000000
193										000000000000
194										000000000000
195										000000000000
196										000000000000
197										000000000000
198										000000000000
199										000000000000
200										000000000000
201										000000000000
202										000000000000
203										000000000000
204										000000000000
205										000000000000
206										000000000000
207										000000000000
208										000000000000
209										000000000000
210										000000000000
211										000000000000
212										000000000000
213										000000000000
214										000000000000
215										000000000000
216										000000000000
217										000000000000
218										000000000000
219										000000000000
220										000000000000
221										000000000000
222										000000000000
223										000000000000
224										000000000000
225										000000000000
226										000000000000
227										000000000000
228										000000000000
229										000000000000
230										000000000000
231										000000000000
232										000000000000
233										000000000000
234										000000000000
235										000000000000
236										000000000000
237										000000000000
238										000000000000
239										000000000000
240										000000000000
241										000000000000
242										000000000000
243										000000000000
244										000000000000
245										000000000000
246										000000000000
247										000000000000
248										000000000000
249										000000000000
250										000000000000
251										000000000000
252										000000000000
253										000000000000
254										000000000000
255										000000000000
256										000000000000
257										000000000000
258										000000000000
259										000000000000
260										000000000000
261										000000000000
262										000000000000
263										000000000000
264										000000000000
265										000000000000
266										000000000000
267										000000000000
268										000000000000
269										000000000000
270										000000000000
271										000000000000
272										000000000000
273										000000000000
274										000000000000
275										000000000000
276										000000000000
277										000000000000
278										000000000000
279										000000000000
280										000000000000
281										000000000000
282										000000000000
283										000000000000
284										000000000000
285										000000000000
286										000000000000
287										000000000000
288										000000000000
289										000000000000
290										000000000000
291										000000000000
292										000000000000
293										000000000000
294										000000000000
295										000000000000
296										000000000000
297										000000000000
298										000000000000
299										000000000000
300										000000000000
301										000000000000
302										000000000000
303										000000000000
304										000000000000
305										000000000000
306										000000000000
307										000000000000
308										000000000000
309										000000000000
310										000000000000
311										000000000000
312										000000000000
313										000000000000
314										000000000000
315										000000000000
316										000000000000
317										000000000000
318										000000000000
319										000000000000
320										000000000000
321										000000000000
322										000000000000
323										000000000000
324										000000000000
325										000000000000
326										000000000000
327										000000000000
328										000000000000
329										000000000000
330										000000000000
331										000000000000
332										000000000000
333										000000000000
334										000000000000
335										000000000000
336										000000000000
337										000000000000
338										000000000000
339										000000000000
340										000000000000
341										000000000000
342										000000000000
343										000000000000
344										000000000000
345										000000000000
346										000000000000
347										000000000000
348										000000000000
349										000000000000
350										000000000000
351										000000000000
352										000000000000
353										000000000000
354										000000000000
355										000000000000
356										000000000000
357										000000000000
358										000000000000
359										000000000000
360										000000000000
361										000000000000
362										000000000000
363										000000000000
364										000000000000
365										000000000000
366										000000000000
367										000000000000
368										000000000000
369										000000000000
370										000000000000
371										000000000000
372										000000000000
373										000000000000
374										000000000000
375										000000000000
376										000000000000
377										000000000000
378										000000000000
379										000000000000
380										000000000000
381										000000000000
382										000000000000
383										000000000000
384										000000000000
385										000000000000
386										000000000000
387										000000000000
388										000000000000
389										000000000000
390										000000000000
391										000000000000
392										000000000000
393										000000000000
394										000000000000
395										000000000000
396										000000000000
397										000000000000
398										000000000000
399										000000000000
400										000000000000
401										000000000000
402										000000000000
403										000000000000
404										000000000000
405										000000000000
406										000000000000
407										000000000000
408										000000000000
409										000000000000
410										000000000000
411										000000000000
412										000000000000
413										000000000000
414										000000000000
415										000000000000
416										000000000000
417										000000000000
418										000000000000
419										000000000000
420										000000000000
421										000000000000
422										000000000000
423										000000000000
424										000000000000
425										000000000000
426										000000000000
427										000000000000
428										000000000000
429										000000000000
430										000000000000
431										000000000000
432										000000000000
433										000000000000
434										000000000000
435										000000000000
436										000000000000
437										000000000000
438										000000000000
439										000000000000
440										000000000000
441										000000000000
442										000000000000
443										000000000000
444										000000000000
445										000000000000
446										000000000000
447										000000000000
448										000000000000
449										000000000000
450										000000000000
451										000000000000
452										000000000000
453										000000000000
454										000000000000
455										000000000000
456										000000000000
457										000000000000
458										000000000000
459										000000000000
460										000000000000
461										000000000000
462										000000000000
463										000000000000
464										000000000000
465										000000000000
466										000000000000
467										000000000000
468										000000000000
469										000000000000
470										000000000000
471										000000000000
472										000000000000
473										000000000000
474										000000000000
475										000000000000
476										000000000000
477										000000000000
478										000000000000
479										000000000000
480										000000000000
481										000000000000
482										000000000000
483										000000000000
484										000000000000
485										000000000000
486										000000000000
487										000000000000
488										000000000000
489										000000000000
490										000000000000
491										000000000000
492										000000000000
493										000000000000
494										000000000000
495										000000000000
496										000000000000
497										000000000000
498										000000000000
499										000000000000
500										000000000000
501										000000000000
502										000000000000
503										000000000000
504										000000000000
505										000000000000
506										000000000000
507										000000000000
508										000000000000
509										000000000000
510										000000000000
511										000000000000
512										000000000000
513										000000000000
514										000000000000
515										000000000000
516										000000000000
517										000000000000
518										000000000000
519										000000000000
520										000000000000
521										000000000000
522										000000000000
523										000000000000
524										000000000000
525										000000000000
526										000000000000
527										000000000000
528										000000000000
529										000000000000
530										000000000000
531										000000000000
532										000000000000
533										000000000000
534										000000000000
535										000000000000
536										000000000000
537										000000000000
538										000000000000
539										000000000000
540										000000000000
541										000000000000
542										000000000000
543										000000000000
544										000000000000
545										000000000000
546										000000000000
547										000000000000
548										000000000000
549										000000000000
550										000000000000
551										000000000000
552										000000000000
553										000000000000
554										000000000000
555										000000000000
556										000000000000
557										000000000000
558										000000000000
559										000000000000
560										000000000000
561										000000000000
562										000000000000
563										000000000000
564										000000000000
565										000000000000
566										000000000000
567										000000000000
568										000000000000
569										000000000000
570										000000000000
571										000000000000
572										000000000000
573										000000000000
574										000000000000
575										000000000000
576										000000000000
577										000000000000
578										000000000000
579										000000000000
580										000000000000
581										000000000000
582										000000000000
583										000000000000
584										000000000000
585										000000000000
586										000000000000
587										000000000000
588										000000000000
589										000000000000
590										000000000000
591										000000000000
592										000000000000
593										000000000000
594										000000000000
595										000000000000
596										000000000000
597										000000000000
598										000000000000
599										000000000000
600										000000000000
601										000000000000
602										000000000000
603										000000000000

	100	101	102	103	104	105	106	107	108	109	110
	Months Foreclosure	Primary Borrower Wage Income	Co-Borrower Wage Income	Primary Borrower Other Income	Co-Borrower Other Income	All Borrower Wage Income	All Borrower Total Income	4506-T Indicator	Borrower Income Verification Level	Co-Borrower Income Verification	Borrower Employment Verification
1		13408.33	0.00	0.00	0.00	13408.33	13408.33	1	5		3
2		27427.44		4975.00		27427.44	32402.44	1	5		3
3		20145.00		0.00		20145.00	20145.00	1	5		3
4		7519.75	9403.34	0.00	0.00	16923.09	16923.09	1	5		3
5		14598.00	0.00	0.00	0.00	14598.00	14598.00	1	5		3
6		9304.58	0.00	25152.80	0.00	9304.58	34457.38	1	5		3
7		3000.00		14704.64		3000.00	17704.64	1	5		3
8		34308.58		0.00		34308.58	34308.58	1	5		3
9		9306.35	7683.75	0.00	0.00	16990.10	16990.10	1	5		3
10		11854.00	0.00	0.00	0.00	11854.00	11854.00	1	5		3
11		13300.00		0.00		13300.00	13300.00	1	5		3
12		12500.00	0.00	22619.25	0.00	12500.00	35119.25	1	5		3
13		10428.17	12775.83	0.00	0.00	23204.00	23204.00	1	5		3
14		26052.90		0.00		26052.90	26052.90	1	5		3
15		7611.69	9975.07	0.00	0.00	17586.76	17586.76	1	5		3
16		4000.00	0.00	25897.42	9164.79	4000.00	39062.21	1	5		3
17		5710.42	0.00	4852.00	0.00	5710.42	10562.42	1	4		3
18		9750.00	11900.00	0.00	0.00	21650.00	21650.00	1	5		3
19		25341.25	0.00	0.00	0.00	25341.25	25341.25	1	4		3
20		9183.20	12083.34	0.00	0.00	21266.54	21266.54	1	5		3
21		11343.25	3742.39	0.00	0.00	15085.64	15085.64	1	5		3
22		6362.17	3172.86	7003.24	0.00	9535.03	16538.27	1	5		3
23		21385.00	0.00	18532.70	0.00	21385.00	39917.70	1	5		3
24		31997.01	0.00	24961.66	0.00	31997.01	56958.67	1	5		3
25		11525.45	7320.43	0.00	0.00	18845.88	18845.88	1	5		3
26		12187.50	6500.00	0.00	0.00	18687.50	18687.50	1	5		3
27		15916.67	7333.34	0.00	0.00	23250.01	23250.01	1	5		3
28		19166.68	0.00	0.00	0.00	19166.68	19166.68	1	5		3
29		4800.00	0.00	0.00	0.00	4800.00	4800.00	1	5		3
30		14328.58	8348.75	0.00	0.00	22677.33	22677.33	1	5		3
31		6028.86	10018.32	0.00	0.00	16047.18	16047.18	1	5		3
32		115.38	1883.25	6271.00	758.00	1998.63	9027.63	1	5		3
33		71632.95		0.00		71632.95	71632.95	1	5		3
34		5703.58	14583.00	0.00	0.00	20286.58	20286.58	1	5		3
35		27500.00		0.00		27500.00	27500.00	1	5		3
36		8791.66		3623.29		8791.66	12414.95	1	5		3
37		2081.16	1359.00	0.00	0.00	3440.16	3440.16	1	5		3
38		10874.00	12497.50	0.00	0.00	23371.50	23371.50	1	4		3
39		29201.36		0.00		29201.36	29201.36	1	5		3
40		20110.54	3200.00	0.00	0.00	23310.54	23310.54	1	5		3
41		31333.25	2371.17	0.00	0.00	33704.42	33704.42	1	5		2
42		52922.00		0.00		52922.00	52922.00	1	5		2
43		14583.00		0.00		14583.00	14583.00	0	5		2
44		13359.00	6000.00	0.00	0.00	19359.00	19359.00	1	5		2
45		12406.32		0.00		12406.32	12406.32	1	5		3
46		8455.69		8346.29		8455.69	16801.98	1	5		3
47		10175.27	12726.49	0.00	0.00	22901.76	22901.76	1	4		3
48		29558.88	7366.67	0.00	2315.00	36925.55	39240.55	1	5		3
49		3208.83	5312.77	0.00	0.00	8521.60	8521.60	1	5		3
50		20000.00	0.00	29349.45	0.00	20000.00	49349.45	1	5		3
51		45833.33	0.00	39994.00	0.00	45833.33	85827.33	1	5		3
52		8815.82		0.00		8815.82	8815.82	1	5		3
53		13847.00	6334.76	0.00	0.00	20181.76	20181.76	1	5		3
54		8626.68	2973.14	0.00	0.00	11599.82	11599.82	1	5		3
55		15114.10		0.00		15114.10	15114.10	1	5		3
56		0.00		26665.97		0.00	26665.97	1	5		3
57		12500.00		8584.00		12500.00	21084.00	1	5		3
58		9884.12	2372.84	5931.77	0.00	12256.96	18188.73	1	5		3
59		10503.30	0.00	0.00	0.00	10503.30	10503.30	1	5		3
60		15880.33		0.00		15880.33	15880.33	1	5		3
61		16666.67	0.00	8333.33	0.00	16666.67	25000.00	1	5		3
62		6972.91	2617.52	0.00	0.00	9590.43	9590.43	1	5		3
63		12116.66		0.00		12116.66	12116.66	1	5		3
64		12334.40	16254.68	0.00	0.00	28589.08	28589.08	1	5		3
65		49280.29	4583.28	0.00	0.00	53863.57	53863.57	1	4		3
66		17083.34		0.00		17083.34	17083.34	1	5		3
67		11166.68	11053.82	0.00	0.00	22220.50	22220.50	1	5		3
68		23642.00		1491.92		23642.00	25133.92	1	5		3
69		15084.99		5741.66		15084.99	20826.65	1	5		3
70		14026.13		0.00		14026.13	14026.13	1	5		3
71		22916.66	0.00	0.00	0.00	22916.66	22916.66	1	5		3
72		15916.66		0.00		15916.66	15916.66	1	5		3
73		9743.75		0.00		9743.75	9743.75	1	5		3
74		11847.99	0.00	22167.27	0.00	11847.99	34015.26	1	5		3
75		7585.76		8168.07		7585.76	15753.83	1	5		3
76		12578.39	1013.70	0.00	0.00	13592.09	13592.09	1	4		3
77		13663.58		0.00		13663.58	13663.58	1	5		3
78		13750.00	13776.00	0.00	0.00	27526.00	27526.00	1	5		3
79		9421.64	2734.38	0.00	0.00	12156.02	12156.02	1	5		3
80		35416.66	0.00	0.00	0.00	35416.66	35416.66	1	5		3
81		8202.17	2166.67	5023.00	0.00	10368.84	15391.84	1	5		3
82		54449.33	6500.00	0.00	0.00	60949.33	60949.33	1	5		3
83		20833.34		16666.66		20833.34	37500.00	1	5		3
84		34173.57		0.00		34173.57	34173.57	1	5		3
85		79440.54		0.00		79440.54	79440.54	1	5		3
86		22500.01	0.00	0.00	0.00	22500.01	22500.01	1	5		3
87		45422.78	0.00	0.00	0.00	45422.78	45422.78	1	5		3
88		25000.00	0.00	0.00	0.00	25000.00	25000.00	1	5		3
89		15416.68	0.00	0.00	0.00	15416.68	15416.68	1	5		3
90		24441.33		0.00		24441.33	24441.33	1	5		3
91		0.00	0.00	12770.91	0.00	0.00	12770.91	1	5		3
92		14384.00	0.00	0.00	0.00	14384.00	14384.00	1	5		3
93		10000.00	10466.92	0.00	0.00	20466.92	20466.92	1	4		3
94		20416.67	0.00	0.00	0.00	20416.67	20416.67	1	5		3
95		11192.67	3992.08	0.00	0.00	15184.75	15184.75	1	5		3
96		10416.68	10000.00	0.00	0.00	20416.68	20416.68	1	5		3
97		27632.00	0.00	0.00	0.00	27632.00	27632.00	1	5		3
98		14852.50	0.00	0.00	0.00	14852.50	14852.50	1	5		3
99		29427.42	0.00	0.00	0.00	29427.42	29427.42	1	5		3
100		21666.67		0.00		21666.67	21666.67	1	5		3
101		20670.76	13833.32	0.00	0.00	34504.08	34504.08	1	5		3
102		26440.10	0.00	8853.75	0.00	26440.10	35293.85	1	5		3
103		41250.00	0.00	0.00	0.00	41250.00	41250.00	1	5		3
104		19686.77		0.00		19686.77	19686.77	1	5		3
105		12021.34		0.00		12021.34	12021.34	1	5		3
106		13708.33	8137.00	0.00	0.00	21845.33	21845.33	1	5		3
107		7029.00	0.00	6246.00	0.00	7029.00	13275.00	1	5		3
108		10106.50	0.00	0.00	0.00	10106.50	10106.50	1	5		3
109		15797.60		0.00		15797.60	15797.60	1	5		3
110		12500.00		7385.91		12500.00	19885.91	1	5		3
111		11333.34		0.00		11333.34	11333.34	1	5		3
112		17596.67	0.00	0.00	0.00	17596.67	17596.67	1	5		3
113		8965.17	0.00	0.00	0.00	8965.17	8965.17	1	5		3
114		61309.58	2369.94	0.00	0.00	63679.52	63679.52	1	5		3
115		9793.60	12173.46	0.00	0.00	21967.06	21967.06	1	5		3
116		67154.43	0.00	0.00	0.00	67154.43	67154.43	1	5		3
117		15075.00		4468.08		15075.00	19543.08	1	5		3
118		19042.83	0.00	0.00	0.00	19042.83	19042.83	1	5		3
119		28489.04	0.00	0.00	0.00	28489.04	28489.04	1	5		3
120		11500.01	0.00	1257.41	0.00	11500.01	12757.42	1	5		3
121		8543.67		1042.15		8543.67	9585.82	1	5		3
122		27707.63	7583.33	0.00	0.00	35290.96	35290.96	1	5		3
123		32684.13		0.00		32684.13	32684.13	1	5		3
124		27991.88	0.00	0.00	0.00	27991.88	27991.88	1	5		3
125		12906.40		93.42		12906.40	12999.82	1	5		3
126		26180.54	6865.06	0.00	0.00	33045.60	33045.60	1	5		3
127		40.67	7174.33	1068.59	330.09	7215.00	8613.68	1	5		3
128		10416.67		18745.95		10416.67	29162.62	1	5		3
129		26179.75		0.00		26179.75	26179.75	1	5		3
130		19120.00	0.00	0.00	0.00	19120.00	19120.00	1	5		3
131		10416.66	0.00	10655.43	0.00	10416.66	21072.09	1	5		3
132		15160.26	0.00	0.00	0.00	15160.26	15160.26	1	5		3
133		18767.21	0.00	0.00	0.00	18767.21	18767.21	1	5		3
134		19166.67		0.00		19166.67	19166.67	1	5		3
135		4964.41	1066.83	4515.67	0.00	6031.24	10546.91	1	5		3
136		23693.25	0.00	0.00	0.00	23693.25	23693.25	1	5		3
137		31137.62	5358.30	0.00	0.00	36495.92	36495.92	1	5		3
138		56129.63		0.00		56129.63	56129.63	1	5		3
139		14679.22	0.00	5762.95	0.00	14679.22	20442.17	1	5		3
140		13541.66		0.00		13541.66	13541.66	1	5		3
141		13268.00		0.00		13268.00	13268.00	1	5		3
142		53068.80		0.00		53068.80	53068.80	1	4		3
143		3978.00		19883.00		3978.00	23861.00	1	5		3
144		17902.67	0.00	0.00	0.00	17902.67	17902.67	1	5		3
145		11225.29	11225.38	0.00	0.00	22450.67	22450.67	1	5		3
146		16639.13	8000.00	0.00	0.00	24639.13	24639.13	1	5		3
147		24436.41	0.00	0.00	0.00	24436.41	24436.41	1	5		3
148		0.00	18750.03	0.00	0.00	18750.03	18750.03	1	5		3
149		32474.17	0.00	0.00	0.00	32474.17	32474.17	1	4		3
150		14670.18	0.00	9043.81	0.00	14670.18	23713.99	1	5		3
151		7083.33	0.00	34642.36	0.00	7083.33	41725.69	1	5		3
152		11348.00	16596.69	0.00	0.00	27944.69	27944.69	1	5		3
153		12601.29	9527.79	0.00	0.00	22129.08	22129.08	1	5		3
154		10833.33	8705.93	0.00	0.00	19539.26	19539.26	1	5		3
155		29166.66		19166.66		29166.66	48333.32	1	5		3
156		29050.00	0.00	0.00	0.00	29050.00	29050.00	1	5		3
157		12500.00		0.00		12500.00	12500.00	1	5		3
158		41667.00		0.00		41667.00	41667.00	1	5		3
159		14500.00	0.00	9770.44	0.00	14500.00	24270.44	1	5		3
160		51069.20	0.00	0.00	0.00	51069.20	51069.20	1	5		3
161		28946.15	0.00	0.00	0.00	28946.15	28946.15	1	5		3
162		7622.01	0.00	0.00	8383.02	7622.01	16005.03	1	5		3
163		12243.79		0.00		12243.79	12243.79	1	5		3
164		53548.20		0.00		53548.20	53548.20	1	5		3
165		25325.37		0.00		25325.37	25325.37	1	5		3
166		24825.75	0.00	0.00	0.00	24825.75	24825.75	1	5		3
167		10200.00	878.12	2021.46	0.00	11078.12	13099.58	1	5		3
168		23748.00	5458.33	0.00	0.00	29206.33	29206.33	1	5		3
169		6846.46	10256.39	0.00	0.00	17102.85	17102.85	1	5		3
170		49999.99	0.00	0.00	0.00	49999.99	49999.99	1	5		3
171		13611.50		0.00		13611.50	13611.50	1	5		3
172		13937.92	15715.13	0.00	0.00	29653.05	29653.05	1	5		3
173		27669.41	1445.17	0.00	0.00	29114.58	29114.58	1	5		3
174		13333.32	4512.67	2214.18	0.00	17845.99	20060.17	1	5		3
175		25312.00		0.00		25312.00	25312.00	1	5		3
176		7764.00	10228.00	0.00	0.00	17992.00	17992.00	1	5		3
177		31153.35	10322.15	0.00	0.00	41475.50	41475.50	1	5		3
178		29172.68	0.00	0.00	0.00	29172.68	29172.68	1	5		3
179		268.75	264.87	8498.49	7639.10	533.62	16671.21	1	5		3
180		11874.92		18851.85		11874.92	30726.77	1	5		3
181		13333.34		0.00		13333.34	13333.34	1	5		3
182		16250.00	17725.00	0.00	0.00	33975.00	33975.00	1	5		3
183		32913.77	0.00	0.00	0.00	32913.77	32913.77	1	5		3
184		2646.59	9660.89	0.00	0.00	12307.48	12307.48	1	5		3
185		15431.50		0.00		15431.50	15431.50	1	5		3
186		26250.00		0.00		26250.00	26250.00	1	5		3
187		12904.24	0.00	0.00	0.00	12904.24	12904.24	1	5		3
188		14330.85	1550.81	0.00	0.00	15881.66	15881.66	1	5		3
189		69961.16		0.00		69961.16	69961.16	1	5		3
190		19801.01	0.00	0.00	0.00	19801.01	19801.01	1	5		3
191		10527.42	6180.00	0.00	0.00	16707.42	16707.42	1	5		3
192		12675.83	6664.67	0.00	0.00	19340.50	19340.50	1	5		3
193		5222.45	20833.34	0.00	0.00	26055.79	26055.79	1	5		3
194		9902.53	5794.53	0.00	0.00	15697.06	15697.06	1	5		3
195		9833.33	9231.65	2241.67	0.00	19064.98	21306.65	1	5		3
196		22083.36	0.00	0.00	0.00	22083.36	22083.36	1	5		3
197		8333.32	0.00	24723.30	0.00	8333.32	33056.62	1	5		3
198		17500.00		0.00		17500.00	17500.00	1	5		3
199		36894.46	0.00	0.00	0.00	36894.46	36894.46	1	5		3
200		11066.66	13125.00	0.00	0.00	24191.66	24191.66	1	5		3
201		10083.35	0.00	9594.64	0.00	10083.35	19677.99	1	5		3
202		14809.59		0.00		14809.59	14809.59	1	5		3
203		65722.25	0.00	0.00	0.00	65722.25	65722.25	1	5		3
204		10416.67	9333.33	0.00	0.00	19750.00	19750.00	1	5		3
205		13631.67	0.00	7765.89	0.00	13631.67	21397.56	1	5		3
206		3531.38	44738.09	0.00	0.00	48269.47	48269.47	1	5		3
207		52189.53	0.00	0.00	0.00	52189.53	52189.53	1	5		3
208		5533.22	6470.00	720.07	250.00	12003.22	12973.29	1	5		3
209		14200.05		0.00		14200.05	14200.05	1	5		3
210		9496.92		4375.00		9496.92	13871.92	1	5		3
211		8031.88	705.00	5174.00	1105.21	8736.88	15016.09	1	5		3
212		8125.19		1854.17		8125.19	9979.36	1	5		3
213		10416.68		8401.28		10416.68	18817.96	1	5		3
214		7246.16	16475.00	5146.16	0.00	23721.16	28867.32	1	5		3
215		20416.67	18333.33	0.00	0.00	38750.00	38750.00	1	5		3
216		56085.00	0.00	0.00	0.00	56085.00	56085.00	1	5		3
217		14196.00	19399.00	0.00	0.00	33595.00	33595.00	1	5		3
218		9381.23	11158.33	0.00	0.00	20539.56	20539.56	1	5		3
219		18750.00	4583.34	0.00	0.00	23333.34	23333.34	1	5		3
220		45768.50		0.00		45768.50	45768.50	1	5		3
221		27083.33	0.00	4568.33	0.00	27083.33	31651.66	1	5		3
222		65076.54	0.00	0.00	0.00	65076.54	65076.54	1	4		3
223		8148.42	5778.93	0.00	0.00	13927.35	13927.35	1	5		3
224		16258.67	0.00	4525.01	0.00	16258.67	20783.68	1	5		3
225		15080.38	18333.33	0.00	0.00	33413.71	33413.71	1	5		3
226		11666.67	0.00	0.00	0.00	11666.67	11666.67	1	5		3
227		8333.34	11666.66	0.00	0.00	21219.95	21219.95	1	5		3
228		67135.08	12985.01	0.00	0.00	80120.09	80120.09	1	5		3
229		13749.99	7241.32	0.00	0.00	20991.31	20991.31	1	5		3
230		2320.80	8609.37	15169.25	0.00	10930.17	26099.42	1	5		3
231		8405.80	8380.67	1521.47	0.00	16786.47	18307.94	1	5		3
232		35327.86	0.00	0.00	0.00	35327.86	35327.86	1	5		3
233		33957.97		0.00		33957.97	33957.97	1	5		3
234		23014.17		0.00		23014.17	23014.17	1	5		3
235		27500.01	0.00	0.00	0.00	27500.01	27500.01	1	5		3
236		10275.85		0.00		10275.85	10275.85	1	5		3
237		16666.66	14820.00	0.00	0.00	31486.66	31486.66	1	5		3
238		12500.00	3813.00	0.00	0.00	16313.00	16313.00	1	5		3
239		0.00	27177.56	0.00	0.00	27177.56	27177.56	1	5		3
240		13138.61	9369.90	0.00	0.00	22508.51	22508.51	1	5		3
241		20833.34	16666.66	0.00	0.00	37500.00	37500.00	1	5		3
242		10250.00	2200.00	0.00	0.00	12450.00	12450.00	1	5		3
243		22403.33	9912.50	0.00	0.00	32315.83	32315.83	1	5		3
244		23333.34	14583.34	0.00	0.00	37916.68	37916.68	1	5		3
245		21801.66	6250.00	0.00	0.00	28051.66	28051.66	1	5		3
246		12822.00	985.00	11792.83	0.00	13807.00	25599.83	1	5		3
247		13871.91	0.00	0.00	0.00	13871.91	13871.91	1	5		3
248		18750.01	0.00	0.00	0.00	18750.01	18750.01	1	5		3
249		16548.05		0.00		16548.05	16548.05	1	5		3
250		0.00	5833.33	8564.49	0.00	5833.33	14397.82	1	5		3
251		16092.27	0.00	5382.00	1070.00	16092.27	22544.27	1	5		3
252		23200.41	0.00	0.00	0.00	23200.41	23200.41	1	5		3
253		0.00	12036.84	1724.42	0.00	12036.84	13761.26	1	5		3
254		10642.69	11572.88	0.00	0.00	22215.57	22215.57	1	5		3
255		17083.34	5860.01	0.00	0.00	22943.35	22943.35	1	5		3
256		10000.00	6250.00	0.00	0.00	16250.00	16250.00	1	5		3
257		27916.66	8333.33	0.00	0.00	36249.99	36249.99	1	5		3
258		10416.67	0.00	11316.67	0.00	10416.67	21733.34	1	5		3
259		10833.34	11344.50	0.00	0.00	22177.84	22177.84	1	5		3
260		12689.99	13340.84	0.00	0.00	26030.83	26030.83	1	5		3
261		50833.34	0.00	0.00	0.00	50833.34	50833.34	1	5		3
262		19714.74		0.00		19714.74	19714.74	1	4		3
263		21335.00	0.00	0.00	0.00	21335.00	21335.00	1	5		3
264		19598.25	5935.17	0.00	0.00	25533.42	25533.42	1	5		3
265		13750.00	0.00	0.00	0.00	13750.00	13750.00	1	5		3
266		73324.50		0.00		73324.50	73324.50	1	5		3
267		54166.66		0.00		54166.66	54166.66	1	5		3
268		24757.20		0.00		24757.20	24757.20	1	5		3
269		19589.58	0.00	0.00	0.00	19589.58	19589.58	1	5		3
270		18583.33	16666.00	0.00	0.00	35249.33	35249.33	1	5		3
271		7692.80	11504.43	0.00	0.00	19197.23	19197.23	1	5		3
272		11744.33	3631.94	0.00	0.00	15376.27	15376.27	1	5		3
273		33378.39	0.00	0.00	0.00	33378.39	33378.39	1	5		3
274		12141.21	0.00	0.00	0.00	12141.21	12141.21	1	5		3
275		15709.00	14341.00	0.00	0.00	30050.00	30050.00	1	5		3
276		15375.00		0.00		15375.00	15375.00	1	5		3
277		55125.01	0.00	0.00	0.00	55125.01	55125.01	1	5		3
278		19000.00	3953.21	3919.42	0.00	22953.21	26872.63	1	5		3
279		11000.00	5274.66	0.00	0.00	16274.66	16274.66	1	5		3
280		9500.00		404.03		9500.00	9904.03	1	5		3
281		11916.67	11325.00	2918.61	0.00	23241.67	26160.28	1	5		3
282		17028.50		4560.33		17028.50	21588.83	1	5		3
283		0.00	22500.00	0.00	0.00	22500.00	22500.00	1	5		3
284		16383.33	0.00	0.00	0.00	16383.33	16383.33	1	5		3
285		14340.76	0.00	0.00	0.00	14340.76	14340.76	1	5		3
286		14583.00		12424.00		14583.00	27007.00	1	5		3
287		21587.82	0.00	0.00	0.00	21587.82	21587.82	1	5		3
288		9105.83	6101.42	0.00	0.00	15207.25	15207.25	1	5		3
289		14500.00		0.00		14500.00	14500.00	1	5		3
290		22078.17		0.00		22078.17	22078.17	1	5		3
291		28352.70		0.00		28352.70	28352.70	1	5		3
292		15157.72		0.00		15157.72	15157.72	1	5		3
293		13110.31	0.00	5000.00	0.00	13110.31	18110.31	1	5		3
294		0.00	8590.00	0.00	0.00	8590.00	8590.00	1	5		3
295		0.00	11250.00	0.00	0.00	11250.00	11250.00	1	5		3
296		15000.00		3750.00		15000.00	18750.00	1	5		3
297		11030.42	8533.33	0.00	547.41	19563.75	20111.16	1	5		3
298		15798.61		0.00		15798.61	15798.61	1	5		3
299		25901.50	0.00	0.00	0.00	25901.50	25901.50	1	5		3
300		12540.00	0.00	0.00	0.00	12540.00	12540.00	1	5		3
301		0.00	10443.33	0.00	0.00	10443.33	10443.33	1	5		3
302		7800.00	6166.66	0.00	0.00	13966.66	13966.66	1	5		3
303		11604.66		0.00		11604.66	11604.66	1	5		3
304		7419.42		0.00		7419.42	7419.42	1	5		3
305		16458.33	0.00	0.00	0.00	16458.33	16458.33	1	5		3
306		18750.01	0.00	0.00	0.00	18750.01	18750.01	1	5		3
307		9583.33	8000.00	9273.32	0.00	17583.33	26856.65	1	5		3
308		63665.46	0.00	0.00	0.00	63665.46	63665.46	1	5		3
309		20701.15	22206.30	0.00	0.00	42907.45	42907.45	1	5		3
310		11344.25	0.00	0.00	0.00	11344.25	11344.25	1	5		3
311		0.00		17081.50		0.00	17081.50	1	5		3
312		16416.66	0.00	0.00	0.00	16416.66	16416.66	1	5		3
313		13291.63	1941.38	0.00	0.00	15233.01	15233.01	1	5		3
314		11779.85	7889.11	0.00	0.00	19668.96	19668.96	1	5		3
315		4469.00	12500.00	0.00	0.00	16969.00	16969.00	1	5		3
316		12500.00	4420.42	10194.44	10955.66	16920.42	38070.52	1	5		3
317		16833.33	11691.09	0.00	0.00	28524.42	28524.42	1	5		3
318		21908.00	8494.34	0.00	0.00	30402.34	30402.34	1	5		3
319		17937.50		0.00		17937.50	17937.50	1	5		3
320		13285.96		0.00		13285.96	13285.96	1	5		3
321		14166.67		0.00		14166.67	14166.67	1	5		3
322		25000.00	0.00	7898.40	0.00	25000.00	32898.40	1	5		3
323		30045.00		0.00		30045.00	30045.00	1	5		3
324		11416.67	0.00	0.00	0.00	11416.67	11416.67	1	5		3
325		22278.00	0.00	0.00	0.00	22278.00	22278.00	1	5		3
326		10402.29		5625.00		10402.29	16027.29	1	5		3
327		3000.01	15341.66	0.00	0.00	18341.67	18341.67	1	5		3
328		26651.00	10344.10	0.00	0.00	36995.10	36995.10	1	5		3
329		13855.81	4451.93	0.00	0.00	18307.74	18307.74	1	5		3
330		10049.83		0.00		10049.83	10049.83	1	5		3
331		26853.33	16153.84	0.00	0.00	43007.17	43007.17	1	5		3
332		28100.24	0.00	0.00	0.00	28100.24	28100.24	1	5		3
333		29911.42	9580.18	0.00	0.00	39491.60	39491.60	1	5		3
334		25725.95	0.00	0.00	0.00	25725.95	25725.95	1	4		3
335		19799.66	0.00	0.00	0.00	19799.66	19799.66	1	5		3
336		86106.92		0.00		86106.92	86106.92	1	5		3
337		16666.67	18333.34	0.00	0.00	35000.01	35000.01	1	5		3
338		17508.75	4000.00	0.00	0.00	21508.75	21508.75	1	5		3
339		18616.23	18112.50	0.00	0.00	36728.73	36728.73	1	5		3
340		28055.96	0.00	0.00	0.00	28055.96	28055.96	1	5		3
341		6866.24	6865.99	268.95	0.00	13732.23	14001.18	1	5		3
342		70468.91	0.00	0.00	0.00	70468.91	70468.91	1	5		3
343		10383.50	10510.16	0.00	0.00	20893.66	20893.66	1	5		3
344		4221.54	2927.92	0.00	0.00	7149.46	7149.46	1	5		3
345		24959.84	0.00	0.00	0.00	24959.84	24959.84	1	5		3
346		268902.37	0.00	0.00	0.00	268902.37	268902.37	1	5		3
347		19583.33		0.00		19583.33	19583.33	1	5		3
348		18136.09		0.00		18136.09	18136.09	1	5		3
349		33938.83		6709.42		33938.83	40648.25	1	5		3
350		10844.50		0.00		10844.50	10844.50	1	5		3
351		15000.00		0.00		15000.00	15000.00	1	5		3
352		5000.00	9362.79	5822.85	0.00	14362.79	20185.64	1	5		3
353		65373.79	15044.08	0.00	0.00	80417.87	80417.87	1	5		3
354		21505.23		2554.80		21505.23	24060.03	1	5		3
355		20833.34		0.00		20833.34	20833.34	1	5		3
356		10803.66	5144.99	0.00	0.00	15948.65	15948.65	1	5		3
357		8162.58	9291.75	0.00	0.00	17454.33	17454.33	1	4		3
358		20509.54	0.00	0.00	0.00	20509.54	20509.54	1	5		3
359		15041.66		6585.72		15041.66	21627.38	1	5		3
360		17833.00	11458.33	0.00	0.00	29291.33	29291.33	1	5		3
361		11104.51		0.00		11104.51	11104.51	1	5		3
362		9632.75	1080.00	0.00	0.00	10712.75	10712.75	1	5		3
363		9877.51	11397.58	5973.00	2906.00	21275.09	30154.09	1	5		3
364		0.00	18159.90	0.00	0.00	18159.90	18159.90	1	5		3
365		14739.76		3776.08		14739.76	18515.84	1	5		3
366		10838.38		9341.92		10838.38	20180.30	1	5		3
367		23883.77		0.00		23883.77	23883.77	1	5		3
368		16305.00		0.00		16305.00	16305.00	1	5		3
369		24000.00	0.00	0.00	0.00	24000.00	24000.00	1	5		3
370		14104.08		0.00		14104.08	14104.08	1	5		3
371		10416.00	12500.00	0.00	0.00	22916.00	22916.00	1	5		3
372		20048.08	0.00	0.00	0.00	20048.08	20048.08	1	5		3
373		19583.33		7920.02		19583.33	27503.35	1	5		3
374		32246.16	0.00	0.00	0.00	32246.16	32246.16	1	5		3
375		39538.26	0.00	24467.67	0.00	39538.26	64005.93	1	5		3
376		8041.61	7387.76	0.00	0.00	15429.37	15429.37	1	5		3
377		39856.98	21909.23	8020.66	0.00	61766.21	69786.87	1	5		3
378		12944.90		11738.89		12944.90	24683.79	1	5		3
379		38277.39	12308.44	0.00	0.00	50585.83	50585.83	1	5		3
380		14631.18	0.00	0.00	0.00	14631.18	14631.18	1	5		3
381		11321.76	9800.00	0.00	0.00	21121.76	21121.76	1	5		3
382		14583.33	14724.99	0.00	0.00	29308.32	29308.32	1	5		3
383		15416.68		0.00		15416.68	15416.68	1	5		3
384		20296.99		0.00		20296.99	20296.99	1	5		3
385		14566.67	3281.33	0.00	0.00	17848.00	17848.00	1	5		3
386		10788.33	0.00	0.00	0.00	10788.33	10788.33	1	5		3
387		16666.67	0.00	0.00	0.00	16666.67	16666.67	1	5		3
388		12656.00	8750.00	0.00	0.00	21406.00	21406.00	1	5		3
389		68929.32	0.00	0.00	0.00	68929.32	68929.32	1	5		3
390		15713.48		0.00		15713.48	15713.48	1	5		3
391		1972.00	0.00	30135.52	0.00	1972.00	32107.52	1	5		3
392		13284.33	8568.70	0.00	0.00	21853.03	21853.03	1	5		3
393		18750.00	0.00	0.00	0.00	18750.00	18750.00	1	5		3
394		13756.92	0.00	0.00	0.00	13756.92	13756.92	1	5		3
395		21618.12	0.00	0.00	0.00	21618.12	21618.12	1	5		3
396		16758.41		0.00		16758.41	16758.41	1	5		3
397		7091.00	6761.73	0.00	0.00	13852.73	13852.73	1	5		3
398		14340.67		4674.60		14340.67	19015.27	1	5		3
399		3530.00	0.00	23639.43	0.00	3530.00	27169.43	1	5		3
400		33439.76	0.00	0.00	0.00	33439.76	33439.76	1	5		3
401		14583.33	0.00	0.00	0.00	14583.33	14583.33	1	5		3
402		8338.46	5567.50	0.00	2550.00	13905.96	16455.96	1	5		3
403		20833.34	9507.67	0.00	0.00	30341.01	30341.01	1	5		3
404		3000.00	3818.28	3247.50	2073.69	6818.28	12139.47	1	5		3
405		11529.22	14333.34	0.00	0.00	25862.56	25862.56	1	5		3
406		24048.75	3862.43	0.00	0.00	27911.18	27911.18	1	5		3
407		37659.00	8333.34	0.00	0.00	45992.34	45992.34	1	4		3
408		3000.00	0.00	21855.95	0.00	3000.00	24855.95	1	5		3
409		40429.54		0.00		40429.54	40429.54	1	5		3
410		10367.11	6040.29	0.00	0.00	16407.40	16407.40	1	5		3
411		26294.83	0.00	0.00	0.00	26294.83	26294.83	1	5		3
412		7286.93	8380.66	0.00	0.00	15667.59	15667.59	1	5		3
413		13668.58	7669.66	0.00	0.00	21338.24	21338.24	1	5		3
414		14256.93	9847.08	0.00	0.00	24104.01	24104.01	1	5		3
415		16254.04		0.00		16254.04	16254.04	1	4		3
416		16447.01	0.00	0.00	0.00	16447.01	16447.01	1	5		3
417		7854.00	0.00	0.00	6155.00	7854.00	14009.00	1	5		3
418		15432.88	7734.00	7495.40	0.00	23166.88	30662.28	1	5		3
419		6167.49		1804.00		6167.49	7971.49	1	5		3
420		7833.32	4157.00	0.00	0.00	11990.32	11990.32	1	5		3
421		19166.66		0.00		19166.66	19166.66	1	5		3
422		20432.62		0.00		20432.62	20432.62	1	5		3
423		5459.08	8846.16	0.00	0.00	14305.24	14305.24	1	5		3
424		129384.29		0.00		129384.29	129384.29	1	5		3
425		4534.58	16990.42	0.00	0.00	21525.00	21525.00	1	5		3
426		12696.00	10520.00	0.00	0.00	23216.00	23216.00	1	5		3
427		14583.31	2124.07	0.00	0.00	16707.38	16707.38	1	5		3
428		17916.68		7564.64		17916.68	25481.32	1	5		3
429		9306.32	0.00	0.00	0.00	9306.32	9306.32	1	5		3
430		12508.34	0.00	891.67	0.00	12508.34	13400.01	1	5		3
431		0.00		49046.29		0.00	49046.29	1	5		3
432		17649.30	22083.33	0.00	0.00	39732.63	39732.63	1	5		3
433		17005.75	7371.66	0.00	0.00	24377.41	24377.41	1	5		3
434		22046.68	0.00	0.00	0.00	22046.68	22046.68	1	5		3
435		20833.35		0.00		20833.35	20833.35	1	5		3
436		9583.34	5416.67	0.00	0.00	15000.01	15000.01	1	5		3
437		20361.75	0.00	0.00	0.00	20361.75	20361.75	1	5		3
438		8810.43		0.00		8810.43	8810.43	1	5		3
439		53006.23		0.00		53006.23	53006.23	1	5		3
440		10040.33	1065.90	0.00	1127.23	11106.23	12233.46	1	4		3
441		13750.00	8666.66	0.00	0.00	22416.66	22416.66	1	5		3
442		45952.38		0.00		45952.38	45952.38	1	5		3
443		8405.00	16887.00	0.00	0.00	25292.00	25292.00	1	5		3
444		16560.42	0.00	0.00	0.00	16560.42	16560.42	1	5		3
445		6119.58	5725.00	0.00	0.00	11844.58	11844.58	1	5		3
446		9613.07	6234.80	0.00	0.00	15847.87	15847.87	1	5		3
447		22083.33		0.00		22083.33	22083.33	1	5		3
448		16209.00	6779.76	0.00	0.00	22988.76	22988.76	1	5		3
449		11992.93		1056.59		11992.93	13049.52	1	5		3
450		35072.50		0.00		35072.50	35072.50	1	4		3
451		18181.58	0.00	0.00	0.00	18181.58	18181.58	1	5		3
452		7132.67	11266.67	0.00	0.00	18399.34	18399.34	1	5		3
453		15833.34	0.00	0.00	0.00	15833.34	15833.34	1	5		3
454		10241.57		2153.54		10241.57	12395.11	1	5		3
455		23323.83	0.00	0.00	0.00	23323.83	23323.83	1	5		3
456		31175.00	0.00	0.00	0.00	31175.00	31175.00	1	5		3
457		10651.08	9025.01	0.00	0.00	19676.09	19676.09	1	5		3
458		6500.00	14582.53	0.00	0.00	21082.53	21082.53	1	5		3
459		30197.42		0.00		30197.42	30197.42	1	5		3
460		12916.67		59170.21		12916.67	72086.88	1	5		3
461		6705.66	6332.54	0.00	0.00	13038.20	13038.20	1	5		3
462		25000.00	8333.00	0.00	0.00	33333.00	33333.00	1	5		3
463		11250.00	12500.00	4397.41	0.00	23750.00	28147.41	1	5		3
464		17916.69	0.00	0.00	0.00	17916.69	17916.69	1	5		3
465		16666.67		0.00		16666.67	16666.67	1	5		3
466		9313.41	11666.67	0.00	0.00	20980.08	20980.08	1	5		3
467		30243.04		0.00		30243.04	30243.04	1	5		3
468		29651.62	11666.67	0.00	0.00	41318.29	41318.29	1	5		3
469		9486.25	9486.25	0.00	0.00	18972.50	18972.50	1	5		3
470		17373.42	0.00	0.00	0.00	17373.42	17373.42	1	5		3
471		25963.62	0.00	0.00	0.00	25963.62	25963.62	1	5		3
472		3583.33	918.90	8847.00	0.00	4502.23	13349.23	1	5		3
473		15833.33		3064.68		15833.33	18898.01	1	5		3
474		5367.75	45966.29	0.00	0.00	51334.04	51334.04	1	5		3
475		9294.63	0.00	0.00	0.00	9294.63	9294.63	1	5		3
476		12957.42	6478.18	12914.35	0.00	19435.60	32349.95	1	5		3
477		0.00	20632.75	0.00	0.00	20632.75	20632.75	1	5		3
478		6716.00	10142.00	0.00	0.00	16858.00	16858.00	1	5		3
479		12719.58	27916.68	0.00	0.00	40636.26	40636.26	1	5		3
480		1309.25	0.00	41140.47	0.00	1309.25	42449.72	1	5		3
481		22496.98	21816.25	0.00	0.00	44313.23	44313.23	1	5		3
482		32081.63		0.00		32081.63	32081.63	1	5		3
483		15716.68		0.00		15716.68	15716.68	1	5		3
484		27684.83		1098.63		27684.83	28783.46	1	5		3
485		19593.76	0.00	0.00	0.00	19593.76	19593.76	1	5		3
486		15416.66	0.00	0.00	0.00	15416.66	15416.66	1	5		3
487		17265.00		0.00		17265.00	17265.00	1	5		3
488		14162.50		8839.08		14162.50	23001.58	1	5		3
489		9833.33	8333.35	0.00	0.00	18166.68	18166.68	1	5		3
490		17120.29	0.00	0.00	0.00	17120.29	17120.29	1	5		3
491		12271.73	12271.73	0.00	0.00	24543.46	24543.46	1	5		3
492		15537.00	6283.58	0.00	0.00	21820.58	21820.58	1	5		3
493		18125.00	14768.40	4759.83	562.50	32893.40	38215.73	1	5		3
494		28322.08		0.00		28322.08	28322.08	1	5		3
495		8333.00	4909.67	0.00	0.00	13242.67	13242.67	1	5		3
496		15882.60	0.00	0.00	0.00	15882.60	15882.60	1	5		3
497		16735.03		0.00		16735.03	16735.03	1	5		3
498		15833.33		0.00		15833.33	15833.33	1	5		3
499		27083.00	0.00	0.00	0.00	27083.00	27083.00	1	5		3
500		79242.58	0.00	0.00	0.00	79242.58	79242.58	1	5		3
501		22882.00	3865.33	13965.00	0.00	26747.33	40712.33	1	5		3
502		9166.67	0.00	0.00	0.00	9166.67	9166.67	1	5		3
503		12070.00		7153.88		12070.00	19223.88	1	5		3
504		16666.69		27781.25		16666.69	44447.94	1	5		3
505		12473.90	0.00	1583.63	0.00	12473.90	14057.53	1	5		3
506		18699.26	4508.40	1300.00	0.00	23207.66	24507.66	1	5		3
507		28216.25		0.00		28216.25	28216.25	1	5		3
508		11666.66	0.00	0.00	0.00	11666.66	11666.66	1	5		3
509		9350.00	13333.33	0.00	0.00	22683.33	22683.33	1	5		3
510		13093.31	1327.97	0.00	0.00	14421.28	14421.28	1	5		3
511		25000.00		0.00		25000.00	25000.00	1	5		3
512		39387.08	0.00	0.00	0.00	39387.08	39387.08	1	5		3
513		23005.66		0.00		23005.66	23005.66	1	4		3
514		14446.08		7043.98		14446.08	21490.06	1	5		3
515		19583.33		154465.25		19583.33	174048.58	1	5		3
516		37921.15		0.00		37921.15	37921.15	1	5		3
517		11250.00		0.00		11250.00	11250.00	1	5		3
518		12812.50	7310.00	0.00	0.00	20122.50	20122.50	1	5		3
519		9916.66	6664.67	0.00	0.00	16581.33	16581.33	1	5		3
520		14927.47	7590.27	0.00	0.00	22517.74	22517.74	1	5		3
521		1317.00	15561.00	12082.00	0.00	16878.00	28960.00	1	5		3
522		12610.49	0.00	0.00	0.00	12610.49	12610.49	1	5		3
523		15414.75		0.00		15414.75	15414.75	1	5		3
524		15323.76	0.00	0.00	0.00	15323.76	15323.76	1	5		3
525		13691.36		0.00		13691.36	13691.36	1	5		3
526		17291.66		0.00		17291.66	17291.66	1	5		3
527		10109.88	10000.00	0.00	0.00	20109.88	20109.88	1	5		3
528		14673.00	0.00	3708.33	0.00	14673.00	18381.33	1	5		3
529		10621.86	10936.66	0.00	0.00	21558.52	21558.52	1	5		3
530		22916.66		0.00		22916.66	22916.66	1	5		3
531		14095.31		0.00		14095.31	14095.31	1	5		3
532		17958.60	0.00	4734.64	0.00	17958.60	22693.24	1	5		3
533		12854.66	270.00	0.00	0.00	13124.66	13124.66	1	5		3
534		18038.39		0.00		18038.39	18038.39	1	5		3
535		12684.02	12684.02	0.00	0.00	25368.04	25368.04	1	5		3
536		17500.00	3500.00	0.00	0.00	21000.00	21000.00	1	5		3
537		8506.94	7704.99	0.00	0.00	16211.93	16211.93	1	4		3
538		9166.66	7083.33	0.00	0.00	16249.99	16249.99	1	5		3
539		17743.50	0.00	0.00	0.00	17743.50	17743.50	1	5		3
540		15249.37	4217.37	0.00	0.00	19466.74	19466.74	1	5		3
541		12915.00	0.00	22.11	0.00	12915.00	12937.11	1	5		3
542		30002.75	0.00	0.00	0.00	30002.75	30002.75	1	5		3
543		10160.84	2541.67	0.00	0.00	12702.51	12702.51	1	5		3
544		5416.00	0.00	16563.00	0.00	5416.00	21979.00	1	5		3
545		8333.33	0.00	8333.33	0.00	8333.33	16666.66	1	5		3
546		25809.70		0.00		25809.70	25809.70	1	5		3
547		10833.76	0.00	1336.00	0.00	10833.76	12169.76	1	5		3
548		20500.00	0.00	0.00	0.00	20500.00	20500.00	1	5		3
549		13158.08		0.00		13158.08	13158.08	1	5		3
550		12691.41	0.00	0.00	0.00	12691.41	12691.41	1	5		3
551		18699.13	3375.00	0.00	0.00	22074.13	22074.13	1	4		3
552		21170.00		0.00		21170.00	21170.00	1	5		3
553		20272.98	0.00	0.00	0.00	20272.98	20272.98	1	5		3
554		6000.00	8400.00	0.00	0.00	14400.00	14400.00	1	5		3
555		12531.07	5416.66	0.00	0.00	17947.73	17947.73	1	5		3
556		25000.00		0.00		25000.00	25000.00	1	5		3
557		13749.99	13433.33	0.00	0.00	27183.32	27183.32	1	5		3
558		18006.09	0.00	13676.88	0.00	18006.09	31682.97	1	5		3
559		11250.00	4909.67	2065.89	0.00	16159.67	18225.56	1	5		3
560		20383.34		0.00		20383.34	20383.34	1	5		3
561		0.00	11530.13	8062.06	0.00	11530.13	19592.19	1	5		3
562		8000.00	0.00	17000.00	0.00	8000.00	25000.00	1	5		3
563		21404.00	0.00	0.00	0.00	21404.00	21404.00	1	5		3
564		53166.88		0.00		53166.88	53166.88	1	5		3
565		19500.00	0.00	0.00	0.00	19500.00	19500.00	1	5		3
566		18749.98	3771.04	3466.00	0.00	22521.02	25987.02	1	5		3
567		21988.00		9076.92		21988.00	31064.92	1	5		3
568		19821.25	53742.40	0.00	0.00	73563.65	73563.65	1	5		3
569		54872.13	8625.02	0.00	0.00	63497.15	63497.15	1	5		3
570		16635.00	0.00	0.00	0.00	16635.00	16635.00	1	5		3
571		20833.34		14998.00		20833.34	35831.34	1	5		3
572		25448.68	26244.66	0.00	0.00	51693.34	51693.34	1	5		3
573		10218.86	6220.74	2604.46	0.00	16439.60	19044.06	1	5		3
574		20888.83	0.00	0.00	0.00	20888.83	20888.83	1	5		3
575		0.00	22833.42	0.00	0.00	22833.42	22833.42	1	5		3
576		54010.42	0.00	0.00	0.00	54010.42	54010.42	1	5		3
577		31941.42	0.00	0.00	0.00	31941.42	31941.42	1	5		3
578		15375.98	893.73	0.00	625.07	16269.71	16894.78	1	5		3
579		11343.55	15558.62	0.00	0.00	26902.17	26902.17	1	5		3
580		37924.20	0.00	0.00	0.00	37924.20	37924.20	1	5		3
581		14289.38	0.00	0.00	0.00	14289.38	14289.38	1	4		3
582		20939.77		0.00		20939.77	20939.77	1	5		3
583		13311.00	0.00	0.00	0.00	13311.00	13311.00	1	5		3
584		9806.67		0.00		9806.67	9806.67	1	5		3
585		5871.50	17201.60	0.00	0.00	23073.10	23073.10	1	5		3
586		6666.66	10601.07	0.00	0.00	17267.73	17267.73	1	5		3
587		30345.88	0.00	0.00	0.00	30345.88	30345.88	1	5		3
588		0.00	20208.33	0.00	0.00	20208.33	20208.33	1	5		3
589		17138.08		0.00		17138.08	17138.08	1	5		3
590		4295.00	8205.50	0.00	0.00	12500.50	12500.50	1	5		3
591		4541.58		9400.00		4541.58	13941.58	1	5		3
592		40416.68		0.00		40416.68	40416.68	1	5		3
593		16694.63	8623.00	0.00	0.00	25317.63	25317.63	1	5		3
594		14932.58		0.00		14932.58	14932.58	1	5		3
595		15356.34	7222.22	0.00	0.00	22578.56	22578.56	1	5		3
596		11651.33	0.00	2799.56	0.00	11651.33	14450.89	1	4		3
597		50732.75	0.00	0.00	0.00	50732.75	50732.75	1	4		3
598		4312.04		37374.17		4312.04	41686.21	1	5		3
599		28329.87		0.00		28329.87	28329.87	1	5		3
600		20833.32		20833.32		20833.32	41666.64	1	4		3
601		8967.69	3192.56	0.00	0.00	12160.25	12160.25	1	5		3
602		26136.64		1848.50		26136.64	27985.14	1	5		3
603		12187.52	5042.92	0.00	0.00	17230.44	17230.44	1	5		3

	111	112	113	114	115	116	117	118	119	120	121	122
	Co-Borrower Employment Verification	Borrower Asset Verification	Co-Borrower Asset Verification	Liquid / Cash Reserves	Monthly Debt All Borrowers	Originator DTI	Fully Indexed Rate	Qualification Method	Percentage of Down Payment from Borrower Own Funds	City	State	Postal Code
1		4		33670.69	6024.63	0.449320				CASTAIC	CA	91384
2		4		1652964.76	13303.92	0.410584			100.000000	CARMEL VALLEY	CA	93924
3		4		206849.95	9702.38	0.481627				HOUSTON	TX	77024
4		4		141079.89	5491.32	0.324487				LA JOLLA	CA	92037
5		4		65664.72	6383.60	0.437293				SAN FRANCISCO	CA	94114
6		4		4962002.12	8974.11	0.260441				MORRISON	CO	80465
7		4		159240.50	6093.90	0.344198				FLOWERY BRANCH	GA	30542
8		4		243695.59	6726.57	0.196061			100.000000	BROOKLYN	NY	11231
9		4		282615.28	6038.55	0.355416				BAKERSFIELD	CA	93312
10		4		49293.19	3726.25	0.314345			100.000000	SACRAMENTO	CA	95818
11		4		49242.70	5229.63	0.393205				PALO ALTO	CA	94306
12		4		209482.66	5961.46	0.169749			100.000000	ROCHESTER	MI	48306
13		4		127643.63	5565.04	0.239831				HOUSTON	TX	77006
14		4		292888.29	11389.03	0.437150			100.000000	ENCINO	CA	91316
15		4		258056.91	5885.22	0.334639				SAN DIEGO	CA	92120
16		4		77388.48	12669.12	0.324332				LA MESA	CA	91941
17		4		575492.98	4684.56	0.443512				PLACERVILLE	CA	95667
18		4		214354.09	7556.09	0.349011				NEWPORT COAST	CA	92657
19		4		324514.62	6589.81	0.260043			100.000000	GROSSE POINTE FARMS	MI	48236
20		4		108752.71	5680.02	0.267087				SAN MARINO	CA	91108
21		4		81832.06	6413.84	0.425162				SAN DIEGO	CA	92107
22		4		834648.92	6142.86	0.371433			100.000000	CHICAGO	IL	60657
23		4		136134.00	10838.37	0.271518			100.000000	HOUSTON	TX	77005
24		4		2048454.26	15609.64	0.274052			100.000000	Eastsound	WA	98245
25		4		531294.02	5122.03	0.271785			100.000000	SCOTTSDALE	AZ	85262
26		4		40057.49	7628.09	0.408192			100.000000	YORBA LINDA	CA	92886
27		4		463629.40	8855.12	0.380865			100.000000	SAN JOSE	CA	95120
28		4		91926.94	7638.06	0.398507				CASTLE ROCK	CO	80108
29		4		255519.58	2243.55	0.467406				GRANITE BAY	CA	95746
30		4		369296.28	6556.88	0.289138				MANHATTAN BEACH	CA	90266
31		4		106119.44	5276.51	0.328812				ANACORTES	WA	98221
32		4		758337.28	4044.81	0.448048				johns island	SC	29455
33		4		326955.47	12171.44	0.169914			100.000000	MCLEAN	VA	22102
34		4		185845.57	6294.22	0.310265				MCLEAN	VA	22101
35		4		246999.36	4440.12	0.161459				VIENNA	VA	22182
36		4		110527.77	4945.21	0.398327				MARIETTA	GA	30067
37		4		127260.55	1263.49	0.367277				ENCINO	CA	91436
38		4		59237.51	4608.72	0.197194				SARATOGA	CA	95070
39		4		242492.53	11872.95	0.406589				HOUSTON	TX	77024
40		4		150584.32	7109.55	0.304993				DALLAS	TX	75229
41		4		422278.24	8607.57	0.255384				SAN JOSE	CA	95120
42		4		472526.64	8952.76	0.169169				LOS ANGELES	CA	90077
43		4		173444.35	6110.73	0.419031				BROOKLYN	NY	11217
44		4		320490.21	5587.45	0.288623				Winchester	MA	01890
45		4		478821.70	4539.27	0.365884				SOLANA BEACH	CA	92075
46		4		133329.68	6304.10	0.375200				BOSTON	MA	02118
47		4		221880.21	8471.43	0.369903				LOS ANGELES	CA	90049
48		4		417154.02	15336.97	0.390845				POTOMAC	MD	20854
49		4		20922.80	3756.85	0.440862				GREEN VALLEY	AZ	85622
50		4		121530.08	4471.06	0.090600				GLENCOE	IL	60022
51		4		260218.55	20101.79	0.234212				WASHINGTON	DC	20016
52		4		193197.60	3138.03	0.355954				MANCHESTER	MA	01944
53		4		230017.64	5823.47	0.288551				SUMMERFIELD	NC	27358
54		4		181822.35	5369.73	0.462915				CUPERTINO	CA	95014
55		4		574637.57	6553.41	0.433596				SAUSALITO	CA	94965
56		4		3000193.30	10152.45	0.380727				NEW YORK	NY	10023
57		4		170963.70	5344.14	0.253469				SUNNYVALE	CA	94087
58		4		924655.49	7898.91	0.434275				NEWPORT BEACH	CA	92660
59		4		36126.23	3679.44	0.350313				EDINA	MN	55424
60		4		101751.66	5908.99	0.372095				PISMO BEACH	CA	93449
61		4		165069.47	10384.75	0.415390				RUMSON	NJ	07760
62		4		100693.30	3377.75	0.352200				BELLINGHAM	WA	98229
63		4		49443.96	4062.53	0.335285				WESTON	MA	02493
64		4		81367.83	6856.40	0.239826			100.000000	FAIRFAX	VA	22032
65		4		110569.26	13464.76	0.249979				OMAHA	NE	68154
66		4		683460.57	5778.66	0.338263			87.118200	SANTA BARBARA	CA	93108
67		4		363069.78	8997.17	0.404904				CAMPBELL	CA	95008
68		4		204990.80	8299.40	0.330207				MIAMI BEACH	FL	33141
69		4		27744.77	5503.42	0.264249				LAGUNA BEACH	CA	92651
70		4		89621.31	4025.44	0.286996				BELMONT	MA	80220
71		4		118162.66	8124.53	0.354525			100.000000	SUPERIOR TWP	MI	48198
72		4		266193.66	5724.44	0.359651				BERKELEY	CA	94705
73		4		473402.35	3742.42	0.384084			100.000000	HINGHAM	MA	02043
74		4		109213.79	5349.10	0.157256				ATLANTA	GA	30345
75		4		38675.80	5401.63	0.342877				COLUMBUS	GA	31904
76		4		321117.33	4297.76	0.316196				KNOXVILLE	TN	37934
77		4		74887.51	4516.51	0.330551				PARK CITY	UT	84098
78		4		282760.93	6383.39	0.231904				ATLANTIC CITY	NJ	08401
79		4		121458.60	5284.55	0.434727				ORINDA	CA	94563
80		4		113519.64	5002.57	0.141249				TAMPA	FL	33613
81		4		138906.33	5128.30	0.333183				MERCER ISLAND	WA	98040
82		4		852276.85	8010.08	0.131422				SCOTTSDALE	AZ	85259
83		4		419396.64	11049.97	0.294666				SCOTTSDALE	AZ	85266
84		4		391533.00	6224.20	0.182135			100.000000	LAKE BLUFF	IL	60044
85		4		616520.11	11612.38	0.146177				BELLEVUE	WA	98006
86		4		67626.85	8038.87	0.357283				MENLO PARK	CA	94025
87		4		714255.90	5885.84	0.129579				HOUSTON	TX	77055
88		4		472264.67	10751.30	0.430052				NANTUCKET	MA	02554
89		4		52111.22	5588.02	0.362466				OAK PARK	IL	60302
90		4		189274.64	8020.42	0.328150			100.000000	DAVIDSONVILLE	MD	21035
91		4		32756.08	4290.74	0.335978				CARLSBAD	CA	92009
92		4		42151.05	4545.98	0.316044				UNIVERSITY PARK	TX	76225
93		4		78836.38	6580.50	0.321519				FAIRFAX	VA	22030
94		4		122066.89	7987.25	0.391212			100.000000	GUILFORD	CT	06437
95		4		210002.51	6822.40	0.449293				MCLEAN	VA	22102
96		4		75040.53	5318.77	0.260511				WINCHESTER	MA	01890
97		4		144898.32	9468.10	0.342650				MESA	AZ	85207
98		4		247690.23	5143.61	0.346313				WHEATON	IL	60189
99		4		168859.89	6241.38	0.212094				BEAUFORT	SC	29902
100		4		135041.90	5476.75	0.252773			100.000000	MILTON	MA	02186
101		4		173688.03	7771.87	0.225245				MONTE	CA	95030
102		4		436104.05	14598.28	0.413621			100.000000	KURE BEACH	NC	28449
103		4		923174.80	11622.48	0.281757				ROYAL OAK	MD	21662
104		4		247248.42	7316.78	0.371660			100.000000	VIENNA	VA	22180
105		4		90346.67	5314.24	0.442067				POTOMAC	MD	20854
106		4		117730.58	5107.29	0.233793			100.000000	WASHINGTON	DC	20007
107		4		154569.45	3455.39	0.260293				BRENTWOOD	TN	37027
108		4		288531.70	3930.95	0.388953				LOS ALAMITOS	CA	90720
109		4		84280.21	4693.58	0.297107				FLOWER MOUND	TX	75022
110		4		124753.69	7222.68	0.363206				CLARENDON HILLS	IL	60514
111		4		203055.89	3946.20	0.348194			100.000000	AUSTIN	TX	78738
112		4		75212.90	5635.40	0.320254				MOUNTAIN VIEW	CA	94040
113		4		104756.59	1968.08	0.219525				Haverford	PA	19041
114		4		955834.03	8776.06	0.137816			100.000000	CAMBRIDGE	MA	02138
115		4		168077.82	6211.60	0.282769				FREMONT	CA	94539
116		4		140379.48	11106.81	0.165392				DICKERSON	MD	20842
117		4		268597.43	7304.09	0.373743				DULUTH	GA	30097
118		4		44829.25	5931.96	0.311506			100.000000	PORT LUDLOW	WA	98365
119		4		423425.75	4759.92	0.167079				BETHESDA	MD	20817
120		4		160738.83	5655.38	0.443301			90.708000	DUBLIN	CA	94568
121		4		51334.67	3940.34	0.411059				BOULDER	CO	80305
122		4		123648.17	6417.03	0.181832			100.000000	SCOTTS VALLEY	CA	95066
123		4		824850.34	12151.24	0.371778				UPPER SADDLE RIVER	NJ	07458
124		4		162628.39	8201.84	0.293008				PLEASANTON	CA	94566
125		4		383049.00	5854.70	0.450368				WASHINGTON	DC	20003
126		4		78166.41	9671.06	0.292658				HERMOSA BEACH	CA	90254
127		4		38702.90	3728.04	0.432805				AREA OF STUDIO CITY	CA	91604
128		4		520325.77	7052.13	0.241821				ATHERTON	CA	94027
129		4		237464.55	5101.62	0.194869				NEW YORK	NY	10011
130		4		724133.00	5805.33	0.303626				FORT COLLINS	CO	80524
131		4		185178.10	6024.87	0.285917				EDGEWATER	MD	21037
132		4		215863.25	4934.41	0.325483				NEEDHAM	MA	02492
133		4		110394.18	6919.32	0.368692				WINCHESTER	MA	01890
134		4		78497.88	4961.18	0.258844				HOUSTON	TX	77005
135		4		158535.05	4495.93	0.426279				EL MACERO	CA	95618
136		4		124096.75	6689.60	0.282342				ALEXANDRIA	VA	22307
137		4		282064.54	13283.09	0.363961				ASPEN	CO	81611
138		4		201409.42	13876.65	0.247225				MCLEAN	VA	22101
139		4		396488.32	6599.45	0.322835				SAN FRANCISCO	CA	94123
140		4		97680.81	3660.66	0.270326				NASHVILLE	TN	37212
141		4		38574.96	5094.24	0.383949			100.000000	CORAL GABLES	FL	33134
142		4		1457841.28	8702.33	0.163982				SAN DIEGO	CA	92103
143		4		809481.72	10154.07	0.425551				AUSTIN	TX	78756
144		4		249442.40	8211.63	0.458682				ALAMO	CA	94507
145		4		158605.20	6269.71	0.279266				REDWOOD CITY	CA	94062
146		4		125038.66	6536.00	0.265269				LAS CRUCES	NM	88011
147		4		1797657.98	10666.25	0.436490				HUNTINGTON BEACH	CA	92649
148		4		302391.74	4661.26	0.248600				HINGHAM	MA	02043
149		4		68969.18	5402.76	0.166371				AUSTIN	TX	78756
150		4		79582.87	5398.30	0.227642			100.000000	DENVER	CO	80220
151		4		175706.62	13558.93	0.324954				DEVON	PA	19333
152		4		849666.13	10064.59	0.360161				SAN CLEMENTE	CA	92672
153		4		300784.73	7795.52	0.352275				MARIETTA	GA	30068
154		4		53532.22	7880.91	0.403337			100.000000	DANVILLE	CA	94506
155		4		284521.98	15699.82	0.324824			100.000000	LAKEWOOD	WA	98499
156		4		130097.47	6228.15	0.214394				ESCONDIDO	CA	92029
157		4		29363.23	5559.04	0.444723				HOUSTON	TX	77018
158		4		74995.47	3895.78	0.093498				ARLINGTON	VA	22203
159		4		168488.73	7613.59	0.313698				MENLO PARK	CA	94025
160		4		117208.33	8525.13	0.166933				BELLEVUE	WA	98004
161		4		80928.75	8932.58	0.308593				HIGLAND PARK	TX	75205
162		4		104595.34	3682.37	0.230076				CARMICHAEL	CA	95608
163		4		112119.88	3040.55	0.248334				CHICAGO	IL	60640
164		4		510143.73	20653.97	0.385708				SAN DIEGO	CA	92037
165		4		112159.60	10711.34	0.422949				PALO ALTO	CA	94303
166		4		211437.19	6875.02	0.276931			100.000000	WATERLOO	NE	68069
167		4		1068703.68	5849.15	0.446514				LOS ALTOS	CA	94024
168		4		637428.33	9133.90	0.312737				ANNAPOLIS	MD	21409
169		4		390376.45	5777.65	0.337818				GREAT FALLS	VA	22066
170		4		320813.40	9675.25	0.193505				TUPELO	MS	38804
171		4		17268.17	2790.81	0.205033				FOUNTAIN HILLS	AZ	85268
172		4		147585.29	11235.27	0.378891				CONCORD	MA	01742
173		4		129946.11	9233.46	0.317142				SAN ANTONIO	TX	78232
174		4		190629.47	7926.52	0.395137			100.000000	CHICGO	IL	60614
175		4		164812.70	9014.11	0.356120			100.000000	IRVINE	CA	92620
176		4		108490.13	7382.33	0.410312			100.000000	ARLINGTON	VA	22205
177		4		234244.32	14748.36	0.355592				BETHESDA	MD	20817
178		4		234349.84	10587.20	0.362915				BOULDER	CO	80304
179		4		71506.39	7353.55	0.441093				REDWOOD CITY	CA	94065
180		4		311597.81	5758.63	0.187414				CLIFTON	VA	20124
181		4		61673.29	4646.90	0.348517				BURIEN	WA	98166
182		4		389188.56	6998.48	0.205989				INDIALANTIC	FL	32903
183		4		571865.04	6387.94	0.194081				IMPERIAL	MO	63052
184		4		133379.68	2670.07	0.216947				FORT COLLINS	CO	80525
185		4		944109.88	4564.96	0.295821				CARLSBAD	CA	92011
186		4		229953.94	6077.40	0.231520				FRIANT	CA	93626
187		4		105732.77	4803.63	0.372252				FAIRFAX	VA	22032
188		4		118925.89	5851.69	0.368456			100.000000	NAPLES	FL	34113
189		4		211428.63	14783.63	0.211312				BETHESDA	MD	20817
190		4		604957.34	6964.37	0.351718			56.027100	SCOTTSDALE	AZ	85259
191		4		159105.64	5137.78	0.307515				ANDOVER	MA	01810
192		4		188610.65	5908.39	0.305493			100.000000	CHICAGO	IL	60612
193		4		54742.77	6516.50	0.250098			92.411800	CLARENDON HILLS	IL	60514
194		4		50062.93	4360.31	0.277779			100.000000	ARLINGTON	VA	22204
195		4		127138.25	6694.89	0.314216			68.921200	DUBLIN	CA	94568
196		4		42762.66	5793.08	0.262328				OAKLAND	CA	94611
197		4		40896.37	5270.51	0.159439				ANDOVER	MA	01810
198		4		107971.63	3748.54	0.214202				COHASSETT	MA	02025
199		4		195394.78	10237.77	0.277488			100.000000	SOUTHLAKE	TX	76092
200		4		108018.97	5216.47	0.215631			100.000000	HOUSTON	TX	77008
201		4		240477.45	6016.45	0.305745				NAPA	CA	94558
202		4		280349.67	5995.34	0.404828				CABIN JOHN	MD	20818
203		4		238790.22	16099.85	0.244968				THE WOODLANDS	TX	77382
204		4		63758.53	3638.52	0.184229				ARLINGTON	MA	02476
205		4		356970.19	7120.08	0.332752			100.000000	AMBLER	PA	19002
206		4		69336.17	5361.72	0.111079				OLYMPIC VALLEY	CA	96146
207		4		898704.44	12748.65	0.244276			100.000000	CAMBRIDGE	MA	02138
208		4		134992.22	5856.26	0.451409			100.000000	WEST WINDSOR	NJ	08550
209		4		38665.24	4790.88	0.337385				NORFOLK	VA	23518
210		4		89157.78	6132.05	0.442048			100.000000	SANDWICH	MA	02563
211		4		261634.26	6682.42	0.445017				ORO VALLEY	AZ	85755
212		4		31265.68	4422.28	0.443143				SAN DIEGO	CA	92110
213		4		89730.28	6057.43	0.321896			36.338800	NEW YORK	NY	10075
214		4		125703.48	6504.10	0.225310				CHESTERFIELD	MO	63005
215		4		77751.98	8007.65	0.206649				BOSTON	MA	02116
216		4		604127.29	5473.28	0.097589				SANDY SPRING	MD	20860
217		4		135942.34	8469.37	0.252102				WESTLAKE VILLAGE	CA	91362
218		4		226898.57	5654.95	0.275320				HINGHAM	MA	02043
219		4		69609.06	3434.64	0.147199			100.000000	CHARLOTTE	NC	28207
220		4		139566.48	13831.15	0.302198			100.000000	BRASELTON	GA	30517
221		4		244573.67	9587.64	0.302911			100.000000	WILMETTE	IL	60091
222		4		191759.20	7744.89	0.119012				BEAVERTON	OR	97007
223		4		221448.21	6259.62	0.449448				BENTONVILLE	AR	72712
224		4		80878.25	8591.12	0.413359				DADEVILLE	AL	36853
225		4		146619.60	7458.81	0.223226				ALEXANDRIA	VA	22314
226		4		88059.67	4761.07	0.408092			100.000000	AVON	CT	06001
227		4		3835320.95	9430.29	0.444407			100.000000	CHEVY CHASE	MD	20815
228		4		478258.34	10923.17	0.136335				LOS ALTOS HILLS	CA	94022
229		4		73456.28	7344.15	0.349866			100.000000	FULTON	MD	20759
230		4		427591.47	11076.07	0.424380			100.000000	MCLEAN	VA	22102
231		4		60855.43	4466.75	0.243979				ASHBURN	VA	20147
232		4		157321.13	13288.86	0.376158			100.000000	BELLEVUE	WA	98004
233		4		81286.82	8368.60	0.246440			100.000000	DALLAS	TX	75208
234		4		209034.40	4429.91	0.192486			100.000000	GLENWOOD	MD	21738
235		4		820757.75	6236.01	0.226764				SPRING	TX	77382
236		4		308437.12	3844.93	0.374171			100.000000	CAMBRIDGE	MA	02139
237		4		127111.47	5746.88	0.182518				NEWTON	MA	02459
238		4		673709.42	3567.36	0.218682				SUNNYVALE	CA	94087
239		4		339478.20	7727.94	0.284350				WOODSIDE	CA	94062
240		4		80076.36	6907.86	0.306900				CALABASAS	CA	91302
241		4		836256.14	9000.41	0.240011			100.000000	PARK CITY	UT	84060
242		4		29412.00	4932.09	0.396152			60.538000	ELLICOTT CITY	MD	21042
243		4		1559400.17	11607.59	0.359192			100.000000	COTO DE CAZA AREA	CA	92679
244		4		277522.16	8857.41	0.233602			100.000000	ARLINGTON	VA	22205
245		4		79043.28	8626.14	0.307509			100.000000	MONTCLAIR	NJ	07042
246		4		96090.83	11501.29	0.449272				SAN JUAN CAPISTRANO	CA	92675
247		4		319528.80	4793.69	0.345568				ACTON	MA	01720
248		4		694120.15	5521.88	0.294500			100.000000	SEATTLE	WA	98109
249		4		165629.23	7186.16	0.434260				SAN ANTONIO	TX	78257
250		4		45256.10	5939.73	0.412544				REHOBOTH BEACH	DE	19971
251		4		113615.01	9248.34	0.410230			100.000000	ROCKLIN	CA	95765
252		4		150862.96	4768.15	0.205520				ROCHESTER HILLS	MI	48306
253		4		49300.30	5613.05	0.407888				CHATTANOOGA	TN	37405
254		4		44615.10	6418.28	0.288909			100.000000	BORNE	TX	78006
255		4		73907.02	4559.65	0.198735			100.000000	WHEATON	IL	60189
256		4		994739.46	4577.93	0.281719			100.000000	MERCER ISLAND	WA	98040
257		4		1933721.26	12249.81	0.337926			100.000000	CHICAGO	IL	60614
258		4		100795.38	5475.82	0.251955			100.000000	NEEDHAM	MA	02494
259		4		44332.93	3418.27	0.154130			100.000000	ARLINGTON	VA	22205
260		4		106592.38	6711.66	0.257835				LA CANADA FLINTRIDGE	CA	91011
261		4		442089.02	8318.67	0.163646				BROOKLINE	MA	02445
262		4		246638.19	5796.63	0.294025				LEESBURG	VA	20176
263		4		126144.35	6867.29	0.321879				LAGUNA NIGUEL	CA	92677
264		4		285939.55	4768.70	0.186763				PASADENA	CA	91104
265		4		152467.17	3380.90	0.245884			100.000000	DUXBURY	MA	02332
266		4		946809.87	7614.68	0.103849				ANCRAM	NY	12502
267		4		264968.20	6652.64	0.122818				LONGWOOD	FL	32779
268		4		126248.54	7567.51	0.305669			100.000000	DURANGO	CO	81301
269		4		123195.11	6580.77	0.335932			93.014200	FALLS CHURCH	VA	22043
270		4		316525.71	9475.94	0.268826			100.000000	TUCSON	AZ	85750
271		4		63364.61	5535.10	0.288328			24.745000	CARLSBAD	CA	92011
272		4		52908.99	4478.38	0.291253			100.000000	FREDERICK	MD	21701
273		4		191161.14	8553.58	0.256261				WALNUT CREEK	CA	94596
274		4		187089.27	4062.93	0.334640				SEATTLE	WA	98115
275		4		606415.70	7688.62	0.255861			100.000000	RANCHO MURIETA	CA	95683
276		4		188258.95	6765.02	0.440001			100.000000	SEATTLE	WA	98101
277		4		425181.47	11076.38	0.200932			100.000000	MARINA DEL REY	CA	90292
278		4		1383135.89	9207.91	0.342650			100.000000	BOULDER	CO	80305
279		4		182051.33	6083.21	0.373784			100.000000	JUPITER	FL	33458
280		4		67609.33	4036.03	0.407514				SEATTLE	WA	98103
281		4		472493.22	9323.47	0.356398			100.000000	PALO ALTO	CA	94306
282		4		226645.23	7083.47	0.328108			100.000000	CHARLOTTE	NC	28270
283		4		30649.60	5003.21	0.222365				FAIRFAX	VA	22033
284		4		69788.05	4520.21	0.275903			100.000000	ARLINGTON	MA	02474
285		4		302354.55	4839.45	0.337461				PALO ALTO	CA	94306
286		4		137249.53	9510.08	0.352134			100.000000	GLEN ELLYN	IL	60137
287		4		90321.48	6606.76	0.306041			100.000000	SHORT HILLS	NJ	07078
288		4		112948.36	4222.35	0.277654				ARVADA	CO	80004
289		4		93845.87	4764.53	0.328588				SAN MATEO	CA	94402
290		4		56764.31	4558.19	0.206457				DENVER	CO	80218
291		4		3256341.40	7890.05	0.278282				BEVERLY HILLS	CA	90210
292		4		130179.22	4423.72	0.291846				SAN FRANCISCO	CA	94110
293		4		316837.05	6813.97	0.376248			100.000000	HERMOSA BEACH	CA	90254
294		4		543442.38	3523.02	0.410130				INDIANAPOLIS	IN	46256
295		4		237177.42	3473.66	0.308770				WINCHESTER	MA	01890
296		4		111122.04	7483.59	0.399125			95.626200	SEATTLE	WA	98199
297		4		63116.14	7417.34	0.368817			100.000000	LAUREL	MD	20723
298		4		245754.99	4738.29	0.299918			100.000000	ALEXANDRIA	VA	22307
299		4		764520.42	6830.15	0.263697			100.000000	WALNUT CREEK	CA	94596
300		4		38607.26	5227.83	0.416892				BOXFORD	MA	01921
301		4		18924.78	3481.26	0.333348				NEWTON	MA	02468
302		4		53415.83	5100.11	0.365163				CHESTNUT HILL	MA	02467
303		4		252329.81	4990.98	0.430084				CUPERTINO	CA	95014
304		4		72869.93	2816.73	0.379643			100.000000	WASHINGTON	DC	20007
305		4		351252.32	5865.78	0.356402				WESTON	MA	02493
306		4		294040.55	5185.84	0.276578				MILL VALLEY	CA	94941
307		4		455481.36	7492.01	0.278963				HILLSBOROUGH	CA	94010
308		4		93571.68	6475.80	0.101716				BETHESDA	MD	20816
309		4		2364670.91	8343.91	0.194463			100.000000	LOS GATOS	CA	95030
310		4		248084.58	4528.78	0.399214			100.000000	WEYMOUTH	MA	02191
311		4		4962729.02	6077.73	0.355808				HERMOSA BEACH	CA	90254
312		4		670243.58	3586.79	0.218485				HINGHAM	MA	02043
313		4		29748.85	6229.59	0.408953				CARLSBAD	CA	92011
314		4		89377.94	7325.00	0.372414				ANNAPOLIS	MD	21403
315		4		980207.15	6275.76	0.369837				MILL VALLEY	CA	94941
316		4		196158.86	4586.32	0.120469				DALLAS	TX	75205
317		4		564649.54	4436.17	0.155522				HIGLAND PARK	TX	75205
318		4		50102.96	4503.50	0.148130				GIG HARBOR	WA	98332
319		4		35020.94	4876.76	0.271875				MENLO PARK	CA	94025
320		4		267001.74	3567.75	0.268535				SAN JOSE	CA	95125
321		4		430298.66	6242.54	0.440650			100.000000	ATLANTA	GA	30328
322		4		557639.01	6355.02	0.193171				OLYMPIA	WA	98502
323		4		136100.18	11744.29	0.390890				GAINESVILLE	GA	30501
324		4		28983.29	3775.69	0.330717				ASHLAND	MA	01721
325		4		463137.82	7373.44	0.330974				LAS VEGAS	NV	89135
326		4		97673.52	6759.77	0.421766			100.000000	HERMOSA BEACH	CA	90254
327		4		63591.32	6212.95	0.338734				CHESTERFIELD	MO	63005
328		4		28292.85	4062.36	0.109808				ATLANTA	GA	30342
329		4		182890.30	7796.50	0.425858			100.000000	OAKTON	VA	22124
330		4		131615.12	4374.05	0.435236			100.000000	CHICAGO	IL	60654
331		4		144012.24	8897.15	0.206876				BURLINGAME	CA	94010
332		4		33398.33	5638.12	0.200643				HIGHLAND PARK	IL	60035
333		4		200657.15	4553.34	0.115299				ALEXANDRIA	VA	22308
334		4		67270.91	5229.01	0.203258				BOULDER	CO	80304
335		4		266269.89	5318.39	0.268610				NEWTON	MA	02468
336		4		39807.73	34918.25	0.405522				CHICAGO	IL	60654
337		4		620503.80	12542.11	0.358346			50.990400	PLEASANTON	CA	94566
338		4		323251.33	4941.51	0.229744				MIDDLETON	WI	53562
339		4		180120.07	5376.65	0.146388				COS COB	CT	06807
340		4		856483.46	5422.29	0.193267				MESA	AZ	85213
341		4		968304.86	6200.42	0.442850				SAN JUAN CAPISTRANO	CA	92675
342		4		492585.59	18198.67	0.258251			100.000000	WINTER PARK	FL	32789
343		4		1909706.32	7387.02	0.353553				SAN DIEGO	CA	92103
344		4		193594.45	2781.00	0.388981				SAN LUIS OBISPO	CA	93401
345		4		129955.09	5848.34	0.234310				DALLAS	TX	75205
346		4		8886221.43	30528.49	0.113530			100.000000	HILLSBOROUGH	CA	94010
347		4		594381.94	6465.98	0.330178			100.000000	ATLANTA	GA	30309
348		4		264353.23	6159.60	0.339632			100.000000	BONITA SPRINGS	FL	34134
349		4		271333.48	14589.23	0.358914			100.000000	SANDY	UT	84092
350		4		340419.59	4163.59	0.383936				LA JOLLA	CA	92037
351		4		140837.55	5074.95	0.338330				SOLANA BEACH	CA	92075
352		4		124199.14	8564.57	0.424290			100.000000	CHICAGO	IL	60657
353		4		607517.16	19022.53	0.236546				MADISON	WI	53704
354		4		730871.77	8225.62	0.341879				NEWPORT BEACH	CA	92663
355		4		54014.70	5818.75	0.279300			62.723000	CHICAGO	IL	60618
356		4		321429.47	5772.09	0.361917				SAN DIEGO	CA	92128
357		4		50097.90	4932.02	0.282567				FRANKLIN	MA	02038
358		4		50443.84	6511.59	0.317491				SEATTLE	WA	98115
359		4		345188.08	7105.89	0.328560				MENLO PARK	CA	94025
360		4		35098.36	5622.65	0.191956				RESCUE	CA	95672
361		4		67438.21	4168.50	0.375388				BETHESDA	MD	20817
362		4		654613.55	3291.93	0.307291				CARMEL	CA	93923
363		4		369127.57	4759.16	0.157828			100.000000	VIENNA	VA	22180
364		4		205016.41	5320.23	0.292966				WESTMINSTER	CO	80234
365		4		143687.80	6044.16	0.326432			100.000000	HOUSTON	TX	77005
366		4		395964.81	6697.68	0.331892				MENLO PARK	CA	94025
367		4		246486.18	7380.16	0.309003				GREENWICH	CT	06830
368		4		31384.75	5291.62	0.324540				SPRING	TX	77379
369		4		171890.79	6223.15	0.259298				HINGHAM	MA	02043
370		4		277421.13	5494.51	0.389569				ATLANTA	GA	30327
371		4		133461.61	7820.13	0.341252				RANCHO SANTA FE	CA	92067
372		4		50792.04	8613.44	0.429639				POTOMAC	MD	20854
373		4		386359.30	5910.19	0.214890				MANHATTAN BEACH	CA	90266
374		4		294192.22	8575.25	0.265931				WELLESLEY	MA	02482
375		4		388998.50	12321.40	0.192504				TUSTIN	CA	92782
376		4		48474.47	6005.13	0.389201			24.237200	LAGUNA NIGUEL	CA	92677
377		4		757980.33	14073.78	0.201668				HOUSTON	TX	77027
378		4		501212.12	11078.33	0.448810				LOS ANGELES	CA	90292
379		4		154296.07	9902.08	0.195748				LYNNFIELD	MA	01940
380		4		348616.08	6413.50	0.438345				COLUMBIA	SC	29206
381		4		63389.56	6508.33	0.308134				CUPERTINO	CA	95014
382		4		204371.48	5640.27	0.192446				BETHESDA	MD	20817
383		4		129614.02	4607.91	0.298891				DANVILLE	CA	94506
384		4		262218.51	5630.28	0.277395				MANHATTAN BEACH	CA	90266
385		4		227545.52	6204.82	0.347648				SAN CARLOS	CA	94070
386		4		165848.09	3188.13	0.295517				CORONADO	CA	92118
387		4		193472.01	5663.02	0.339781			100.000000	SAN ANTONIO	TX	78209
388		4		135582.95	6606.21	0.308615			100.000000	ELLICOTT CITY	MD	21042
389		4		1724359.77	18609.19	0.269975				CATAULA	GA	31804
390		4		237330.41	5623.46	0.357875			100.000000	CHICAGO	IL	60618
391		4		783250.02	11409.70	0.355359				BALTIMORE	MD	21210
392		4		180268.04	9079.17	0.415465				ENCINO	CA	91436
393		4		282603.33	5942.36	0.316926				NEW YORK	NY	10016
394		4		98651.69	4826.53	0.350844				BELMONT	CA	94002
395		4		66086.03	5836.22	0.269969				SEATTLE	WA	98177
396		4		101811.45	6483.24	0.386865				DEL MAR	CA	92014
397		4		166874.11	3813.77	0.275308				CORONADO	CA	92118
398		4		220838.29	5711.56	0.300367				LA JOLLA	CA	92037
399		4		584626.00	11590.72	0.426609				ENCINITAS	CA	92024
400		4		324597.48	6002.57	0.179504				BOURBONNAIS	IL	60914
401		4		301809.62	4579.21	0.314003			100.000000	OAKLAND	CA	94611
402		4		82368.71	5024.78	0.305347			100.000000	WELLESLEY	MA	02482
403		4		587598.06	5177.60	0.170647			100.000000	WASHINGTON	DC	20015
404		4		208980.34	5353.09	0.440966			100.000000	DUBLIN	CA	94568
405		4		50643.61	5739.99	0.221942				SAN MATEO	CA	94402
406		4		175874.66	9413.24	0.337257			100.000000	SANIBEL	FL	33957
407		4		714584.09	17012.52	0.369899			100.000000	KENSINGTON	CA	94708
408		4		254798.31	5982.98	0.240706			100.000000	ROSWELL	GA	30075
409		4		230890.30	15753.94	0.389664				CORONA	CA	92883
410		4		298604.45	4281.97	0.260978				LIVERMORE	CA	94550
411		4		45832.81	6809.26	0.258958				LOOMIS	CA	95650
412		4		38380.40	5546.11	0.353986				PLEASANTON	CA	94588
413		4		146735.65	8575.45	0.401882			100.000000	ALAMEDA	CA	94502
414		4		132597.32	6849.54	0.284166			100.000000	LAFAYETTE	CA	94549
415		4		93307.17	6572.34	0.404351			79.863300	TIBURON	CA	94920
416		4		117490.22	5642.49	0.343071				REDWOOD CITY	CA	94062
417		4		990433.84	5939.94	0.424009			100.000000	SAN DIEGO	CA	92122
418		4		513055.04	9120.43	0.297448				LOS ALTOS	CA	94022
419		4		854685.20	3314.82	0.415834				BAINBRIDGE ISLAND	WA	98110
420		4		55467.20	4287.20	0.357555			100.000000	SAN FRANCISCO	CA	94116
421		4		156612.42	5821.28	0.303719			100.000000	SAVANNAH	GA	31410
422		4		42535.36	7874.65	0.385396				WASHINGTON	DC	20015
423		4		174921.12	4808.91	0.336164				LOS ANGELES	CA	90034
424		4		1274176.37	8042.53	0.062160			100.000000	ATLANTA	GA	30305
425		4		109447.47	8061.37	0.374512				ASHBURN	VA	20147
426		4		29309.58	5750.37	0.247690				FAIRFAX	VA	22033
427		4		266127.60	7235.48	0.433071				DUXBURY	MA	02332
428		4		277070.57	11172.18	0.438446			100.000000	PHOENIX	AZ	95048
429		4		553215.88	4157.66	0.446757				ZIONSVILLE	IN	46077
430		4		125848.17	4157.43	0.310256			100.000000	LUCAS	TX	75002
431		4		208774.69	6414.03	0.130775			100.000000	GRANITE BAY	CA	95746
432		4		316940.45	13402.05	0.337306			100.000000	SAN RAFAEL	CA	94903
433		4		336854.03	5003.39	0.205247				UNIVERSITY PARK	TX	75205
434		4		569185.11	3931.21	0.178313			0.000000	SPRING	TX	77386
435		4		483404.77	5028.25	0.241356				LIBERTYVILLE	IL	60048
436		4		130863.22	5429.55	0.361970				DALLAS	TX	75225
437		4		60568.95	4926.36	0.241942				GLEN ELLYN	IL	60137
438		4		161592.04	3909.88	0.443778				PASADENA	CA	91107
439		4		280548.97	13332.76	0.251532				LOS ANGELES	CA	90020
440		4		312611.06	5266.20	0.430475				LA JOLLA	CA	92037
441		4		482828.88	5117.41	0.228286			100.000000	SAN MATEO	CA	94403
442		4		315081.74	6970.42	0.151688				IRVINE	CA	92602
443		4		54358.92	7743.98	0.306183			100.000000	MOUNTAIN BROOK	AL	35223
444		4		142846.31	5745.31	0.346930				SAN ANSELMO	CA	94960
445		4		315717.32	2977.60	0.251389				GILBERT	AZ	85298
446		4		128100.84	5529.73	0.348926				FAIRFAX	VA	22031
447		4		70065.01	6497.09	0.294208			100.000000	BELLAIRE	TX	77401
448		4		659011.79	8238.48	0.358370				CORAL GABLES	FL	33156
449		4		235313.20	5647.05	0.432740				SAN RAFAEL	CA	94901
450		4		68262.93	7997.06	0.228015			100.000000	BOULDER	CO	80302
451		4		320718.90	6669.86	0.366847				SAN FRANCISCO	CA	94114
452		4		32875.70	4185.08	0.227458				KIRKLAND	WA	98034
453		4		252070.27	6326.65	0.399578			100.000000	PORTLAND	OR	97229
454		4		100000.00	5093.51	0.410929				KESWICK	VA	22947
455		4		107239.36	4343.57	0.186229				CARMEL	CA	93923
456		4		232707.70	8243.70	0.264433			100.000000	CARLSBAD	CA	92009
457		4		87744.61	5639.05	0.286594				SAN RAMON	CA	94582
458		4		88020.84	5189.25	0.246140			100.000000	AUSTIN	TX	78731
459		4		616432.61	8153.27	0.269999				NEW YORK	NY	10014
460		4		182489.74	8597.51	0.119266				PHILADELPHIA	PA	19103
461		4		72751.20	4379.41	0.335891				LAKE OSWEGO	OR	97034
462		4		683549.77	11189.25	0.335681				STONINGTON	CT	06378
463		4		196354.64	7385.68	0.262393			100.000000	LA GRANGE	IL	60525
464		4		73839.81	6494.14	0.362463			100.000000	WALNUT CREEK	CA	94598
465		4		289168.95	4817.32	0.289039				SAN CARLOS	CA	94070
466		4		85145.63	8316.88	0.396418			100.000000	YOUNTVILLE	CA	94599
467		4		43822.29	5550.32	0.183524				EL SEGUNDO	CA	90245
468		4		353300.31	11453.43	0.277200			100.000000	ALPHARETTA	GA	30004
469		4		142649.80	4087.42	0.215439			100.000000	IRMO	SC	29063
470		4		856379.85	6652.46	0.382910			100.000000	SAN MATEO	CA	94403
471		4		1145548.98	9604.20	0.369910			100.000000	SAN JOSE	CA	95120
472		4		48584.14	5447.93	0.408108				DALLAS	TX	75205
473		4		80555.71	7629.79	0.403735			100.000000	GLENVIEW	IL	60025
474		4		4251139.78	13819.94	0.269216			100.000000	MENLO PARK	CA	94025
475		4		56300.18	3819.85	0.410974			100.000000	LAGRANGE	IL	60525
476		4		185518.50	5228.08	0.161610			100.000000	WALNUT CREEK	CA	94598
477		4		979801.94	6597.12	0.319740				MANHATTAN BEACH	CA	90266
478		4		488525.31	6282.07	0.372646			100.000000	PIEDMONT	CA	94611
479		4		88615.24	6265.46	0.154184				BETHESDA	MD	20817
480		4		763743.40	4912.41	0.115723				BEND	OR	97701
481		4		151139.95	7113.25	0.160522				LIBERTYVILLE	IL	60048
482		4		356679.09	12827.55	0.399841			100.000000	DENVER	CO	80206
483		4		339108.53	4658.79	0.296423			100.000000	SANTA CLARA	CA	95054
484		4		167758.48	8956.20	0.311158				UNIVERSITY PARK	TX	75205
485		4		239681.78	5675.25	0.289646				REDWOOD CITY	CA	94062
486		4		161618.95	6853.35	0.444542				THE WOODLANDS	TX	77389
487		4		89708.66	7552.56	0.437449				BROOKLYN	NY	11209
488		4		107747.61	7692.79	0.334446				SWAMPSCOTT	MA	01907
489		4		189759.85	5406.84	0.297624			100.000000	PORTLAND	OR	97212
490		4		70554.73	5047.80	0.294843			48.662200	GILBERT	AZ	85298
491		4		557573.03	7711.36	0.314192			100.000000	SAN JOSE	CA	95125
492		4		169693.01	5667.70	0.259741			88.346500	CHICAGO	IL	60616
493		4		190241.84	10479.33	0.274215			100.000000	COTO DE CAZA	CA	92679
494		4		407298.49	3529.19	0.124609				NEW YORK	NY	10023
495		4		157177.51	3942.10	0.297682			100.000000	DENVER	CO	80206
496		4		295646.20	4359.34	0.274473				FREMONT	CA	94539
497		4		381077.39	6990.56	0.417720			100.000000	AUSTIN	TX	78732
498		4		23678.90	3938.60	0.248754				THOUSAND OAKS	CA	91362
499		4		221675.37	6640.10	0.245176			100.000000	LAFAYETTE	CA	94549
500		4		725545.49	13677.90	0.172608			100.000000	EAGLE	CO	81631
501		4		654817.78	10353.43	0.254307			100.000000	LOS ANGELES	CA	90077
502		4		690614.48	3716.79	0.405468				CHELAN	WA	98816
503		4		55858.16	4926.66	0.256278				DANVILLE	CA	94506
504		4		102894.70	9254.37	0.208207			47.186500	DENVER	CO	80218
505		4		364204.35	6121.62	0.435469			100.000000	DANVILLE	CA	94526
506		4		475236.24	9673.08	0.394696			100.000000	LOS GATOS	CA	95030
507		4		2027444.53	14468.64	0.512777			100.000000	AUSTIN	TX	78701
508		4		157177.66	5464.69	0.468402			100.000000	GRANITA BAY	CA	95746
509		4		205925.44	7377.80	0.325252			51.924200	MORGAN HILL	CA	95037
510		4		4353312.20	6453.93	0.447528			100.000000	NEWCASTLE	WA	98059
511		4		77281.73	8780.60	0.351224				COPPELL	TX	75019
512		4		1538503.96	9951.62	0.252662			100.000000	BRENTWOOD	TN	37027
513		4		159804.81	4980.61	0.216495			100.000000	DUNWOODY	GA	30338
514		4		554967.04	6028.59	0.280529			100.000000	MONTEREY	CA	93940
515		4		475278.16	10495.48	0.060302			100.000000	COHASSET	MA	02025
516		4		233136.34	12198.13	0.321671			100.000000	ROCKLIN	CA	95765
517		4		241788.50	4003.37	0.355855			100.000000	SEATTLE	WA	98117
518		4		67195.50	4110.75	0.204286				REDWOOD CITY	CA	94061
519		4		301913.01	4521.28	0.272673			100.000000	SAN RAMON	CA	94582
520		4		719859.69	7777.00	0.345372			100.000000	CARMEL	CA	93923
521		4		262199.00	5880.56	0.203058			100.000000	FAIR OAKS	CA	95628
522		4		119485.02	4812.72	0.381644				DENVER	CO	80220
523		4		70239.09	4398.32	0.285332				DANVILLE	CA	94506
524		4		348813.87	5219.61	0.340622				SAN RAFAEL	CA	94901
525		4		146120.63	5752.32	0.420142				DANVILLE	CA	94526
526		4		94786.30	5009.41	0.289701			100.000000	DALLAS	TX	75214
527		4		166941.91	5327.65	0.264927			100.000000	SAN CARLOS	CA	94070
528		4		178434.05	7705.47	0.419201				CAMPBELL	CA	95008
529		4		60703.22	5636.71	0.261461			100.000000	ARLINGTON	VA	22207
530		4		210649.11	5940.57	0.259225			100.000000	PLANO	TX	75093
531		4		216038.01	6080.00	0.431349				ATLANTA	GA	30305
532		4		917819.13	9628.15	0.424274			100.000000	SEATTLE	WA	98199
533		4		94606.45	4153.36	0.316455				MORAGA	CA	94556
534		4		305386.06	5071.35	0.281142			100.000000	SAN JUAN CAPISTRANO	CA	92675
535		4		157552.20	5346.80	0.210769				GRANITE BAY	CA	95746
536		4		210292.12	9120.78	0.434323			100.000000	ALTADENA	CA	91001
537		4		122221.85	6373.04	0.393108			100.000000	SAN DIEGO	CA	92130
538		4		88374.25	5038.03	0.310033			100.000000	SEATTLE	WA	98144
539		4		328319.34	7233.92	0.407694			100.000000	WINDERMERE	FL	34786
540		4		140661.44	7103.00	0.364879			100.000000	MANHATTAN BEACH	CA	90266
541		4		158720.53	4960.51	0.383433				MESA	AZ	85203
542		4		105570.15	8914.42	0.297120				NEW YORK	NY	10028
543		4		339472.88	4867.42	0.383186			100.000000	CHANDLER	AZ	85226
544		4		77399.06	4168.38	0.189653			100.000000	ROSEVILLE	CA	95747
545		4		46739.33	7216.15	0.432969			1.953400	COOPER CITY	FL	33024
546		4		1054269.26	6382.79	0.247302				CLIFTON	VA	20124
547		4		1076005.13	5172.11	0.424997				CARLSBAD	CA	92009
548		4		36166.53	5184.76	0.252915			100.000000	SAN JOSE	CA	95120
549		4		368798.42	4245.51	0.322654			100.000000	BURLINGAME	CA	94010
550		4		81268.24	3543.85	0.279232			100.000000	DENVER	CO	80210
551		4		271045.04	6856.84	0.310628			100.000000	TUSTIN	CA	92782
552		4		416625.99	6867.04	0.324376				NORFOLK	MA	02056
553		4		119628.09	7952.56	0.392274			100.000000	WAYNE	PA	19087
554		4		50964.95	3407.52	0.236633			100.000000	DALLAS	TX	75214
555		4		163506.23	7254.51	0.404202			100.000000	WOODLAND HILLS	CA	91364
556		4		175232.17	9169.95	0.366798			100.000000	SAN FRANCISCO	CA	94115
557		4		222015.18	8202.10	0.301733			100.000000	SAN MATEO	CA	94403
558		4		1528849.98	8459.61	0.267008			100.000000	SCOTTSDALE	AZ	85255
559		4		77513.48	5764.27	0.316274			75.012600	AGOURA HILLS	CA	91301
560		4		196714.17	7993.12	0.392140			75.068400	OAKLAND	CA	94602
561		4		160619.14	7980.86	0.407349			100.000000	ROCKLIN	CA	95677
562		4		208921.51	10400.72	0.416029			100.000000	LOS GATOS	CA	95030
563		4		271368.02	9674.74	0.452006			100.000000	LOS ANGELES	CA	90049
564		4		75492.04	13112.76	0.246634			100.000000	REDWOOD CITY	CA	94061
565		4		234277.50	6424.39	0.329456				BONSALL	CA	92003
566		4		81385.70	8095.35	0.311515				LOS ANGELES	CA	90049
567		4		1542138.64	11130.53	0.358299				IVINS	UT	84738
568		4		40427.16	6001.25	0.081579				LA MESA	CA	91941
569		4		500794.88	7202.99	0.113438				HIGHLAND PARK	TX	75205
570		4		925084.54	6546.45	0.393535			100.000000	WOODSIDE	CA	94062
571		4		123354.32	9095.68	0.253847			100.000000	SAN FRANCISCO	CA	94118
572		4		1056290.81	17141.77	0.331605			100.000000	TACOMA	WA	98407
573		4		211097.07	8003.51	0.420263			100.000000	JOHNS CREEK	GA	30022
574		4		341386.28	4243.23	0.203134			100.000000	EDMONDS	WA	98026
575		4		558279.54	5569.69	0.243927			100.000000	DALLAS	TX	75205
576		4		331592.90	14111.57	0.261275			100.000000	SARATOGA	CA	95070
577		4		365873.25	5366.45	0.168009				TUCSON	AZ	85750
578		4		34371.32	5116.70	0.302857			100.000000	SANTA ANA	CA	92705
579		4		128627.70	4677.05	0.173854				HIGHLANDS RANCH	CO	80126
580		4		53824.36	10969.42	0.289246				DANVILLE	CA	94526
581		4		785246.73	5465.64	0.382497			100.000000	NEWPORT BEACH	CA	92660
582		4		153667.27	9177.08	0.438261			100.000000	FAYETTEVILLE	GA	30215
583		4		75561.61	5111.70	0.384021				CAYUCOS	CA	93430
584		4		240474.04	3406.99	0.347416			100.000000	SEATTLE	WA	98133
585		4		358459.01	7608.15	0.329741				ENCINITAS	CA	92024
586		4		346768.06	6266.06	0.362877			100.000000	SAN JOSE	CA	95120
587		4		57068.34	10140.41	0.334161				WESTERN SPRINGS	IL	60558
588		4		351464.86	5804.54	0.287235				DEERFIELD	IL	60015
589		4		453234.76	5318.77	0.310348				BRIGANTINE	NJ	08203
590		4		75996.11	4873.38	0.389855				TRUCKEE	CA	96161
591		4		1075443.34	5018.01	0.359931				SAN FRANCISCO	CA	94122
592		4		171783.14	6833.89	0.169086				LOS ANGELES	CA	90048
593		4		129502.76	5723.18	0.226055			100.000000	ALISO VIEJO	CA	92656
594		4		3225259.94	6085.83	0.407554				MANHATTAN BEACH	CA	90266
595		4		199140.82	4893.77	0.216744				SAN FRANCISCO	CA	94107
596		4		226210.79	5532.75	0.382866			100.000000	SAN DIEGO	CA	92131
597		4		357917.23	6972.76	0.137441				RANCHO SANTA FE	CA	92067
598		4		1861835.35	17327.29	0.415660			100.000000	AUSTIN	TX	78703
599		4		117933.25	6106.59	0.215553				TRABUCO CANYON	CA	92679
600		4		154966.86	7472.29	0.179335			100.000000	RICHMOND	TX	77406
601		4		36153.65	4850.59	0.398889				ALAMEDA	CA	94501
602		4		1084122.62	12374.50	0.442181				DANVILLE	CA	94506
603		4		224704.65	4601.58	0.267061				REDONDO BEACH	CA	90277

	123	124	125	126	127	128	129	130	131	132
	Property Type	Occupancy	Sales Price	Original Appraised Property Value	Original Property Valuation Type	Original Property Valuation Date	Original Automated Valuation Model (AVM) Model Name	Original AVM Confidence Score	Most Recent Property Value2	Most Recent Property Valuation Type
1	1	1		775000.00	3	20121203
2	1	1	1200000.00	1200000.00	3	20130122
3	7	1		1425000.00	3	20130313
4	1	1		1295000.00	3	20130318
5	12	1		1600000.00	3	20130314
6	7	1		1400000.00	3	20130128
7	1	1		800000.00	3	20130125
8	3	1	1350000.00	1350000.00	3	20130121
9	7	1		590000.00	3	20121203
10	7	1	693269.00	695000.00	3	20130201
11	3	1		1000000.00	3	20130211
12	7	1	675000.00	685000.00	3	20130221
13	1	1		1015000.00	3	20130207
14	1	2	1315000.00	1315000.00	3	20130202
15	1	1		1200000.00	3	20130220
16	1	1		1190000.00	3	20130130
17	7	1		875000.00	3	20130228
18	7	1		1370000.00	3	20130223
19	1	1	560000.00	574000.00	3	20130314
20	1	1		1495000.00	3	20130323
21	1	1		1250000.00	3	20130318
22	1	1	1029000.00	1030000.00	3	20130301
23	1	1	1380000.00	1380000.00	3	20130311
24	1	2	805600.00	810000.00	3	20130314
25	7	1	894500.00	940000.00	3	20130314
26	7	1	1475000.00	1475000.00	3	20130326
27	1	1	1270000.00	1270000.00	3	20130322
28	7	1		1065000.00	3	20121228
29	7	1		1250000.00	3	20130308
30	13	1		2050000.00	3	20121116
31	1	1		1000000.00	3	20121203
32	7	1		830000.00	3	20121127
33	7	1	1725000.00	1728000.00	3	20121121
34	1	1		1399500.00	98	20121120
35	1	1		1200000.00	3	20121218
36	1	1		1300000.00	3	20121113
37	1	1		1253000.00	3	20130121
38	1	1		1900000.00	3	20130130
39	7	1		1305000.00	3	20130202
40	1	1		680000.00	3	20121212
41	13	3		850000.00	3	20130121
42	1	1		1725000.00	3	20130307
43	15	1		2150000.00	3	20130220
44	1	1		1100000.00	3	20130309
45	1	1		985000.00	3	20121125
46	3	1		905000.00	3	20130103
47	1	1		1300000.00	3	20121129
48	1	1		2120000.00	3	20130116
49	1	1		750000.00	3	20130305
50	1	1		810000.00	3	20121229
51	1	1		3280000.00	3	20130103
52	1	1		765000.00	3	20121101
53	7	1		885000.00	3	20121018
54	1	1		1220000.00	3	20121211
55	1	1		900000.00	3	20121223
56	4	1		2380000.00	3	20130118
57	1	1		1377000.00	3	20121130
58	7	1		2180000.00	3	20130219
59	1	1		890000.00	3	20121217
60	1	1		2000000.00	3	20130306
61	1	1		2000000.00	3	20130207
62	1	1		780000.00	3	20130125
63	1	1		1000000.00	3	20130125
64	7	1	995000.00	1000000.00	3	20130126
65	7	1		1380000.00	3	20130123
66	1	1	1610000.00	1610000.00	3	20130213
67	1	1		1300000.00	3	20130118
68	1	1		2000000.00	3	20130105
69	1	1		2300000.00	98	20130201
70	1	1		800000.00	3	20130125
71	7	1	1050000.00	1050000.00	3	20130121
72	1	1		1300000.00	3	20130125
73	1	1	629250.00	630000.00	3	20130128
74	1	1		820000.00	3	20130304
75	1	1		725000.00	3	20121206
76	7	1		950000.00	3	20130110
77	7	1		1235000.00	3	20130322
78	1	1		913000.00	3	20130212
79	1	1		1375000.00	3	20130221
80	7	1		960000.00	3	20130130
81	1	1		1395000.00	3	20130412
82	7	1		2800000.00	3	20130130
83	7	1		1350000.00	3	20130208
84	1	1	825000.00	825000.00	3	20130201
85	7	1		1175000.00	3	20130206
86	1	1		1570000.00	3	20130129
87	7	1		1190000.00	3	20130212
88	1	2		1700000.00	3	20130213
89	1	1		850000.00	3	20130312
90	1	1	1249000.00	1250000.00	3	20130207
91	1	1		929000.00	3	20130201
92	1	1		905000.00	3	20130204
93	1	1		900000.00	3	20130209
94	1	1	945000.00	1050000.00	3	20130129
95	1	1		1160000.00	3	20130218
96	1	1		995000.00	3	20130203
97	1	1		850000.00	98	20130311
98	1	1		655000.00	3	20130208
99	1	1		1190000.00	3	20130208
100	1	1	1200000.00	1300000.00	3	20130212
101	1	1		2280000.00	3	20130201
102	1	2	1600000.00	1750000.00	3	20130211
103	1	1		2100000.00	3	20121220
104	1	1	1498850.00	1435000.00	3	20130123
105	1	1		914000.00	3	20130125
106	12	1	1080000.00	1110000.00	3	20130209
107	1	1		800000.00	3	20130114
108	1	1		1125000.00	3	20130218
109	7	1		750000.00	3	20130116
110	1	1		920000.00	3	20130315
111	7	1	662000.00	675000.00	3	20130327
112	1	1		1775000.00	3	20130226
113	1	1		1200000.00	3	20130208
114	1	1	2825000.00	2900000.00	3	20130219
115	1	1		1200000.00	3	20130203
116	1	1		1275000.00	98	20130321
117	7	1		906000.00	3	20130213
118	1	2	733000.00	745000.00	3	20130209
119	1	1		950000.00	3	20130204
120	7	1	940229.00	940000.00	3	20130122
121	7	1		840000.00	3	20130213
122	7	1	889899.00	900000.00	3	20130130
123	1	1		1785000.00	3	20130201
124	1	1		920000.00	3	20130206
125	12	1		1415000.00	3	20130212
126	3	1		1400000.00	3	20130215
127	1	1		1100000.00	3	20130214
128	1	1		3550000.00	3	20130205
129	2	1		954000.00	3	20130220
130	7	1		925000.00	3	20130215
131	1	1		1115000.00	3	20130314
132	1	1		1150000.00	3	20130116
133	1	1		1000000.00	3	20130211
134	1	1		810000.00	3	20130212
135	7	1		1140000.00	3	20130208
136	1	1		1150000.00	3	20130314
137	1	2		3100000.00	3	20130212
138	6	1		1840000.00	3	20130212
139	3	1		1360000.00	3	20130306
140	1	1		835000.00	3	20130222
141	1	1	718000.00	635000.00	3	20130113
142	1	1		1400000.00	3	20130307
143	1	1		830000.00	3	20130212
144	1	1		1405000.00	3	20130304
145	1	1		1325000.00	3	20130123
146	1	1		1250000.00	3	20130119
147	7	1		2525000.00	3	20130201
148	1	1		1100000.00	3	20130219
149	1	1		845000.00	3	20130222
150	1	1	1000000.00	1090000.00	3	20130225
151	1	1		1250000.00	3	20130222
152	7	1		3350000.00	3	20130221
153	7	1		933000.00	3	20130226
154	7	1	1004000.00	1020000.00	3	20130205
155	1	1	1903000.00	2000000.00	3	20130222
156	1	1		1225000.00	3	20130226
157	1	1		655000.00	3	20130220
158	1	1		835000.00	3	20121207
159	1	1		2100000.00	3	20130219
160	7	1		1785000.00	3	20130215
161	1	1		1800000.00	3	20130124
162	1	1		680000.00	3	20130118
163	1	1		750000.00	3	20130217
164	1	1		2800000.00	3	20130213
165	1	1		2425000.00	3	20130213
166	7	1	752000.00	758000.00	3	20130220
167	1	1		2150000.00	3	20130122
168	1	1		2600000.00	3	20130318
169	1	1		1800000.00	3	20130301
170	1	1		1350000.00	3	20130205
171	1	1		860000.00	3	20130225
172	1	1		1500000.00	3	20130301
173	1	1		999000.00	3	20130304
174	12	1	942000.00	950000.00	3	20130215
175	1	1	1210000.00	1210000.00	3	20130214
176	1	1	961000.00	970000.00	3	20130223
177	1	1		2800000.00	3	20130225
178	7	1		1625000.00	3	20130311
179	7	1		1325000.00	3	20130227
180	7	1		965000.00	3	20130221
181	1	1		940000.00	3	20130228
182	1	1		1462400.00	3	20130215
183	1	1		1150000.00	3	20130314
184	7	1		592000.00	3	20130219
185	7	1		925000.00	3	20130215
186	7	1		675000.00	3	20130218
187	7	1		894050.00	3	20130303
188	7	2	626000.00	625000.00	3	20130307
189	1	1		1400000.00	3	20130223
190	1	1	1180000.00	1180000.00	3	20130220
191	1	1		1100000.00	3	20130305
192	1	1	795000.00	795000.00	3	20130218
193	1	1	1025000.00	1025000.00	3	20130227
194	1	1	730000.00	735000.00	3	20130225
195	7	1	922345.00	923000.00	3	20130204
196	1	1		885000.00	3	20130222
197	1	1		1070000.00	3	20130308
198	1	1		850000.00	3	20130303
199	7	1	825000.00	825000.00	3	20130302
200	1	1	715000.00	715000.00	3	20130221
201	1	1		1645000.00	3	20130225
202	1	1		1125000.00	3	20130309
203	1	1		2250000.00	3	20130311
204	1	1		750000.00	3	20130221
205	1	1	718000.00	720000.00	3	20130221
206	1	1		1150000.00	3	20130309
207	12	1	2000000.00	2025000.00	3	20130218
208	7	1	770000.00	770000.00	3	20130220
209	7	1		832000.00	3	20130221
210	1	2	740000.00	740000.00	3	20130308
211	7	1		975000.00	3	20130306
212	1	1		825000.00	3	20130222
213	4	1	1135000.00	1135000.00	3	20130222
214	7	1		1035000.00	3	20130222
215	4	1		975000.00	3	20130221
216	1	1		1025000.00	3	20130311
217	7	1		1600000.00	3	20130227
218	1	1		806000.00	3	20130304
219	1	1	635000.00	635000.00	3	20130225
220	7	1	723000.00	730000.00	3	20130222
221	1	1	1045000.00	1050000.00	3	20130211
222	7	1		940000.00	3	20130301
223	7	1		1100000.00	3	20130222
224	1	1		1300000.00	3	20130220
225	8	1		1440000.00	3	20130228
226	1	1	735000.00	745000.00	3	20130208
227	1	1	1260000.00	1260000.00	3	20130227
228	1	1		3350000.00	3	20130225
229	7	1	700610.00	695000.00	3	20130308
230	7	1	1590000.00	1590000.00	3	20130207
231	1	1		1100000.00	3	20130310
232	1	1	1150000.00	1150000.00	3	20130222
233	1	1	838000.00	850000.00	3	20130307
234	1	1	800000.00	800000.00	3	20130228
235	7	1		1000000.00	3	20130319
236	3	1	965000.00	970000.00	3	20130225
237	1	1		1550000.00	3	20130304
238	1	1		1015000.00	3	20130301
239	1	1		2400000.00	3	20130209
240	1	1		1010000.00	3	20130206
241	1	2	1200000.00	1200000.00	3	20130307
242	7	1	723000.00	755000.00	3	20130305
243	7	1	1525000.00	1500000.00	3	20130110
244	1	1	998000.00	1005000.00	3	20130225
245	1	1	850000.00	1045000.00	3	20121128
246	7	1		1887000.00	3	20130223
247	1	1		952000.00	3	20130304
248	1	1	1189950.00	1200000.00	3	20130301
249	7	1		900000.00	3	20130226
250	1	1		1461000.00	3	20130213
251	7	1	1090000.00	1000000.00	3	20130222
252	1	1		875000.00	3	20130214
253	1	1		975000.00	3	20130227
254	7	1	805000.00	835000.00	3	20130311
255	1	1	695000.00	695000.00	3	20130218
256	1	1	1035500.00	1124000.00	3	20130305
257	1	1	1750000.00	1785000.00	3	20130305
258	1	1	1125000.00	1189000.00	3	20130306
259	1	1	742000.00	745000.00	3	20130304
260	1	1		1315000.00	3	20130303
261	1	1		1630000.00	3	20121119
262	7	1		1075000.00	3	20130318
263	7	1		1150000.00	3	20130222
264	1	1		1240000.00	3	20130310
265	1	1	757500.00	760000.00	3	20130226
266	1	1		895000.00	3	20130202
267	7	1		1060000.00	3	20130220
268	1	1	1080000.00	1098000.00	3	20130215
269	7	1	1275000.00	1275000.00	3	20130228
270	7	1	851486.00	855000.00	3	20130226
271	7	1	960000.00	975000.00	3	20130227
272	1	1	639000.00	649000.00	3	20130115
273	1	1		1035000.00	3	20130228
274	1	1		1010000.00	3	20130312
275	7	1	662300.00	663000.00	3	20130222
276	3	1	1075000.00	1095000.00	3	20121214
277	3	1	1320900.00	1321000.00	3	20130304
278	7	1	1120000.00	1150000.00	3	20130226
279	7	1	611890.00	612000.00	3	20130209
280	1	1		640000.00	3	20130308
281	7	1	1490340.00	1492000.00	3	20130219
282	7	1	634000.00	645000.00	3	20130305
283	7	1		1100000.00	3	20130308
284	3	1	671300.00	675000.00	3	20130228
285	1	1		1825000.00	3	20130304
286	1	1	729000.00	774000.00	3	20130304
287	1	1	999000.00	999000.00	3	20130225
288	1	1		650000.00	3	20130314
289	1	1		1135000.00	3	20130205
290	1	1		777000.00	3	20130325
291	1	1		4000000.00	3	20130220
292	12	1		1000000.00	3	20130215
293	1	1	1260000.00	1410000.00	3	20130228
294	7	1		995000.00	3	20130220
295	1	1		700000.00	3	20130228
296	1	1	1495000.00	1495000.00	3	20130312
297	7	1	702695.00	702695.00	3	20130318
298	1	1	870000.00	875000.00	3	20130305
299	1	1	974500.00	975000.00	3	20130228
300	1	1		740000.00	3	20130116
301	1	1		655000.00	3	20130305
302	1	1		1375000.00	3	20130302
303	1	1		1400000.00	3	20130215
304	3	1	579500.00	581000.00	3	20130301
305	1	1		885000.00	3	20130115
306	1	1		1836000.00	3	20130228
307	1	1		2850000.00	3	20130221
308	1	1		1325000.00	3	20130308
309	1	1	2125000.00	2125000.00	3	20130222
310	1	1	725000.00	715000.00	3	20130311
311	1	1		2550000.00	3	20130226
312	1	1		860000.00	3	20130311
313	7	1		820000.00	3	20130309
314	1	1		1200000.00	3	20130216
315	1	1		1602000.00	3	20130306
316	1	1		993500.00	3	20130301
317	1	1		1300000.00	3	20130306
318	7	1		636000.00	3	20130219
319	1	1		1350000.00	3	20130305
320	1	1		939000.00	3	20130305
321	7	1	865000.00	870000.00	3	20130222
322	1	1		1700000.00	3	20130302
323	7	1		1300000.00	3	20130307
324	1	1		636000.00	3	20130226
325	7	1		920000.00	3	20130219
326	1	1	1150000.00	1165000.00	3	20130308
327	7	1		1170000.00	3	20130313
328	1	1		1086000.00	3	20130307
329	7	1	1216000.00	1220000.00	3	20130303
330	4	1	590000.00	590000.00	3	20130306
331	1	1		1480000.00	3	20130311
332	1	1		1000000.00	3	20130304
333	1	1		1300000.00	3	20130211
334	1	1		1625000.00	3	20130225
335	1	1		825000.00	3	20130308
336	3	1		800000.00	3	20130209
337	1	1	1000000.00	952000.00	3	20130301
338	1	1		846000.00	3	20130305
339	1	1		945000.00	3	20130309
340	7	1		715000.00	3	20130312
341	1	1		1200000.00	3	20130313
342	1	1	2100000.00	2200000.00	3	20130304
343	1	1		1400000.00	3	20130307
344	13	1		1400000.00	3	20121219
345	1	1		1100000.00	3	20130320
346	1	1	3235000.00	3235000.00	3	20130225
347	1	1	1717155.00	1700000.00	3	20130219
348	4	1	1100000.00	830000.00	3	20130301
349	7	1	1213814.00	1232000.00	3	20130226
350	1	1		2250000.00	3	20130223
351	1	1		1700000.00	3	20130318
352	1	1	963000.00	970000.00	3	20130301
353	1	1		1700000.00	3	20130319
354	1	1		1925000.00	3	20130307
355	1	1	1214000.00	1215000.00	3	20130319
356	7	1		1010000.00	3	20130227
357	1	1		685000.00	3	20130312
358	1	1		1175000.00	3	20130218
359	1	1		1750000.00	3	20130316
360	1	1		650000.00	3	20130121
361	1	1		900000.00	3	20130314
362	1	1		945000.00	3	20130316
363	1	1		820000.00	3	20130328
364	7	1		864500.00	3	20130321
365	1	1	1127000.00	1175000.00	3	20130307
366	1	1		1150000.00	3	20130318
367	1	1		1900000.00	3	20130307
368	7	1		675000.00	3	20130225
369	3	1		1000000.00	3	20130306
370	1	1		935000.00	3	20130312
371	7	1		1700000.00	98	20130306
372	7	1		1250000.00	3	20130313
373	1	1		1550000.00	3	20130222
374	1	1		3500000.00	3	20130308
375	7	1		3800000.00	98	20121221
376	1	1	1000000.00	1000000.00	3	20130225
377	6	1		1480000.00	3	20130318
378	4	1		1865000.00	3	20130227
379	1	1		1065000.00	3	20130311
380	1	1		1100000.00	3	20130313
381	1	1		1350000.00	3	20130308
382	1	1		1350000.00	3	20130310
383	7	1		1100000.00	3	20130308
384	1	1		1280000.00	3	20130326
385	1	1		1450000.00	3	20130305
386	1	1		1550000.00	3	20130306
387	1	1	800000.00	825000.00	3	20130320
388	7	1	736000.00	736000.00	3	20130308
389	1	1		1000000.00	3	20130301
390	1	1	906000.00	910000.00	3	20130326
391	1	1		1250000.00	3	20130316
392	1	1		1400000.00	3	20130222
393	4	1		1100000.00	3	20130222
394	1	1		1100000.00	3	20130307
395	7	1		1100000.00	3	20130312
396	1	1		2225000.00	3	20130331
397	1	1		3100000.00	3	20130311
398	1	2		1350000.00	3	20130306
399	3	2		1000000.00	3	20130215
400	1	1		1013000.00	3	20130211
401	1	1	880000.00	865000.00	3	20130309
402	1	1	1031500.00	1035000.00	3	20130215
403	1	1	910000.00	920000.00	3	20130305
404	7	1	943802.00	944000.00	3	20130222
405	1	1		1400000.00	3	20130225
406	1	1	1375000.00	1470000.00	3	20130309
407	1	1	1195000.00	1150000.00	3	20130311
408	7	1	660000.00	687000.00	3	20130311
409	7	1		775000.00	3	20130205
410	1	1		885000.00	3	20130302
411	7	1		1150000.00	3	20130306
412	7	1		1100000.00	3	20130312
413	1	1	922000.00	922000.00	3	20130311
414	1	1	1100000.00	1100000.00	3	20130308
415	1	1	1370000.00	1370000.00	3	20130305
416	1	1		1265000.00	3	20130305
417	1	1	915000.00	915000.00	3	20130306
418	1	1		2400000.00	3	20130327
419	7	1		1175000.00	3	20130314
420	1	1	900000.00	900000.00	3	20130316
421	7	1	950000.00	900000.00	3	20130308
422	1	1		1075000.00	3	20130305
423	1	1		1070000.00	3	20130225
424	1	1	1295000.00	1297000.00	3	20130301
425	7	1		970000.00	3	20130319
426	7	1		1050000.00	3	20130314
427	1	1		1093000.00	3	20130321
428	7	1	1220500.00	1221000.00	3	20130312
429	1	1		1000000.00	3	20130225
430	7	1	686000.00	689000.00	3	20130321
431	1	1	861000.00	861000.00	3	20130312
432	1	1	1306000.00	1306000.00	3	20130222
433	1	1		1083000.00	3	20130310
434	7	1	1150000.00	1150000.00	3	20130318
435	7	1		785000.00	3	20130311
436	1	1		899000.00	3	20130323
437	1	1		920000.00	3	20130313
438	7	1		1640000.00	3	20130313
439	1	1		2600000.00	3	20130301
440	1	1		1392000.00	3	20130207
441	1	1	1125000.00	1125000.00	3	20130313
442	7	1		980000.00	3	20130315
443	1	1	650000.00	660000.00	3	20130219
444	1	1		1352000.00	3	20130305
445	7	1		678000.00	3	20130228
446	7	1		867000.00	3	20130305
447	1	1	915000.00	915000.00	3	20130301
448	7	1		1700000.00	98	20130320
449	1	1		800000.00	3	20130225
450	1	1	1400000.00	1435000.00	3	20130321
451	1	1		1725000.00	3	20130315
452	1	1		950000.00	3	20130313
453	7	1	750000.00	750000.00	3	20130318
454	7	1		730000.00	3	20130227
455	1	1		1000000.00	3	20130321
456	1	1	790000.00	790000.00	3	20130315
457	1	1		1025000.00	3	20130302
458	1	1	665000.00	668000.00	3	20130314
459	2	1		1525000.00	3	20130305
460	4	1		1725000.00	3	20121128
461	1	1		1083000.00	3	20130321
462	1	2		1200000.00	3	20130305
463	1	1	840000.00	840000.00	3	20130302
464	7	1	1185000.00	1185000.00	3	20130312
465	1	1		1325000.00	3	20130315
466	1	1	960000.00	960000.00	3	20130314
467	1	1		1400000.00	3	20130225
468	7	1	901042.00	930000.00	3	20130321
469	1	1	702450.00	705000.00	3	20130314
470	1	1	1725000.00	1725000.00	3	20130313
471	7	1	1415000.00	1410000.00	3	20130315
472	1	1		900000.00	3	20130320
473	1	1	850000.00	850000.00	3	20130325
474	1	1	4000000.00	4075000.00	3	20130313
475	1	1	699000.00	700000.00	3	20130322
476	1	1	835000.00	815000.00	3	20130315
477	1	1		1900000.00	3	20130306
478	1	1	1200000.00	1220000.00	3	20130315
479	7	1		1351000.00	3	20130318
480	7	1		860000.00	3	20130212
481	1	1		1200000.00	3	20130319
482	1	1	2400000.00	2400000.00	3	20130320
483	7	1	875000.00	875000.00	3	20130314
484	1	1		872515.00	3	20130201
485	1	1		1410000.00	3	20130319
486	7	1		920000.00	3	20130223
487	1	1		1850000.00	3	20130224
488	1	1		650000.00	3	20130118
489	1	1	699000.00	702300.00	3	20130328
490	7	1	760000.00	702000.00	3	20130225
491	1	1	1340000.00	1340000.00	3	20130315
492	12	1	697000.00	680000.00	3	20130318
493	7	1	1451500.00	1452000.00	3	20130307
494	2	1		925000.00	3	20130321
495	12	1	775000.00	775000.00	3	20130325
496	1	1		1180000.00	3	20130311
497	7	1	862500.00	863000.00	3	20130319
498	1	1		782000.00	3	20130225
499	1	1	1200000.00	1245000.00	3	20130321
500	7	2	1330000.00	1330000.00	3	20130311
501	1	1	1150000.00	1150000.00	3	20130315
502	7	1		800000.00	3	20130220
503	7	1		1300000.00	3	20130327
504	7	1	900000.00	925000.00	3	20130316
505	1	1	1015000.00	1075000.00	3	20130318
506	1	2	1275000.00	1275000.00	3	20130320
507	4	1	1560000.00	1625000.00	3	20130304
508	1	1	725000.00	735000.00	3	20130305
509	1	1	880000.00	880000.00	3	20130323
510	7	1	1115000.00	1115000.00	3	20130319
511	1	1		778000.00	3	20130311
512	7	1	1950000.00	2000000.00	3	20121221
513	7	1	652000.00	655000.00	3	20130319
514	1	1	775000.00	790000.00	3	20130314
515	7	1	1530000.00	1530000.00	3	20130318
516	7	2	825000.00	820000.00	3	20130315
517	1	1	899500.00	900000.00	3	20130325
518	1	1		990000.00	3	20130328
519	7	1	831000.00	831000.00	3	20130318
520	1	2	1138000.00	1150000.00	3	20130314
521	7	1	639900.00	640000.00	3	20130321
522	1	1		750000.00	3	20130228
523	7	1		1366000.00	3	20130318
524	1	1		950000.00	3	20130305
525	7	1		820000.00	3	20130306
526	1	1	689000.00	690000.00	3	20130319
527	1	1	1075000.00	1075000.00	3	20130319
528	1	1		1125000.00	3	20130221
529	1	1	865000.00	870000.00	3	20130313
530	7	1	790000.00	802000.00	3	20130315
531	1	1		980000.00	3	20130309
532	1	1	1685000.00	1685000.00	3	20130321
533	1	1		925000.00	3	20130319
534	7	1	940000.00	1030000.00	3	20130318
535	7	1		1200000.00	3	20130311
536	7	1	1050000.00	1050000.00	3	20130312
537	7	1	965000.00	965000.00	3	20130319
538	1	1	650000.00	650000.00	3	20130403
539	7	1	585000.00	575000.00	3	20130311
540	1	1	1275000.00	1275000.00	3	20130325
541	7	1		635000.00	3	20130314
542	2	1		2350000.00	3	20130218
543	7	1	962500.00	950000.00	3	20130220
544	7	1	689990.00	690000.00	3	20130316
545	7	1	887483.00	890000.00	3	20130129
546	7	1		1700000.00	3	20130301
547	7	1		1265000.00	3	20130320
548	7	1	990000.00	995000.00	3	20130320
549	1	1	1175000.00	1175000.00	3	20130326
550	1	1	620000.00	620000.00	3	20130318
551	7	1	940000.00	900000.00	3	20130315
552	1	1		1300000.00	3	20130215
553	7	1	750000.00	750000.00	3	20130216
554	1	1	555000.00	555000.00	3	20130320
555	1	1	860000.00	860000.00	3	20130316
556	3	1	1100000.00	1060000.00	3	20130318
557	1	1	1265000.00	1265000.00	3	20130321
558	7	1	1700000.00	1700000.00	3	20130319
559	1	1	860000.00	860000.00	3	20130222
560	1	1	1361000.00	1361000.00	3	20130322
561	1	1	625000.00	625000.00	3	20130318
562	1	1	1880000.00	1880000.00	3	20130326
563	1	1	2295000.00	2300000.00	3	20130319
564	7	1	1170000.00	1175000.00	3	20130326
565	1	1		990000.00	3	20130318
566	1	1		2315000.00	3	20130305
567	7	2		1350000.00	3	20130319
568	1	1		790000.00	3	20130402
569	1	1		1825000.00	3	20130321
570	1	1	1340000.00	1475000.00	3	20130326
571	3	1	1200000.00	1200000.00	3	20130320
572	1	1	860000.00	860000.00	3	20130327
573	7	1	735000.00	729000.00	3	20130315
574	1	1	824000.00	824000.00	3	20130325
575	1	1	1295000.00	1320000.00	3	20130401
576	1	1	2750000.00	2750000.00	3	20130328
577	7	1		825000.00	3	20130318
578	1	1	860000.00	860000.00	3	20130323
579	7	1		1280000.00	3	20130319
580	1	1		1204000.00	3	20130318
581	1	1	1455000.00	1221000.00	98	20130321
582	7	1	767000.00	775000.00	3	20130320
583	1	1		900000.00	3	20130307
584	1	1	750000.00	755000.00	3	20130314
585	7	1		1535000.00	3	20130319
586	1	1	990000.00	990000.00	3	20130329
587	7	1		1275000.00	3	20130308
588	1	1		875000.00	3	20130103
589	1	2		728000.00	3	20130318
590	7	1		1010000.00	3	20130226
591	12	1		1610000.00	3	20130327
592	1	1		1350000.00	3	20130320
593	7	1	937154.00	942000.00	3	20130402
594	1	1		3200000.00	3	20130327
595	3	1		760000.00	3	20130213
596	7	1	885000.00	890000.00	3	20130319
597	7	1		2600000.00	3	20130327
598	1	1	2950000.00	2950000.00	3	20130328
599	7	1		965000.00	3	20130319
600	7	1	840000.00	843000.00	3	20130322
601	1	1		840000.00	3	20130322
602	7	1		1675000.00	3	20130415
603	1	1		1330000.00	3	20130406

	133	134	135	136	137	138	139	140	141	142	143
	Most Recent Property Valuation Date	Most Recent AVM Model Name	Most Recent AVM Confidence Score	Original CLTV	Original LTV	Original Pledged Assets	Mortgage Insurance Company Name	Mortgage Insurance Percent	MI: Lender or Borrower Paid?	Pool Insurance Co. Name	Pool Insurance Stop Loss %
1				0.634800	0.634800	0	0	0
2				0.625000	0.625000	0	0	0
3				0.700000	0.700000	0	0	0
4				0.593400	0.496900	0	0	0
5				0.531200	0.531200	0	0	0
6				0.585700	0.585700	0	0	0
7				0.800000	0.721200	0	0	0
8				0.740700	0.740700	0	0	0
9				0.800000	0.800000	0	0	0
10				0.749900	0.749900	0	0	0
11				0.692000	0.692000	0	0	0
12				0.800000	0.800000	0	0	0
13				0.669900	0.669900	0	0	0
14				0.699600	0.699600	0	0	0
15				0.662500	0.662500	0	0	0
16				0.650000	0.650000	0	0	0
17				0.685900	0.636000	0	0	0
18				0.691200	0.647800	0	0	0
19				0.800000	0.800000	0	0	0
20				0.531100	0.531100	0	0	0
21				0.556000	0.556000	0	0	0
22				0.750000	0.750000	0	0	0
23				0.637600	0.637600	0	0	0
24				0.750000	0.750000	0	0	0
25				0.800000	0.800000	0	0	0
26				0.474500	0.474500	0	0	0
27				0.787400	0.787400	0	0	0
28				0.799000	0.756800	0	0	0
29				0.615600	0.615600	0	0	0
30				0.448700	0.448700	0	0	0
31				0.643000	0.643000	0	0	0
32				0.722800	0.722800	0	0	0
33				0.700000	0.700000	0	0	0
34				0.693100	0.693100	0	0	0
35				0.600000	0.600000	0	0	0
36				0.563800	0.563800	0	0	0
37				0.598500	0.598500	0	0	0
38				0.413600	0.371000	0	0	0
39				0.691900	0.691900	0	0	0
40				0.795500	0.795500	0	0	0
41				0.550000	0.550000	0	0	0
42				0.521700	0.521700	0	0	0
43				0.404600	0.404600	0	0	0
44				0.509000	0.509000	0	0	0
45				0.700000	0.700000	0	0	0
46				0.555800	0.555800	0	0	0
47				0.769200	0.769200	0	0	0
48				0.692400	0.692400	0	0	0
49				0.750000	0.750000	0	0	0
50				0.681400	0.681400	0	0	0
51				0.599000	0.599000	0	0	0
52				0.745000	0.601300	0	0	0
53				0.750000	0.750000	0	0	0
54				0.573700	0.573700	0	0	0
55				0.778800	0.778800	0	0	0
56				0.488600	0.488600	0	0	0
57				0.600000	0.600000	0	0	0
58				0.476900	0.476900	0	0	0
59				0.598800	0.598800	0	0	0
60				0.550000	0.550000	0	0	0
61				0.600000	0.600000	0	0	0
62				0.730700	0.730700	0	0	0
63				0.650000	0.650000	0	0	0
64				0.502500	0.502500	0	0	0
65				0.700000	0.700000	0	0	0
66				0.512400	0.512400	0	0	0
67				0.670100	0.576900	0	0	0
68				0.616200	0.616200	0	0	0
69				0.311100	0.311100	0	0	0
70				0.619300	0.619300	0	0	0
71				0.750000	0.750000	0	0	0
72				0.633000	0.633000	0	0	0
73				0.785400	0.785400	0	0	0
74				0.790200	0.790200	0	0	0
75				0.800000	0.800000	0	0	0
76				0.800000	0.800000	0	0	0
77				0.578100	0.578100	0	0	0
78				0.750000	0.750000	0	0	0
79				0.523600	0.523600	0	0	0
80				0.700000	0.700000	0	0	0
81				0.631300	0.631300	0	0	0
82				0.323200	0.323200	0	0	0
83				0.523700	0.412500	0	0	0
84				0.800000	0.800000	0	0	0
85				0.561700	0.561700	0	0	0
86				0.627300	0.627300	0	0	0
87				0.439900	0.439900	0	0	0
88				0.647000	0.647000	0	0	0
89				0.794100	0.794100	0	0	0
90				0.800000	0.800000	0	0	0
91				0.700000	0.700000	0	0	0
92				0.759100	0.759100	0	0	0
93				0.741100	0.741100	0	0	0
94				0.767100	0.767100	0	0	0
95				0.751700	0.751700	0	0	0
96				0.738600	0.738600	0	0	0
97				0.752900	0.752900	0	0	0
98				0.793800	0.793800	0	0	0
99				0.766300	0.766300	0	0	0
100				0.666600	0.666600	0	0	0
101				0.678500	0.437300	0	0	0
102				0.700000	0.700000	0	0	0
103				0.461300	0.461300	0	0	0
104				0.696800	0.696800	0	0	0
105				0.799700	0.799700	0	0	0
106				0.800000	0.800000	0	0	0
107				0.775000	0.775000	0	0	0
108				0.456700	0.456700	0	0	0
109				0.750000	0.750000	0	0	0
110				0.668400	0.668400	0	0	0
111				0.800000	0.800000	0	0	0
112				0.481600	0.481600	0	0	0
113				0.671600	0.671600	0	0	0
114				0.495500	0.495500	0	0	0
115				0.595800	0.595800	0	0	0
116				0.729400	0.729400	0	0	0
117				0.635700	0.635700	0	0	0
118				0.750000	0.750000	0	0	0
119				0.754700	0.754700	0	0	0
120				0.800000	0.800000	0	0	0
121				0.790400	0.790400	0	0	0
122				0.749900	0.749900	0	0	0
123				0.528200	0.528200	0	0	0
124				0.793400	0.793400	0	0	0
125				0.671300	0.671300	0	0	0
126				0.502900	0.502900	0	0	0
127				0.454500	0.454500	0	0	0
128				0.198000	0.198000	0	0	0
129				0.712700	0.712700	0	0	0
130				0.800000	0.800000	0	0	0
131				0.710300	0.710300	0	0	0
132				0.669500	0.669500	0	0	0
133				0.730000	0.730000	0	0	0
134				0.682100	0.682100	0	0	0
135				0.600000	0.600000	0	0	0
136				0.633900	0.633900	0	0	0
137				0.478000	0.478000	0	0	0
138				0.714600	0.652100	0	0	0
139				0.511000	0.511000	0	0	0
140				0.772400	0.772400	0	0	0
141				0.800000	0.800000	0	0	0
142				0.772800	0.772800	0	0	0
143				0.650000	0.650000	0	0	0
144				0.749400	0.749400	0	0	0
145				0.519200	0.519200	0	0	0
146				0.560000	0.560000	0	0	0
147				0.396000	0.396000	0	0	0
148				0.465400	0.465400	0	0	0
149				0.800000	0.800000	0	0	0
150				0.763000	0.763000	0	0	0
151				0.800000	0.800000	0	0	0
152				0.462600	0.462600	0	0	0
153				0.708400	0.708400	0	0	0
154				0.697200	0.697200	0	0	0
155				0.748800	0.748800	0	0	0
156				0.787100	0.554200	0	0	0
157				0.793800	0.793800	0	0	0
158				0.800000	0.800000	0	0	0
159				0.547600	0.547600	0	0	0
160				0.592000	0.592000	0	0	0
161				0.682200	0.682200	0	0	0
162				0.723500	0.723500	0	0	0
163				0.800000	0.800000	0	0	0
164				0.465800	0.465800	0	0	0
165				0.274200	0.274200	0	0	0
166				0.800000	0.800000	0	0	0
167				0.496700	0.357200	0	0	0
168				0.457600	0.457600	0	0	0
169				0.750000	0.750000	0	0	0
170				0.740700	0.740700	0	0	0
171				0.598800	0.598800	0	0	0
172				0.666600	0.666600	0	0	0
173				0.734000	0.734000	0	0	0
174				0.750000	0.750000	0	0	0
175				0.800000	0.800000	0	0	0
176				0.800000	0.800000	0	0	0
177				0.678500	0.535700	0	0	0
178				0.600000	0.600000	0	0	0
179				0.715400	0.715400	0	0	0
180				0.741400	0.741400	0	0	0
181				0.698900	0.698900	0	0	0
182				0.680300	0.680300	0	0	0
183				0.649500	0.649500	0	0	0
184				0.777000	0.777000	0	0	0
185				0.727100	0.727100	0	0	0
186				0.785100	0.785100	0	0	0
187				0.738700	0.738700	0	0	0
188				0.717600	0.717600	0	0	0
189				0.700000	0.700000	0	0	0
190				0.508400	0.508400	0	0	0
191				0.681800	0.681800	0	0	0
192				0.738300	0.738300	0	0	0
193				0.800000	0.800000	0	0	0
194				0.800000	0.800000	0	0	0
195				0.800000	0.800000	0	0	0
196				0.727600	0.727600	0	0	0
197				0.750400	0.750400	0	0	0
198				0.609400	0.609400	0	0	0
199				0.800000	0.800000	0	0	0
200				0.800000	0.800000	0	0	0
201				0.516700	0.516700	0	0	0
202				0.750000	0.750000	0	0	0
203				0.688300	0.688300	0	0	0
204				0.661300	0.661300	0	0	0
205				0.800000	0.800000	0	0	0
206				0.466000	0.466000	0	0	0
207				0.750000	0.750000	0	0	0
208				0.768800	0.768800	0	0	0
209				0.800000	0.800000	0	0	0
210				0.740500	0.740500	0	0	0
211				0.784600	0.784600	0	0	0
212				0.712200	0.712200	0	0	0
213				0.800000	0.800000	0	0	0
214				0.687100	0.687100	0	0	0
215				0.789700	0.789700	0	0	0
216				0.682900	0.682900	0	0	0
217				0.509300	0.509300	0	0	0
218				0.708300	0.627700	0	0	0
219				0.800000	0.800000	0	0	0
220				0.800000	0.800000	0	0	0
221				0.800000	0.800000	0	0	0
222				0.789800	0.651500	0	0	0
223				0.632300	0.632300	0	0	0
224				0.615300	0.615300	0	0	0
225				0.750000	0.750000	0	0	0
226				0.800000	0.800000	0	0	0
227				0.793600	0.793600	0	0	0
228				0.477600	0.477600	0	0	0
229				0.800000	0.800000	0	0	0
230				0.750000	0.750000	0	0	0
231				0.660900	0.660900	0	0	0
232				0.746000	0.746000	0	0	0
233				0.800000	0.800000	0	0	0
234				0.800000	0.800000	0	0	0
235				0.556100	0.556100	0	0	0
236				0.749200	0.749200	0	0	0
237				0.472500	0.472500	0	0	0
238				0.581200	0.581200	0	0	0
239				0.365600	0.365600	0	0	0
240				0.724900	0.694200	0	0	0
241				0.650000	0.650000	0	0	0
242				0.683900	0.683900	0	0	0
243				0.700000	0.700000	0	0	0
244				0.800000	0.800000	0	0	0
245				0.800000	0.800000	0	0	0
246				0.609400	0.609400	0	0	0
247				0.630200	0.630200	0	0	0
248				0.800000	0.800000	0	0	0
249				0.792700	0.792700	0	0	0
250				0.581700	0.581700	0	0	0
251				0.608000	0.608000	0	0	0
252				0.702800	0.702800	0	0	0
253				0.784000	0.784000	0	0	0
254				0.800000	0.800000	0	0	0
255				0.800000	0.800000	0	0	0
256				0.651800	0.651800	0	0	0
257				0.571400	0.571400	0	0	0
258				0.800000	0.800000	0	0	0
259				0.800000	0.800000	0	0	0
260				0.692000	0.692000	0	0	0
261				0.312800	0.312800	0	0	0
262				0.660400	0.660400	0	0	0
263				0.748600	0.683400	0	0	0
264				0.562000	0.562000	0	0	0
265				0.660000	0.660000	0	0	0
266				0.737400	0.737400	0	0	0
267				0.731100	0.731100	0	0	0
268				0.750000	0.750000	0	0	0
269				0.800000	0.800000	0	0	0
270				0.800000	0.800000	0	0	0
271				0.650000	0.650000	0	0	0
272				0.700000	0.700000	0	0	0
273				0.755800	0.668800	0	0	0
274				0.551400	0.551400	0	0	0
275				0.799900	0.799900	0	0	0
276				0.700000	0.700000	0	0	0
277				0.800000	0.800000	0	0	0
278				0.800000	0.800000	0	0	0
279				0.800000	0.800000	0	0	0
280				0.790600	0.790600	0	0	0
281				0.750000	0.750000	0	0	0
282				0.800000	0.800000	0	0	0
283				0.668100	0.600000	0	0	0
284				0.800000	0.800000	0	0	0
285				0.369800	0.369800	0	0	0
286				0.800000	0.800000	0	0	0
287				0.800000	0.800000	0	0	0
288				0.736100	0.736100	0	0	0
289				0.669600	0.669600	0	0	0
290				0.800000	0.800000	0	0	0
291				0.320000	0.245000	0	0	0
292				0.600000	0.600000	0	0	0
293				0.571400	0.571400	0	0	0
294				0.499500	0.499500	0	0	0
295				0.719600	0.719600	0	0	0
296				0.750000	0.750000	0	0	0
297				0.796900	0.796900	0	0	0
298				0.800000	0.800000	0	0	0
299				0.763400	0.763400	0	0	0
300				0.797200	0.797200	0	0	0
301				0.760900	0.760900	0	0	0
302				0.505400	0.505400	0	0	0
303				0.588500	0.588500	0	0	0
304				0.800000	0.800000	0	0	0
305				0.722000	0.722000	0	0	0
306				0.384500	0.384500	0	0	0
307				0.245600	0.245600	0	0	0
308				0.700000	0.700000	0	0	0
309				0.529400	0.529400	0	0	0
310				0.800000	0.800000	0	0	0
311				0.374500	0.374500	0	0	0
312				0.610400	0.610400	0	0	0
313				0.783200	0.783200	0	0	0
314				0.650000	0.650000	0	0	0
315				0.452500	0.452500	0	0	0
316				0.614900	0.614900	0	0	0
317				0.460700	0.460700	0	0	0
318				0.800000	0.800000	0	0	0
319				0.594800	0.594800	0	0	0
320				0.543100	0.543100	0	0	0
321				0.800000	0.800000	0	0	0
322				0.500000	0.411700	0	0	0
323				0.743800	0.743800	0	0	0
324				0.772000	0.772000	0	0	0
325				0.705400	0.705400	0	0	0
326				0.800000	0.800000	0	0	0
327				0.768300	0.768300	0	0	0
328				0.575500	0.575500	0	0	0
329				0.800000	0.800000	0	0	0
330				0.800000	0.800000	0	0	0
331				0.556700	0.556700	0	0	0
332				0.515800	0.515800	0	0	0
333				0.515700	0.515700	0	0	0
334				0.750700	0.563000	0	0	0
335				0.778800	0.678700	0	0	0
336				0.713700	0.713700	0	0	0
337				0.787800	0.787800	0	0	0
338				0.615800	0.615800	0	0	0
339				0.761900	0.761900	0	0	0
340				0.750000	0.750000	0	0	0
341				0.688300	0.688300	0	0	0
342				0.700000	0.700000	0	0	0
343				0.481000	0.481000	0	0	0
344				0.650000	0.650000	0	0	0
345				0.590900	0.590900	0	0	0
346				0.370900	0.370900	0	0	0
347				0.529400	0.529400	0	0	0
348				0.722800	0.722800	0	0	0
349				0.720800	0.720800	0	0	0
350				0.325700	0.325700	0	0	0
351				0.632300	0.367600	0	0	0
352				0.800000	0.800000	0	0	0
353				0.700000	0.700000	0	0	0
354				0.518500	0.518500	0	0	0
355				0.800000	0.800000	0	0	0
356				0.800000	0.800000	0	0	0
357				0.795600	0.795600	0	0	0
358				0.697800	0.697800	0	0	0
359				0.578200	0.578200	0	0	0
360				0.800000	0.800000	0	0	0
361				0.776600	0.776600	0	0	0
362				0.553400	0.553400	0	0	0
363				0.794500	0.794500	0	0	0
364				0.728900	0.728900	0	0	0
365				0.700000	0.700000	0	0	0
366				0.599100	0.599100	0	0	0
367				0.584200	0.584200	0	0	0
368				0.800000	0.800000	0	0	0
369				0.713000	0.688000	0	0	0
370				0.735800	0.735800	0	0	0
371				0.596400	0.565800	0	0	0
372				0.536000	0.536000	0	0	0
373				0.600000	0.600000	0	0	0
374				0.257100	0.200000	0	0	0
375				0.227600	0.227600	0	0	0
376				0.800000	0.800000	0	0	0
377				0.587800	0.587800	0	0	0
378				0.729200	0.729200	0	0	0
379				0.780200	0.780200	0	0	0
380				0.574500	0.574500	0	0	0
381				0.722200	0.722200	0	0	0
382				0.707400	0.707400	0	0	0
383				0.649900	0.649900	0	0	0
384				0.716400	0.716400	0	0	0
385				0.650000	0.650000	0	0	0
386				0.500000	0.500000	0	0	0
387				0.725000	0.725000	0	0	0
388				0.800000	0.800000	0	0	0
389				0.650000	0.650000	0	0	0
390				0.650000	0.650000	0	0	0
391				0.800000	0.800000	0	0	0
392				0.610000	0.610000	0	0	0
393				0.709000	0.709000	0	0	0
394				0.627200	0.627200	0	0	0
395				0.747200	0.747200	0	0	0
396				0.502900	0.502900	0	0	0
397				0.219600	0.219600	0	0	0
398				0.510700	0.510700	0	0	0
399				0.610000	0.610000	0	0	0
400				0.800000	0.800000	0	0	0
401				0.800000	0.800000	0	0	0
402				0.800000	0.800000	0	0	0
403				0.800000	0.800000	0	0	0
404				0.788000	0.788000	0	0	0
405				0.639200	0.639200	0	0	0
406				0.750000	0.750000	0	0	0
407				0.800000	0.800000	0	0	0
408				0.800000	0.800000	0	0	0
409				0.700000	0.700000	0	0	0
410				0.800000	0.800000	0	0	0
411				0.700000	0.700000	0	0	0
412				0.647300	0.647300	0	0	0
413				0.800000	0.800000	0	0	0
414				0.800000	0.800000	0	0	0
415				0.729800	0.729800	0	0	0
416				0.653300	0.558400	0	0	0
417				0.800000	0.800000	0	0	0
418				0.458300	0.458300	0	0	0
419				0.631500	0.631500	0	0	0
420				0.733300	0.733300	0	0	0
421				0.800000	0.800000	0	0	0
422				0.684100	0.684100	0	0	0
423				0.748500	0.748500	0	0	0
424				0.750000	0.750000	0	0	0
425				0.750500	0.673100	0	0	0
426				0.619000	0.619000	0	0	0
427				0.786800	0.786800	0	0	0
428				0.700000	0.700000	0	0	0
429				0.500000	0.500000	0	0	0
430				0.749200	0.749200	0	0	0
431				0.800000	0.800000	0	0	0
432				0.764900	0.764900	0	0	0
433				0.695200	0.695200	0	0	0
434				0.521700	0.521700	0	0	0
435				0.800000	0.800000	0	0	0
436				0.698800	0.698800	0	0	0
437				0.679300	0.679300	0	0	0
438				0.535300	0.535300	0	0	0
439				0.554100	0.554100	0	0	0
440				0.600000	0.600000	0	0	0
441				0.662200	0.662200	0	0	0
442				0.640100	0.640100	0	0	0
443				0.800000	0.800000	0	0	0
444				0.639000	0.639000	0	0	0
445				0.739600	0.739600	0	0	0
446				0.799300	0.799300	0	0	0
447				0.800000	0.800000	0	0	0
448				0.547000	0.547000	0	0	0
449				0.800000	0.800000	0	0	0
450				0.678500	0.678500	0	0	0
451				0.614400	0.614400	0	0	0
452				0.568900	0.568900	0	0	0
453				0.800000	0.800000	0	0	0
454				0.767800	0.767800	0	0	0
455				0.680000	0.680000	0	0	0
456				0.800000	0.800000	0	0	0
457				0.761900	0.761900	0	0	0
458				0.800000	0.800000	0	0	0
459				0.455700	0.455700	0	0	0
460				0.591300	0.591300	0	0	0
461				0.491200	0.491200	0	0	0
462				0.600000	0.600000	0	0	0
463				0.800000	0.800000	0	0	0
464				0.800000	0.800000	0	0	0
465				0.584900	0.584900	0	0	0
466				0.706200	0.706200	0	0	0
467				0.600000	0.600000	0	0	0
468				0.799900	0.799900	0	0	0
469				0.800000	0.800000	0	0	0
470				0.579700	0.579700	0	0	0
471				0.700000	0.700000	0	0	0
472				0.638800	0.638800	0	0	0
473				0.750000	0.750000	0	0	0
474				0.437500	0.437500	0	0	0
475				0.742400	0.742400	0	0	0
476				0.800000	0.800000	0	0	0
477				0.429400	0.429400	0	0	0
478				0.750000	0.750000	0	0	0
479				0.800000	0.667600	0	0	0
480				0.600000	0.600000	0	0	0
481				0.666600	0.666600	0	0	0
482				0.500000	0.500000	0	0	0
483				0.800000	0.800000	0	0	0
484				0.782200	0.782200	0	0	0
485				0.627600	0.627600	0	0	0
486				0.605300	0.605300	0	0	0
487				0.578300	0.578300	0	0	0
488				0.769200	0.769200	0	0	0
489				0.800000	0.800000	0	0	0
490				0.800000	0.800000	0	0	0
491				0.700000	0.700000	0	0	0
492				0.700000	0.700000	0	0	0
493				0.750000	0.750000	0	0	0
494				0.549100	0.549100	0	0	0
495				0.800000	0.800000	0	0	0
496				0.538100	0.538100	0	0	0
497				0.700000	0.700000	0	0	0
498				0.799200	0.799200	0	0	0
499				0.800000	0.800000	0	0	0
500				0.750000	0.750000	0	0	0
501				0.800000	0.800000	0	0	0
502				0.632700	0.632700	0	0	0
503				0.538800	0.538800	0	0	0
504				0.800000	0.800000	0	0	0
505				0.800000	0.800000	0	0	0
506				0.750000	0.750000	0	0	0
507				0.641000	0.641000	0	0	0
508				0.800000	0.800000	0	0	0
509				0.768100	0.768100	0	0	0
510				0.800000	0.800000	0	0	0
511				0.793800	0.703900	0	0	0
512				0.384600	0.384600	0	0	0
513				0.800000	0.800000	0	0	0
514				0.800000	0.800000	0	0	0
515				0.652900	0.652900	0	0	0
516				0.750000	0.750000	0	0	0
517				0.800000	0.800000	0	0	0
518				0.700000	0.700000	0	0	0
519				0.800000	0.800000	0	0	0
520				0.650000	0.650000	0	0	0
521				0.799900	0.799900	0	0	0
522				0.800000	0.800000	0	0	0
523				0.510300	0.510300	0	0	0
524				0.747300	0.747300	0	0	0
525				0.779600	0.779600	0	0	0
526				0.800000	0.800000	0	0	0
527				0.800000	0.800000	0	0	0
528				0.783100	0.783100	0	0	0
529				0.800000	0.800000	0	0	0
530				0.800000	0.800000	0	0	0
531				0.700000	0.700000	0	0	0
532				0.643900	0.643900	0	0	0
533				0.741600	0.741600	0	0	0
534				0.800000	0.800000	0	0	0
535				0.677000	0.677000	0	0	0
536				0.800000	0.800000	0	0	0
537				0.800000	0.800000	0	0	0
538				0.800000	0.800000	0	0	0
539				0.800000	0.800000	0	0	0
540				0.750000	0.750000	0	0	0
541				0.736500	0.736500	0	0	0
542				0.340400	0.255300	0	0	0
543				0.800000	0.800000	0	0	0
544				0.749200	0.749200	0	0	0
545				0.749300	0.749300	0	0	0
546				0.609100	0.609100	0	0	0
547				0.584100	0.584100	0	0	0
548				0.800000	0.800000	0	0	0
549				0.536100	0.536100	0	0	0
550				0.800000	0.800000	0	0	0
551				0.800000	0.800000	0	0	0
552				0.650000	0.650000	0	0	0
553				0.800000	0.800000	0	0	0
554				0.800000	0.800000	0	0	0
555				0.800000	0.800000	0	0	0
556				0.800000	0.800000	0	0	0
557				0.790500	0.790500	0	0	0
558				0.470500	0.470500	0	0	0
559				0.800000	0.800000	0	0	0
560				0.734700	0.734700	0	0	0
561				0.800000	0.800000	0	0	0
562				0.750000	0.750000	0	0	0
563				0.666600	0.666600	0	0	0
564				0.800000	0.800000	0	0	0
565				0.630300	0.630300	0	0	0
566				0.526900	0.526900	0	0	0
567				0.648100	0.648100	0	0	0
568				0.763500	0.763500	0	0	0
569				0.547900	0.547900	0	0	0
570				0.746200	0.746200	0	0	0
571				0.666600	0.666600	0	0	0
572				0.800000	0.800000	0	0	0
573				0.800000	0.800000	0	0	0
574				0.800000	0.800000	0	0	0
575				0.575200	0.575200	0	0	0
576				0.363600	0.363600	0	0	0
577				0.800000	0.800000	0	0	0
578				0.800000	0.800000	0	0	0
579				0.591400	0.591400	0	0	0
580				0.765700	0.765700	0	0	0
581				0.696100	0.696100	0	0	0
582				0.800000	0.800000	0	0	0
583				0.682200	0.682200	0	0	0
584				0.800000	0.800000	0	0	0
585				0.684000	0.684000	0	0	0
586				0.800000	0.800000	0	0	0
587				0.739600	0.739600	0	0	0
588				0.788500	0.788500	0	0	0
589				0.750000	0.750000	0	0	0
590				0.796000	0.647500	0	0	0
591				0.527000	0.527000	0	0	0
592				0.740700	0.740700	0	0	0
593				0.799900	0.799900	0	0	0
594				0.312500	0.312500	0	0	0
595				0.796000	0.796000	0	0	0
596				0.800000	0.800000	0	0	0
597				0.551900	0.359600	0	0	0
598				0.508400	0.508400	0	0	0
599				0.722200	0.722200	0	0	0
600				0.800000	0.800000	0	0	0
601				0.773800	0.773800	0	0	0
602				0.543200	0.543200	0	0	0
603				0.529100	0.529100	0	0	0

	144	145	146	147	148	149	150	151	152	153	154
	MI Certificate Number	Updated DTI (Front-end)	Updated DTI (Back-end)	Modification Effective Payment Date	Total Capitalized Amount	Total Deferred Amount	Pre-Modification Interest (Note) Rate	Pre-Modification P&I Payment	Pre-Modification Initial Interest Rate Change Downward Cap	Pre-Modification Subsequent Interest Rate Cap	Pre-Modification Next Interest Rate Change Date
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99
100
101
102
103
104
105
106
107
108
109
110
111
112
113
114
115
116
117
118
119
120
121
122
123
124
125
126
127
128
129
130
131
132
133
134
135
136
137
138
139
140
141
142
143
144
145
146
147
148
149
150
151
152
153
154
155
156
157
158
159
160
161
162
163
164
165
166
167
168
169
170
171
172
173
174
175
176
177
178
179
180
181
182
183
184
185
186
187
188
189
190
191
192
193
194
195
196
197
198
199
200
201
202
203
204
205
206
207
208
209
210
211
212
213
214
215
216
217
218
219
220
221
222
223
224
225
226
227
228
229
230
231
232
233
234
235
236
237
238
239
240
241
242
243
244
245
246
247
248
249
250
251
252
253
254
255
256
257
258
259
260
261
262
263
264
265
266
267
268
269
270
271
272
273
274
275
276
277
278
279
280
281
282
283
284
285
286
287
288
289
290
291
292
293
294
295
296
297
298
299
300
301
302
303
304
305
306
307
308
309
310
311
312
313
314
315
316
317
318
319
320
321
322
323
324
325
326
327
328
329
330
331
332
333
334
335
336
337
338
339
340
341
342
343
344
345
346
347
348
349
350
351
352
353
354
355
356
357
358
359
360
361
362
363
364
365
366
367
368
369
370
371
372
373
374
375
376
377
378
379
380
381
382
383
384
385
386
387
388
389
390
391
392
393
394
395
396
397
398
399
400
401
402
403
404
405
406
407
408
409
410
411
412
413
414
415
416
417
418
419
420
421
422
423
424
425
426
427
428
429
430
431
432
433
434
435
436
437
438
439
440
441
442
443
444
445
446
447
448
449
450
451
452
453
454
455
456
457
458
459
460
461
462
463
464
465
466
467
468
469
470
471
472
473
474
475
476
477
478
479
480
481
482
483
484
485
486
487
488
489
490
491
492
493
494
495
496
497
498
499
500
501
502
503
504
505
506
507
508
509
510
511
512
513
514
515
516
517
518
519
520
521
522
523
524
525
526
527
528
529
530
531
532
533
534
535
536
537
538
539
540
541
542
543
544
545
546
547
548
549
550
551
552
553
554
555
556
557
558
559
560
561
562
563
564
565
566
567
568
569
570
571
572
573
574
575
576
577
578
579
580
581
582
583
584
585
586
587
588
589
590
591
592
593
594
595
596
597
598
599
600
601
602
603

	155	156	157	158	159	160	161	162	163
	Pre-Modification I/O Term	Forgiven Principal Amount	Forgiven Interest Amount	Number of Modifications	Cash To/From Brrw at Closing	Brrw - Yrs at in Industry	CoBrrw - Yrs at in Industry	Junior Mortgage Drawn Amount	Maturity Date
1						32		0	20430301
2						14		0	20430301
3						29		0	20430501
4						18	18	114239	20430501
5						11	1.5	0	20430401
6						11	11	0	20430401
7						21		63000	20430401
8						6		0	20430401
9						21	16	0	20430401
10						20	9	0	20430401
11						19		0	20430401
12						23		0	20430401
13						24	11	0	20430501
14						8		0	20430401
15						12	17.5	0	20430501
16						8	6	0	20430401
17						9		43722	20430501
18						12	20	59465	20430401
19						10		0	20430401
20						8	10	0	20430501
21						24	25	0	20430501
22						20	10	0	20430501
23						14		0	20430501
24						21		0	20430401
25						25.5	18.5	0	20430501
26						20	11	0	20430501
27						22	12	0	20430501
28						22		45000	20430501
29						32		0	20430501
30						7	10	0	20430101
31						29	15	0	20430401
32						35		0	20430401
33						11.5		0	20430201
34						25	25	0	20430301
35						28.5		0	20430401
36						8		0	20430401
37						37		0	20430501
38						20	21	17275	20430401
39						25		0	20430401
40						13	17	0	20430501
41						40	30	0	20330301
42						14		0	20330501
43						3		0	20330401
44						20	15	0	20330501
45						21		0	20430501
46						0		0	20430401
47						25	20	0	20430401
48						17.25	15	0	20430401
49						7	20	0	20430501
50						14		0	20430401
51						20		0	20430401
52						23		25000	20271201
53						21	20	0	20430401
54						0.25	7	0	20430501
55						18		0	20430501
56						30		0	20430401
57						20		0	20430301
58						0		0	20430401
59						10		0	20430501
60						21		0	20430501
61						16		0	20430401
62						20	20	0	20430401
63						14		0	20430501
64						23	17	0	20430301
65						4	10	0	20430501
66						15		0	20430501
67						10	10	121158	20430401
68						30		0	20430301
69						20.25		0	20430501
70						18		0	20430501
71						16		0	20430401
72						17		0	20430301
73						17		0	20430401
74						20		0	20430501
75						12		0	20430301
76						16		0	20430501
77						30		0	20430501
78						39	38	0	20430401
79						0	10	0	20430401
80						10		0	20430401
81						3	3	0	20430501
82						8	8	0	20430401
83						7		150000	20430401
84						16		0	20430501
85						25		0	20430401
86						10		0	20430401
87						12		0	20430401
88						28		0	20430401
89						10		0	20430501
90						6		0	20430401
91						20		0	20430401
92						15		0	20430301
93						2	3.75	0	20430401
94						10		0	20430401
95						8	12	0	20430501
96						4	4.5	0	20430501
97						10		0	20430501
98						18		0	20430501
99						10	10	0	20430401
100						8.25		0	20430401
101						12.5	8	238120	20430401
102						25		0	20430501
103						36		0	20430501
104						1.5		0	20430401
105						15		0	20430401
106						10	10	0	20430401
107						8		0	20430401
108						32		0	20430501
109						15		0	20430401
110						14		0	20430501
111						20		0	20430501
112						18		0	20430501
113						8		0	20430401
114						25	6	0	20430501
115						13	13	0	20430501
116						14		0	20430501
117						20		0	20430501
118						17		0	20430401
119						8		0	20430401
120						12		0	20430401
121						3		0	20430401
122						10	9	0	20430301
123						6		0	20430501
124						17		0	20430401
125						22.1		0	20430401
126						9	4	0	20430401
127						2	13	0	20430401
128						17		0	20430401
129						16		0	20430501
130						12		0	20430401
131						20		0	20430501
132						17	7	0	20430501
133						15		0	20430501
134						2.5		0	20430401
135						49		0	20430501
136						14		0	20280501
137						28	22	0	20430501
138						25		115000	20430401
139						27		0	20430401
140						3		0	20430401
141						2		0	20430401
142						27		0	20430501
143						0		0	20430401
144						11		0	20430401
145						10		0	20430401
146						34	13	0	20430401
147						18		0	20430401
148						13	12	0	20430501
149						14	8	0	20430501
150						26		0	20430401
151						20		0	20430501
152						35		0	20430501
153						19	14	0	20430401
154						5	5	0	20430301
155						27		0	20430501
156						28		285316	20430501
157						5		0	20430401
158						18		0	20430401
159						7	2	0	20430401
160						16		0	20430501
161						16		0	20430501
162						30	9.25	0	20430301
163						20		0	20430501
164						32		0	20430501
165						24		0	20430401
166						28		0	20430401
167						9	13	298644	20430501
168						13	12	0	20430401
169						20	16	0	20430401
170						38		0	20280301
171						23		0	20430401
172						28	24	0	20430501
173						10	10	0	20430501
174						5	2	0	20430401
175						12		0	20430501
176						11	11	0	20430401
177						19	14	382830	20430501
178						19		0	20430401
179						3	3	0	20430501
180						27		0	20430401
181						9		0	20430401
182						27	7	0	20430401
183						9		0	20430501
184						20	18	0	20430501
185						21		0	20430501
186						27		0	20430401
187						23		0	20430501
188						31	20	0	20430401
189						24		0	20430501
190						10		0	20430501
191						14	14	0	20430501
192						12	10	0	20430501
193						14	14	0	20430501
194						13.75	6	0	20430501
195						11	15	0	20430401
196						4	0	0	20430501
197						11		0	20430501
198						7		0	20430501
199						16		0	20430401
200						11	10	0	20430401
201						25	11	0	20430501
202						0		0	20430401
203						10		0	20430501
204						18	5	0	20430501
205						6	3	0	20430501
206						13	22	0	20430401
207						30		0	20430401
208						15	16	0	20430501
209						10		0	20430401
210						30		0	20430401
211						50		0	20430501
212						23		0	20430401
213						9		0	20430501
214						22	14	0	20430401
215						9	5	0	20430501
216						33		0	20430401
217						32	35	0	20430501
218						11	12	64900	20430501
219						6	1	0	20430501
220						9		0	20430401
221						10		0	20430501
222						40		130000	20430501
223						16.25	18.5	0	20430501
224						30		0	20430401
225						17	17	0	20430501
226						8		0	20430501
227						4	15	0	20430501
228						15	31	0	20430501
229						11	8	0	20430401
230						8	3	0	20430401
231						15	9	0	20430401
232						10		0	20430401
233						58		0	20430501
234						20		0	20430401
235						25		0	20430501
236						5.5		0	20430401
237						23	29	0	20430501
238						25	18	0	20430501
239						20	20	0	20430401
240						15	14	31000	20430501
241						9	6	0	20430401
242						5	12.5	0	20430401
243						19	25	0	20430401
244						8	6	0	20430501
245						12	10.75	0	20430301
246						18	0	0	20430501
247						25		0	20430401
248						3		0	20430401
249						22		0	20430501
250						6	9	0	20430401
251						12		0	20430401
252						12		0	20430401
253						0	35	0	20430401
254						30	25.75	0	20430501
255						11	8	0	20430401
256						28	13	0	20430501
257						9		0	20430501
258						8		0	20430401
259						10	8	0	20430501
260						13	13	0	20430401
261						2		0	20430501
262						17.5		0	20430501
263						20		75000	20430501
264						25	23	0	20430501
265						32		0	20430501
266						16		0	20430501
267						4		0	20430501
268						2.25		0	20430401
269						6		0	20430501
270						6.5	7	0	20430401
271						5	3	0	20430401
272						21.75	8	0	20430401
273						7		90000	20430501
274						15	2	0	20430501
275						25	27	0	20430501
276						13		0	20430401
277						30		0	20430401
278						3	3	0	20430501
279						10	6	0	20430301
280						8		0	20430501
281						12	4	0	20430401
282						21		0	20430401
283						3.75	25	52000	20430401
284						11		0	20430501
285						7.25		0	20430401
286						10		0	20430501
287						11		0	20430501
288						26	26	0	20430501
289						16		0	20430401
290						19		0	20430501
291						20		300000	20430401
292						34		0	20430401
293						26	4	0	20430501
294						0	21	0	20430401
295						15	12	0	20430401
296						3		0	20430501
297						9.75	2	0	20430501
298						12		0	20430401
299						15	18	0	20430501
300						18		0	20430501
301						4	10	0	20430501
302						3.5	9	0	20430501
303						30		0	20430401
304						2.75		0	20430401
305						18		0	20430501
306						14		0	20430401
307						10	17	0	20430501
308						20		0	20430401
309						20	18	0	20430501
310						11.25		0	20430501
311						0		0	20430401
312						3.75		0	20430501
313						15	10.25	0	20430501
314						26	26	0	20430401
315						8	15	0	20430401
316						10	11	0	20430501
317						15	16	0	20430501
318						15	15	0	20430401
319						20		0	20430401
320						15		0	20430401
321						20		0	20430501
322						28		112300	20430401
323						17		0	20430501
324						18		0	20430501
325						5		0	20430501
326						11		0	20430401
327						11	11	0	20430501
328						7	8	0	20430501
329						13	5	0	20430401
330						3.5		0	20430501
331						30	24	0	20430401
332						15		0	20430501
333						28	20	0	20430501
334						23	14	5000	20430501
335						21		25000	20430501
336						35		0	20430501
337						29	16	0	20430401
338						14	8	0	20430501
339						9	9	0	20430501
340						10		0	20430501
341						23	23	0	20430501
342						19		0	20430501
343						18	18	0	20430401
344						13	13	0	20430401
345						31		0	20430501
346						11		0	20430401
347						18		0	20430501
348						15		0	20430501
349						12		0	20430501
350						0		0	20430401
351						15		237449	20430501
352						8	8	0	20430401
353						24	13	0	20430501
354						36		0	20430501
355						6		0	20430501
356						30	20	0	20430501
357						14	10	0	20430501
358						13		0	20430401
359						24		0	20430501
360						20	15	0	20430401
361						12		0	20430401
362						40	30	0	20430501
363						35	30	0	20430501
364						0	23	0	20430501
365						7		0	20430401
366						20		0	20430501
367						38		0	20430501
368						15		0	20430401
369						36		25000	20430501
370						18		0	20430501
371						13	7	21483	20430501
372						30		0	20430501
373						10		0	20430401
374						23		132751	20430501
375						31		0	20430501
376						22	22	0	20430401
377						28	25	0	20430501
378						0		0	20430401
379						7	8	0	20430501
380						17		0	20430501
381						9	6	0	20430401
382						10	13.75	0	20430501
383						19		0	20430501
384						11		0	20430501
385						27	27	0	20430401
386						20		0	20430501
387						13	18	0	20430501
388						7	10	0	20430401
389						20		0	20430501
390						9		0	20430501
391						19		0	20430501
392						21	21	0	20430501
393						20	8	0	20430501
394						12	10	0	20430401
395						21		0	20430501
396						29		339000	20430501
397						0	23	0	20430501
398						24		0	20430501
399						19		0	20430501
400						13		0	20430501
401						11	0	0	20430401
402						3	4	0	20430401
403						5	5	0	20430401
404						2	5	0	20430401
405						6	20	0	20430401
406						25	20	0	20430501
407						20	20	0	20430401
408						14		0	20430501
409						18		0	20430501
410						25	38	0	20430401
411						8		0	20430501
412						6	6	0	20430401
413						5	15.5	0	20430501
414						8	9	0	20430401
415						7		0	20430401
416						35	0	0	20430501
417						28		0	20430501
418						22	6	0	20430501
419						0		0	20430401
420						5	7	0	20430501
421						20		0	20430501
422						10		0	20430401
423						21	19	0	20430501
424						7		0	20430401
425						15.5	6	69569	20430501
426						23	21.25	0	20430401
427						18	0.5	0	20430501
428						11.25		0	20430401
429						15		0	20430401
430						22		0	20430501
431						0		0	20430401
432						6	10	0	20430401
433						14	13	0	20430501
434						18	0	0	20430501
435						11		0	20430501
436						9	10	0	20380501
437						10		0	20430501
438						15		0	20430501
439						6		0	20430401
440						35		0	20430501
441						13	13	0	20430501
442						33		0	20430501
443						3.25	6.25	0	20430401
444						30		0	20430401
445						2	2	0	20430501
446						5	5	0	20430501
447						8		0	20430401
448						36	34	0	20430501
449						9		0	20430501
450						30		0	20430501
451						15		0	20430501
452						14	6	0	20430501
453						25		0	20430501
454						13		0	20430401
455						27		0	20430501
456						5		0	20430501
457						12	4.5	0	20430501
458						10	15	0	20430501
459						23		0	20430501
460						22		0	20430401
461						23	20	0	20430501
462						11	10	0	20430501
463						8	2	0	20430501
464						20		0	20430401
465						13		0	20430501
466						9	5	0	20430501
467						20		0	20430501
468						7	7	0	20430501
469						2	2	0	20430501
470						10		0	20430401
471						31		0	20430501
472						20	3	0	20430501
473						8		0	20430501
474						9		0	20430401
475						14		0	20430501
476						13	20	0	20430501
477						5	13	0	20430501
478						7	7	0	20430501
479						4	5.25	178731	20430501
480						9		0	20430401
481						17	17	0	20430501
482						20		0	20430501
483						14		0	20430401
484						16		0	20430501
485						21	0.25	0	20430501
486						8	0	0	20430401
487						10		0	20430401
488						25		0	20430501
489						15	5	0	20430501
490						14		0	20430501
491						23	23	0	20430501
492						4	4	0	20430501
493						14	13	0	20430501
494						22		0	20430501
495						10	5	0	20430501
496						34		0	20430501
497						15		0	20430501
498						10		0	20430501
499						14		0	20430501
500						18.25		0	20430501
501						28	23	0	20430501
502						29		0	20430501
503						17		0	20430501
504						10		0	20430501
505						10		0	20430501
506						11	3	0	20430501
507						4		0	20430501
508						8		0	20430501
509						2.25	2.25	0	20430501
510						0		0	20430501
511						13		49804.77	20430501
512						23		0	20430401
513						11.5		0	20430501
514						11		0	20430401
515						14		0	20430501
516						28		0	20430501
517						8		0	20430501
518						29	13.75	0	20430501
519						8	13	0	20430501
520						20	14	0	20430501
521						6	35	0	20430501
522						6.25	12	0	20430501
523						27		0	20430501
524						18		0	20430501
525						13		0	20430401
526						12.75		0	20430501
527						5	8	0	20430401
528						15		0	20430501
529						8	8	0	20430501
530						4		0	20430501
531						11		0	20430501
532						18	0	0	20430501
533						0		0	20430501
534						20		0	20430501
535						8	8	0	20430501
536						13	5	0	20430401
537						3.5	10	0	20430501
538						5	7	0	20430501
539						34.5		0	20430501
540						20	13	0	20430501
541						11	3	0	20430501
542						10		401	20430501
543						10	8	0	20430501
544						8		0	20430501
545						20		0	20430501
546						43		0	20430501
547						21	0	0	20430501
548						15		0	20430501
549						20		0	20430501
550						12.25		0	20430501
551						24	4.5	0	20430501
552						12		0	20430401
553						14.5		0	20430501
554						7	7	0	20430501
555						9	1.5	0	20430501
556						25		0	20430501
557						14	5	0	20430501
558						16		0	20430501
559						2.5	5	0	20430501
560						25		0	20430501
561						0	20	0	20430501
562						6		0	20430501
563						25		0	20430501
564						30		0	20430501
565						25		0	20430501
566						16	4	0	20430501
567						35		0	20430501
568						27	26	0	20430501
569						13	14	0	20430501
570						20		0	20430501
571						15		0	20430501
572						33	18	0	20430501
573						10	10	0	20430501
574						33		0	20430501
575						0	9	0	20430501
576						25		0	20430501
577						14.5	1	0	20430501
578						5	10	0	20430501
579						12	17	0	20430501
580						23		0	20430501
581						36		0	20430501
582						5		0	20430501
583						26	0	0	20430501
584						10		0	20430501
585						17	23	0	20430501
586						6	6	0	20430501
587						15	30	0	20430501
588						18	19	0	20430501
589						36		0	20430501
590						23	18	33000	20430501
591						2		0	20430501
592						30		0	20430501
593						37	40	0	20430501
594						0		0	20430501
595						13	10	0	20430401
596						15		0	20430501
597						30		500000	20430501
598						10		0	20430501
599						30		0	20430501
600						10.5		0	20430501
601						5	17	0	20430501
602						20		0	20280601
603						21	11	0	20430501

	164	165	166	167	168	169	170	171	172
	Primary Borrower Wage Income (Salary)	Primary Borrower Wage Income (Bonus)	Primary Borrower Wage Income (Commission)	Co-Borrower Wage Income (Salary)	Co-Borrower Wage Income (Bonus)	Co-Borrower Wage Income (Commission)	Originator Doc Code	RWT Income Verification	RWT Asset Verification
1	13408.33	0	0	0	0	0	Full	Two Years	Two Months
2	27427.44	0	0	0	0	0	Full	Two Years	Two Months
3	20145	0	0	0	0	0	Full	Two Years	Two Months
4	7519.75	0	0	9403.34	0	0	Full	Two Years	Two Months
5	14598	0	0	0	0	0	Full	Two Years	Two Months
6	9304.58	0	0	0	0	0	Full	Two Years	Two Months
7	3000	0	14704.64	0	0	0	Full	Two Years	Two Months
8	34308.58	0	0	0	0	0	Full	Two Years	Two Months
9	9306.35	0	0	7683.75	0	0	Full	Two Years	Two Months
10	11854	0	0	0	0	0	Full	Two Years	Two Months
11	13300	0	0	0	0	0	Full	Two Years	Two Months
12	12500	22619.25	0	0	0	0	Full	Two Years	Two Months
13	10428.17	0	0	12775.83	0	0	Full	Two Years	Two Months
14	26052.9	0	0	0	0	0	Full	Two Years	Two Months
15	7611.69	0	0	9975.07	0	0	Full	Two Years	Two Months
16	4000	0	0	0	0	0	Full	Two Years	Two Months
17	5710.42	0	0	0	0	0	Full	Two Years	Two Months
18	9750	0	0	11900	0	0	Full	Two Years	Two Months
19	25341.25	0	0	0	0	0	Full	Two Years	Two Months
20	9183.2	0	0	12083.34	0	0	Full	Two Years	Two Months
21	11343.25	0	0	3742.39	0	0	Full	Two Years	Two Months
22	6362.17	0	0	3172.86	0	0	Full	Two Years	Two Months
23	21385	18532.7	0	0	0	0	Full	Two Years	Two Months
24	31997.01	24961.66	0	0	0	0	Full	Two Years	Two Months
25	11525.45	0	0	7320.43	0	0	Full	Two Years	Two Months
26	12187.5	0	0	6500	0	0	Full	Two Years	Two Months
27	15916.67	0	0	7333.34	0	0	Full	Two Years	Two Months
28	19166.68	0	0	0	0	0	Full	Two Years	Two Months
29	4800	0	0	0	0	0	Full	Two Years	Two Months
30	14328.58	0	0	8348.75	0	0	Full	Two Years	Two Months
31	6028.86	0	0	10018.32	0	0	Full	Two Years	Two Months
32	115.38	0	0	1883.25	0	0	Full	Two Years	Two Months
33	71632.95	0	0	0	0	0	Full	Two Years	Two Months
34	5703.58	0	0	14583	0	0	Full	Two Years	Two Months
35	27500	0	0	0	0	0	Full	Two Years	Two Months
36	8791.66	3623.29	0	0	0	0	Full	Two Years	Two Months
37	2081.16	0	0	1359	0	0	Full	Two Years	Two Months
38	10874	0	0	12497.5	0	0	Full	Two Years	Two Months
39	29201.36	0	0	0	0	0	Full	Two Years	Two Months
40	20110.54	0	0	3200	0	0	Full	Two Years	Two Months
41	31333.25	0	0	2371.17	0	0	Full	Two Years	Two Months
42	52922	0	0	0	0	0	Full	Two Years	Two Months
43	14583	0	0	0	0	0	Full	Two Years	Two Months
44	13359	0	0	6000	0	0	Full	Two Years	Two Months
45	12406.32	0	0	0	0	0	Full	Two Years	Two Months
46	8455.69	0	0	0	0	0	Full	Two Years	Two Months
47	10175.27	0	0	12726.49	0	0	Full	Two Years	Two Months
48	29558.88	0	0	7366.67	0	2315	Full	Two Years	Two Months
49	3208.83	0	0	5312.77	0	0	Full	Two Years	Two Months
50	20000	29349.45	0	0	0	0	Full	Two Years	Two Months
51	45833.33	39994	0	0	0	0	Full	Two Years	Two Months
52	8815.82	0	0	0	0	0	Full	Two Years	Two Months
53	13847	0	0	6334.76	0	0	Full	Two Years	Two Months
54	8626.68	0	0	2973.14	0	0	Full	Two Years	Two Months
55	15114.1	0	0	0	0	0	Full	Two Years	Two Months
56	0	0	0	0	0	0	Full	Two Years	Two Months
57	12500	0	8584	0	0	0	Full	Two Years	Two Months
58	9884.12	0	0	2372.84	0	0	Full	Two Years	Two Months
59	10503.3	0	0	0	0	0	Full	Two Years	Two Months
60	15880.33	0	0	0	0	0	Full	Two Years	Two Months
61	16666.67	8333.33	0	0	0	0	Full	Two Years	Two Months
62	6972.91	0	0	2617.52	0	0	Full	Two Years	Two Months
63	12116.66	0	0	0	0	0	Full	Two Years	Two Months
64	12334.4	0	0	16254.68	0	0	Full	Two Years	Two Months
65	49280.29	0	0	4583.28	0	0	Full	Two Years	Two Months
66	17083.34	0	0	0	0	0	Full	Two Years	Two Months
67	11166.68	0	0	11053.82	0	0	Full	Two Years	Two Months
68	23642	0	0	0	0	0	Full	Two Years	Two Months
69	15084.99	0	0	0	0	0	Full	Two Years	Two Months
70	14026.13	0	0	0	0	0	Full	Two Years	Two Months
71	22916.66	0	0	0	0	0	Full	Two Years	Two Months
72	15916.66	0	0	0	0	0	Full	Two Years	Two Months
73	9743.75	0	0	0	0	0	Full	Two Years	Two Months
74	11847.99	0	0	0	0	0	Full	Two Years	Two Months
75	7585.76	0	0	0	0	0	Full	Two Years	Two Months
76	12578.39	0	0	1013.7	0	0	Full	Two Years	Two Months
77	13663.58	0	0	0	0	0	Full	Two Years	Two Months
78	13750	0	0	13776	0	0	Full	Two Years	Two Months
79	9421.64	0	0	2734.38	0	0	Full	Two Years	Two Months
80	35416.66	0	0	0	0	0	Full	Two Years	Two Months
81	8202.17	0	0	2166.67	0	0	Full	Two Years	Two Months
82	54449.33	0	0	6500	0	0	Full	Two Years	Two Months
83	20833.34	16666.66	0	0	0	0	Full	Two Years	Two Months
84	34173.57	0	0	0	0	0	Full	Two Years	Two Months
85	79440.54	0	0	0	0	0	Full	Two Years	Two Months
86	22500.01	0	0	0	0	0	Full	Two Years	Two Months
87	45422.78	0	0	0	0	0	Full	Two Years	Two Months
88	25000	0	0	0	0	0	Full	Two Years	Two Months
89	15416.68	0	0	0	0	0	Full	Two Years	Two Months
90	24441.33	0	0	0	0	0	Full	Two Years	Two Months
91	0	0	12770.91	0	0	0	Full	Two Years	Two Months
92	14384	0	0	0	0	0	Full	Two Years	Two Months
93	10000	0	0	10466.92	0	0	Full	Two Years	Two Months
94	20416.67	0	0	0	0	0	Full	Two Years	Two Months
95	11192.67	0	0	3992.08	0	0	Full	Two Years	Two Months
96	10416.68	0	0	10000	0	0	Full	Two Years	Two Months
97	27632	0	0	0	0	0	Full	Two Years	Two Months
98	14852.5	0	0	0	0	0	Full	Two Years	Two Months
99	29427.42	0	0	0	0	0	Full	Two Years	Two Months
100	21666.67	0	0	0	0	0	Full	Two Years	Two Months
101	20670.76	0	0	13833.32	0	0	Full	Two Years	Two Months
102	26440.1	8853.75	0	0	0	0	Full	Two Years	Two Months
103	41250	0	0	0	0	0	Full	Two Years	Two Months
104	19686.77	0	0	0	0	0	Full	Two Years	Two Months
105	12021.34	0	0	0	0	0	Full	Two Years	Two Months
106	13708.33	0	0	8137	0	0	Full	Two Years	Two Months
107	7029	0	6246	0	0	0	Full	Two Years	Two Months
108	10106.5	0	0	0	0	0	Full	Two Years	Two Months
109	15797.6	0	0	0	0	0	Full	Two Years	Two Months
110	12500	0	0	0	0	0	Full	Two Years	Two Months
111	11333.34	0	0	0	0	0	Full	Two Years	Two Months
112	17596.67	0	0	0	0	0	Full	Two Years	Two Months
113	8965.17	0	0	0	0	0	Full	Two Years	Two Months
114	61309.58	0	0	2369.94	0	0	Full	Two Years	Two Months
115	9793.6	0	0	12173.46	0	0	Full	Two Years	Two Months
116	67154.43	0	0	0	0	0	Full	Two Years	Two Months
117	15075	4468.08	0	0	0	0	Full	Two Years	Two Months
118	19042.83	0	0	0	0	0	Full	Two Years	Two Months
119	28489.04	0	0	0	0	0	Full	Two Years	Two Months
120	11500.01	1257.41	0	0	0	0	Full	Two Years	Two Months
121	8543.67	0	0	0	0	0	Full	Two Years	Two Months
122	27707.63	0	0	7583.33	0	0	Full	Two Years	Two Months
123	32684.13	0	0	0	0	0	Full	Two Years	Two Months
124	27991.88	0	0	0	0	0	Full	Two Years	Two Months
125	12906.4	0	0	0	0	0	Full	Two Years	Two Months
126	26180.54	0	0	6865.06	0	0	Full	Two Years	Two Months
127	40.67	0	0	7174.33	0	0	Full	Two Years	Two Months
128	10416.67	0	18745.95	0	0	0	Full	Two Years	Two Months
129	26179.75	0	0	0	0	0	Full	Two Years	Two Months
130	19120	0	0	0	0	0	Full	Two Years	Two Months
131	10416.66	0	10655.43	0	0	0	Full	Two Years	Two Months
132	15160.26	0	0	0	0	0	Full	Two Years	Two Months
133	18767.21	0	0	0	0	0	Full	Two Years	Two Months
134	19166.67	0	0	0	0	0	Full	Two Years	Two Months
135	4964.41	0	0	1066.83	0	0	Full	Two Years	Two Months
136	23693.25	0	0	0	0	0	Full	Two Years	Two Months
137	31137.62	0	0	5358.3	0	0	Full	Two Years	Two Months
138	56129.63	0	0	0	0	0	Full	Two Years	Two Months
139	14679.22	5762.95	0	0	0	0	Full	Two Years	Two Months
140	13541.66	0	0	0	0	0	Full	Two Years	Two Months
141	13268	0	0	0	0	0	Full	Two Years	Two Months
142	53068.8	0	0	0	0	0	Full	Two Years	Two Months
143	3978	0	0	0	0	0	Full	Two Years	Two Months
144	17902.67	0	0	0	0	0	Full	Two Years	Two Months
145	11225.29	0	0	11225.38	0	0	Full	Two Years	Two Months
146	16639.13	0	0	8000	0	0	Full	Two Years	Two Months
147	24436.41	0	0	0	0	0	Full	Two Years	Two Months
148	0	0	0	18750.03	0	0	Full	Two Years	Two Months
149	32474.17	0	0	0	0	0	Full	Two Years	Two Months
150	14670.18	0	9043.81	0	0	0	Full	Two Years	Two Months
151	7083.33	4391.38	30250.98	0	0	0	Full	Two Years	Two Months
152	11348	0	0	16596.69	0	0	Full	Two Years	Two Months
153	12601.29	0	0	9527.79	0	0	Full	Two Years	Two Months
154	10833.33	0	0	8705.93	0	0	Full	Two Years	Two Months
155	29166.66	19166.66	0	0	0	0	Full	Two Years	Two Months
156	29050	0	0	0	0	0	Full	Two Years	Two Months
157	12500	0	0	0	0	0	Full	Two Years	Two Months
158	41667	0	0	0	0	0	Full	Two Years	Two Months
159	14500	1569.52	8200.92	0	0	0	Full	Two Years	Two Months
160	51069.2	0	0	0	0	0	Full	Two Years	Two Months
161	28946.15	0	0	0	0	0	Full	Two Years	Two Months
162	7622.01	0	0	0	0	8383.02	Full	Two Years	Two Months
163	12243.79	0	0	0	0	0	Full	Two Years	Two Months
164	53548.2	0	0	0	0	0	Full	Two Years	Two Months
165	25325.37	0	0	0	0	0	Full	Two Years	Two Months
166	24825.75	0	0	0	0	0	Full	Two Years	Two Months
167	10200	0	0	878.12	0	0	Full	Two Years	Two Months
168	23748	0	0	5458.33	0	0	Full	Two Years	Two Months
169	6846.46	0	0	10256.39	0	0	Full	Two Years	Two Months
170	49999.99	0	0	0	0	0	Full	Two Years	Two Months
171	13611.5	0	0	0	0	0	Full	Two Years	Two Months
172	13937.92	0	0	15715.13	0	0	Full	Two Years	Two Months
173	27669.41	0	0	1445.17	0	0	Full	Two Years	Two Months
174	13333.32	2214.18	0	4512.67	0	0	Full	Two Years	Two Months
175	25312	0	0	0	0	0	Full	Two Years	Two Months
176	7764	0	0	10228	0	0	Full	Two Years	Two Months
177	31153.35	0	0	10322.15	0	0	Full	Two Years	Two Months
178	29172.68	0	0	0	0	0	Full	Two Years	Two Months
179	268.75	0	0	264.87	0	0	Full	Two Years	Two Months
180	11874.92	18851.85	0	0	0	0	Full	Two Years	Two Months
181	13333.34	0	0	0	0	0	Full	Two Years	Two Months
182	16250	0	0	17725	0	0	Full	Two Years	Two Months
183	32913.77	0	0	0	0	0	Full	Two Years	Two Months
184	2646.59	0	0	9660.89	0	0	Full	Two Years	Two Months
185	15431.5	0	0	0	0	0	Full	Two Years	Two Months
186	26250	0	0	0	0	0	Full	Two Years	Two Months
187	12904.24	0	0	0	0	0	Full	Two Years	Two Months
188	14330.85	0	0	1550.81	0	0	Full	Two Years	Two Months
189	69961.16	0	0	0	0	0	Full	Two Years	Two Months
190	19801.01	0	0	0	0	0	Full	Two Years	Two Months
191	10527.42	0	0	6180	0	0	Full	Two Years	Two Months
192	12675.83	0	0	6664.67	0	0	Full	Two Years	Two Months
193	5222.45	0	0	20833.34	0	0	Full	Two Years	Two Months
194	9902.53	0	0	5794.53	0	0	Full	Two Years	Two Months
195	9833.33	2241.67	0	9231.65	0	0	Full	Two Years	Two Months
196	22083.36	0	0	0	0	0	Full	Two Years	Two Months
197	8333.32	24723.3	0	0	0	0	Full	Two Years	Two Months
198	17500	0	0	0	0	0	Full	Two Years	Two Months
199	36894.46	0	0	0	0	0	Full	Two Years	Two Months
200	11066.66	0	0	13125	0	0	Full	Two Years	Two Months
201	10083.35	0	9594.64	0	0	0	Full	Two Years	Two Months
202	14809.59	0	0	0	0	0	Full	Two Years	Two Months
203	65722.25	0	0	0	0	0	Full	Two Years	Two Months
204	10416.67	0	0	9333.33	0	0	Full	Two Years	Two Months
205	13631.67	7765.89	0	0	0	0	Full	Two Years	Two Months
206	3531.38	0	0	44738.09	0	0	Full	Two Years	Two Months
207	52189.53	0	0	0	0	0	Full	Two Years	Two Months
208	5533.22	720.07	0	6470	250	0	Full	Two Years	Two Months
209	14200.05	0	0	0	0	0	Full	Two Years	Two Months
210	9496.92	4375	0	0	0	0	Full	Two Years	Two Months
211	8031.88	0	0	705	0	0	Full	Two Years	Two Months
212	8125.19	0	0	0	0	0	Full	Two Years	Two Months
213	10416.68	8401.28	0	0	0	0	Full	Two Years	Two Months
214	7246.16	0	5146.16	16475	0	0	Full	Two Years	Two Months
215	20416.67	0	0	18333.33	0	0	Full	Two Years	Two Months
216	56085	0	0	0	0	0	Full	Two Years	Two Months
217	14196	0	0	19399	0	0	Full	Two Years	Two Months
218	9381.23	0	0	11158.33	0	0	Full	Two Years	Two Months
219	18750	0	0	4583.34	0	0	Full	Two Years	Two Months
220	45768.5	0	0	0	0	0	Full	Two Years	Two Months
221	27083.33	4568.33	0	0	0	0	Full	Two Years	Two Months
222	65076.54	0	0	0	0	0	Full	Two Years	Two Months
223	8148.42	0	0	5778.93	0	0	Full	Two Years	Two Months
224	16258.67	4525.01	0	0	0	0	Full	Two Years	Two Months
225	15080.38	0	0	18333.33	0	0	Full	Two Years	Two Months
226	11666.67	0	0	0	0	0	Full	Two Years	Two Months
227	8333.34	0	0	11666.66	0	0	Full	Two Years	Two Months
228	67135.08	0	0	12985.01	0	0	Full	Two Years	Two Months
229	13749.99	0	0	7241.32	0	0	Full	Two Years	Two Months
230	2320.8	0	0	8609.37	0	0	Full	Two Years	Two Months
231	8405.8	1521.47	0	8380.67	0	0	Full	Two Years	Two Months
232	35327.86	0	0	0	0	0	Full	Two Years	Two Months
233	33957.97	0	0	0	0	0	Full	Two Years	Two Months
234	23014.17	0	0	0	0	0	Full	Two Years	Two Months
235	27500.01	0	0	0	0	0	Full	Two Years	Two Months
236	10275.85	0	0	0	0	0	Full	Two Years	Two Months
237	16666.66	0	0	14820	0	0	Full	Two Years	Two Months
238	12500	0	0	3813	0	0	Full	Two Years	Two Months
239	0	0	0	27177.56	0	0	Full	Two Years	Two Months
240	13138.61	0	0	9369.9	0	0	Full	Two Years	Two Months
241	20833.34	0	0	16666.66	0	0	Full	Two Years	Two Months
242	10250	0	0	2200	0	0	Full	Two Years	Two Months
243	22403.33	0	0	9912.5	0	0	Full	Two Years	Two Months
244	23333.34	0	0	14583.34	0	0	Full	Two Years	Two Months
245	21801.66	0	0	6250	0	0	Full	Two Years	Two Months
246	12822	0	0	985	0	0	Full	Two Years	Two Months
247	13871.91	0	0	0	0	0	Full	Two Years	Two Months
248	18750.01	0	0	0	0	0	Full	Two Years	Two Months
249	16548.05	0	0	0	0	0	Full	Two Years	Two Months
250	0	0	8564.49	5833.33	0	0	Full	Two Years	Two Months
251	16092.27	0	0	0	0	0	Full	Two Years	Two Months
252	23200.41	0	0	0	0	0	Full	Two Years	Two Months
253	0	0	0	12036.84	0	0	Full	Two Years	Two Months
254	10642.69	0	0	11572.88	0	0	Full	Two Years	Two Months
255	17083.34	0	0	5860.01	0	0	Full	Two Years	Two Months
256	10000	0	0	6250	0	0	Full	Two Years	Two Months
257	27916.66	0	0	8333.33	0	0	Full	Two Years	Two Months
258	10416.67	11316.67	0	0	0	0	Full	Two Years	Two Months
259	10833.34	0	0	11344.5	0	0	Full	Two Years	Two Months
260	12689.99	0	0	13340.84	0	0	Full	Two Years	Two Months
261	50833.34	0	0	0	0	0	Full	Two Years	Two Months
262	19714.74	0	0	0	0	0	Full	Two Years	Two Months
263	21335	0	0	0	0	0	Full	Two Years	Two Months
264	19598.25	0	0	5935.17	0	0	Full	Two Years	Two Months
265	13750	0	0	0	0	0	Full	Two Years	Two Months
266	73324.5	0	0	0	0	0	Full	Two Years	Two Months
267	54166.66	0	0	0	0	0	Full	Two Years	Two Months
268	24757.2	0	0	0	0	0	Full	Two Years	Two Months
269	19589.58	0	0	0	0	0	Full	Two Years	Two Months
270	18583.33	0	0	16666	0	0	Full	Two Years	Two Months
271	7692.8	0	0	11504.43	0	0	Full	Two Years	Two Months
272	11744.33	0	0	3631.94	0	0	Full	Two Years	Two Months
273	33378.39	0	0	0	0	0	Full	Two Years	Two Months
274	12141.21	0	0	0	0	0	Full	Two Years	Two Months
275	15709	0	0	14341	0	0	Full	Two Years	Two Months
276	15375	0	0	0	0	0	Full	Two Years	Two Months
277	55125.01	0	0	0	0	0	Full	Two Years	Two Months
278	19000	0	0	3953.21	0	0	Full	Two Years	Two Months
279	11000	0	0	5274.66	0	0	Full	Two Years	Two Months
280	9500	404.03	0	0	0	0	Full	Two Years	Two Months
281	11916.67	0	2918.61	11325	0	0	Full	Two Years	Two Months
282	17028.5	4560.33	0	0	0	0	Full	Two Years	Two Months
283	0	0	0	22500	0	0	Full	Two Years	Two Months
284	16383.33	0	0	0	0	0	Full	Two Years	Two Months
285	14340.76	0	0	0	0	0	Full	Two Years	Two Months
286	14583	0	12424	0	0	0	Full	Two Years	Two Months
287	21587.82	0	0	0	0	0	Full	Two Years	Two Months
288	9105.83	0	0	6101.42	0	0	Full	Two Years	Two Months
289	14500	0	0	0	0	0	Full	Two Years	Two Months
290	22078.17	0	0	0	0	0	Full	Two Years	Two Months
291	28352.7	0	0	0	0	0	Full	Two Years	Two Months
292	15157.72	0	0	0	0	0	Full	Two Years	Two Months
293	13110.31	0	0	0	0	0	Full	Two Years	Two Months
294	0	0	0	8590	0	0	Full	Two Years	Two Months
295	0	0	0	11250	0	0	Full	Two Years	Two Months
296	15000	0	3750	0	0	0	Full	Two Years	Two Months
297	11030.42	0	0	8533.33	547.41	0	Full	Two Years	Two Months
298	15798.61	0	0	0	0	0	Full	Two Years	Two Months
299	25901.5	0	0	0	0	0	Full	Two Years	Two Months
300	12540	0	0	0	0	0	Full	Two Years	Two Months
301	0	0	0	10443.33	0	0	Full	Two Years	Two Months
302	7800	0	0	6166.66	0	0	Full	Two Years	Two Months
303	11604.66	0	0	0	0	0	Full	Two Years	Two Months
304	7419.42	0	0	0	0	0	Full	Two Years	Two Months
305	16458.33	0	0	0	0	0	Full	Two Years	Two Months
306	18750.01	0	0	0	0	0	Full	Two Years	Two Months
307	9583.33	0	9273.32	8000	0	0	Full	Two Years	Two Months
308	63665.46	0	0	0	0	0	Full	Two Years	Two Months
309	20701.15	0	0	22206.3	0	0	Full	Two Years	Two Months
310	11344.25	0	0	0	0	0	Full	Two Years	Two Months
311	0	0	0	0	0	0	Full	Two Years	Two Months
312	16416.66	0	0	0	0	0	Full	Two Years	Two Months
313	13291.63	0	0	1941.38	0	0	Full	Two Years	Two Months
314	11779.85	0	0	7889.11	0	0	Full	Two Years	Two Months
315	4469	0	0	12500	0	0	Full	Two Years	Two Months
316	12500	10194.44	0	4420.42	0	10955.66	Full	Two Years	Two Months
317	16833.33	0	0	11691.09	0	0	Full	Two Years	Two Months
318	21908	0	0	8494.34	0	0	Full	Two Years	Two Months
319	17937.5	0	0	0	0	0	Full	Two Years	Two Months
320	13285.96	0	0	0	0	0	Full	Two Years	Two Months
321	14166.67	0	0	0	0	0	Full	Two Years	Two Months
322	25000	7898.4	0	0	0	0	Full	Two Years	Two Months
323	30045	0	0	0	0	0	Full	Two Years	Two Months
324	11416.67	0	0	0	0	0	Full	Two Years	Two Months
325	22278	0	0	0	0	0	Full	Two Years	Two Months
326	10402.29	5625	0	0	0	0	Full	Two Years	Two Months
327	3000.01	0	0	15341.66	0	0	Full	Two Years	Two Months
328	26651	0	0	10344.1	0	0	Full	Two Years	Two Months
329	13855.81	0	0	4451.93	0	0	Full	Two Years	Two Months
330	10049.83	0	0	0	0	0	Full	Two Years	Two Months
331	26853.33	0	0	16153.84	0	0	Full	Two Years	Two Months
332	28100.24	0	0	0	0	0	Full	Two Years	Two Months
333	29911.42	0	0	9580.18	0	0	Full	Two Years	Two Months
334	25725.95	0	0	0	0	0	Full	Two Years	Two Months
335	19799.66	0	0	0	0	0	Full	Two Years	Two Months
336	86106.92	0	0	0	0	0	Full	Two Years	Two Months
337	16666.67	0	0	18333.34	0	0	Full	Two Years	Two Months
338	17508.75	0	0	4000	0	0	Full	Two Years	Two Months
339	18616.23	0	0	18112.5	0	0	Full	Two Years	Two Months
340	28055.96	0	0	0	0	0	Full	Two Years	Two Months
341	6866.24	0	0	6865.99	0	0	Full	Two Years	Two Months
342	70468.91	0	0	0	0	0	Full	Two Years	Two Months
343	10383.5	0	0	10510.16	0	0	Full	Two Years	Two Months
344	4221.54	0	0	2927.92	0	0	Full	Two Years	Two Months
345	24959.84	0	0	0	0	0	Full	Two Years	Two Months
346	268902.37	0	0	0	0	0	Full	Two Years	Two Months
347	19583.33	0	0	0	0	0	Full	Two Years	Two Months
348	18136.09	0	0	0	0	0	Full	Two Years	Two Months
349	33938.83	0	6709.42	0	0	0	Full	Two Years	Two Months
350	10844.5	0	0	0	0	0	Full	Two Years	Two Months
351	15000	0	0	0	0	0	Full	Two Years	Two Months
352	5000	5822.85	0	9362.79	0	0	Full	Two Years	Two Months
353	65373.79	0	0	15044.08	0	0	Full	Two Years	Two Months
354	21505.23	0	0	0	0	0	Full	Two Years	Two Months
355	20833.34	0	0	0	0	0	Full	Two Years	Two Months
356	10803.66	0	0	5144.99	0	0	Full	Two Years	Two Months
357	8162.58	0	0	9291.75	0	0	Full	Two Years	Two Months
358	20509.54	0	0	0	0	0	Full	Two Years	Two Months
359	15041.66	6585.72	0	0	0	0	Full	Two Years	Two Months
360	17833	0	0	11458.33	0	0	Full	Two Years	Two Months
361	11104.51	0	0	0	0	0	Full	Two Years	Two Months
362	9632.75	0	0	1080	0	0	Full	Two Years	Two Months
363	9877.51	0	0	11397.58	0	0	Full	Two Years	Two Months
364	0	0	0	18159.9	0	0	Full	Two Years	Two Months
365	14739.76	3776.08	0	0	0	0	Full	Two Years	Two Months
366	10838.38	9341.92	0	0	0	0	Full	Two Years	Two Months
367	23883.77	0	0	0	0	0	Full	Two Years	Two Months
368	16305	0	0	0	0	0	Full	Two Years	Two Months
369	24000	0	0	0	0	0	Full	Two Years	Two Months
370	14104.08	0	0	0	0	0	Full	Two Years	Two Months
371	10416	0	0	12500	0	0	Full	Two Years	Two Months
372	20048.08	0	0	0	0	0	Full	Two Years	Two Months
373	19583.33	7920.02	0	0	0	0	Full	Two Years	Two Months
374	32246.16	0	0	0	0	0	Full	Two Years	Two Months
375	39538.26	24467.67	0	0	0	0	Full	Two Years	Two Months
376	8041.61	0	0	7387.76	0	0	Full	Two Years	Two Months
377	39856.98	8020.66	0	21909.23	0	0	Full	Two Years	Two Months
378	12944.9	0	0	0	0	0	Full	Two Years	Two Months
379	38277.39	0	0	12308.44	0	0	Full	Two Years	Two Months
380	14631.18	0	0	0	0	0	Full	Two Years	Two Months
381	11321.76	0	0	9800	0	0	Full	Two Years	Two Months
382	14583.33	0	0	14724.99	0	0	Full	Two Years	Two Months
383	15416.68	0	0	0	0	0	Full	Two Years	Two Months
384	20296.99	0	0	0	0	0	Full	Two Years	Two Months
385	14566.67	0	0	3281.33	0	0	Full	Two Years	Two Months
386	10788.33	0	0	0	0	0	Full	Two Years	Two Months
387	16666.67	0	0	0	0	0	Full	Two Years	Two Months
388	12656	0	0	8750	0	0	Full	Two Years	Two Months
389	68929.32	0	0	0	0	0	Full	Two Years	Two Months
390	15713.48	0	0	0	0	0	Full	Two Years	Two Months
391	1972	0	30135.52	0	0	0	Full	Two Years	Two Months
392	13284.33	0	0	8568.7	0	0	Full	Two Years	Two Months
393	18750	0	0	0	0	0	Full	Two Years	Two Months
394	13756.92	0	0	0	0	0	Full	Two Years	Two Months
395	21618.12	0	0	0	0	0	Full	Two Years	Two Months
396	16758.41	0	0	0	0	0	Full	Two Years	Two Months
397	7091	0	0	6761.73	0	0	Full	Two Years	Two Months
398	14340.67	4674.6	0	0	0	0	Full	Two Years	Two Months
399	3530	536.9	18113.15	0	0	0	Full	Two Years	Two Months
400	33439.76	0	0	0	0	0	Full	Two Years	Two Months
401	14583.33	0	0	0	0	0	Full	Two Years	Two Months
402	8338.46	0	0	5567.5	2550	0	Full	Two Years	Two Months
403	20833.34	0	0	9507.67	0	0	Full	Two Years	Two Months
404	3000	3247.5	0	3818.28	0	1717.93	Full	Two Years	Two Months
405	11529.22	0	0	14333.34	0	0	Full	Two Years	Two Months
406	24048.75	0	0	3862.43	0	0	Full	Two Years	Two Months
407	37659	0	0	8333.34	0	0	Full	Two Years	Two Months
408	3000	0	21855.95	0	0	0	Full	Two Years	Two Months
409	40429.54	0	0	0	0	0	Full	Two Years	Two Months
410	10367.11	0	0	6040.29	0	0	Full	Two Years	Two Months
411	26294.83	0	0	0	0	0	Full	Two Years	Two Months
412	7286.93	0	0	8380.66	0	0	Full	Two Years	Two Months
413	13668.58	0	0	7669.66	0	0	Full	Two Years	Two Months
414	14256.93	0	0	9847.08	0	0	Full	Two Years	Two Months
415	16254.04	0	0	0	0	0	Full	Two Years	Two Months
416	16447.01	0	0	0	0	0	Full	Two Years	Two Months
417	7854	0	0	0	0	0	Full	Two Years	Two Months
418	15432.88	7495.4	0	7734	0	0	Full	Two Years	Two Months
419	6167.49	0	0	0	0	0	Full	Two Years	Two Months
420	7833.32	0	0	4157	0	0	Full	Two Years	Two Months
421	19166.66	0	0	0	0	0	Full	Two Years	Two Months
422	20432.62	0	0	0	0	0	Full	Two Years	Two Months
423	5459.08	0	0	8846.16	0	0	Full	Two Years	Two Months
424	129384.29	0	0	0	0	0	Full	Two Years	Two Months
425	4534.58	0	0	16990.42	0	0	Full	Two Years	Two Months
426	12696	0	0	10520	0	0	Full	Two Years	Two Months
427	14583.31	0	0	2124.07	0	0	Full	Two Years	Two Months
428	17916.68	2539.69	0	0	0	0	Full	Two Years	Two Months
429	9306.32	0	0	0	0	0	Full	Two Years	Two Months
430	12508.34	891.67	0	0	0	0	Full	Two Years	Two Months
431	0	0	0	0	0	0	Full	Two Years	Two Months
432	17649.3	0	0	22083.33	0	0	Full	Two Years	Two Months
433	17005.75	0	0	7371.66	0	0	Full	Two Years	Two Months
434	22046.68	0	0	0	0	0	Full	Two Years	Two Months
435	20833.35	0	0	0	0	0	Full	Two Years	Two Months
436	9583.34	0	0	5416.67	0	0	Full	Two Years	Two Months
437	20361.75	0	0	0	0	0	Full	Two Years	Two Months
438	8810.43	0	0	0	0	0	Full	Two Years	Two Months
439	53006.23	0	0	0	0	0	Full	Two Years	Two Months
440	10040.33	0	0	1065.9	0	0	Full	Two Years	Two Months
441	13750	0	0	8666.66	0	0	Full	Two Years	Two Months
442	45952.38	0	0	0	0	0	Full	Two Years	Two Months
443	8405	0	0	16887	0	0	Full	Two Years	Two Months
444	16560.42	0	0	0	0	0	Full	Two Years	Two Months
445	6119.58	0	0	5725	0	0	Full	Two Years	Two Months
446	9613.07	0	0	6234.8	0	0	Full	Two Years	Two Months
447	22083.33	0	0	0	0	0	Full	Two Years	Two Months
448	16209	0	0	6779.76	0	0	Full	Two Years	Two Months
449	11992.93	0	0	0	0	0	Full	Two Years	Two Months
450	35072.5	0	0	0	0	0	Full	Two Years	Two Months
451	18181.58	0	0	0	0	0	Full	Two Years	Two Months
452	7132.67	0	0	11266.67	0	0	Full	Two Years	Two Months
453	15833.34	0	0	0	0	0	Full	Two Years	Two Months
454	10241.57	2153.54	0	0	0	0	Full	Two Years	Two Months
455	23323.83	0	0	0	0	0	Full	Two Years	Two Months
456	31175	0	0	0	0	0	Full	Two Years	Two Months
457	10651.08	0	0	9025.01	0	0	Full	Two Years	Two Months
458	6500	0	0	14582.53	0	0	Full	Two Years	Two Months
459	30197.42	0	0	0	0	0	Full	Two Years	Two Months
460	12916.67	38333.33	0	0	0	0	Full	Two Years	Two Months
461	6705.66	0	0	6332.54	0	0	Full	Two Years	Two Months
462	25000	0	0	8333	0	0	Full	Two Years	Two Months
463	11250	4397.41	0	12500	0	0	Full	Two Years	Two Months
464	17916.69	0	0	0	0	0	Full	Two Years	Two Months
465	16666.67	0	0	0	0	0	Full	Two Years	Two Months
466	9313.41	0	0	11666.67	0	0	Full	Two Years	Two Months
467	30243.04	0	0	0	0	0	Full	Two Years	Two Months
468	29651.62	0	0	11666.67	0	0	Full	Two Years	Two Months
469	9486.25	0	0	9486.25	0	0	Full	Two Years	Two Months
470	17373.42	0	0	0	0	0	Full	Two Years	Two Months
471	25963.62	0	0	0	0	0	Full	Two Years	Two Months
472	3583.33	8847	0	918.9	0	0	Full	Two Years	Two Months
473	15833.33	3064.68	0	0	0	0	Full	Two Years	Two Months
474	5367.75	0	0	45966.29	0	0	Full	Two Years	Two Months
475	9294.63	0	0	0	0	0	Full	Two Years	Two Months
476	12957.42	12914.35	0	6478.18	0	0	Full	Two Years	Two Months
477	0	0	0	20632.75	0	0	Full	Two Years	Two Months
478	6716	0	0	10142	0	0	Full	Two Years	Two Months
479	12719.58	0	0	27916.68	0	0	Full	Two Years	Two Months
480	1309.25	0	41140.47	0	0	0	Full	Two Years	Two Months
481	22496.98	0	0	21816.25	0	0	Full	Two Years	Two Months
482	32081.63	0	0	0	0	0	Full	Two Years	Two Months
483	15716.68	0	0	0	0	0	Full	Two Years	Two Months
484	27684.83	0	0	0	0	0	Full	Two Years	Two Months
485	19593.76	0	0	0	0	0	Full	Two Years	Two Months
486	15416.66	0	0	0	0	0	Full	Two Years	Two Months
487	17265	0	0	0	0	0	Full	Two Years	Two Months
488	14162.5	3562.5	5276.58	0	0	0	Full	Two Years	Two Months
489	9833.33	0	0	8333.35	0	0	Full	Two Years	Two Months
490	17120.29	0	0	0	0	0	Full	Two Years	Two Months
491	12271.73	0	0	12271.73	0	0	Full	Two Years	Two Months
492	15537	0	0	6283.58	0	0	Full	Two Years	Two Months
493	18125	4759.83	0	14768.4	562.5	0	Full	Two Years	Two Months
494	28322.08	0	0	0	0	0	Full	Two Years	Two Months
495	8333	0	0	4909.67	0	0	Full	Two Years	Two Months
496	15882.6	0	0	0	0	0	Full	Two Years	Two Months
497	16735.03	0	0	0	0	0	Full	Two Years	Two Months
498	15833.33	0	0	0	0	0	Full	Two Years	Two Months
499	27083	0	0	0	0	0	Full	Two Years	Two Months
500	79242.58	0	0	0	0	0	Full	Two Years	Two Months
501	22882	0	13965	3865.33	0	0	Full	Two Years	Two Months
502	9166.67	0	0	0	0	0	Full	Two Years	Two Months
503	12070	0	7153.88	0	0	0	Full	Two Years	Two Months
504	16666.69	0	27781.25	0	0	0	Full	Two Years	Two Months
505	12473.9	1583.63	0	0	0	0	Full	Two Years	Two Months
506	18699.26	1300	0	4508.4	0	0	Full	Two Years	Two Months
507	28216.25	0	0	0	0	0	Full	Two Years	Two Months
508	11666.66	0	0	0	0	0	Full	Two Years	Two Months
509	9350	0	0	13333.33	0	0	Full	Two Years	Two Months
510	13093.31	0	0	1327.97	0	0	Full	Two Years	Two Months
511	25000	0	0	0	0	0	Full	Two Years	Two Months
512	39387.08	0	0	0	0	0	Full	Two Years	Two Months
513	23005.66	0	0	0	0	0	Full	Two Years	Two Months
514	14446.08	7043.98	0	0	0	0	Full	Two Years	Two Months
515	19583.33	154465.25	0	0	0	0	Full	Two Years	Two Months
516	37921.15	0	0	0	0	0	Full	Two Years	Two Months
517	11250	0	0	0	0	0	Full	Two Years	Two Months
518	12812.5	0	0	7310	0	0	Full	Two Years	Two Months
519	9916.66	0	0	6664.67	0	0	Full	Two Years	Two Months
520	14927.47	0	0	7590.27	0	0	Full	Two Years	Two Months
521	1317	0	0	15561	0	0	Full	Two Years	Two Months
522	12610.49	0	0	0	0	0	Full	Two Years	Two Months
523	15414.75	0	0	0	0	0	Full	Two Years	Two Months
524	15323.76	0	0	0	0	0	Full	Two Years	Two Months
525	13691.36	0	0	0	0	0	Full	Two Years	Two Months
526	17291.66	0	0	0	0	0	Full	Two Years	Two Months
527	10109.88	0	0	10000	0	0	Full	Two Years	Two Months
528	14673	3708.33	0	0	0	0	Full	Two Years	Two Months
529	10621.86	0	0	10936.66	0	0	Full	Two Years	Two Months
530	22916.66	0	0	0	0	0	Full	Two Years	Two Months
531	14095.31	0	0	0	0	0	Full	Two Years	Two Months
532	17958.6	4734.64	0	0	0	0	Full	Two Years	Two Months
533	12854.66	0	0	270	0	0	Full	Two Years	Two Months
534	18038.39	0	0	0	0	0	Full	Two Years	Two Months
535	12684.02	0	0	12684.02	0	0	Full	Two Years	Two Months
536	17500	0	0	3500	0	0	Full	Two Years	Two Months
537	8506.94	0	0	7704.99	0	0	Full	Two Years	Two Months
538	9166.66	0	0	7083.33	0	0	Full	Two Years	Two Months
539	17743.5	0	0	0	0	0	Full	Two Years	Two Months
540	15249.37	0	0	4217.37	0	0	Full	Two Years	Two Months
541	12915	22.11	0	0	0	0	Full	Two Years	Two Months
542	30002.75	0	0	0	0	0	Full	Two Years	Two Months
543	10160.84	0	0	2541.67	0	0	Full	Two Years	Two Months
544	5416	0	0	0	0	0	Full	Two Years	Two Months
545	8333.33	0	0	0	0	0	Full	Two Years	Two Months
546	25809.7	0	0	0	0	0	Full	Two Years	Two Months
547	10833.76	0	0	0	0	0	Full	Two Years	Two Months
548	20500	0	0	0	0	0	Full	Two Years	Two Months
549	13158.08	0	0	0	0	0	Full	Two Years	Two Months
550	12691.41	0	0	0	0	0	Full	Two Years	Two Months
551	18699.13	0	0	3375	0	0	Full	Two Years	Two Months
552	21170	0	0	0	0	0	Full	Two Years	Two Months
553	20272.98	0	0	0	0	0	Full	Two Years	Two Months
554	6000	0	0	8400	0	0	Full	Two Years	Two Months
555	12531.07	0	0	5416.66	0	0	Full	Two Years	Two Months
556	25000	0	0	0	0	0	Full	Two Years	Two Months
557	13749.99	0	0	13433.33	0	0	Full	Two Years	Two Months
558	18006.09	13676.88	0	0	0	0	Full	Two Years	Two Months
559	11250	0	2065.89	4909.67	0	0	Full	Two Years	Two Months
560	20383.34	0	0	0	0	0	Full	Two Years	Two Months
561	0	0	0	11530.13	0	0	Full	Two Years	Two Months
562	8000	17000	0	0	0	0	Full	Two Years	Two Months
563	21404	0	0	0	0	0	Full	Two Years	Two Months
564	53166.88	0	0	0	0	0	Full	Two Years	Two Months
565	19500	0	0	0	0	0	Full	Two Years	Two Months
566	18749.98	0	0	3771.04	0	0	Full	Two Years	Two Months
567	21988	9076.92	0	0	0	0	Full	Two Years	Two Months
568	19821.25	0	0	53742.4	0	0	Full	Two Years	Two Months
569	54872.13	0	0	8625.02	0	0	Full	Two Years	Two Months
570	16635	0	0	0	0	0	Full	Two Years	Two Months
571	20833.34	14998	0	0	0	0	Full	Two Years	Two Months
572	25448.68	0	0	26244.66	0	0	Full	Two Years	Two Months
573	10218.86	2604.46	0	6220.74	0	0	Full	Two Years	Two Months
574	20888.83	0	0	0	0	0	Full	Two Years	Two Months
575	0	0	0	22833.42	0	0	Full	Two Years	Two Months
576	54010.42	0	0	0	0	0	Full	Two Years	Two Months
577	31941.42	0	0	0	0	0	Full	Two Years	Two Months
578	15375.98	0	0	893.73	0	0	Full	Two Years	Two Months
579	11343.55	0	0	15558.62	0	0	Full	Two Years	Two Months
580	37924.2	0	0	0	0	0	Full	Two Years	Two Months
581	14289.38	0	0	0	0	0	Full	Two Years	Two Months
582	20939.77	0	0	0	0	0	Full	Two Years	Two Months
583	13311	0	0	0	0	0	Full	Two Years	Two Months
584	9806.67	0	0	0	0	0	Full	Two Years	Two Months
585	5871.5	0	0	17201.6	0	0	Full	Two Years	Two Months
586	6666.66	0	0	10601.07	0	0	Full	Two Years	Two Months
587	30345.88	0	0	0	0	0	Full	Two Years	Two Months
588	0	0	0	20208.33	0	0	Full	Two Years	Two Months
589	17138.08	0	0	0	0	0	Full	Two Years	Two Months
590	4295	0	0	8205.5	0	0	Full	Two Years	Two Months
591	4541.58	0	0	0	0	0	Full	Two Years	Two Months
592	40416.68	0	0	0	0	0	Full	Two Years	Two Months
593	16694.63	0	0	8623	0	0	Full	Two Years	Two Months
594	14932.58	0	0	0	0	0	Full	Two Years	Two Months
595	15356.34	0	0	7222.22	0	0	Full	Two Years	Two Months
596	11651.33	0	0	0	0	0	Full	Two Years	Two Months
597	50732.75	0	0	0	0	0	Full	Two Years	Two Months
598	4312.04	0	0	0	0	0	Full	Two Years	Two Months
599	28329.87	0	0	0	0	0	Full	Two Years	Two Months
600	20833.32	20833.32	0	0	0	0	Full	Two Years	Two Months
601	8967.69	0	0	3192.56	0	0	Full	Two Years	Two Months
602	26136.64	0	0	0	0	0	Full	Two Years	Two Months
603	12187.52	0	0	5042.92	0	0	Full	Two Years	Two Months

MERSID	Organization
1000536	Prime Lending
1000633	George Mason
1008808	Cole Taylor Bank
9999996	WJ Bradley
1002338	First Republic
1000383	RRAC/Cenlar
9999999	Other

ASF RMBS DISCLOSURE PACKAGE

Field Number	Field Name	Field Description	Type of Field	Data Type	Sample Data	Format	When Applicable?	Valid Values	Proposed Unique Coding	Notes
1	Primary Servicer	The MERS Organization ID of the company that has or will have the right to service the loan.	General Information	Numeric – Integer	2351805	9(7)	Always	”9999999” if Unknown
2	Servicing Fee—Percentage	Aggregate monthly fee paid to all servicers, stated in decimal form.	General Information	Numeric - Decimal	0.0025	9.999999	Loans without flat-dollar servicing fees	>= 0 and < 1		Must be populated if Field 3 is Null
3	Servicing Fee—Flat-dollar	Aggregate monthly fee paid to all servicers, stated as a dollar amount.	General Information	Numeric – Decimal	7.5	9(3).99	Loans with flat-dollar servicing fees	>= 0 and <= 999		Must be populated if 2 is Null
4	Servicing Advance Methodology	The manner in which principal and/or interest are to be advanced by the servicer.	General Information	Numeric – Integer	2	99	Always	See Coding	1 = Scheduled Interest, Scheduled Principal 2 = Actual Interest, Actual Principal 3 = Scheduled Interest, Actual Principal 99 = Unknown
5	Originator	The MERS Organization ID of the entity that lends funds to the borrower and, in return, places a lien on the mortgage property as collateral.	General Information	Numeric – Integer	5938671	9(7)	Always	”9999999” if Unknown
6	Loan Group	Indicates the collateral group number in which the loan falls (for structures with multiple collateral groups). Use “1” if there is only one loan group.	General Information	Text	1A	XXXX	Always	“UNK” if Unknown
7	Loan Number	Unique National Mortgage Loan ID Number (Vendor TBD).	General Information	Numeric – Integer	TBD	TBD	Always	TBD		Details to be provided by Vendor
8	Amortization Type	Indicates whether the loan’s interest rate is fixed or adjustable (Hybrid ARMs are adjustable).	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Fixed 2 = Adjustable 99 = Unknown
9	Lien Position	A number indicating the loan’s lien position (1 = first lien, etc.).	Loan Type	Numeric – Integer	1	99	Always	>0	99 = Unknown
10	HELOC Indicator	Indicates whether the loan is a home equity line of credit.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
11	Loan Purpose	Indicates the purpose of the loan.	Loan Type	Numeric – Integer	9	99	Always	See Coding	See Appendix A
12	Cash Out Amount	For “Cash-out” loans (see Glossary): [NEW LOAN AMOUNT] – [PAID-OFF FIRST MORTGAGE LOAN AMOUNT] – [PAID-OFF SECOND MORTGAGE LOAN AMOUNT (if Second was used to purchase the property)] – [CLOSING COSTS].	Loan Type	Numeric – Decimal	72476.5	9(10).99	Always	>= 0
13	Total Origination and Discount Points (in dollars)	Amount paid to the lender to increase the lender’s effective yield and, in the case of discount points, to reduce the interest rate paid by the borrower.	Loan Type	Numeric – Decimal	5250	9(10).99	Always	>= 0		Typically Lines 801 and 802 of HUD Settlement Statement
14	Covered/High Cost Loan Indicator	Indicates whether the loan is categorized as “high cost” or “covered” according to state or federal statutes or regulations.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
15	Relocation Loan Indicator	Indicates whether the loan is part of a corporate relocation program.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
16	Broker Indicator	Indicates whether a broker took the application.	Loan Type	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
17	Channel	Code indicating the source (channel) from which the Issuer obtained the mortgage loan.	Loan Type	Numeric – Integer	2	99	Always	See Coding	1 = Retail 2 = Broker 3 = Correspondent Bulk 4 = Correspondent Flow with delegated underwriting 5 = Correspondent Flow without delegated underwriting 99 = Unknown
18	Escrow Indicator	Indicates whether various homeownership expenses are paid by the borrower directly or through an escrow account (as of securitization cut-off date).	Loan Type	Numeric – Integer	3	99	Always	See Coding	0 = No Escrows 1 = Taxes 2 = Insurance 3 = HOA dues 4 = Taxes and Insurance 5 = All 99 =Unknown
19	Senior Loan Amount(s)	For non-first mortgages, the sum of the balances of all associated senior mortgages at the time of origination of the subordinate lien.	Mortgage Lien Info	Numeric – Decimal	611004.25	9(10).99	If Lien Position > 1	>= 0
20	Loan Type of Most Senior Lien	For non-first mortgages, indicates whether the associated first mortgage is a Fixed, ARM, Hybrid, or negative amortization loan.	Mortgage Lien Info	Numeric – Integer	2	99	If Lien Position > 1	See Coding	1 = Fixed Rate 2 = ARM 3 = Hybrid 4 = Neg Am 99 = Unknown
21	Hybrid Period of Most Senior Lien (in months)	For non-first mortgages where the associated first mortgage is a hybrid ARM, the number of months remaining in the initial fixed interest rate period for the hybrid first mortgage.	Mortgage Lien Info	Numeric – Integer	23	999	If Lien Position > 1 AND the most senior lien is a hybrid ARM (see Field 20)	>= 0
22	Neg Am Limit of Most Senior Lien	For non-first mortgages where the associated first mortgage features negative amortization, the maximum percentage by which the negatively amortizing balance may increase (expressed as a proportion of the senior lien’s original balance).	Mortgage Lien Info	Numeric – Decimal	1.25	9.999999	If Lien Position > 1 AND the senior lien is Neg Am (see Field 20)	>= 1 and <= 2
23	Junior Mortgage Balance	For first mortgages with subordinate liens at the time of origination, the combined balance of the subordinate liens (if known).	Mortgage Lien Info	Numeric – Decimal	51775.12	9(10).99	If Lien Position = 1 and there is a 2nd lien on the subject property	>= 0		Subject to Regulatory Confirmation
24	Origination Date of Most Senior Lien	For non-first mortgages, the origination date of the associated first mortgage.	Mortgage Lien Info	Date	20090914	YYYYMMDD	If Lien Position > 1 and there is a 2nd lien on the subject property	“19010101” if unknown
25	Origination Date	The date of the Mortgage Note and Mortgage/Deed of Trust	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
26	Original Loan Amount	The dollar amount of the mortgage loan, as specified on the mortgage note at the time of the loan’s origination. For HELOCs, the maximum available line of credit.	Loan Term and Amortization Type	Numeric – Decimal	150000	9(10).99	Always	>0
27	Original Interest Rate	The original note rate as indicated on the mortgage note.	Loan Term and Amortization Type	Numeric – Decimal	0.0475	9.999999	Always	> 0 and <= 1
28	Original Amortization Term	The number of months in which the loan would be retired if the amortizing principal and interest payment were to be paid each month.	Loan Term and Amortization Type	Numeric – Integer	360	999	Always	>= 60
29	Original Term to Maturity	The initial number of months between loan origination and the loan maturity date, as specified on the mortgage note.	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>0	N/A
30	First Payment Date of Loan	The date of the first scheduled mortgage payment to be made by the borrower as specified on the mortgage note.	Loan Term and Amortization Type	Date	20090914	YYYYMMDD	Always	“19010101” if unknown	N/A
31	Interest Type Indicator	Indicates whether the interest rate calculation method is simple or actuarial.	Loan Term and Amortization Type	Numeric – Integer	2	99	Always	See Coding	1= Simple 2 = Actuarial 99 = Unknown
32	Original Interest Only Term	Original interest-only term for a loan in months (including NegAm Loans).	Loan Term and Amortization Type	Numeric – Integer	60	999	Always	>= 0 and <= 240 Unknown = Blank; No Interest Only Term = 0
33	Buy Down Period	The total number of months during which any buy down is in effect, representing the accumulation of all buy down periods.	Loan Term and Amortization Type	Numeric – Integer	65	999	Always	>= 0 and <= 100 Unknown = Blank; No Buy Down = 0
34	HELOC Draw Period	The original number of months during which the borrower may draw funds against the HELOC account.	Loan Term and Amortization Type	Numeric – Integer	24	999	HELOCs Only	>= 12 and <= 120
35	Scheduled Loan Amount	Mortgage loan scheduled principal balance as of cut-off date. For HELOCs, the current drawn amount.	Loan Term and Amortization Type	Numeric – Decimal	248951.19	9(10).99	Always	>= 0
36	Current Interest Rate	The interest rate used to calculate the current P&I or I/O payment.	Loan Term and Amortization Type	Numeric – Decimal	0.05875	9.999999	Always	> 0 and <= 1
37	Current Payment Amount Due	Next Total Payment due to be collected (including principal, interest or both—but Exclude Escrow Amounts).	Loan Term and Amortization Type	Numeric – Decimal	1250.15	9(10).99	Always	> 0
38	Scheduled Interest Paid Through Date		Loan Term and Amortization Type	Date	20090429	YYYYMMDD	Always	“19010101” if unknown
39	Current Payment Status	Number of payments the borrower is past due as of the securitization cut-off date.	Loan Term and Amortization Type	Numeric – Integer	3	99	Always	>= 0
40	Index Type	Specifies the type of index to be used to determine the interest rate at each adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	18	99	ARMs Only	See Coding	See Appendix B
41	ARM Look-back Days	The number of days prior to the interest rate adjustment date to retrieve the index value.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	45	99	ARMs Only	>= 0 to <=99
42	Gross Margin	The percentage stated on the mortgage note representing the spread between the ARM Index value and the mortgage interest rate. The gross mortgage margin is added to the index value to establish a new gross interest rate in the manner prescribed on the mortgage note.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.03	9.999999	ARMs Only	>0 and <= 1
43	ARM Round Flag	An indicator of whether an adjusted interest rate is rounded to the next higher ARM round factor, to the next lower round factor, or to the nearest round factor.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	3	9	ARMs Only	See Coding	0 = No Rounding 1 = Up 2 = Down 3 = Nearest 99=Unknown
44	ARM Round Factor	The percentage to which an adjusted interest rate is to be rounded.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.0025 or 0.00125	9.999999	ARMs Only Where ARM Round Flag = 1, 2, or 3	>= 0 and < 1
45	Initial Fixed Rate Period	For hybrid ARMs, the period between the first payment date of the mortgage and the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	Hybrid ARMs Only	>= 1 to <=240
46	Initial Interest Rate Cap (Change Up)	The maximum percentage by which the mortgage note rate may increase at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
47	Initial Interest Rate Cap (Change Down)	The maximum percentage by which the mortgage note rate may decrease at the first interest rate adjustment date.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
48	Subsequent Interest Rate Reset Period	The number of months between subsequent rate adjustments.	Adjustable Rate Mortgages (ARMs)	Numeric – Integer	60	999	ARMs Only	>=0 and <= 120		0 = Loan does not adjust after initial reset
49	Subsequent Interest Rate (Change Down)	The maximum percentage by which the interest rate may decrease at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
50	Subsequent Interest Rate Cap (Change Up)	The maximum percentage by which the interest rate may increase at each rate adjustment date after the initial adjustment.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.02	9.999999	ARMs Only	>= 0 and <= 1	99=no cap
51	Lifetime Maximum Rate (Ceiling)	The maximum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.125	9.999999	ARMs Only	>= 0 and <= 1		=1 if no ceiling specified

52	Lifetime Minimum Rate (Floor)	The minimum interest rate that can be in effect during the life of the loan.	Adjustable Rate Mortgages (ARMs)	Numeric – Decimal	0.015	9.999999	ARMs Only	>= 0 and <= 1		If no floor is specified enter the greater of the margin or 0.
53	Negative Amortization Limit	The maximum amount of negative amortization allowed before recast is required. (Expressed as a percentage of the original unpaid principal balance.)	Negative Amortization	Numeric – Decimal	1.25	9.999999	Negatively Amortizing ARMs Only	>=0, and <2
54	Initial Negative Amortization Recast Period	The number of months in which the payment is required to recast if the loan does not reach the prescribed maximum balance earlier.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing ARMs Only	>=0
55	Subsequent Negative Amortization Recast Period	The number of months after which the payment is required to recast AFTER the first recast period.	Negative Amortization	Numeric – Integer	48	999	Negatively Amortizing ARMs Only	>=0
56	Initial Fixed Payment Period	Number of months after origination during which the payment is fixed.	Negative Amortization	Numeric – Integer	60	999	Negatively Amortizing Hybrid ARMs Only	>= 0 to <=120
57	Subsequent Payment Reset Period	Number of months between payment adjustments after first payment reset.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
58	Initial Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in the first period.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
59	Subsequent Periodic Payment Cap	The maximum percentage by which a payment can change (increase or decrease) in one period after the initial cap.	Negative Amortization	Numeric – Decimal	0.075	9.999999	Negatively Amortizing ARMs Only	>= 0 and < 1
60	Initial Minimum Payment Reset Period	The maximum number of months a borrower can initially pay the minimum payment before a new minimum payment is determined.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
61	Subsequent Minimum Payment Reset Period	The maximum number of months (after the initial period) a borrower can pay the minimum payment before a new minimum payment is determined after the initial period.	Negative Amortization	Numeric – Integer	12	999	Negatively Amortizing ARMs Only	>= 0 to <=120
62	Option ARM Indicator	An indicator of whether the loan is an Option ARM.	Negative Amortization	Numeric – Integer	1	99	ARMs Only	See Coding	0 = No 1 = Yes 99 = Unknown
63	Options at Recast	The means of computing the lowest monthly payment available to the borrower after recast.	Option ARM	Numeric – Integer	2	99	Option ARMs Only	N/A	1= Fully amortizing 30 year 2= Fully amortizing 15 year 3=Fully amortizing 40 year 4 = Interest-Only 5 = Minimum Payment 99= Unknown
64	Initial Minimum Payment	The initial minimum payment the borrower is permitted to make.	Option ARM	Numeric – Decimal	879.52	99	Option ARMs Only	>=0
65	Current Minimum Payment	Current Minimum Payment (in dollars).	Negative Amortization	Numeric – Decimal	250	9(10).99	Option ARMs Only	>= 0
66	Prepayment Penalty Calculation	A description of how the prepayment penalty would be calculated during each phase of the prepayment penalty term.	Prepayment Penalties	Numeric – Integer	12	99	Always	See Coding	See Appendix C
67	Prepayment Penalty Type	• Hard: The prepayment penalty is incurred regardless of the reason the loan is prepaid in full. • Hybrid: The prepayment penalty can be characterized as hard for a certain amount of time and as soft during another period.	Prepayment Penalties	Numeric – Integer	1	99	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	See Coding	1 = Hard 2 = Soft 3 = Hybrid 99 = Unknown
68	Prepayment Penalty Total Term	The total number of months that the prepayment penalty may be in effect.	Prepayment Penalties	Numeric – Integer	60	999	All loans with Prepayment Penalties (i.e., loans for which Field 66 = something other than “0”)	>0 to <=120
69	Prepayment Penalty Hard Term	For hybrid prepayment penalties, the number of months during which a “hard” prepayment penalty applies.	Prepayment Penalties	Numeric – Integer	12	999	Loans with Hybrid Prepayment Penalties (i.e., loans for which Field 67 = “3”)	>= 0 to <=120
70	Primary Borrower ID	A lender-generated ID number for the primary borrower on the mortgage	Borrower	Numeric—Integer	123456789	999999999	Always	>0		Used to identify the number of times a single borrower appears in a given deal.
71	Number of Mortgaged Properties	The number of residential properties owned by the borrower that currently secure mortgage loans.	Borrower	Numeric – Integer	1	99	Always	> 0
72	Total Number of Borrowers	The number of Borrowers who are obligated to repay the mortgage note.	Borrower	Numeric – Integers	2	99	Always	> 0
73	Self-employment Flag	An indicator of whether the primary borrower is self-employed.	Borrower	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
74	Current ‘Other’ Monthly Payment	The aggregate of all payments pertaining to the subject property other than principal and interest (includes common charges, condo fees, T&I, HOA, etc.), whether escrowed or not.	Loan Term and Amortization Type	Numeric – Decimal	1789.25	9(10).99	Always	> 0
75	Length of Employment: Borrower	The number of years of service with the borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	Always	>=0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
76	Length of Employment: Co-Borrower	The number of years of service with the co-borrower’s current employer as of the date of the loan.	Borrower Qualification	Numeric – Decimal	3.5	99.99	If “Total Number of Borrowers” > 1	>= 0	99 = Retired, None employment income soure (social security, trust income, dividends, etc.)
77	Years in Home	Length of time that the borrower has been at current address.	Borrower Qualification	Numeric – Decimal	14.5	99.99	Refinances of Primary Residences Only (Loan Purpose = 1, 2, 3, 4, 8 or 9)	> 0
78	FICO Model Used	Indicates whether the FICO score was calculated using the Classic, Classic 08, or Next Generation model.	Borrower Qualification	Numeric – Integer	1	99	If a FICO score was obtained	See Coding	1 = Classic 2 = Classic 08 3 = Next Generation 99 = Unknown
79	Most Recent FICO Date	Specifies the date on which the most recent FICO score was obtained	Borrower Qualification	Date	20090914	YYYYMMDD	If a FICO score was obtained	“19010101” if unknown		Issuers unable to Provide may Rep and Warrant that the FICO score used for underwriting was not more than 4 months old at the date of issuance.
80	Primary Wage Earner Original FICO: Equifax	Equifax FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
81	Primary Wage Earner Original FICO: Experian	Experian FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
82	Primary Wage Earner Original FICO: TransUnion	TransUnion FICO score for primary borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
83	Secondary Wage Earner Original FICO: Equifax	Equifax FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
84	Secondary Wage Earner Original FICO: Experian	Experian FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
85	Secondary Wage Earner Original FICO: TransUnion	TransUnion FICO score for Co-borrower (if applicable).	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
86	Most Recent Primary Borrower FICO	Most Recent Primary Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If a FICO score was obtained	>= 350 and <= 850
87	Most Recent Co-Borrower FICO	Most Recent Co-Borrower FICO score used by the lender to approve the loan.	Borrower Qualification	Numeric – Integer	720	9999	If “Total Number of Borrowers” > 1	>= 350 and <= 850
88	Most Recent FICO Method	Number of credit repositories used to update the FICO Score.	Borrower Qualification	Numeric – Integer	2	9	If a FICO score was obtained	>0
89	VantageScore: Primary Borrower	Credit Score for the Primary Borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a Vantage Credit Score was obtained	>= 501 and <= 990
90	VantageScore: Co-Borrower	Credit Score for the Co-borrower used to approve the loan and obtained using the Vantage credit evaluation model.	Borrower Qualification	Numeric – Integer	720	9999	If a VantageScore was obtained AND “Total Number of Borrowers” > 1	>= 501 and <= 990
91	Most Recent VantageScore Method	Number of credit repositories used to update the Vantage Score.	Borrower Qualification	Numeric – Integer	2	9	If a Vantage Credit Score was obtained	>0
92	VantageScore Date	Date Vantage Credit Score was obtained.	Borrower Qualification	Date	20090914	YYYYMMDD	If a Vantage Credit Score was obtained	“19010101” if unknown
93	Credit Report: Longest Trade Line	The length of time in months that the oldest active trade line, installment or revolving, has been outstanding. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	999	999	Always	> =0		Subject to Regulatory Confirmation
94	Credit Report: Maximum Trade Line	The dollar amount for the trade line, installment or revolving, with the largest unpaid balance. For revolving lines of credit, e.g. credit card, the dollar amount reported should reflect the maximum amount of credit available under the credit line whether used or not. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Decimal	339420.19	9(10).99	Always	>=0		Subject to Regulatory Confirmation
95	Credit Report: Number of Trade Lines	A count of non-derogatory, currently open and active, consumer trade lines (installment or revolving) for the borrower. For a loan with more than one borrower, populate field based on status for the primary borrower.	Borrower Qualification	Numeric – Integer	57	999	Always	>=0		Subject to Regulatory Confirmation
96	Credit Line Usage Ratio	Sum of credit balances divided by sum of total open credit available.	Borrower Qualification	Numeric – Decimal	0.27	9.999999	Always	>= 0 and <= 1		Subject to Regulatory Confirmation
97	Most Recent 12-month Pay History	String indicating the payment status per month listed from oldest to most recent.	Borrower Qualification	Text	77X123200001	X(12)	Always	See Coding	0 = Current 1 = 30-59 days delinquent 2 = 60-89 days delinquent 3 = 90-119 days delinquent 4 = 120+ days delinquent 5 = Foreclosure 6 = REO 7 = Loan did not exist in period X = Unavailable
98	Months Bankruptcy	Number of months since any borrower was discharged from bankruptcy. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program—have passed since most recent discharge from bankruptcy.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Bankruptcy	>= 0		Blank = Borrower is not known to have been in bankruptcy
99	Months Foreclosure	Number of months since foreclosure sale date. (Issuers unable to provide this information may rep and warrant that at least x years—as specified in the loan program— have passed since most recent foreclosure.)	Borrower Qualification	Numeric – Integer	12	999	If Borrower has ever been in Foreclosure	>= 0		Blank = Borrower is not known to have been in foreclosure
100	Primary Borrower Wage Income	Monthly base wage income for primary borrower.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
101	Co-Borrower Wage Income	Monthly base wage income for all other borrowers.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
102	Primary Borrower Other Income	Monthly Other (non-wage) income for primary borrower. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
103	Co-Borrower Other Income	Monthly Other (non-wage) income for all other borrowers. (This figure should include net rental income and be reduced by any net rental loss.)	Borrower Qualification	Numeric – Decimal	9000	9(9).99	If “Total Number of Borrowers” > 1	>= 0
104	All Borrower Wage Income	Monthly income of all borrowers derived from base salary only.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
105	All Borrower Total Income	Monthly income of all borrowers derived from base salary, commission, tips and gratuities, overtime and bonuses, part-time or second-job earnings, alimony, child support, interest and dividend income, notes receivable, trust income, net rental income, retirement income, social security, veterans income, military income, foster care income, and self-employed income.	Borrower Qualification	Numeric – Decimal	9000	9(9).99	Always	>= 0
106	4506-T Indicator	A yes/no indicator of whether a Transcript of Tax Return (received pursuant to the filing of IRS Form 4506-T) was obtained and considered.	Borrower Qualification	Numeric – Integer	1	99	Always	See Coding	0 = No 1 = Yes 99 = Unknown
107	Borrower Income Verification Level
A code indicating the extent to which the borrower’s income has been verified:
Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)
Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	1	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
108	Co-Borrower Income Verification
A code indicating the extent to which the co-borrower’s income has been verified:

Level 4 Income Verification = [W-2 (Prev. Yr.) OR TAX RETURNS* (Prev. Yr.)] AND PAY STUBS (YTD (at least one month)–if salaried)

Level 5 Income Verification = 24 months income verification (W-2s, pay stubs, bank statements and/or tax returns**)
*For self-employed borrowers:  Level 4 Income Verification:
• 2 Years Tax Returns
• Self-prepared tax returns (regardless of 4506 and tax transcripts)

** For self-employed borrowers: Level 5 Income Verification:
• 2 Years tax returns
• Tax returns prepared and not executed by a CPA, with
          o CPA name & phone number shown on the Preparer section of the tax return
          o Executed 4506 and tax transcripts (matching returns in file)
• Tax returns prepared and executed by a CPA  (regardless of 4506 and tax transcripts)
			Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, “Level 4” Verified (as defined) 5 = Stated, “Level 5” Verified (as defined)
109	Borrower Employment Verification	A code indicating the extent to which the primary borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the borrower’s current employment.	Borrower Qualification	Numeric – Integer	2	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
110	Co-Borrower Employment Verification	A code indicating the extent to which the co-borrower’s employment has been verified: Level 3 Verified = Direct Independent Verification with a third party of the co-borrower’s current employment.	Borrower Qualification	Numeric – Integer	1	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, Level 3 Verified (as defined)
111	Borrower Asset Verification	A code indicating the extent to which the primary borrower’s assets used to qualify the loan have been verified: Level 4 Verified = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	3	9	Always	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
112	Co-Borrower Asset Verification	A code indicating the extent to which the co-borrower’s assets used to qualify the loan have been verified: Level 4 = 2 months of bank statements/balance documentation (written or electronic) for liquid assets (or gift letter).	Borrower Qualification	Numeric – Integer	2	9	If “Total Number of Borrowers” > 1	See Coding	1 = Not Stated, Not Verified 2 = Stated, Not Verified 3 = Stated, “Partially” Verified 4 = Stated, Level 4 Verified (as defined)
113	Liquid / Cash Reserves	The actual dollar amount of remaining verified liquid assets after settlement. (This should not include cash out amount of subject loan.)	Borrower Qualification	Numeric – Decimal	3242.76	9(9).99	Always	>= 0
114	Monthly Debt All Borrowers	The aggregate monthly payment due on other debt (excluding only installment loans with fewer than 10 payments remaining and other real estate loans used to compute net rental income— which is added/subtracted in the income fields).	Borrower Qualification	Numeric – Decimal	3472.43	9(9).99	Always	>= 0
115	Originator DTI	Total Debt to income ratio used by the originator to qualify the loan.	Borrower Qualification	Numeric – Decimal	0.35	9.999999	Always	>= 0 and >= 1
116	Fully Indexed Rate	The fully indexed interest rate as of securitization cut-off.	Borrower Qualification	Numeric – Decimal	0.0975	9.999999	ARMs Only	>= 0 and >= 1
117	Qualification Method	Type of mortgage payment used to qualify the borrower for the loan.	Borrower Qualification	Numeric – Integer	3	99	Always	See Coding	1 = Start Rate 2 = First Year Cap Rate 3 = I/O Amount 4 = Fully Indexed 5 = Min Payment 98 = Other 99 = Unknown
118	Percentage of Down Payment from Borrower Own Funds	Include only borrower funds, do not include any gift or borrowed funds. (Issuers may provide the actual percentage for each loan, or the guideline percentage and note departure concentration on the transaction summary.)	Borrower Qualification	Numeric – Decimal	0.5	9.999999	Purchase Loans Only	>= 0 and >= 1
119	City	The name of the city.	Subject Property	Text	New York	X(45)	Always	Unk=Unknown
120	State	The name of the state as a 2-digit Abbreviation.	Subject Property	Text	NY	XX	Always	See Coding	See Appendix H
121	Postal Code	The postal code (zip code in the US) where the subject property is located.	Subject Property	Text	10022	X(5)	Always	Unk=Unknown
122	Property Type	Specifies the type of property being used to secure the loan.	Subject Property	Numeric – Integer	11	99	Always	See Coding	See Appendix D
123	Occupancy	Specifies the property occupancy status (e.g., owner-occupied, investment property, second home, etc.).	Subject Property	Numeric – Integer	4	9	Always	See Coding	See Appendix E
124	Sales Price	The negotiated price of a given property between the buyer and seller.	Subject Property	Numeric – Decimal	450000.23	9(10).99	Purchase Loans Only	> 0
125	Original Appraised Property Value	The appraised value of the property used to approve the loan.	Subject Property	Numeric – Decimal	550000.23	9(10).99	Always	> 0
126	Original Property Valuation Type	Specifies the method by which the property value (at the time of underwriting) was reported.	Subject Property	Numeric – Integer	8	99	Always	See Coding	See Appendix F
127	Original Property Valuation Date	Specifies the date on which the original property value (at the time of underwriting) was reported. (Issuers unable to provide may Rep and Warrant that the appraisal used for underwriting was not more than x days old at time of loan closing.)	Subject Property	Date	20090914	YYYYMMDD	Always	“19010101” if unknown
128	Original Automated Valuation Model (AVM) Model Name	The name of the AVM Vendor if an AVM was used to determine the original property valuation.	Subject Property	Numeric – Integer	1	99	Always	See Appendix I	See Appendix I
129	Original AVM Confidence Score	The confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.74	9.999999	If AVM Model Name (Field 127) > 0	>= 0 to <= 1
130	Most Recent Property Value[1]	If a valuation was obtained subsequent to the valuation used to calculate LTV, the most recent property value.	Subject Property	Numeric – Decimal	500000	9(10).99	If updated value was obtained subsequent to loan approval	> 0
131	Most Recent Property Valuation Type	If an additional property valuation was obtained after the valuation used for underwriting purposes, the method by which the property value was reported.	Subject Property	Numeric – Integer	6	9	If updated value was obtained subsequent to loan approval	See Coding	See Appendix F
132	Most Recent Property Valuation Date	Specifies the date on which the updated property value was reported.	Subject Property	Date	20090914	YYYYMMDD	If updated value was obtained subsequent to loan approval	“19010101” if unknown
133	Most Recent AVM Model Name	The name of the AVM Vendor if an AVM was used to determine the updated property valuation.	Subject Property	Numeric – Integer	19	99	If updated value was obtained subsequent to loan approval	See Coding	See Appendix I
134	Most Recent AVM Confidence Score	If AVM used to determine the updated property valuation, the confidence range presented on the AVM report.	Subject Property	Numeric – Decimal	0.85	9.999999	If “Most Recent AVM Model Name” > 0	>= 0 to <= 1
135	Original CLTV	The ratio obtained by dividing the amount of all known outstanding mortgage liens on a property at origination by the lesser of the appraised value or the sales price.	Loan-to-Value (LTV)	Numeric – Decimal	0.96	9.999999	Always	>= 0 and <= 1.5
136	Original LTV	The ratio obtained by dividing the original mortgage loan amount on the note date by the lesser of the mortgaged property’s appraised value on the note date or its purchase price.	Loan-to-Value (LTV)	Numeric – Decimal	0.8	9.999999	Always	>= 0 and <= 1.25
137	Original Pledged Assets	The total value of assets pledged as collateral for the loan at the time of origination. Pledged assets may include cash or marketable securities.	Loan-to-Value (LTV)	Numeric – Decimal	75000	9(10).99	Always	>=0
138	Mortgage Insurance Company Name	The name of the entity providing mortgage insurance for a loan.	Mortgage Insurance	Numeric – Integer	3	99	Always	See Coding	See Appendix G
139	Mortgage Insurance Percent	Mortgage Insurance coverage percentage.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	“Mortgage Insurance Company Name” > 0	>= 0 to <= 1
140	MI: Lender or Borrower Paid?	An indicator of whether mortgage insurance is paid by the borrower or the lender.	Mortgage Insurance	Numeric – Integer	1	99	“Mortgage Insurance Company Name” > 0	See Coding	1 = Borrower-Paid 2 = Lender- Paid 99 = Unknown
141	Pool Insurance Co. Name	Name of pool insurance provider.	Mortgage Insurance	Numeric – Integer	8	99	Always	See Coding	See Appendix G
142	Pool Insurance Stop Loss %	The aggregate amount that a pool insurer will pay, calculated as a percentage of the pool balance.	Mortgage Insurance	Numeric – Decimal	0.25	9.999999	Pool MI Company > 0	>= 0 to <= 1
143	MI Certificate Number	The unique number assigned to each individual loan insured under an MI policy.	Mortgage Insurance	Text	123456789G	X(20)	MI Company > 0	UNK = Unknown
144	Updated DTI (Front-end)	Updated front-end DTI ratio (total monthly housing expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
145	Updated DTI (Back-end)	Updated back-end DTI ratio (total monthly debt expense divided by total monthly income) used to qualify the loan modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.35	9.999999	Modified Loans Only	>= 0 and >= 1
146	Modification Effective Payment Date	Date of first payment due post modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
147	Total Capitalized Amount	Amount added to the principal balance of a loan due to the modification.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
148	Total Deferred Amount	Any non-interest-bearing deferred amount (e.g., principal, interest and fees).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
149	Pre-Modification Interest (Note) Rate	Scheduled Interest Rate Of The Loan Immediately Preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.075	9.999999	Modified Loans Only	>= 0 to <= 1
150	Pre-Modification P&I Payment	Scheduled Total Principal And Interest Payment Amount Preceding The Modification Effective Payment Date – or if servicer is no longer advancing P&I, the payment that would be in effect if the loan were current.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	2310.57	9(10).99	Modified Loans Only	> 0
151	Pre-Modification Initial Interest Rate Change Downward Cap	Maximum amount the rate can adjust downward on the first interest rate adjustment date (prior to modification) – Only provide if the rate floor is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
152	Pre-Modification Subsequent Interest Rate Cap	Maximum increment the rate can adjust upward AFTER the initial rate adjustment (prior to modification) – Only provide if the Cap is modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	0.015	9.999999	Modified Loans Only	>= 0 to <= 1
153	Pre-Modification Next Interest Rate Change Date	Next Interest Reset Date Under The Original Terms Of The Loan (one month prior to new payment due date).	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Date	20090914	YYYYMMDD	Modified Loans Only	“19010101” if unknown
154	Pre-Modification I/O Term	Interest Only Term (in months) preceding The Modification Effective Payment Date.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	36	999	Modified Loans Only	>= 0 to <= 120
155	Forgiven Principal Amount	The sum total of all principal balance reductions (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
156	Forgiven Interest Amount	The sum total of all interest incurred and forgiven (as a result of loan modification) over the life of the loan.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Decimal	12000	9(10).99	Modified Loans Only	>= 0
157	Number of Modifications	The number of times the loan has been modified.	Loan Modifications (Pertains only to loans modified for loss mitigation purposes)	Numeric – Integer	1	9	Modified Loans Only	>= 0
MH-1	Real Estate Interest	Indicates whether the property on which the manufactured home is situated is owned outright or subject to the terms of a short- or long-term lease. (A long-term lease is defined as a lease whose term is greater than or equal to the loan term.)	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Owned 2 = Short-term lease 3 = Long-term lease 99 = Unavailable
MH-2	Community Ownership Structure	If the manufactured home is situated in a community, a means of classifying ownership of the community.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Coding	1 = Public Institutional 2 = Public Non-Institutional 3 = Private Institutional 4 = Private Non-Institutional 5 = HOA-Owned 6 = Non-Community 99 = Unavailable
MH-3	Year of Manufacture	The year in which the home was manufactured (Model Year — YYYY Format). Required only in cases where a full appraisal is not provided.	Manufactured Housing	Numeric – Integer	2006	YYYY	Manufactured Housing Loans Only	1901 = Unavailable
MH-4	HUD Code Compliance Indicator (Y/N)	Indicates whether the home was constructed in accordance with the 1976 HUD code. In general, homes manufactured after 1976 comply with this code.	Manufactured Housing	Numeric – Integer	1	9	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-5	Gross Manufacturer’s Invoice Price	The total amount that appears on the manufacturer’s invoice (typically includes intangible costs such as transportation, association, on-site setup, service and warranty costs, taxes, dealer incentives, and other fees).	Manufactured Housing	Numeric – Decimal	72570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-6	LTI (Loan-to-Invoice) Gross	The ratio of the loan amount divided by the Gross Manufacturer’s Invoice Price (Field MH-5).	Manufactured Housing	Numeric – Decimal	0.75	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-7	Net Manufacturer’s Invoice Price	The Gross Manufacturer’s Invoice Price (Field MH-5) minus intangible costs, including: transportation, association, on-site setup, service, and warranty costs, taxes, dealer incentives, and other fees.	Manufactured Housing	Numeric – Decimal	61570.62	9(10).99	Manufactured Housing Loans Only	>= 0
MH-8	LTI (Net)	The ratio of the loan amount divided by the Net Manufacturer’s Invoice Price (Field MH-7).	Manufactured Housing	Numeric – Decimal	0.62	9.999999	Manufactured Housing Loans Only	>= 0 to <= 1
MH-9	Manufacturer Name	The manufacturer of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“XYZ Corp”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Manufacturer name in double quotation marks
MH-10	Model Name	The model name of the subject property. (To be applied only in cases where no appraised value/other type of property valuation is available.)	Manufactured Housing	Text	“DX5-916-X”	Char (100)	Manufactured Housing Loans Only (where no appraised value is provided)	MH Model name in double quotation marks
MH-11	Down Payment Source	An indicator of the source of the down payment used by the borrower to acquire the property and qualify for the mortgage.	Manufactured Housing	Numeric – Integer	2	99	Manufactured Housing Loans Only	See Codes	1 = Cash 2 = Proceeds from trade in 3 = Land in Lieu 4 = Other 99 = Unavailable
MH-12	Community/Related Party Lender (Y/N)	An indicator of whether the loan was made by the community owner, an affiliate of the community owner or the owner of the real estate upon which the collateral is located.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-13	Defined Underwriting Criteria (Y/N)	An indicator of whether the loan was made in accordance with a defined and/or standardized set of underwriting criteria.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = No 1 = Yes 99 = Unavailable
MH-14	Chattel Indicator	An Indicator of whether the secured property is classified as chattel or Real Estate.	Manufactured Housing	Numeric – Integer	1	99	Manufactured Housing Loans Only	See Codes	0 = Real Estate 1 = Chattel 99 = Unavailable

Schedule A-1